Prospectus Supplement To Prospectus dated December 18, 1998


                                         $278,700,000
                              Taxable Student Loan Asset-Backed
                               Auction Rate CertificateSM Notes
                                          Series 1999

                               Union Financial Services-1, Inc.
                                            Issuer


        We are offering our notes in the following four classes:

                Original
               Principal        Final Legal       Price to   Underwriting   Proceeds to
     Class       Amount           Maturity         Public      Discount      Issuer(1)
     -----       ------           --------         ------      --------      ---------
    1999A-13    $70,000,000   December 1, 2032      100%         0.38%        $ 69,734,000

    1999A-14    $70,000,000   December 1, 2032      100%         0.38%        $ 69,734,000

    1999A-15    $70,000,000   December 1, 2032      100%         0.38%        $ 69,734,000

    1999A-16    $68,700,000   December 1, 2032      100%         0.38%        $ 68,438,940
    --------    -----------   ----------------   -----------   ---------      ------------
        Total  $278,700,000                     $278,700,000  $1,059,060      $277,640,940

--------------------
(1)     Before deducting expenses estimated to be $880,000

        The notes:

o    will bear interest at a rate determined periodically by auction procedures

o    will be secured by a revolving pool of student loans

o    will be rated "AAA" by Fitch IBCA and Standard & Poor's.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THESE SECURITIES OR PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS SUPPLEMENT OR THE ACCOMPANYING PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

     The underwriters named below are offering the notes subject to approval of certain legal matters by their counsel. The notes will be delivered in book-entry form only on or about July 1, 1999.

                            PaineWebber Incorporated
                              Salomon Smith Barney
                                J.P. Morgan & Co.
                               Merrill Lynch & Co.

                                 June 17, 1999.


--------------------------------------------------------------------------------
               You should consider carefully the "Risk Factors" on page S-7of this prospectus supplement and page 1 of the prospectus.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
               The notes are obligations of our company payable solely from the collateral described in this prospectus supplement. This prospectus
supplement may be used to  offer  and  sell  the  notes  only  if   accompanied
by the prospectus.
--------------------------------------------------------------------------------

                                Table of Contents
                              Prospectus Supplement
                                                                          Page
Summary....................................................................S-4
Risk Factors...............................................................S-7
The Seller.................................................................S-8
Previously Issued Notes....................................................S-9
Credit Enhancement........................................................S-10
Servicing Agreements......................................................S-11
Market Agent and Broker-Dealer............................................S-12
Use of Proceeds...........................................................S-12
Characteristics of our Student Loans......................................S-12
Information Relating to the Guarantee Agencies............................S-20
Federal Family Education Loan Program.....................................S-24
Ratio of Earnings to Fixed Charges........................................S-27
Special Note Regarding Forward Looking Statements.........................S-27
Plan of Distribution......................................................S-28
Legal Matters.............................................................S-29

                                   Prospectus
Prospectus Supplement........................................................i
Available Information........................................................i
Reports to Noteholders......................................................ii
Incorporation of Certain Documents by Reference............................iii
Summary of the Offering.....................................................ix
Risk Factors.................................................................1
Description of the Notes....................................................13
Security and Sources of Payment for the Notes...............................20
Certain Definitions and Provisions Related to Auction Rate Notes
  and Auction Procedures....................................................36
Auction Rate Note Settlement Procedures.....................................65
Certain Definitions and Provisions Related to LIBOR Rate Notes..............68
Book-Entry Registration.....................................................74
Additional Notes............................................................79
Summary of Certain Provisions of the Indenture..............................80
Seller Representations and Warranties......................................102
Description of Credit Enhancement..........................................107
The Issuer.................................................................109
The Issuer's Student Loan Purchase Program.................................112
Description of the Federal Family Education Loan Program...................115
Guarantee Agencies.........................................................131
Weighted Average Life of the Notes.........................................133
Certain Federal Income Tax Consequences....................................134
ERISA Considerations.......................................................138
Certain Relationships Among Financing Participants.........................140
Plan of Distribution.......................................................140
Legal Matters..............................................................141
Financial Information......................................................142
Ratings....................................................................142
Index to and Glossary of Certain Terms.....................................143

Appendix I-Form of Master Purchaser's Letter...............................I-1
Appendix II-Global Clearance, Settlement and Tax Documentation Procedures.II-1

               IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THE
              PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS


     We provide information to you about the notes in two separate documents that progressively provide more detail. This prospectus supplement describes the specific terms of the notes. The accompanying prospectus provides general information, some of which may not apply to the notes. You are urged to read both the prospectus and this prospectus supplement in full to obtain information concerning the notes.

     IF THERE IS A CONFLICT BETWEEN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS, YOU SHOULD RELY ON THE INFORMATION IN THIS PROSPECTUS SUPPLEMENT.

     Cross-references are included in this prospectus supplement and the accompanying prospectus to captions in these materials where you can find further discussions about related topics. The table of contents on the preceding page provides the pages on which these captions are located.

     You can find a listing of the pages where capitalized terms used in this prospectus supplement and the accompanying prospectus are defined under the caption "Index to and Glossary of Defined Terms" beginning on page 143 in the accompanying prospectus. Any capitalized terms that are used but not defined in this prospectus supplement have the meanings assigned in the prospectus.

                                     SUMMARY

o The following summary is a very general overview of the terms of the notes and does not contain all of the information that you need to consider in making your investment decision.

o Before deciding to purchase the notes, you should consider the more detailed information appearing elsewhere in this prospectus supplement and in the prospectus.

o This prospectus supplement contains forward-looking statements that involve risks and uncertainties. See "Special Note Regarding Forward Looking Information."

General

o We will issue the notes on July 1,1999. The notes will be senior notes having the rights described in the prospectus. We will issue the notes in minimum denominations of $100,000 or any integral multiple of $100,000. We will use the proceeds to purchase a portfolio of student loans and to pay costs of issuing the notes.

o We have previously issued other classes of notes and have similarly used the proceeds we received to purchase student loans. All of those student loans previously acquired, along with the student loans we purchase with proceeds of the notes being offered by this prospectus supplement, are pledged to a trustee to secure repayment of all of our notes. The exact composition of this common pool of collateral will change over time as loans are repaid and new loans are added.

o The sole source of funds for payment of all of our notes is the student loans and investments that we pledge to the trustee and the payments that we receive on those student loans and investments.

Auction Periods

---------------- ------------    ---------------
                                 Number of Days
                    First           in First
    Class         Auction           Auction
                    Date             Period
---------------- ------------   ---------------

1999A-13         July 21, 1999        20

1999A-14         July 28, 1999        27

1999A-15         August 4, 1999       34

1999A-16         August 11, 1999      41


     After the first auction date, the auction period for each class of notes will be 28 days. We may change the number of days in an auction period by following the procedures described in the indenture governing issuance of the notes.

Interest Rates

     For each auction period, the interest rate for a class of the notes will equal the lower of:

o the rate determined pursuant to the auction procedures described in the accompanying prospectus under "Certain Definitions and Provisions Related to the Auction Rate Notes and Auction Procedures;" or

o    the greater of

1.   the rate of interest on 91-day United States Treasury Securities, plus
     1.50% or

2. the weighted average interest rate of the student loans pledged to secure repayment of our notes, less our maintenance and operating expenses.

Interest payments

o        made on the first business day following the end of an auction period

o        calculated based on actual/360

Principal redemptions

     Although no installments of principal are due on the notes, they are subject to redemption as follows:

o Prior to April 1, 2002, we intend to use most of the principal payments that we receive on our student loans to purchase additional student loans. The revolving period may be extended if the rating agencies rating our notes approve.

o During the revolving period we also intend to use some of the principal payments and interest payments that we receive on our student loans to redeem classes of notes that we previously issued pursuant to a redemption schedule specified for those notes. Unless events occur that we consider unlikely, we will not redeem any notes being offered by this prospectus supplement prior to April 1, 2002.

o After the revolving period, we will use the principal payments and some of the interest payments that we receive on our student loans to redeem notes. We may then begin redeeming our auction rate notes, including the notes offered by this prospectus supplement, in the order we determine.

o We cannot predict when the notes offered by this prospectus supplement will be redeemed. However, they will be paid in full by December 1, 2032.

o In addition to mandatory redemption from principal receipts, the notes are also subject to optional redemptions from excess interest payment or if we determine that we cannot continue our student loan program. We may also redeem our notes when the aggregate outstanding principal balance of all of our notes is 10% or less of the aggregate initial principal balance of all of our notes.

o See the discussion under "Description of the Notes" in the prospectus for a more complete discussion of how we will pay your notes.

Characteristics of our student loan portfolio

        The portfolio of student loans that we currently own and that we expect to acquire with the proceeds of the notes is described below under
"Characteristics of the Financed Eligible Loans."

Servicing of our student loans

Servicer:      o       National Education Loan Network, Inc.

Subservicers:  o       UNIPAC Service Corporation
               o       InTuition, Inc.

Federal income tax consequences

     Kutak Rock will deliver an opinion that for federal income tax purposes, the notes will be treated as our indebtedness. You will be required to include in your income interest on the notes as paid or accrued, in accordance with your accounting methods and the provisions of the Internal Revenue Code. See "Certain Federal Income Tax Consequences" in the prospectus.

ERISA considerations

     If the notes are treated as indebtedness without substantial equity features, the notes are eligible for purchase by or on behalf of employee benefit plans, retirement arrangements, individual retirement accounts and Keogh Plans, subject to those consideration discussed under "ERISA Considerations" in the prospectus.

Book-entry registration

     We expect that the notes will be delivered in book-entry form through the Same Day Settlement System of the Depository Trust Company, Cedel Bank, S.A. and the Euroclear System.

                                  Risk Factors

     The discussion under the heading "Risk Factors" in the prospectus describes risks associated with an investment in the notes. In addition, prospective investors should consider the following factors:

Our assets may not be sufficient to pay our notes

     On the date of issuance of the notes, the aggregate principal balance of the student loans we own and the other assets pledged as collateral for the notes will be less than the aggregate principal balance of all our outstanding notes. In addition, the price we pay for additional student loans that we acquire during the revolving collateral period may exceed the principal balance of those loans.

        As a result, if an event of default should occur under the indenture and we were required to redeem all of our notes, our liabilities may exceed our assets. If this were to occur, we would be unable to repay in full all of the holders of our notes.

The transition to year 2000 may impair our ability to make payments on our notes

     We cannot now determine whether the transition to the year 2000 will have a material adverse effect on our business operations. The conduct of our business in relationship to purchasing loans or administering the loans we own is not significantly dependent on our own computer programs. However, our loan servicer, subservicers, trustee, the guarantee agencies guaranteeing our student loans and the Department of Education all rely heavily on computer programs and systems for processing transactions related to student loans.

     We have made inquiry of the trustee, and the servicer and subsubservicers of our loans concerning the year 2000 issue, and have received assurances that they are, or are working to become, year 2000 compliant. We are aware that the guarantee agencies and Department of Education are working to address the year 2000 issue. The Department of Education has indicated that all of its data systems are year 2000 compliant. However, we cannot determine if these parties will be adversely affected by the arrival of the year 2000. We cannot terminate our dependence on the servicer, subservicers, guarantee agencies or Department of Education. Under the reasonably likely worst case scenario, the arrival of the year 2000 could delay our receipt of principal and interest payments on our student loans and the receipt of claims payments from the guarantee agencies. If that delay continues for a prolonged period, we may be unable to make timely payments of principal and interest due on our notes.

                                   The Seller

     We expect to use the proceeds of the notes being offered by this prospectus supplement to purchase a portfolio of student loans having a principal balance of approximately $276,750,000 from NHELP-1, Inc. on July 1, 1999. NHELP-1 is an indirect subsidiary of Union Financial Services, Inc., a Nevada corporation. Our company is a direct subsidiary of Union Financial Services, Inc.

     NHELP-1 has made representations and warranties with respect to the student loans that we will purchase and has agreed to repurchase any student loans for which any representation or warranty is later determined to be materially incorrect. See "Seller Representations and Warranties - The Sellers" in the prospectus.

                             Previously Issued Notes

     Information concerning each outstanding series and class of notes that we have previously issued is provided below. The student loans and other assets pledged to the trustee will serve as collateral for these outstanding notes and any additional notes that we may issue in the future, as well as the notes being offered by this prospectus supplement.

                                   Original        Outstanding
                                   Principal    Principal Amount    Interest   Maturity
 Series    Class   Date Issued      Amount     (As of June 1, 1999)   Rate       Date
 ------    -----   -----------      ------       ---------------      ----       ----
1996A      A-1   March 8, 1996     $ 48,300,000      $48,300,000    Auction   July 1, 2014
1996A      A-2   March 8, 1996       48,300,000       48,300,000    Auction   July 1, 2014
1996B      A-3   June 18, 1996       73,700,000       73,700,000    Auction   July 1, 2014
1996B      A-4   June 18, 1996       54,300,000       54,300,000    Auction   July 1, 2014
1996C      A-5   October 31, 1996   225,000,000      219,000,000    Treasury  July 1, 2005
1996C      A-6   October 31, 1996    75,500,000       75,500,000    Auction   July 1, 2014
1996C      B-3   October 31, 1996    15,600,000       15,600,000    LIBOR     July 1, 2025
1997A      B-4   March 1, 1997       30,800,000       30,800,000    LIBOR     July 1, 2030
1998A      A-7   December 22, 1998  125,000,000      125,000,000    Fixed     August 1, 2005
1998A      A-8   December 22, 1998  125,000,000      125,000,000    Fixed     September 1, 2005
1998A      A-9   December 22, 1998  125,000,000      125,000,000    Fixed     December 1, 2005
1998A      A-10  December 22, 1998  100,000,000      100,000,000    Auction   October 1, 2032
1998A      A-11  December 22, 1998  100,000,000      100,000,000    Auction   November 1, 2032
1998A      A-12  December 22, 1998  100,000,000      100,000,000    Auction   December 1, 2032
1998B      B-5   December 22, 1998    70,000,00       70,000,000    Auction   December 1, 2032

        All payments of scheduled principal and interest due on our notes have been paid in full. As of May 31, 1999, student loans in repayment by principal
balance pledged to the trustee as collateral for the outstanding notes had delinquencies as follows:

       o       $43,581,471 was 30 to 60 days delinquent;

       o       $20,615,670 was 61 to 90 days delinquent;

       o       $13,092,965 was 91 to 120 days delinquent; and

       o       $31,065,684 was greater than 120 days delinquent.

     As of May 31, 1999, there were $4,021,276 of student loans in claim status with a guarantee agency.

     As of May 31, 1999, the cumulative amount of net losses by principal balance of our student loans was $416,168.

     The following fees are payable annually with respect to the notes previously issued:

                                                                     Maintenance
                                          Broker                          and
         Trustee  Servicing   Auction     Dealer   Calculation Agent   Operating
 Series    Fee       Fee    Agent Fees     Fees          Fees           Expenses
 ------    ---       ---    ----------     ----          ----           --------

1996A      0.02%     (1)        $17,500   0.25%           N/A            0.18%
1996B      0.02%     (1)        $15,000   0.25%           N/A            0.18%
1996C      0.02%     (1)        $15,000   0.25%     $5,000 per annum     0.18%
1997A      0.02%     (1)        N/A        N/A      $5,000 per annum     0.18%
1998       0.02%     (1)       .01%       0.25%           N/A            0.18%

---------------

(1) 0.90% for student loans (other than consolidation loans) in school, grace, deferment and forbearance. 1.25% for student loans (other than consolidation loans) in repayment and 0.60% for consolidation loans.

     All fees and expenses due and payable on our notes have been paid in full.


                               Credit Enhancement

Reserve Fund

     The Reserve Fund is currently funded in an amount at least equal to 2% of the aggregate principal amount of the notes that we now have outstanding. We will not deposit any of the proceeds of the notes offered by this prospectus supplement into the Reserve Fund. If funds available in the Revenue Fund are not sufficient to make payments when due, moneys in the Note Redemption Fund, the Student Loan Holding Fund, the Student Loan Fund and the Reserve Fund, in that order, may be used to pay amounts due and payable to noteholders. Moneys withdrawn from the Reserve Fund are restored through transfers from the Revenue Fund as available. We are required to maintain a minimum balance in the Reserve Fund of $1,500,000.

Subordinated notes

     The notes we are currently offering are all Class A notes. The rights of holders of our Class B notes previously issued to receive payments of interest and principal are subordinated to the rights of the Class A noteholders. This subordination is intended to enhance the likelihood of regular receipt by the Class A noteholders of the full amount of scheduled monthly payments of principal and interest due them and to protect the Class A noteholders against losses.

     Class A noteholders have a preferential right to receive distributions from the trust estate created under the indenture before any distributions to Class B noteholders and, if necessary, the right to receive future distributions on the student loans pledged under the indenture that would otherwise have been payable to the holders of Class B notes. The Class B notes are then entitled to the available amounts, if any, remaining in the trust estate. See "Description of Credit Enhancement-Subordinate Notes" in the prospectus.

                              Servicing Agreements

     We entered into a Second Amended and Restated Servicing Agreement with Union Bank and Trust Company dated as of December 18, 1998. Under separate subservicing agreements Union Bank engaged UNIPAC Service Corporation and InTuition, Inc. to act as subservicers for our student loans.

     Subject to approval by the rating agencies rating our notes, Union Bank will assign its rights and obligations under the servicing agreement and the subservicing agreements to National Education Loan Network, Inc. We will then enter into a new servicing agreement with National Education Loan Network, and National Education Loan Network will enter into new subservicing agreements with UNIPAC and InTuition. The new servicing and subservicing agreement will have terms identical to those of the existing agreements.

     National Education Loan Network was formed in 1997 with the purpose of creating a network of student loan finance industry participants to provide services to educational institutions, lenders and students across the country. National Education Loan Network provides a wide array of education loan finance services, including student loan secondary market operations, administrative management services and asset finance services. Through its operating subsidiaries, National Education Loan Network owns and administers over $1 billion in student loans. National Education Loan Network and Union Financial Services-1 are both subsidiaries of Union Financial Services, Inc.

     UNIPAC began its education loan servicing operations on January 1, 1978, and provides education loan servicing, time sharing, administration and other services to lenders, secondary market purchasers and guaranty agencies throughout the United States. UNIPAC is an operating subsidiary of Union Bank and Trust Company, Lincoln, Nebraska. UNIPAC offers student loan servicing to lending institutions and secondary markets. UNIPAC's corporate headquarters is located in Aurora, Colorado, where UNIPAC employs approximately 716 people. In December 1989, UNIPAC opened a second servicing center in Lincoln, Nebraska, which as of May 31, 1999, employed approximately 228 people. In November 1997, UNIPAC opened a third servicing center in St. Paul, Minnesota, which, as of May 31, 1999, employed approximately 144 people. As of May 31, 1999, UNIPAC's servicing volume was approximately $9.2 billion for its full service and secondary market clients.

     InTuition has been servicing the education finance industry since 1997. InTuition has over 200 employees servicing over $2 billion in student loans held by financial institutions and secondary markets throughout the United States. InTuition provides a complete line of services from originations and disbursement processing to collection activities.

                         Market Agent and Broker-Dealer

        PaineWebber Incorporated will serve as the market agent for the notes.

        The  auction   procedures   for  the  notes  require  that   noteholders
participate  in  auctions   through  an  eligible   broker-dealer.   PaineWebber
     Incorporated will act as broker-dealer for the notes. See "Certain Definitions and Provisions Related to the Auction Rate Notes and Auction Procedures" in the prospectus.


                                 Use of Proceeds

     We will use the proceeds from the sale of the notes remaining after we pay our expenses to acquire a portfolio of student loans on July 1, 1999.


                      Characteristics of our Student Loans
                              (As of May 31, 1999)

     We have previously purchased portfolios of student loans from Union Bank and Trust Company, InTuition Holdings, Inc., NHELP-1, Inc. and NEBHELP, INC. The characteristics of the student loans pledged to the trustee on the date of this prospectus supplement and the additional student loans expected to be purchased with the proceeds of the notes are described below. The characteristics of the loans purchased with proceeds of the notes may be different on July 1, 1999, the expected date of purchase.

                          Composition of the Student Loan Portfolio

Aggregate Outstanding Principal Balance.........................  $1,494,334,006
Number of Borrowers.............................................         150,937
Average Outstanding Principal Balance Per Borrower..............   $       9,900
Number of Loans.................................................         341,619
Average Outstanding Principal Balance Per Loan..................   $       4,374
Weighted Average Annual Interest Rate...........................           8.40%
Approximate Weighted Average Remaining Term (months) (does not
        include school, grace, deferment, forbearance or claim).             164
Weighted Average Remaining Term (months)........................             158

                   Distribution of Student Loans by Loan Type

                                         Outstanding         Percent of Loans
                         Number of        Principal           by Outstanding
        Loan Types         Loans           Balance                Balance
--------------------------------------- ------------------- ------------------

Consolidated                    45,079    $  676,025,945         45.24%
PLUS                             8,513        37,434,982           2.51
SLS                              5,312        18,141,051           1.21
Stafford - Subsidized          216,231       536,263,446          35.89
Stafford - Unsubsidized         66,484       226,468,582          15.15
                               -------    --------------        -------
        Total                  341,619    $1,494,334,006        100.00%
                               =======     =============        ======


                 Distribution of Student Loans by Interest Rate

                                              Outstanding     Percent of Loans
                             Number of         Principal       by Outstanding
      Interest Rate            Loans            Balance           Balance
-------------------------- ------------- ------------------ --------------------

Less than 7.50%                10,119       $ 28,776,570         1.93%
7.50% to 7.99%                 28,512        107,299,574          7.18
8.00% to 8.49%                258,445        861,169,823         57.63
8.50% to 8.99%                 12,744         49,121,166          3.29
9.00% to 9.49%                 30,503        435,538,595         29.15
9.50% or Greater                1,296         12,428,279          0.83
                                -----     --------------          ----
        Total                 341,619     $1,494,334,006       100.00%
                              =======      =============        ======


                  Distribution of Student Loans by School Type

                                            Outstanding       Percent of Loans
         School            Number of         Principal         by Outstanding
          Type               Loans            Balance             Balance
--------------------- ----------------- ------------------ -------------------

2-Year Institution             57,298       $160,565,329         10.74%
4-Year Institution            254,282      1,199,348,978          80.26
Propriety                      27,124        106,299,583           7.11
Unknown                        2,915          28,120,116           1.89
                             --------     --------------         ------
        Total                 341,619     $1,494,334,006        100.00%
                              =======      =============        ======

            Distribution of Student Loans by Borrower Payment Status

                                               Outstanding      Percent of Loans
          Borrower          Number of           Principal        by Outstanding
       Payment Status         Loans              Balance             Balance
     ------------------- -----------------  ----------------    ----------------
School                        28,935      $  100,776,451              6.74%
Grace                         21,476          64,349,870               4.31
Deferment                     36,101         141,622,916               9.48
Forbearance                   17,177          65,365,606               4.37
Claim                          1,381           4,980,128               0.33
Repayment
First Year Repayment         102,517         566,700,916              37.92
Second Year Repayment         34,384         168,651,526              11.29
Third Year Repayment          37,763         151,271,659              10.12
More than 3 years             61,885         230,614,934              15.43
                            --------      --------------            -------
    Total                    341,619      $1,494,334,006            100.00%
                             =======       =============            ======

              Geographic Distribution of Student Loans
                                            Outstanding      Percent of
                             Number of        Principal          Loans
       Location(1)             Loans           Balance      by Outstanding
                                                                Balance
       ------------------- --------------- ---------------- ----------------
       Alabama                     25,007    $  68,237,635            4.57%
       Alaska                         447        2,969,868             0.20
       American Samoa                 185          513,672             0.03
       Arizona                     13,679       73,869,718             4.94
       Arkansas                       662        3,935,045             0.26
       California                  15,884       83,083,319             5.56
       Colorado                     7,808       59,626,683             3.99
       Connecticut                    808        3,832,832             0.26
       Delaware                       132          692,884             0.05
       District of                    518        2,445,135             0.16
       Columbia
       Florida                    104,637      334,078,062            22.36
       Foreign Country                592        3,868,086             0.26
       Georgia                     20,517       61,539,698             4.12
       Guam                           392        1,260,770             0.08
       Hawaii                      25,940       77,018,302             5.15
       Idaho                          432        3,695,696             0.25
       Illinois                     5,818       31,751,293             2.12
       Indiana                      1,323        7,123,249             0.48
       Iowa                        20,633       85,126,200             5.70
       Kansas                      10,207       76,596,383             5.13
       Kentucky                     1,000        5,826,419             0.39
       Louisiana                    1,544        6,013,407             0.40
       Maine                          282        1,843,446             0.12
       Maryland                     1,954        8,566,466             0.57
       Massachusetts                1,610        7,724,170             0.52
       Michigan                     2,325       12,713,914             0.85
       Military                        14           73,808             0.00
       (Atlantic)
       Military (Europe)              435        2,034,149             0.14
       Military (Pacific)             203          736,292             0.05
       Minnesota                   10,499       46,097,923             3.08
       Mississippi                  1,051        3,940,818             0.26
       Missouri                     3,277       22,431,801             1.50
       Montana                        390        2,353,476             0.16
       Nebraska                    12,049      142,035,574             9.50
       Nevada                       3,401       16,360,430             1.09
       New Hampshire                  404        2,454,811             0.16
       New Jersey                   1,650        8,692,113             0.58
       New Mexico                   1,632        9,863,496             0.66
       New York                     3,920       19,275,550             1.29
       Northern Mariana                 4           15,544             0.00
       Islands
       North Carolina               3,458       14,194,426             0.95
       North Dakota                   499        2,420,624             0.16
       Ohio                         2,139       12,474,135             0.83
       Oklahoma                     3,692       15,593,164             1.04
       Oregon                       1,541        8,020,559             0.54
       Pennsylvania                 2,078       13,061,669             0.87
       Puerto Rico                    347        1,523,317             0.10
       Rhode Island                   227        1,069,585             0.07
       South Carolina               1,560        6,208,151             0.42
       South Dakota                   798        4,796,613             0.32
       Tennessee                    3,445       14,082,125             0.94
       Texas                        7,787       42,708,612             2.86
       Utah                           834        6,257,632             0.42
       Vermont                        189          964,016             0.06
       Virginia                     3,177       14,621,795             0.98
       Virgin Islands                  52          176,843             0.01
       Washington                   3,066       15,350,032             1.03
       West Virginia                  332        2,137,906             0.14
       Wisconsin                    2,324       14,200,877             0.95
       Wyoming                        422        2,744,053             0.18
       Other                          387        1,409,636             0.09
                                  -------    -------------           ------
        Total                     341,619   $1,494,334,006           100.00
                                  =======    =============           ======
 ---------------

(1) Based on the permanent billing addresses of the borrowers of the student loans shown on the servicer's records.

                           Distribution of Student Loans by Date of
                                         Disbursement

                                               Outstanding      Percent of Loans
           Disbursement         Number of       Principal         by Outstanding
               Date               Loans          Balance              Balance
           ------------       ------------     -----------        -------------
Pre-October, 1993                109,034       $  302,280,899        20.23
October 1, 1993 and thereafter   232,585        1,192,053,106        79.77
                                 -------        -------------        -----
        Total                    341,619       $1,494,334,006      100.00%
                                 =======        =============      ======

                Distribution of Student Loans by Guarantee Agency

                                                                      Percent
                                                Outstanding         of Loans by
          Guarantee          Number of           Principal          Outstanding
           Agencies            Loans              Balance             Balance
          ----------        -------------      ------------        -------------
ACHE                                   1           $   3,549             0.00%
CSLP                               2,549          24,525,043              1.64
ECMC                                  55             138,166              0.01
FISL                                  46              50,781                 *
GHEAC                             16,467          46,295,515              3.10
HEAF                                   1               6,244                 *
ICSAC                             32,892         135,538,888              9.07
KHEAA                             33,522          92,759,162              6.21
LOSFA                                  6              15,385                 *
MDEC                                   1               1,602                 *
NJOSA                                 15              22,463                 *
NSLP                              45,793         462,770,945             30.97
OGSLP                              3,061           9,254,504              0.62
OSFA                             128,541         412,378,267             27.60
PHEAA                                  3               4,185                 *
TGAI                                  76             425,789              0.03
TGSLC                                 12              28,353                 *
TSAC                                 291             690,103              0.05
USAF                              71,213         291,622,282             19.52
USOE                                 439             413,074              0.03
VSEAA                                124             258,805              0.02
WHEC                               6,484          17,059,355              1.14
Other                                 27              71,545            *
                               ---------      --------------            ------
        Total                    341,619      $1,494,334,006            100.00%
                                 ========     ==============            ======

-----------------------
     *     Less than 0.01%

Abbreviation     Full Name of Guarantee Agency
------------     ------------------------------

ACHE             Kentucky Higher Education Assistance Authority

CSLP             Colorado Student Loan Program

ECMC             Educational Credit Management Corporation

FISL             Federally Insured Student Loan

GHEAC            Georgia Higher Education Assistance Corporation

HEAF             Higher Education Assistance Foundation

ICSAC            Iowa College Student Aid Commission

KHEAA            Kentucky Higher Education Assistance Authority

LOSFA            Louisiana Office of Student Financial Assistance

MDEC             Finance Authority of Maine

NJOSA            New Jersey Office of Student Assistance

NSLP             Nebraska Student Loan Program

OGSLP            Oklahoma Guaranteed Student Loan Program

OSFA             Office of Student Financial Assistance, Florida Department
                   of Education

PHEAA            Pennsylvania Higher Education Assistance Authority

TGAI             Educational Credit Management Corporation

TGSLC            Texas Guaranteed Student Loan Corporation

TSAC             Tennessee Student Assistance Corporation

USAF             United Student Aid Funds

USOE             Department of Education

VSEAA            Educational Credit Management Corporation

WHEC             Great Lakes Higher Education Guaranty Corporation

           Distribution of Student Loans by Range of Principal Balance

                                                                    Percent
                                                  Outstanding     of Loans by
                                  Number of        Principal      Outstanding
       Principal Balance Range    Borrowers         Balance         Balance
       -----------------------    ---------         -------         -------

Less than $500                        23,810   $    6,717,277        0.45%
$500      -    $999.00                33,994       25,661,532         1.72
$1,000    -    $1,999.00              70,748      104,758,641         7.01
$2,000    -    $2,999.00              73,453      184,643,672        12.36
$3,000    -    $3,999.00              37,704      130,318,681         8.72
$4,000    -    $5,999.00              46,156      227,986,363        15.26
$6,000    -    $7,999.00              14,172       97,569,407         6.53
$8,000    -    $9,999.00              11,738      103,636,606         6.94
$10,000   -    $14,999.99             12,813      154,951,323        10.37
$15,000   -    $19,999.99              6,344      109,523,696         7.33
$20,000 or Greater                    10,687      348,566,808        23.33
                                    --------      -----------      -------
  Total                              341,619   $1,494,334,006      100.00%
                                     =======    =============      ======

                 Information Relating to the Guarantee Agencies

     Information with respect to each guarantee agency that is expected to guaranty 5% or more of our student loans as of May 31, 1999, is provided below. Except as otherwise indicated, the information regarding each guarantee agency has been obtained from the Department of Education's Federal Fiscal Year 1993 Loan Programs Data Book and the Department of Education's Federal Student Loan Data Book for Fiscal Years 1994-1996. No publicly available information for the guarantee agencies exists for periods after those dates. We have not independently verified this information.

     Guarantee Volume. For the Federal Fiscal Year ending September 30, 1996, of all the guarantors of student loans in the United States, FOSFA, ICSAC, KHEAA, NSLP and USAF ranked 9, 25, 17, 13 and 1, respectively, as measured by volume of Federal Loans. The following table sets forth the approximate aggregate principal amount of federally reinsured education loans, excluding refinanced PLUS and SLS Loans, that have first become committed to be guaranteed by each of the Guarantee Agencies and by all guarantors of student loans in each of the five federal fiscal years 1992 through 1996.

  Stafford, Unsubsidized Stafford, SLS, PLUS and Consolidated Loans Guaranteed
--------------------------------------------------------------------------------
                               Dollars in Millions

                                                        United
         Florida     Iowa        Kentucky   Nebraska   Student Aid        All
         (FOSFA)    (ICSAC)       (KHEAA)    (NSLP)       Funds        Guarantee
         -------    -------       -------    ------       USAF        Agencies
                                                           ----        --------
   1992      314.4      267.4      126.6     266.3      3,372.1       16,113.7
   1993      437.9      309.8      160.0     334.2      4,087.6       19,355.6
   1994      522.0      377.8      234.3     427.6      5,474.3       25,870.4
   1995      499.9      260.3      242.6     469.1      6,326.7       24,212.9
   1996      524.4      203.0      284.1     435.0      7,015.8       23,831.3

     Reserve Ratio. Each guarantee agency's reserve ratio is determined by dividing its cumulative cash reserves by the original principal amount of the outstanding loans its has agreed to guarantee. The term "cumulative cash reserves" refers to cash reserves plus sources of funds (including insurance premiums, state appropriations, federal advances, federal reinsurance payments, administrative costs allowances, collections on claims paid and investment earnings) minus uses of funds (including claims paid to lenders, operating expenses, lender fees, the Department of Education's share of collections on claims paid, returned advances and reinsurance fees). The "original principal amount of outstanding loans" consists of the original principal amount of loans guaranteed by such guarantee agency minus the original principal amount of loans canceled, claims paid, loans paid in full and loan guarantees transferred from such guarantee agency to other guarantors, plus the original principal amount of loan guarantees transferred to such guarantee agency to other guarantors. The following table sets forth each guarantee agency's cumulative cash reserves and their corresponding reserve ratios and the national average reserve ratio for all guarantee agencies for the five federal fiscal years 1992 through 1995:*

        Florida (FOFSA)         Iowa (ICSAC)              Kentucky (KHEAA)
        ---------------         ------------              ----------------

  Federal   Cumulative           Cumulative                Cumulative
Fiscal Year    Cash    Reserve      Cash       Reserve        Cash     Reserve
             Reserve    Ratio    Reserves**     Ratio      Reserves**   Ratio
----------- ---------- -------- ------------- ----------- ----------- ---------
   1992        $ 27.8      1.6     $ 37.3        2.7%         $ 12.6     1.9%
   1993          44.1      2.2       40.9         2.6           19.4      2.6
   1994          64.8      3.0       42.5         2.4           23.2      2.6
   1995          65.6      2.6       46.2         2.5           25.0      2.0



           Nebraska (NSLP)            United Student Aid Fund, Inc. (USAF)
           ---------------            ------------------------------------

  Federal    Cumulative                 Cumulative
Fiscal Year     Cash      Reserve          Cash         Reserve      National
             Reserves**    Ratio        Reserves**       Ratio        Average
                                                                   Reserve Ratio
----------- ------------ ---------- ----------------- ----------- --------------
    1992         $ 4.0      0.2%              $100.1       1.0%         1.5%
    1993          10.1       0.4               169.9        1.3          1.7
    1994          10.0       0.5               215.8        1.2          1.4
    1995          13.2       1.5               378.0        1.5          1.6

--------------------

* The information set forth in the table above has been obtained from the Federal Fiscal Year 1993 DOE Data Books (with respect to fiscal years 1992 and 1993) and the Federal Student Loan Programs Data Book FY94-FY96 (with respect to fiscal years 1994 and 1995). Information on cash reserves and reserve ratios was not available for the Federal Fiscal Year 1996. The cash reserves and the reserve ratio increased substantially between Federal Fiscal Years 1992 and 1993. As described in the Federal Fiscal Year 1993 DOE Data Book, this difference was caused, in part, because default costs were decreasing, while insurance premiums, administrative costs allowances and investment income were increasing. According to the Department of Education, available cash reserves may not always be an accurate barometer of a guarantor's financial health.

**   Dollars in millions

     Recovery Rates. A guarantee agency's recovery rate, which provides a measure of the effectiveness of the collection efforts against defaulting borrowers after the guarantee claim has been satisfied, is determined by dividing the amount recovered from borrowers by such guarantee agency by the aggregate amount of default claims paid by such guarantee agency during the applicable federal fiscal year with respect to borrowers. The table below sets forth the recovery rates for each guarantee agency and the national average recovery rates for all guarantors for the five federal fiscal years 1992 through 1996.


                                                          United
  Federal   Florida      Iowa      Kentucky   Nebraska  Student Aid    National
Fiscal Year (FOSFA)    (ICSAC)     (KHEAA)     (NSLP)      Funds        Average
                                                           (USAF)
----------- ---------- --------- ------------ --------- ------------- ----------
   1992*      48.2%       42.7%       45.1%      10.4%       28.1%        35.1%
   1993*       79.0        45.2        50.3       15.9        30.7         38.1
    1994       43.6        46.0        65.2       25.2        30.8         42.9
    1995       45.0        48.0        57.4       29.2        43.3         51.2
    1996       77.9        50.4        22.8       59.7        49.9         53.8

---------------

*The information for Federal Fiscal Years 1992 and 1993 includes the recovery rates for each Guarantee Agency and the national average recovery rates for all guarantors only with respect to Stafford Loans (the only type of Student Loan for which the DOE Data Book disclosed recovery rates for those years).

--------------------------------------------------------------------------------

     Loan Loss Reserve. The DOE Data Book does not disclose whether any guarantee agency has established a segregated loan loss reserve with respect to its student loan guarantee obligations. Accordingly, to the extent that a guarantee agency has not established such a segregated loan loss reserve and in the event that a guarantee agency receives less than full reimbursement of its guarantee obligations from the Department of Education the guarantee agency would be forced to look to its existing assets to satisfy any such guarantee obligations not so reimbursed.

     Claims Rate. For at least one of the five federal fiscal years 1992 through 1996, KHEAA and USAF experienced a claims rate in excess of 5%. For each federal fiscal year that such guarantee agencies' claims rate exceeded 5%, the claims of such guarantee agency were not fully reimbursed by the Department of Education. Notwithstanding the claims rate, the guarantee agencies are required to pay the trustee either 98% or 100% of the principal amount of any student loan properly submitted to a guarantee agency for payment. The following table set forth the claims rate of each guarantee agency and the national average for all guarantors of student loans for the five federal fiscal years 1992 through 1996:*

                                                           United
  Federal                                                Student Aid
Fiscal Year   Florida     Iowa      Kentucky  Nebraska     Funds       National
              (FOSFA)    (ICSAC)    (KHEAA)    (NSLP)      (USAF)       Average

------------ --------- ---------- ----------- --------- ------------- ---------
    1992       4.93%     1.67%       3.61%     4.88%       4.99%        4.15%
    1993        4.49      1.81        7.21      4.75        7.30         3.83
    1994        3.88      1.99        4.07      3.01        4.99         4.99
    1995        3.05      2.17        4.28      4.08        4.69         4.69
    1996        4.17      2.43        4.32      3.13        4.65         4.65

------------ --------- ---------- ----------- --------- ------------- ---------

     --------------------
* Data obtained from the Department of Education in reports on "trigger rates."

                      Federal Family Education Loan Program

Introduction

     The Federal Family Education Loan program, formerly known as the Guaranteed Student Loan Program, and including the Stafford Student Loan Program, the Supplemental Loans for Students program, Parent Loans for Undergraduate Students
(PLUS) Program, and Consolidation Loan Program, as authorized under Title IV, part B of the Higher Education Act of 1965, is described under the heading "Description of the Federal Family Education Loan Program" in the attached prospectus. Since its original enactment in 1965, the Higher Education Act has been amended and reauthorized several times. Recent amendments to the Higher Education Act are described below. There can be no assurance that the Higher Education Act, or other relevant federal or state laws, rules and regulations, will not be changed in the future in a manner that will adversely impact the programs described below and the student loans made thereunder.

General

     On November 13, 1997, President Clinton signed into law the Emergency Student Loan Consolidation Act of 1997 which made significant changes to the Federal Consolidation Loan Program. Most of the changes including provisions changing borrower interest rates on Consolidation Loans to variable rates; making federal direct student loans eligible for consolidation; and allowing the portions of Consolidation Loans attributable to Subsidized Stafford Loans to retain subsidy benefits during periods of deferment - expired on September 30, 1998. However, the prohibition against various forms of discrimination in the making of Consolidation Loans remains effective.

     Several changes to the Higher Education Act that impact the Federal Family Education Loan Program were made in the 1997 Budget Reconciliation Act. These provisions include, among other things, requiring guarantee agencies to return $1 billion of their reserves to the U.S. Treasury by September 1, 2002, greater restrictions on use of reserves by guarantee agencies and a continuation of the administrative cost allowance payable to guarantee agencies equal to 0.85% of new loans guaranteed.

1998 Reauthorization Bill

     On October 7, 1998, President Clinton signed into law the Higher Education Amendments of 1998. The 1998 Reauthorization Bill enacted significant reforms in Federal Family Education Loan Program and extended the principal provisions of the Federal Family Education Loan Program through September 30, 2004. The major provisions of the 1998 Reauthorization Bill include the following:

          Removal of all references to the "phase-in" of the Direct Loan
               Program, including restrictions on annual limits for Direct Loan Program volume and the authority of the Secretary of Education to select additional institutions to achieve balanced school representation.

          Guarantee agency reserve funds were restructured so that guarantee agencies are provided with additional flexibility in choosing how to spend certain funds they receive.

          Additional recall of guarantee agency reserve funds by the Secretary of Education was mandated, amounting to $85 million in fiscal year 2002, $82.5 million in fiscal year 2006, and $82.5 million in fiscal year 2007. However, certain minimum reserve levels are protected from recall.

          The administrative cost allowance previously paid to guarantee agencies was replaced by two new payments, a student loan processing and issuance fee equal to 65 basis points (40 basis points for loans made on or after October 1, 1993) paid at the time a loan is guaranteed, and an account maintenance fee of 12 basis points (10 basis points for fiscal years 2001-2003) paid annually on outstanding guaranteed student loans.

          The percentage of collections on defaulted student loans a guarantee agency is permitted to retain is reduced from 27% to 24% (23% beginning on October 1, 2003) plus the complement of the reinsurance percentage applicable at the time a claim was paid to the lender on the student loan.

          Federal reinsurance provided to guarantee agencies is reduced from 98% to 95% for student loans first disbursed on or after October 1, 1998.

          The delinquency period required for a student loan to be declared in default is increased from 180 days to 240 days for loans on which the first day of delinquency occurs on or after the date of enactment of the 1998 Reauthorization Bill.

          Interest rates charged to borrowers on Stafford Loans was set at the 91-day Treasury Bill rate plus 1.7% while a student is in school and the 91-day Treasury Bill rate plus 2.3% while the loan is in repayment, and the yield for Stafford Loan holders was set at the 91-day Treasury Bill rate plus 2.2% while the student is in school and the Treasury Bill rate plus 2.8% while the loan is in repayment.

          Federal Consolidation Loan interest rates were revised to equal the weighted average of the interest rates on the loans consolidated rounded up to the nearest one-eighth of 1%, capped at 8.25%. When the 91-day Treasury Bill Rate plus 3.1% exceeds the borrower's interest rate. Special Allowance Payments are made to make up the difference.

          The lender-paid offset fee on Consolidation Loans of 1.05% is reduced to .62% for loans made pursuant to applications received on or after October 1, 1998 and on or before January 31, 1999.

          The Direct Consolidation Loan interest rate calculation was revised to reflect the rate for Federal Family Education Loan Program Consolidation Loans, and will be effective for loans on which applications are received on or after February 1, 1999.

          Lenders are required to offer extended repayment schedules to new borrowers after the enactment of the 1998 Reauthorization Bill who accumulate after such date outstanding loans under Federal Family Education Loan Program totaling more than $30,000; under these extended schedules the repayment period may extend up to 25 years subject to certain minimum repayment amounts.

          The Secretary of Education is authorized to enter into six voluntary flexible agreements with federal guaranty agencies under which various statutory and regulatory provisions can be waived.

          Consolidation Loan lending restrictions are revised to allow lenders who do not hold one of the borrower's underlying federal loans to issue a Consolidation Loan to a borrower whose underlying loans are held by multiple holders.

          Inducement restrictions were revised to permit guaranty agencies and lenders to provide assistance to schools comparable to that provided to schools by the Secretary of Education under the Federal Direct Student Loan Program.

          The Secretary of Education is now required to pay off student loan amounts owed by borrowers due to failure of the borrower's school to make a tuition refund allocable to the student loan.

          Discharge of Federal Family Education Loan Program and certain other student loans in bankruptcy is not limited to cases of undue hardship regardless of whether the student loan has been due for more than seven (7) years prior to the bankruptcy filing.

     The new recall of reserves and reduced reinsurance for federal guaranty agencies increases the risk that resources available to guaranty agencies to meet their guarantee obligation will be significantly reduced.

                       Ratio of Earnings to Fixed Charges

     The following table sets forth the ratio of earnings to fixed charges for Union Financial Services-1 for each of the following periods:

     The ratio of earnings to fixed charges has been computed by dividing earnings by fixed charges. Earnings consist of income from operations before income taxes plus fixed charges. Fixed charges consist of interest on all indebtedness plus amortization of debt issuance costs.


                                                                    Period from
                                                                      inception
             Three-Month Period   Fiscal Year       Fiscal year    (February 28,
                 Ended              Ended            Ended            1996) to
              March 31, 1999  December 31, 1998 December 31, 1997  December 31, 1997
              --------------    --------------- -----------------    -----------------
Earnings ....  $20,243,596         $35,098,911       $35,283,304        $11,424,421

Fixed Charges   16,599,552         34,635,520        33,276,502          12,238,247

Ratio........          1.22               1.01          1.06                    *

--------------------

* For the period from inception (February 28, 1996) to December 31, 1996, earnings were inadequate to cover fixed charges by a deficiency of $813,826.


                Special Note Regarding Forward Looking Statements

     Statements in this prospectus supplement and the prospectus, including those concerning our expectations as to our ability to purchase eligible student loans, to structure and to issue competitive securities, and certain of the information presented in this prospectus supplement and the prospectus, constitute forward looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Actual results may vary materially from such expectations. For a discussion of the factors which could cause actual results to differ from expectations, please see the caption entitled "Risk Factors" in this prospectus supplement and in the prospectus.

                              Plan of Distribution

     Subject to the terms and conditions set forth in the underwriting agreement, dated June 17, 1999, among ourselves and the underwriters named below, we have agreed to sell to each of the underwriters and each of the underwriters has agreed to purchase from us the principal amount of the notes set forth opposite its name.

  Underwriter                  Class A-13   Class A-14   Class A-15  Class A-16

  PaineWebber Incorporated.   $66,500,000   $66,500,000  $66,500,000 $62,265,000

  Salomon Smith Barney Inc.   $ 2,100,000   $ 2,100,000  $ 2,100,000 $ 2,061,000

  J.P. Morgan Securities      $   700,000   $   700,000  $   700,000 $   687,000
  Inc......................

  Merrill Lynch, Pierce,      $   700,000   $   700,000  $   700,000 $   687,000
  Fenner &
  Smith Incorporated.......

  Total                       $70,000,000   $70,000,000  $70,000,000 $68,700,000
                              ===========   ============ =========== ===========

     We have been advised by the underwriters that they propose to offer the notes to the public initially at the respective offering prices set forth on the cover page of this prospectus supplement. Until the distribution of notes is completed, the rules of the SEC may limit the ability of the underwriters and selling group members to bid for and purchase the notes. As an exception to these rules, the underwriters are permitted to engage in transactions that stabilize the price of the notes. These transactions consist of bids of purchase for the purpose of pegging, fixing or maintaining the price of the notes.

     Purchases of a security for the purpose of stabilization or to reduce a short position could cause the price of the security to be higher than it might be in the absence of those purchases.

     Neither we nor any of the underwriters makes any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the prices of the notes. In addition, neither we nor any of the underwriters make any representation that the underwriters will engage in these transactions or that these transactions, once commenced, will not be discontinued without notice.

     We have been advised by the underwriters that they presently intend to make a market in the notes; however, they are not obligated to do so. In addition, any market-making may be discontinued at any time, and an active public market for the notes may not develop.

     From time to time, the underwriters or their affiliates may perform investment banking and advisory services for, and may provide general financing and banking services to, our affiliates.

     The underwriting agreement provides that we will indemnify the underwriters against certain civil liabilities, including liabilities under the Securities Act of 1933, as amended, and we have agreed to reimburse the underwriters for the fees and expenses of their counsel.


                                  Legal Matters

     Certain legal matters, including certain income tax matters, will be passed upon for us by Kutak Rock, Denver, Colorado. Certain legal matters will be passed upon for the underwriters by Stroock & Stroock & Lavan LLP, New York, New York, and for us by Ballard Spahr Andrews & Ingersoll, LLP, Denver, Colorado.

PROSPECTUS


                        UNION FINANCIAL SERVICES-1, INC.
                     TAXABLE STUDENT LOAN ASSET-BACKED NOTES
                              (ISSUABLE IN SERIES)

                         UNION FINANCIAL SERVICES, INC.
                                     Sponsor


        This Prospectus relates to Union Financial Services-1, Inc. (the "Issuer") Taxable Student Loan Asset-Backed Notes (the "Offered Notes") to be issued in one or more series (each, a "Series") and one or more classes (each, a "Class") on terms determined at the time of sale and described in the related prospectus supplement (each, a "Prospectus Supplement"). The Offered Notes will be and the Prior Notes (as defined below) are secured primarily by a pool of student loans purchased and to be purchased by the Issuer, from Union Bank and Trust Company ("Union Bank") and other eligible lenders (the "Eligible Lenders" and, together with Union Bank, each, a "Seller" and collectively, the "Sellers") (such loans, together with any additional student loans purchased from the Sellers from time to time by the Issuer and pledged to the Trustee, the "Financed Eligible Loans"), collections and other payments with respect to the Financed Eligible Loans and moneys on deposit in certain trust accounts to be established for the benefit of the Noteholders. Funds on deposit in the Student Loan Fund will be used from time to time as described herein and in the related Prospectus Supplement with respect to any Series to purchase additional Financed Eligible Loans. The Issuer has previously issued its Taxable Student Loan Asset-Backed Notes in transactions exempt from the registration requirements of the Securities Act of 1933, as amended (the "Private Notes") and pursuant to its registration statement on Form S-3 filed with the Securities and Exchange Commission (the "Prior Registered Notes," and together with the Private Notes, the "Prior Notes"). Notes to be issued by the Issuer in the future under the Indenture of Trust (the "Indenture"), other than the Offered Notes, are referred to herein as "Additional Notes." The Offered Notes, the Additional Notes and the Prior Notes are hereinafter referred to collectively as the "Notes." Each Series of Notes, including the Offered Notes, will be collateralized by the Trust Estate pledged to the Trustee. The Prior Notes are not being offered hereby and any information relating thereto is provided solely because of its potential relevance to a prospective investor of the Offered Notes. In addition, no new Eligible Loans will be purchased or Offered Notes or Additional Notes issued by the Issuer if such action would adversely affect the ratings of the Notes that are then outstanding.

        The per annum rate of interest for a Class of Notes for a period of interest specified with respect to a Series (each, an "Interest Period") will, subject to certain limitations described herein or in the applicable Prospectus Supplement, equal the rate determined from time to time for such Class pursuant to (a) the auction procedures described herein (such Notes being referred to herein as "Auction Rate Notes"), (b) the London interbank offered rate for one-month U.S. dollar deposits ("LIBOR") plus the amount set forth in the related Prospectus Supplement (such Notes being referred to herein as "LIBOR Rate Notes") or (c) the interest rate of United States Treasury securities for one-month or three-month securities plus the amount set forth in the related Prospectus Supplement (such Notes being referred to herein as "Treasury Rate Notes"). The LIBOR Rate Notes and the Treasury Rate Notes are collectively referred to herein as "Index Rate Notes." Except as otherwise set forth in a Prospectus Supplement, interest on each Class of Offered Notes that are Auction Rate Notes will be payable on the first Business Day following the expiration of the respective Auction Period for such Class, commencing on the date set forth in the related Prospectus Supplement. Interest on each Class of Index Rate Notes will be payable quarterly, monthly or weekly on the first Business Day following the expiration of each related Interest Period as specified in the related Prospectus Supplement. However, if specified with respect to a Series in the related Prospectus Supplement, interest accrued on a Class of Notes of such Series may, instead of being paid currently, be capitalized and added to the outstanding principal balance thereof until the date or event specified in such Prospectus Supplement (such Notes are referred to herein as "Accrual Notes"). The date on which a Class of Notes is entitled to receive a payment (or, for Accrual Notes, have accrued interest added to principal) is referred to as the "Interest Payment Date" for such Class.

        The unpaid principal balance of each Class of Notes will be payable upon its stated maturity date ("Stated Maturity"), which will be the Interest Payment Date specified in the related Prospectus Supplement, unless otherwise paid earlier upon redemption as provided herein. Principal payments with respect to any Class of Notes of any Series will be made in the order of priority with respect to each Class of Notes of any other Series as specified in the related Prospectus Supplement. Under the circumstances described herein and in the related Prospectus Supplement with respect to a Series, the Notes may be subject to optional, mandatory and extraordinary optional redemption. In addition, the Notes will be repaid on any Interest Payment Date on which the Issuer exercises its option to purchase the Financed Eligible Loans, exercisable when the aggregate principal balance of the Notes is reduced to 10% or less of the principal balance of the Notes on their respective dates of issuance (each, the "Date of Issuance").

        After the respective initial Interest Period, each Interest Period for each Class of Auction Rate Notes will consist of between 7 and 91 days, or such other period as described herein or in the related Prospectus Supplement. Except as otherwise specified with respect to a Series, each Interest Period for each Class of Index Rate Notes will consist of the period beginning on the first day of each month and ending on the last day of the such month, or if interest is payable quarterly beginning on the first day of a month and ending on the last day of the second succeeding month. The Interest Period for each Class of Index Rate Notes will be as set forth in the related Prospectus Supplement.

        By purchasing a Class of Auction Rate Notes, whether in an Auction or otherwise, each prospective purchaser will be deemed to have agreed: (i) to participate in Auctions on the terms described herein; and (ii) so long as the beneficial ownership of the Auction Rate Notes is maintained in book-entry form to sell, transfer or otherwise dispose of the Auction Rate Notes only pursuant to a bid or a sell order in an auction conducted pursuant to the procedures described herein (an "Auction"), or to or through a specified broker-dealer (as described herein); provided, that in the case of all transfers other than those pursuant to an Auction, either the owner of the Auction Rate Notes so transferred, its participant or specified broker-dealer advises the agent conducting the Auction (the "Auction Agent") of such transfer. See "Certain Definitions and Provisions Related to Auction Rate Notes and Auction Procedures" herein.

        All Financed Eligible Loans are, and all Financed Eligible Loans to be acquired in the future will be, guaranteed by private, non-profit corporations or state agencies (each a "Guarantee Agency"), and all Financed Eligible Loans are and all Financed Eligible Loans to be acquired in the future will be reinsured by the United States Department of Education (the "Department") subject to the limitations described herein (such Financed Eligible Loans, the "Federal Loans"). This obligation of the Department is, subject to compliance with the Higher Education Act of 1965, as amended (the "Higher Education Act"), supported by the full faith and credit of the United States.

        SEE "RISK FACTORS" HEREIN BEGINNING ON PAGE 1 FOR A DESCRIPTION OF CERTAIN FACTORS THAT SHOULD BE CONSIDERED IN CONNECTION WITH AN INVESTMENT IN THE NOTES AND IN EVALUATING THE FINANCED ELIGIBLE LOANS AS TO THE LIKELIHOOD OF REALIZED LOSSES.

        THE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS OR THE RELATED PROSPECTUS SUPPLEMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

        THE NOTES DO NOT REPRESENT AN OBLIGATION OF OR AN INTEREST IN THE TRUSTEE OR THE SELLERS OR ANY OF THEIR RESPECTIVE AFFILIATES, OTHER THAN A
LIMITED OBLIGATION OF THE ISSUER, AND THE NOTES ARE NOT INSURED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY OR ANY OTHER PERSON OR ENTITY, INCLUDING THE SELLERS, THE TRUSTEE OR ANY AFFILIATE OF ANY OF THE FOREGOING.

        Offers of the Offered Notes may be made through one or more different methods, including offerings through underwriters, as more fully described under "Plan of Distribution" herein and in the related Prospectus Supplement. The intention of any underwriter to make a secondary market in the Offered Notes will be set forth in the related Prospectus Supplement. There can be no assurance that a secondary market for the Offered Notes will develop, or if it does develop, that it will continue. Except as otherwise specified with respect to a Series, it is not expected that the Offered Notes will be listed on a national securities exchange. This Prospectus may not be used to consummate sales of a Series of Offered Notes unless accompanied by a Prospectus Supplement.


                The date of this Prospectus is December 18, 1998.

        UNTIL 90 DAYS AFTER THE DATE OF EACH PROSPECTUS SUPPLEMENT, ALL DEALERS EFFECTING TRANSACTIONS IN THE SECURITIES COVERED BY SUCH PROSPECTUS SUPPLEMENT, WHETHER OR NOT PARTICIPATING IN THE DISTRIBUTION THEREOF, MAY BE REQUIRED TO DELIVER SUCH PROSPECTUS SUPPLEMENT AND THIS PROSPECTUS. THIS IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS AND PROSPECTUS SUPPLEMENT WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

                              PROSPECTUS SUPPLEMENT

        The Prospectus Supplement relating to a Series of Offered Notes to be offered hereunder, among other things, will set forth with respect to such Series of Offered Notes: (a) the aggregate principal amount, interest rate or rates or other applicable rate or rates (or the manner of determining such rate or rates) and authorized denominations of each Class of such Offered Notes; (b) certain information concerning the Financed Eligible Loans; (c) the original principal amount and current principal amount of and certain information with respect to each previously issued Class of Notes, along with the applicable Stated Maturity; (d) certain information concerning the guarantee agencies with respect to the Financed Eligible Loans (the "Guarantee Agencies"); (e) certain information with respect to any credit enhancements; and (f) additional information with respect to the plan of sale of such Offered Notes.

                              AVAILABLE INFORMATION

        The Issuer has filed a registration statement (herein, together with all amendments and exhibits thereto, the "Registration Statement") under the Securities Act of 1933, as amended (the "1933 Act"), with the Securities and Exchange Commission (the "Commission") with respect to the Offered Notes. The Issuer is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports and other information with the Commission. The Registration Statement and amendments thereof and the exhibits thereto, as well as reports and other information concerning the Issuer, are available for inspection without charge at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549; 7 World Trade Center, 13th Floor, New York, New York 10048; and Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511. Copies of the Registration Statement and amendments thereof and exhibits thereto may be obtained from the Public Reference Section of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. In addition, the Commission maintains a World Wide Web site that contains reports, proxy and information statements and other information regarding registrants, such as the Issuer, that file electronically with the Commission at the following address: (http://www.sec.gov).

        The Issuer has filed the Registration Statement relating to the Offered Notes on Form S-3 under the 1933 Act. This Prospectus does not contain all of the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. For further information, reference is made to the Registration Statement and the exhibits filed as a part thereof. Statements contained herein concerning any document filed as an exhibit to the Registration Statement are qualified in their entirety by such reference.

        No person has been authorized to give any information or to make any representation other than those contained in this Prospectus and any Prospectus Supplement with respect hereto and, if given or made, such information or representations must not be relied upon. This Prospectus and any Prospectus
Supplement with respect hereto do not constitute an offer to sell or a solicitation of an offer to buy any securities other than the Offered Notes offered hereby and thereby nor an offer of the Offered Notes to any person in any state or other jurisdiction in which such offer would be unlawful. The delivery of this Prospectus at any time does not imply that information herein is correct as of any time subsequent to its date.

                             REPORTS TO NOTEHOLDERS

        Periodic monthly reports concerning the Notes and the Issuer will be provided to the Noteholders as required by the Indenture. Such periodic monthly reports concerning the Notes will not be reviewed by a certified public accounting firm. Unless otherwise set forth in the related Prospectus Supplement, each Series of Offered Notes will be issued in book-entry form and registered in the name of Cede & Co., the nominee of The Depository Trust Company. All reports will be provided to Cede, which in turn will provide such reports to its eligible participants (the "Participants") and eligible indirect participants (the "Indirect Participants"). Such Participants and Indirect Participants will then forward such reports to the beneficial owners of Offered Notes. See "Book Entry Registration" herein. The Issuer will file with the Commission such periodic reports as are required under the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder, and will suspend the filing of such reports at its option if not so required.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

        The following documents filed by the Issuer with the Commission are incorporated in this Prospectus by reference: (i) Current Report on Form 8-K dated January 7, 1997, (ii) Annual Report on Form 10-K for the fiscal year ended December 31, 1996, (iii) Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 1997, (iv) Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 1997, (v) Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 1997, (vi) Annual Report on Form 10-K for the fiscal year ended December 31, 1997 and (vii) Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 1998. All documents filed by or on behalf of the Issuer with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), subsequent to the date of this Prospectus and prior to the termination of the offering of the Offered Notes issued by the Issuer shall be deemed to be incorporated by reference in this Prospectus and to be a part of this Prospectus from the date of the filing of such documents. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein (or in the accompanying Prospectus Supplement) or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute part of this Prospectus. The Issuer will provide without charge to each person to whom a copy of the Prospectus is delivered, on the written or oral request of any such person, a copy of any or all of the documents incorporated herein by reference, except the exhibits to such documents (unless such exhibits are specifically incorporated by reference in such documents). Requests for such copies should be directed to Union Financial Services-1, Inc., 1801 California Street, Suite 3920, Denver, Colorado 80202,
Attention: Ronald W. Page, Telephone:
(303) 292-6930.

                         TABLE OF CONTENTS TO PROSPECTUS

                                                                         Page

PROSPECTUS SUPPLEMENT.......................................................i

AVAILABLE INFORMATION.......................................................i

REPORTS TO NOTEHOLDERS.....................................................ii

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE...........................iii

SUMMARY OF THE OFFERING.....................................................x
        Securities Offered..................................................x
        Issuer .............................................................x
        Sellers.............................................................x
        Servicer and Subservicer...........................................xi
        Trustee............................................................xi
        Indenture..........................................................xi
        Trust Estate.....................................................xiii
        The Financed  Eligible Loans.....................................xiii
        The Higher Education Act..........................................xvi
        Determination of Interest Rates..................................xvii
        Principal Payments..............................................xviii
        Stated Maturity Date..............................................xix
        Auction Procedures................................................xix
        Pool Characteristics..............................................xix
        Cutoff Date.......................................................xix
        Redemption Provisions..............................................xx
        Subordinated Notes..............................................xxiii
        Additional Parity Notes..........................................xxiv
        Sales and Repurchases of Certain Eligible Loans..................xxiv
        Funds and Accounts...............................................xxiv
        Credit Enhancement.............................................xxviii
        Registration of Notes..........................................xxviii
        Certain Federal Income Tax Consequences..........................xxix
        ERISA Considerations.............................................xxix
        Ratingsxxix

RISK FACTORS................................................................1
        Nature of the Notes.................................................1
        Subordination; Limited Assets.......................................1
        Failure to Comply with Loan Origination  and Servicing
          Procedures for Eligible Loans.....................................2
        Reliance Upon Sellers...............................................3

        Perfection of Security Interest in Financed Eligible Loans..........3
        Certain Insolvency Concerns.........................................3
        Changing Assets of the Trust Estate.................................5
        Variability of Revenues.............................................5
        Prepayment Considerations...........................................6
        Principal Balance of Notes May Exceed Aggregate Principal
          Balance of Financed Eligible Loans ...............................7
        Unsecured Nature of Financed Eligible Loans; Financial Status
          of Guarantee Agencies ........................................... 7
        Reauthorization; Appropriation..................................... 7
        Changes in Legislation............................................  8
        The Financed Eligible Loans and the Student Loan Fund.............. 9
        Issuance of Additional Notes.......................................10
        Maturity and Prepayment Assumptions................................10
        Basis Risk.........................................................10
        Certain Legal Aspects..............................................11
        Book-Entry Registration............................................12
        Repurchase of Financed Eligible Loans..............................12
        Ratings of the Notes...............................................13

DESCRIPTION OF THE NOTES...................................................13
        General............................................................13
        Auction Rate Notes.................................................14
        LIBOR Rate Notes...................................................15
        Treasury Rate Notes................................................16
        Accrual Notes......................................................17
        Principal Payments of the Notes....................................17
        Mandatory Redemption...............................................18
        Optional Redemption................................................18
        Extraordinary Optional Redemption..................................19
        Optional Purchase..................................................19
        Notice and Partial Redemption of Notes.............................20
        Accelerated Maturity of Notes......................................21

SECURITY AND SOURCES OF PAYMENT FOR THE NOTES..............................21
        General............................................................21
        Funds and Accounts and Flow of Revenues............................21
        Student Loan Fund..................................................25
        Revenue Fund.......................................................26
        Reserve Fund.......................................................29
        Interest Fund......................................................30
        Note Redemption Fund...............................................32
        Student Loan Holding Fund..........................................34
        Cost of Issuance Fund..............................................35
        Operating Fund.....................................................35
        General Fund.......................................................36
        Investment of Funds Held by Trustee................................36
        Release............................................................37

CERTAIN DEFINITIONS AND PROVISIONS RELATED TO AUCTION RATE NOTES
     AND AUCTION PROCEDURES................................................38
        Auction-Related Definitions........................................38
        Summary of Auction Procedures......................................45
        Auction Procedures.................................................47
        Auction Note Interest Rate.........................................51

AUCTION RATE NOTE SETTLEMENT PROCEDURES....................................67

CERTAIN DEFINITIONS AND PROVISIONS RELATED TO LIBOR RATE NOTES.............70
        LIBOR-Related Definitions..........................................70
        Interest on LIBOR Rate Notes.......................................73
        Payments...........................................................73
        Notice of Payment Defaults and Cures...............................73
        Calculation of Rates; Termination of Book-Entry System.............74
        Computation of Interest............................................74
        Notification of Rates, Amounts and Payment Dates...................75
        Calculation Agent..................................................75
        Credit Ratings.....................................................76
        Notice ............................................................76
        Notice of Payment Default..........................................76

BOOK-ENTRY REGISTRATION....................................................77

ADDITIONAL NOTES...........................................................81

SUMMARY OF CERTAIN PROVISIONS OF THE INDENTURE.............................83
        Parity of Lien.....................................................83
        Other Obligations of the Issuer....................................83
        Pledge for Payment.................................................83
        Representations and Warranties of the Issuer.......................84
        Covenants as to Additional Conveyances.............................84
        Further Covenants of the Issuer....................................84
        Servicing Agreement................................................86
        Procedures for Transfer of Funds...................................86
        Additional Covenants with Respect to the Higher Education Act......86
        Student Loans; Collections Thereof; Assignment Thereof.............87
        Appointment of Agents..............................................87
        Capacity to Sue....................................................87
        Certain Matters Relating to Bankruptcy.............................88
        Events of Default..................................................88
        Remedies on Default................................................89
        The Trustee........................................................94
        Supplemental Indentures...........................................101
        Satisfaction of Indenture.........................................103

SELLER REPRESENTATIONS AND WARRANTIES.....................................105
        The Sellers.......................................................105
        Representations and Warranties-Portfolio Characteristics..........106
        Representations and Warranties-Eligible Loans.....................106
        Repurchase Obligation of Seller...................................109

DESCRIPTION OF CREDIT ENHANCEMENT.........................................110
        General...........................................................110
        Subordinate Notes.................................................111
        Letter of Credit..................................................111
        Note Guarantee Insurance and Surety Bonds.........................112
        Reserve Fund......................................................112

THE ISSUER................................................................112

THE ISSUER'S STUDENT LOAN PURCHASE PROGRAM................................115
        The Issuer's Student Loan Purchase Agreement......................115
        Servicing of Financed Eligible Loans..............................116
        The Servicing Agreements..........................................116
        UNIPAC 117

DESCRIPTION OF THE FEDERAL FAMILY EDUCATION LOAN PROGRAM..................118
        The Federal Family Education Loan Program.........................118
        Subsidized Federal Stafford Loans.................................118
        Unsubsidized Federal Stafford Loans...............................122
        Special Allowance Payments........................................122
        Federal PLUS and Federal SLS Loan Programs........................123
        The Federal Consolidation Loan Program............................125
        Federal Insurance and Reimbursement of Guarantee Agencies.........126
        Reimbursement.....................................................128
        The Guarantee Agreement...........................................129
        Higher Education Amendments of 1992...............................129
        1993 Amendments to the  Federal Family Education Loan Program.....131
        Updates135

GUARANTEE AGENCIES........................................................135
        General...........................................................135
        Other Guarantee Agencies..........................................137

WEIGHTED AVERAGE LIFE OF THE NOTES........................................137

CERTAIN FEDERAL INCOME TAX CONSEQUENCES...................................138
        Characterization of the Trust Estate..............................138
        Characterization of the Notes as Indebtedness.....................139

        Taxation of Interest Income of Registered Owners..................140
        Backup Withholding................................................141
        Limitation on the Deductibility of Certain Expenses...............141
        Tax-Exempt Investors..............................................141
        Sale or Exchange of Notes.........................................142

ERISA CONSIDERATIONS......................................................142

CERTAIN RELATIONSHIPS AMONG FINANCING PARTICIPANTS........................144

PLAN OF DISTRIBUTION......................................................144

LEGAL MATTERS.............................................................145

FINANCIAL INFORMATION.....................................................146

RATINGS...................................................................146

INDEX TO AND GLOSSARY OF CERTAIN TERMS....................................147
        Index to Defined Terms............................................147
        Glossary of Terms.................................................155

APPENDIX I-FORM OF MASTER PURCHASER'S LETTER.............................I-1
APPENDIX II-GLOBAL CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION
                      PROCEDURES........................................II-1

                             SUMMARY OF THE OFFERING

        This summary is qualified in its entirety by reference to the detailed information appearing elsewhere in this Prospectus and in the related Prospectus Supplement with respect to the offering of a series of Offered Notes (each, a "Prospectus Supplement"). Capitalized terms used herein and not defined shall have the respective meanings referred or assigned to them in "Index to and Glossary of Certain Terms"; provided, that terms defined in "Index to and Glossary of Certain Terms" take precedence over the same terms defined more briefly herein.

Securities  Offered
     The Taxable Student Loan Asset-Backed Notes being offered with respect to a Prospectus Supplement (the "Offered Notes") are issuable in one or more series (each, a "Series") and one or more classes (each, a "Class") within such Series. The Offered Notes shall be secured by a revolving pool of Financed Eligible Loans and certain other property held in trust for the benefit of the Registered Owners as set forth herein under "-Trust Estate." The Offered Notes and the Prior Notes that are designated as Class B Notes (the "Class B Notes") are subordinated in certain respects to the Offered Notes and the Prior Notes that are designated as Class A Notes, and the Notes of any Series that are designated as Class C Notes (the "Class C Notes") are subordinated in certain respects to the Offered Notes that are designated as Class A Notes and Class B Notes, as more fully described herein. The Offered Notes will be issued pursuant to the Indenture as hereinafter described. Notes issued by the Issuer in the future under the Indenture (other than the Offered Notes) are referred to herein as "Additional Notes." The Offered Notes, the Additional Notes and the Prior Notes are sometimes collectively referred to herein as the "Notes."

Issuer
     Union Financial Services-1, Inc., a Nevada corporation. The Issuer is affiliated with Union Bank and Trust Company. See "Risk Factors" and "Certain Relationships Among Financing Participants" herein.

Sellers
     Union Bank and Trust Company ("Union Bank" and in this capacity, the "Seller"), a Nebraska state bank, has, in connection with the Prior Notes, entered into student loan purchase agreements (each such agreement, together with similar agreements entered into by other Eligible Lenders, a "Student Loan Purchase Agreement") with the Issuer pursuant to which the Seller has sold Financed Eligible Loans to the Issuer. The Issuer will only acquire Financed Eligible Loans from Union Bank or from other eligible lenders as defined under the Higher Education Act ("Eligible Lenders" and together with Union Bank, each, a "Seller" and collectively, the "Sellers") which other Eligible Lenders will be specified with respect to a Series in the related Prospectus Supplement. See "Risk Factors-The Financed Eligible Loans and the Student Loan Fund," "Certain Relationships Among Financing Participants" and "Seller Representations and Warranties-The Sellers" herein.

Servicer and Subservicer
     Union Bank shall act as Servicer (in such capacity, the "Servicer") and UNIPAC Service Corporation, a Nebraska corporation ("UNIPAC"), and InTuition, Inc. ("InTuition") shall act as subservicers (the "Subservicers") of the Financed Eligible Loans. The Issuer expects that InTuition will engage USA Group Loan Services, Inc. to provide servicing activities for some of the Financed Eligible Loans. UNIPAC, InTuition and USA Group Loan Services, Inc. will also act as custodians for the Financed Eligible Loans (the "Custodians"). The Issuer may appoint other entities to act as a Servicer or Subservicer if approved by the Rating Agencies, which entities, if any, will be specified with respect to a Series in the related Prospectus Supplement. See "Certain Relationships Among Financing Participants."

Trustee
     Zions First National Bank, or such other entity as may be specified in a Prospectus Supplement.

Indenture
     The Prior Notes have been and the Offered Notes will be issued pursuant to an Indenture of Trust, an Amended and Restated Indenture of Trust and a Second Amended and Restated Indenture of Trust between the Issuer and the Trustee, as amended and supplemented from time to time, and are payable solely from the funds and assets held thereunder. Each Series of Offered Notes will be issued pursuant to a supplemental indenture of trust applicable to such Series (a "Supplemental Indenture"), and the Second Amended and Restated Indenture of Trust together with such Supplemental Indenture are referred to herein with respect to a Series as the "Indenture." The Issuer has previously issued the Private Notes designated as its (i) Taxable Student Loan Asset-Backed Notes, Series 1996A (the "Series 1996A Notes"), consisting of $48,300,000 of its Senior Auction Rate Class A-1 Notes (the "Class A-1 Notes") and $48,300,000 of its Senior Auction Rate Class A-2 Notes (the "Class A-2 Notes") and $11,100,000 of its Subordinate LIBOR Rate Class B Notes (the "Class B Notes"), and (ii) Taxable Student Loan Asset-Backed Notes, Series 1996B (the "Series 1996B Notes"), consisting of $73,700,000 of its Senior Auction Rate Class A-3 Notes (the "Class A-3 Notes") and $54,300,000 of its Senior Auction Rate Class A-4 Notes (the "Class A-4 Notes") and $14,200,000 of its Subordinate LIBOR Rate Class B-2 Notes (the "Class B-2 Notes"). The Class B Notes and the Class B-2 Notes were defeased on March 20, 1997, and are no longer Outstanding under the Indenture. The Issuer has previously issued the Notes designated as its (i) Taxable Student Loan Asset-Backed Notes, Series 1996C (the "Series 1996C Notes"), consisting of $225,000,000 of its Senior Treasury Rate Class A-5 Notes (the "Class A-5 Notes"), $75,500,000 of its Senior Auction Rate Class A-6 Notes (the "Class A-6 Notes") and $15,600,000 of its Subordinate LIBOR Rate Class B-3 Notes (the "Class B-3 Notes"), and
     (ii) Taxable Student Loan Asset-Backed Notes, Series 1997A (the "Series 1997A Notes"), consisting of $30,800,000 of its Subordinate Class 1997 B-4 LIBOR Rate Notes (the "Class B-4 Notes"). The Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-6 Notes, together with any Notes issued with respect to a Series of Offered Notes before the date of a
     Prospectus Supplement which are designated as Class A Notes are collectively referred to herein as the "Prior Class A Notes," and the Class B-3 and Class B-4 Notes, together with any Notes issued with respect to a Series of Offered Notes before the date of a Prospectus Supplement which are designated as Class B Notes are collectively referred to herein as the "Prior Class B Notes."

     The Prior Class A Notes constitute and the Offered Notes designated as Class A Notes will constitute "Senior Notes" under the Indenture, secured on a basis which is senior to the Prior Class B Notes and to any Offered Notes secured on a parity with or subordinate to the Prior Class B Notes. The Prior Class B Notes constitute and the Offered Notes designated as Class B Notes will constitute "Subordinate Notes" under the Indenture, secured on a basis which is subordinate to the Senior Notes. Offered Notes designated as Class A Notes will be issued on a parity basis with the Prior Class A Notes. Offered Notes secured on a basis subordinate to the Prior Class A Notes may be issued under the Indenture and such Offered Notes may be secured on a basis which is on a parity with or on a basis which is subordinate to the Prior Class B Notes. If subordinate to the Prior Class B Notes, such Offered Notes would constitute "Junior-Subordinate Notes" under the Indenture and, unless otherwise specified with respect to a Series, will be designated as Class C Notes.

     The Offered Notes may be offered by the Issuer to the extent provided in the Indenture and without the approval of the Registered Owners of any Notes then outstanding (the "Outstanding Notes"); provided, among other things, that written confirmation from each Rating Agency is required to be received stating that the issuance of any such Notes will not result in any Rating Agency reducing or withdrawing its existing ratings on the Outstanding Notes. See "Additional Notes" herein.

Trust Estate
     The Trust Estate will consist of: (i) a revolving pool of Financed Eligible Loans, as described below, and moneys payable with respect thereto after their respective applicable Cutoff Dates; (ii) funds in accounts held by the Trustee under the Indenture, including the Reserve Fund and an account to acquire additional Financed Eligible Loans from recycling principal payments and repayments including reimbursements for defaulted Financed Eligible Loans under certain circumstances prior to April 1, 1999 with respect to the Private Notes, the Series 1996A Notes, the Series 1996B Notes and the Series 1996C Notes, and the date specified in the related Prospectus Supplement with respect to the Offered Notes (the "Student Loan Fund"); (iii) rights of the Issuer in and to the Servicing Agreement, the Student Loan Purchase Agreements and the agreements between the respective Guarantee Agencies and the Trustee (the "Guarantee Agreements") as the same relate to Financed Eligible Loans and in and to any agents conducting an Auction (each, an "Auction Agent Agreement") and the custodian holding files on behalf of the Trust (the "Custodian Agreement"); and (iv) certain related rights and property held in trust for the benefit of the registered owners of the Notes (the "Registered Owners").

The  Financed Eligible  Loans
     "Financed Eligible Loans" will consist of Federal Loans originated pursuant to the federal family education loan program as described herein under "Description of the Federal Family Educational Loan Program" to students enrolled in qualified accredited institutions of higher education and will include rights to receive payments made with respect to such Financed Eligible Loans and the proceeds thereof.

     Certain of the Financed Eligible Loans will have been originated by the respective Seller and the remainder of the Financed Eligible Loans will have been originated by independent third parties and subsequently sold to the respective Seller. The Financed Eligible Loans constituting the assets of the Trust Estate will vary from time to time and are required to be Eligible Loans. An "Eligible Loan" shall mean a loan made to students or parents of students authorized under the Higher Education Act for education at a qualified institution (a "Student Loan") which: (a) will, subject to compliance with specific origination and servicing procedures prescribed by federal and guarantor regulations, be guaranteed as to the payment of principal and interest by a state or private non-profit guarantor (each, a "Guarantee Agency"); (b) and is not delinquent by the borrower more than 180 days and has not been tendered at any time to either the Secretary or any guarantee agency, including without limitation, the Guarantee Agency, for payment unless the situation giving rise to such tender has been cured. Notwithstanding the foregoing, the Issuer will not acquire Eligible Loans delinquent by the borrower for more than 91 days. In addition, with respect to each pool of Eligible Loans acquired by the Issuer from proceeds of Offered Notes with respect to each Series, no more than 15% of each such pool of Eligible Loans shall be delinquent by the borrower between 30 and 90 days. With respect to Eligible Loans originated prior to October 1, 1993, the entire principal amount of such loans and accrued interest are required to be fully guaranteed by the applicable Guarantee Agency; with respect to Eligible Loans originated on or after October 1, 1993, only 98% of the principal amount of such loans and accrued interest are required to be guaranteed by the applicable Guarantee Agency. Eligible Loans which are delinquent by the borrower continue to be guaranteed by the applicable Guarantee Agency and principal and interest will be paid after submission of Eligible Loan to the applicable Guarantee Agency, subject to compliance with origination and servicing procedures. The Financed Eligible Loans will be selected by each Seller from Eligible Loans originated and purchased by such Seller based on the criteria specified in the Student Loan Purchase Agreement and described herein or in the related Prospectus Supplement. See "Seller Representations and Warranties" herein.

     The payment of principal and interest on all Eligible Loans will be guaranteed by Guarantee Agencies and will be reinsured by the United States Department of Education (the "Department") to the extent provided pursuant to the Higher Education Act. The federal guarantee of Eligible Loans and the amount thereof is contingent upon compliance with a variety of due diligence and other regulations, as further described herein, and is also contingent upon certain servicing procedures to be performed by the Servicer. See "Risk Factors-Failure to Comply with Loan Origination and Servicing Procedures for Eligible Loans" and "Description of the Federal Family Education Loan Program-Federal Insurance and Reimbursement of Guarantee Agencies" herein. In connection with the offering of each Series of Notes, the Guarantee Agencies that are expected to guarantee 2% or more of the Financed Eligible Loans in the portfolio of Financed Eligible Loans (the "Student Loan Portfolio") will be identified in the related Prospectus Supplement. Guarantee Agencies which guarantee Financed Eligible Loans as selected by the Issuer are required to be approved by each Rating Agency. See "Guarantee Agencies" herein.

     With respect to substantially all of the Eligible Loans, except for PLUS Loans (as defined herein under "Description of the Federal Family Education Loan Program"), during the period in which the related borrower is in school and for certain authorized periods as described in the Higher Education Act (the "Deferral Phase"), the borrower is not required to make payments on his or her Financed Eligible Loan. With respect to Eligible Loans constituting Subsidized Stafford Loans, the Department will make all interest payments during the related Deferral Phase. For all other Eligible Loans, interest will be paid during the related Deferral Phase or, at the option of the borrower, will be capitalized and added to the principal balance of such Financed Eligible Loan. It is expected that the Trust Estate will consist of Financed Eligible Loans that are in the Deferral Phase as well as Financed Eligible Loans for which the related borrower is required to make payments of principal and interest (the "Repayment Phase"). The proportions of such Financed Eligible Loans will vary through the period that the Notes are outstanding.

     The pool of Financed Eligible Loans included in the Trust Estate from time to time is referred to herein as the "Student Loan Portfolio." Financed Eligible Loans may be sold and certain events may occur with respect to individual Financed Eligible Loans; consequently, the Student Loan Portfolio characteristics are expected to change during the period that the Notes are Outstanding. See "Risk Factors-Prepayment Considerations," "Seller Representations and Warranties," "Description of the Federal Family Education Loan Program" and "Summary of Certain Provisions of the Indenture-Sale of Financed Eligible Loans" herein and "Certain Characteristics of the Financed Eligible Loans" in the Prospectus Supplement.

The  Higher Education Act
     The Financed Eligible Loans acquired by the Issuer and pledged to the Trustee will consist only of Federal Loans originated pursuant to the federal family education loan program under the Higher Education Act of 1965, as amended (the "Higher Education Act"). Each Financed Eligible Loan will be guaranteed as to the payment of principal and interest by a state or private non-profit guarantor (each, a "Guarantee Agency"). Financed Eligible Loans originated prior to October 1, 1993 will be fully guaranteed as to the principal amount of such loans and accrued interest by the applicable Guarantee Agency. Financed Eligible Loans originated on or after October 1, 1993 will be guaranteed as to 98% of the principal amount of such loans and accrued interest by the applicable Guarantee Agency. The Guarantee Agencies each have reinsurance contracts with the Secretary of the Department of Education (the "Department"). The Department reimburses to the Guarantee Agencies the claims paid by the Guarantee Agencies. The amount of such reinsurance payment is calculated annually and is subject to reduction based upon the annual claims rate of the Guarantee Agency to the Department calculated to equal the amount of federal reimbursement as a percentage of the original principal amount of guaranteed loans held by such Guarantee Agency in repayment on the last day of the prior fiscal year. Regardless of the level of reinsurance that the applicable Guarantee Agency receives from the Department, the Trustee will continue to be entitled to reimbursement for the applicable guaranteed portion of a Financed Eligible Loan (either 98% or 100%, as applicable) from such Guarantee Agency. The obligations of the Guarantee Agencies to the holders of Federal Loans, such as the Trustee, are payable from the general funds available to each such Guarantee Agency, including cash on deposit therewith, reimbursements received from the Department and reserve funds maintained by the Guarantee Agencies as required by the Higher Education Act. The Higher Education Act provides that, subject to the provisions thereof including the proper origination and servicing of Eligible Loans, the full faith and credit of the United States is pledged to the reinsurance payments by the Department to the Guarantee Agencies. In addition, the Higher Education Act provides that if a Guarantee Agency is unable to meet its obligations to holders of Federal Loans, such as the Trustee, then the holders of Federal Loans may submit guarantee claims directly to the Department and the Department is required to pay to the holders the full insurance obligation of such Guarantee Agency until such time as the obligations are transferred by the Department to a new Guarantee Agency capable of meeting such obligations or until a qualified successor Guarantee Agency assumes such obligations. Certain delays in receiving reimbursement could occur if a Guarantee Agency fails to meet its obligations. In addition, failure to properly originate or service an Eligible Loan can cause an Eligible Loan to lose it guarantee. See "Risk Factors - Failure to Comply with Loan Origination and Servicing Procedures for Eligible Loans" and "-Unsecured Nature of Financed Eligible Loans; Financial Status of Guarantee Agencies" herein and "Description of the Federal Family Educational Loan Program" herein for a more complete description of the Higher Education Act.

Determination of Interest  Rates
     Auction Rate Notes. Each Class of Auction Rate Notes will bear interest at an initial rate of interest per annum through the first Auction Date for such Class specified in the related Prospectus Supplement. After the Initial Period for the Auction Rate Notes, each Interest Period with respect to a Class of Auction Rate Notes will initially consist of the Auction Period set forth in the related Prospectus Supplement, subject to adjustment as set forth herein under "Certain Definitions and Provisions Related to Auction Rate Notes and Auction Procedures." The interest rates for the Auction Rate Notes will be reset at the Auction Rate with respect to each such Class as described herein under "Certain Definitions and Provisions Related to Auction Rate Notes and Auction Procedures-Auction Procedures" (but in no event exceeding the maximum interest rate (the "Maximum Auction Rate") per annum).

     The date on which a Class of Auction Rate Notes is entitled to receive an interest payment is referred to as the "Interest Payment Date" for such Class. Payments will be made to holders of record of the Auction Rate Notes as of the date (the "Record Date") which is the Business Day next preceding the respective Auction Date. See "Description of the Notes-Auction Rate Notes" herein. Interest on the Auction Rate Notes will be payable on the first Business Day following the expiration of each respective Auction Period for such Class of Auction Rate Notes.

     Index Rate Notes. The Notes of any Class of a Series whose interest rate is determined with respect to the London interbank offered rate ("LIBOR Rate Notes") or whose interest rate is determined with respect to United States Treasury securities ("Treasury Rate Notes" and collectively, with LIBOR Rate Notes, the "Index Rate Notes") will bear interest at an initial rate of interest per annum through the date specified in the related Prospectus Supplement and will be paid at the intervals specified in, and beginning on the date specified in, the related Prospectus Supplement (or, if any such date is not a Business Day, on the next succeeding Business Day (each with respect to such Class, an "Interest Payment Date")), until maturity or earlier redemption or payment. The Applicable Rate (as defined herein and in the related Prospectus Supplement) with respect to the LIBOR Rate Notes will be determined from time to time as described herein under "Certain Provisions Related to LIBOR Rate Notes" by reference to the rate of interest described as the LIBOR-Based Rate. The Applicable Rate with respect to the Treasury Rate Notes will be as described herein under "Description of the Notes-Treasury Rate Notes" and determined as specified in the related Prospectus Supplement. See "Description of the Notes-LIBOR Rate Notes" and "-Treasury Rate Notes" herein.

     Accrual Notes. If specified with respect to a Series in the related Prospectus Supplement, the Notes thereof may consist of one or more Classes of Accrual Notes, which Accrual Notes will not be entitled to receive payments of interest during the related accrual period and, instead, interest accrued on such Accrual Notes will be capitalized and added to the principal balance thereof. The rate of interest to be accrued and the accrual period will be specified in the related Prospectus Supplement. See "Description of the Notes-Accrual Notes" herein.

Principal Payments
     Unless otherwise specified with respect to a Series in the related Prospectus Supplement, the principal balance of the Notes of each Series will be payable upon the date fixed for payment (the "Stated Maturity") unless earlier redeemed or repaid as described herein or in the related Prospectus Supplement.

Stated Maturity Date
     The Stated Maturity for each Class of Offered Notes will be specified in the related Prospectus Supplement.

Auction Procedures
     Except as may otherwise be specified with respect to a Series containing a Class or Classes of Auction Rate Notes in the related Prospectus Supplement, for each Auction, the holders of the Auction Rate Notes may submit orders through a Broker-Dealer (as defined under "Certain
     Definitions and Provisions Related to Auction Rate Notes and Auction Procedures-Auction-Related Definitions") as to the principal amount of Auction Rate Notes they wish to hold, purchase or sell at various interest rates. If no order is received from the holder of an Auction Rate Note, such holder will be deemed to have submitted a hold order for all Auction Rate Notes owned by such holder at the new Auction Rate. As part of the Auction Procedures, the Broker-Dealers also solicit bids from non-holders interested in acquiring Auction Rate Notes as to the principal amount of Auction Rate Notes they wish to purchase at various interest rates. The Auction Rate for any Auction Date generally will be the lowest interest rate at which all sell orders are fulfilled, but in no event greater than the Maximum Auction Rate. In connection with each Auction, the Auction Rate Notes are transferred at par plus accrued interest.

     The Auction Procedures are further summarized and an example of an Auction is included herein under "Certain Definitions and Provisions Related to Auction Rate Notes and Auction Procedures-Summary of Auction Procedures."

Pool Characteristics
     A description of the outstanding portfolio of Financed Eligible Loans and the portfolio expected to be acquired by the Issuer with the proceeds of the Notes of any Series and pledged to the Trustee (with such changes as noted therein) will be described in the Prospectus Supplement of such Series. The Student Loan Purchase Agreement with respect to each Seller includes portfolio characteristic requirements applicable to all Financed Eligible Loans acquired thereunder at the respective dates of acquisition. See "Seller Representations and Warranties."

Cutoff Date
     With respect to the portfolio of Financed Eligible Loans to be acquired with the proceeds of the Notes of any Series, the close of business on the date specified in the related Prospectus Supplement and such other respective dates of acquisition.


                                      xviii

Redemption Provisions
     Mandatory Redemption. Except as may otherwise be specified with respect to a Series in the related Prospectus Supplement, the Offered Notes that are Senior Notes, are subject to mandatory redemption, not at the discretion of the Issuer, in whole or in part, at a redemption price equal to the principal amount thereof to be redeemed plus accrued and unpaid interest to the date of redemption: (i) on the first Interest Payment Date subsequent to the recycling period with respect to such Series, in an amount equal to moneys representing principal payments received with respect to the Financed Eligible Loans acquired with respect to such Series and other excess revenues previously transferred to and then on deposit in the Senior Note Redemption Account; and (ii) on the Interest Payment Date as specified with respect to a Series in the related Prospectus Supplement in an amount equal to moneys, if any, not previously used to acquire Eligible Loans that then remain in the Loan Account designated with respect to a Series of the Student Loan Fund unless the Issuer provides to the Trustee a certificate with respect to the cash flow of the Financed Student Loans as required by the Indenture (a "Cash Flow Certificate") and an opinion of counsel as described in "Description of the Notes-Mandatory Redemption" and "-Notice and Partial Redemption of Notes" herein. Such mandatory redemptions will be made solely from moneys available therefor in the Senior Note Redemption Account of the Note Redemption Fund and a mandatory redemption may only occur under the circumstances described in clauses (i) and (ii) of the preceding sentence. No Issuer direction needs to be given with respect to a mandatory redemption.

     Except as may otherwise be specified with respect to a Series in the related Prospectus Supplement, the Offered Notes that are Subordinate Notes are subject to mandatory redemption, not at the discretion of the Issuer, in whole or in part, at a redemption price equal to the principal amount thereof to be redeemed plus accrued and unpaid interest to the date of redemption: (i) on the first Interest Payment Date subsequent to the recycling period with respect to such Series, in an amount equal to moneys representing principal payments received with respect to the Financed Eligible Loans acquired with respect to such Series and other excess revenues previously transferred to and then on deposit in the Subordinate Note Redemption Account; and (ii) on the Interest Payment Date specified with respect to a Series in the priority set forth in "Description of the Notes-Notice and Partial Redemption of Notes" herein and in the related Prospectus Supplement, in an amount equal to moneys, if any, not previously used to acquire Eligible Loans that then remain in the Loan Account designated with respect to a Series of the Student Loan Fund unless the Issuer provides to the Trustee a Cash Flow Certificate and an opinion of counsel as described in "Description of the Notes-Mandatory Redemption" herein. Such mandatory redemptions will be made solely from moneys available therefor in the Subordinate Note Redemption Account of the Note Redemption Fund and a mandatory redemption may only occur under the circumstances described in clauses (i) and (ii) of the preceding sentence. No Issuer direction needs to be given with respect to a mandatory redemption.

     Except as may otherwise be specified with respect to a Series in the related Prospectus Supplement, the Offered Notes that are Junior-Subordinate Notes are subject to mandatory redemption, not at the discretion of the Issuer, in whole or in part, at a redemption price equal to the principal amount thereof to be redeemed plus accrued and unpaid interest to the date of redemption: (i) on the first Interest Payment Date subsequent to the recycling period with respect to such series, in an amount equal to moneys representing principal payments received with respect to the Financed Eligible Loans acquired with respect to such Series and other excess revenues previously transferred to and then on deposit in the Junior-Subordinate Note Redemption Account; and (ii) on the Interest Payment Date specified with respect to a Series, in an amount equal to moneys, if any, not previously used to acquire Eligible Loans that then remain in the Loan Account established with respect to a Series of the Student Loan Fund unless the Issuer provides to the Trustee a Cash Flow Certificate and an opinion of counsel as described in "Description of the Notes-Mandatory Redemption" herein. Such mandatory redemptions will be made solely from moneys available therefor in the Junior-Subordinate Note Redemption Account of the Note Redemption Fund and a mandatory redemption may only occur under the circumstances described in clauses (i) and (ii) of the preceding sentence. No Issuer direction needs to be given with respect to a mandatory redemption.

     Optional Redemption. To the extent described in the related Prospectus Supplement and at the sole discretion of the Issuer, the Offered Notes of any Series may be subject to optional redemption from funds received by the Trustee constituting interest on Financed Eligible Loans remaining in the Revenue Fund after all other required payments have been made from the Revenue Fund, in whole or in part, on any Interest Payment Date occurring with respect to any Class on or after the date set forth in such Prospectus Supplement, at a redemption price equal to the principal amount thereof to be redeemed, plus interest accrued, if any, to the date of redemption. Issuer direction must be given with respect to an optional redemption. See "Description of the Notes-Optional Redemption" herein.

     Extraordinary Optional Redemption. The Notes of any Series shall, unless otherwise specified in the related Prospectus Supplement, be subject to extraordinary optional redemption, at the discretion of the Issuer, in whole or in part, from any unallocated and available moneys in the Trust Estate, on any Interest Payment Date at a redemption price equal to the principal amount of the Notes of any Series being redeemed, plus accrued interest, if any, to the date of redemption, if the Issuer reasonably determines that it is unable to acquire Financed Eligible Loans, that the rate of return on Financed Eligible Loans has materially decreased, or that the costs of administering the Trust Estate have placed unreasonable burdens upon the ability of the Issuer to perform its obligations under the Indenture. In determining whether to exercise the extraordinary optional redemption provision, the Issuer will consider all of the facts and circumstances existing at the time with respect to any changes to the Higher Education Act which would be materially adverse to the Trust Estate such that the Noteholders of any or all Series, in the Issuer's reasonable determination, would suffer a loss or material delay in the receipt of principal or interest payments when due if the Trustee were to continue acquiring Financed Eligible Loans from moneys on deposit in the Recycling Account. An extraordinary optional redemption will benefit the Noteholders of any Series if the Higher Education Act is amended in such a way that would have a material adverse affect on the Trust Estate and the Noteholders and will be a risk to the Noteholders of any Series if the Notes are redeemed earlier than anticipated by the Noteholders.

     Optional Purchase. The Issuer may purchase or cause to be purchased, at its discretion, all of the Notes on any Interest Payment Date on which the aggregate current principal balance of the Notes shall be less than or equal to 10% of the initial aggregate principal balance of the Notes on their respective date of original issuance under the Indenture (the "Date of Issuance"), at a purchase price equal to the aggregate current principal balance of such Notes, plus accrued interest on the Notes through the day preceding the Interest Payment Date on which the purchase occurs. See "Description of the Notes-Optional Purchase" herein. The Optional Purchase differs from an Optional Redemption in that an Optional Purchase would relate to all Series and Classes of Notes and an Optional Redemption would relate to a Series or Classes within a Series.

     Partial Redemption. If less than all of the Notes of any Series are to be redeemed or purchased pursuant to a mandatory redemption, an optional redemption or an extraordinary optional redemption, the Classes of Notes to be redeemed shall be determined as directed in an order of the Issuer (an "Issuer Order"). See "Description of the Notes-Notice and Partial Redemption of Notes" herein.

Subordinated Notes
     The rights of the Registered Owners of the Subordinate Notes, including the Class B Notes of each Series, to receive payments with respect to principal and interest shall be subordinated to such rights of the Registered Owners of the Senior Notes, including the Class A Notes of each Series and the Prior Class A Notes, to the extent described herein or in the related Prospectus Supplement. In addition, the rights of the Registered Owners of the Junior-Subordinate Notes of any Series to receive payments with respect to principal and interest shall be subordinated to such rights of the Registered Owners of the Subordinate Notes to the extent described herein or in the related Prospectus Supplement. This subordination is intended to enhance the likelihood of regular receipt by the more senior Registered Owners of the full amount of scheduled payments of principal and interest due them and to protect such Registered Owners against losses. The protection afforded to the more senior Registered Owners from the subordination feature will be effected by the preferential right of such Registered Owners to receive on any Interest Payment Date, at Stated Maturity or upon acceleration, before any payments to subordinate Registered Owners, current payments of principal and interest then due. The Indenture provides that a failure to pay principal or interest to the Registered Owners of the Subordinate Notes as due while any Senior Notes remain Outstanding shall not constitute an Event of Default while any Senior Notes remain Outstanding. See "Security and Sources of Payment for the Notes" and "Summary of Certain Provisions of the Indenture" herein.

Additional Parity Notes
     The Issuer may, upon complying with the provisions of the Indenture, authenticate and deliver from time to time Additional Notes secured by the Trust Estate on a parity with or subordinate to the Class A Notes of any Series offered with respect to the related Prospectus Supplement and the Prior Class A Notes or the Class B Notes of any Series offered with respect to the related Prospectus Supplement and the Prior Class B Notes and the Class C Notes of any Series. In addition, while the Indenture provides that the Issuer may enter into any swap agreements as it deems necessary or desirable with respect to and on a parity with any or all of the Notes, the Issuer has not and will not enter into any such agreements. See "Summary of Certain Provisions of the Indenture" herein.

Sales and Repurchases of
Certain Eligible Loans
     Under certain circumstances, the Financed Eligible Loans may be sold by the Issuer. Pursuant to each Student Loan Purchase Agreement, the respective Seller will be obligated to repurchase any Financed Eligible Loan if: (i) any representation or warranty made or furnished by such Seller in or pursuant to the Student Loan Purchase Agreement shall prove to have been materially incorrect as to such Financed Eligible Loan; (ii) the Secretary of the United States Department of Education (the "Secretary") or a Guarantee Agency, as the case may be, refuses to honor all or part of a claim filed with respect to a Financed Eligible Loan on account of any circumstance or event that occurred prior to the sale of such Financed Eligible Loan to the Issuer; or (iii) on account of any wrongful or negligent act or omission of such Seller or its servicing agent that occurred prior to the sale of a Financed Eligible Loan to the Issuer, a valid defense that makes the Financed Eligible Loan unenforceable is asserted by a maker (or endorser, if any) of the Financed Eligible Loan with respect to his or her obligation to pay all or any part of the Financed Eligible Loan.


                                      xxiii

Funds and Accounts
     Pursuant to the Indenture, there has been established the Student Loan Fund consisting, with respect to each Series, of a Loan Account, a Note Account and a Recycling Account; the Revenue Fund; the Reserve Fund; the Interest Fund consisting of a Senior Interest Account, a Subordinate Interest Account and a Junior-Subordinate Interest Account; the Note Redemption Fund consisting of the Senior Note Redemption Account, the Subordinate Note Redemption Account and the Junior-Subordinate Note Redemption Account; and the Student Loan Holding Fund. In addition, there are certain other funds established under the Indenture as described herein under "Security and Sources of Payment for the Notes."

     Generally, all funds received with respect to the Financed Student Loans first are deposited by the Trustee into the Student Loan Holding Fund. Upon receipt, such deposits are allocated between principal and interest, and the principal portion further allocated among Series with respect to the Financed Eligible Loans acquired in connection with such Series. Thereafter, the interest portion is deposited into the Revenue Fund and the principal portion with respect to each Series deposited into the Recycling Account of the Student Loan Fund with respect to such Series until April 1, 2002, or a later date with written approval of the Rating Agencies, with respect to the Series 1996A Notes, the Series 1996B Notes, the Series 1996C Notes and the Series 1998 Notes, and with respect to the Offered Notes, until the date specified in the related Prospectus Supplement. Funds in the Recycling Account of any Series generally will be used to acquire additional Financed Eligible Loans for the period specified with respect to such Series. After such dates, the principal portion with respect to a Series will be deposited to the Note Redemption Fund and used to pay principal on the Notes; provided, that if with respect to an Interest Payment Date, there exists an insufficiency of funds in the Revenue Fund to make payments or transfers as described herein under "Security and Sources of Payments for the Notes," then such insufficiency existing in the Revenue Fund shall be transferred to the Revenue Fund from the Note Redemption Fund. Funds on deposit in the Loan Account with respect to a Series will be used to acquire on or about the Date of Issuance of such Series (unless otherwise specified in the related Prospectus Supplement), the Eligible Loans identified in the related Prospectus Supplement, and funds on deposit in the Recycling Account with respect to a Series will be used after the Date of Issuance of such Series until the date specified in the related Prospectus Supplement to acquire additional Eligible Loans.

     Funds on deposit in the Revenue Fund (generally representing the interest portion of receipts with respect to the Financed Eligible Loans) are paid or transferred daily or monthly as indicated below under "-Revenue Fund," which are generally for the purpose of funding the payment of certain fees and expenses of the Trust Estate, the payment of interest on the Notes, shortfalls in funds required to redeem Notes, shortfalls in principal receipts due to Net Losses, and shortfalls in the Reserve Fund requirement. After payment of the foregoing, any remaining funds will be used at the option of the Issuer to redeem Notes, add to funds in the Recycling Account or for payment to the Issuer.

     Revenue Fund. Generally, the funds on deposit in the Revenue Fund shall be used (A) on any date to pay when due the fees and expenses of the Servicer, the Trustee, the Auction Agent, the Broker-Dealers, the Rating Agencies and any other expenses of the Trust Estate, and (B) monthly to make payments or transfers in the order of priority described under "Security and Sources of Payment for the Notes-Revenue Fund" (i) to the Interest Fund to pay interest due on the Notes in the order of their priority, (ii) to the Operating Fund to pay expenses of the Issuer incurred in connection with the Trust Estate ("Maintenance and Operating Expenses"), (iii) to pay amounts necessary to redeem any Notes to the extent deficiencies therefor exist in the Note Redemption Account, (iv) to transfer the amount of any losses on the Financed Eligible Loans to the Recycling Account or Note Redemption Fund, as appropriate, (v) to transfer to the Reserve Fund an amount to maintain the Reserve Fund requirement, (vi) to transfer amounts as determined by the Issuer for deposit to the Note Redemption Fund, and
     (vii) except in the case of an Event of Default, remaining amounts, if any, for transfer to the General Fund for use by the Issuer as described herein for "Security and Source of Payments for the Notes."

     Student Loan Fund. An amount will be deposited into the Loan Account of the Student Loan Fund designated with respect to a Series on the Date of Issuance of such Series as specified in the related Prospectus Supplement. Funds on deposit in each Loan Account shall be used to acquire the Eligible Loans identified with respect to such Series in the related Prospectus Supplement on or about the Date of Issuance of such Series (unless otherwise specified in the related Prospectus Supplement). In addition, subsequent to the Date of Issuance of any Series and except upon the occurrence of an Event of Default or as otherwise specified with respect to such Series in the related Prospectus Supplement, there shall be deposited into the Recycling Account of the Student Loan Fund designated with respect to such Series principal payments received with respect to the Financed Eligible Loans acquired with respect to such Series until the date specified with respect to a Series in the related Prospectus Supplement. Funds on deposit in each Recycling Account shall be used prior to the date specified with respect to a Series in the related Prospectus Supplement solely to acquire additional Eligible Loans on an ongoing basis. If, on any of January 1 and July 1 of a year (each, a "Transfer Date"), moneys have remained in the Recycling Account designated with respect to a Series for more than one year, said moneys shall be transferred on such date to the Note Redemption Fund for use as specified therein unless (a) the market value of the Trust Estate determined under the Indenture (the "Aggregate Market Value") is greater than the aggregate principal amount of Notes Outstanding, or (b) the Aggregate Market Value of the Trust Estate is less than the aggregate principal amount of the Notes Outstanding and the Issuer delivers a Cash Flow Certificate and an opinion of counsel, in which case said moneys shall remain in such Recycling Account for a period of up to one additional year. The Note Account is the account in which the Financed Eligible Loans themselves are held.

     If moneys in the Revenue Fund are insufficient to make certain distributions therefrom (relating generally to interest payments, redemption amounts and certain losses), the remaining insufficiency may be funded from transfers from the Student Loan Fund, but only after application of amounts available to be transferred from the Note Redemption Fund and the Student Loan Holding Fund. Except as may otherwise be specified with respect to a Series in the related Prospectus Supplement, on the date specified with respect to a Series in the related Prospectus Supplement, all moneys remaining in the Loan Account designated with respect to a Series of the Student Loan Fund shall be transferred to the Note Redemption Fund.

     Interest Fund and Note Redemption Fund. Amounts deposited into the Interest Fund and Note Redemption Fund will be applied to pay interest due and payable on the Notes and to redeem or make principal payments on the Notes, respectively, as further described under "Security and Sources of Payment for the Notes" herein.

     Operating Fund and Cost of Issuance Fund. Amounts will be deposited into the Operating Fund and the Cost of Issuance Fund on the Date of Issuance with respect to any Series as specified in the related Prospectus Supplement. Such amounts will be applied to pay certain administrative costs of the Issuer and to pay the issuance costs with respect to each Series, respectively, as further described under "Security and Sources of Payment for the Notes" herein.

     Reserve Fund. An amount will be deposited into the Reserve Fund on the Date of Issuance with respect to any Series as specified in the related Prospectus Supplement. At any time thereafter, the amount required to be deposited in the Reserve Fund (the "Reserve Fund Requirement") with respect to the Notes shall be, unless otherwise specified with respect to a Series in the related Prospectus Supplement, the greater of an amount equal to 2% of the aggregate principal amount of the Notes then outstanding or $1,500,000.

     Moneys in the Reserve Fund shall be used (a) on any Interest Payment Date for the payment of any interest insufficiency, first, with respect to the Senior Notes, and second, with respect to the Subordinate Notes, and (b) at Stated Maturity to pay principal, if funds in the Note Redemption Fund are insufficient, first, with respect to the Senior Notes, and second, with respect to the Subordinate Notes. See "Security and Sources of Payment for the Notes" herein.

Credit Enhancement
     To the extent specified in the related Prospectus Supplement, credit enhancement, in the form of insurance policies or bonds, subordination of certain Classes or subclasses, one or more reserve funds, letters of credit, guarantees or other arrangements acceptable to each Rating Agency rating the Offered Notes may be used to provide for coverage of certain risks of defaults or losses. Such other credit enhancement, if any, will be described in the related Prospectus Supplement. See "Description of the Credit Enhancement" herein.


                                     xxvii

Registration  of Notes
     The Notes of each Class of any Series initially will, unless specified in the related Prospectus Supplement, be represented by a single certificate registered in the name of Cede & Co. ("Cede"), as a nominee of The Deposit Trust Corporation ("DTC"). No person acquiring an interest in such Notes will be entitled to a definitive certificate representing such person's interest, except in the event that definitive securities are issued under the limited circumstances described herein. See "Book Entry Registration" herein.

Certain Federal Income
Tax  Consequences
     The Notes of each Class of any Series will, unless specified in the related Prospectus Supplement, be treated as debt of the Issuer rather than as an interest in the Financed Eligible Loans, for federal income tax purposes. As such, the owners of such Notes will be required to include in income interest on such Notes as paid or accrued, in accordance with their respective accounting methods and the provisions of the Code, including, if applicable, provisions regulating original issue discount. See "Certain Federal Income Tax Consequences" herein.

ERISA Considerations
     Assuming that the Notes of any Class should be treated as indebtedness without substantial equity features under the plan asset regulations issued by the Department of Labor (as set forth in 29 CFR ss. 2510.3-101), such Notes are eligible for purchase by or on behalf of employee benefit plans, retirement arrangements, individual retirement accounts and Keogh Plans, subject to certain considerations discussed under "ERISA Considerations" herein or as otherwise described in the related Prospectus Supplement.

Ratings
     It is a condition to the issuance of the Offered Notes that each Class being publicly offered be rated no less than investment grade by at least one nationally recognized statistical rating organization at the time of issuance. Any such rating agency or agencies are referred to herein as a "Rating Agency" or collectively, as the "Rating Agencies." See "Rating" herein.

                                      xxviii

                                  RISK FACTORS

        In connection with the Notes offered hereby, prospective investors should consider, among other things, the following factors regarding the purchase of the Notes.

Nature of the Notes

        The Issuer is a special purpose corporation and the Notes represent obligations solely of the Issuer. The Notes are not insured or guaranteed by any government agency or instrumentality, by any affiliate of the Issuer, by any insurance company or by any other person or entity (except to the extent that credit enhancement is provided for a Series or Class of Notes as described in a Prospectus Supplement). The Issuer will have no significant assets other than its interest in the Financed Eligible Loans and the other property granted to the Trustee for the benefit of the Registered Owners. Payments on the Notes will depend solely on the amount and timing of payments and collections in respect of the Financed Eligible Loans, interest paid or earnings on the various accounts established pursuant to the Indenture, the payment priority of Notes previously issued and any Additional Notes to be issued in the future, and amounts on deposit in the Reserve Fund and other Funds and Accounts and any other form of credit enhancement described in the related Prospectus Supplement. There will be no additional recourse to the Issuer if such proceeds are insufficient. As a result, except as may be specified with respect to a Series in the related Prospectus Supplement, Registered Owners must depend on the cash flow with respect to the Financed Eligible Loans and funds on deposit in the Reserve Fund and other Funds and Accounts for payment of principal of and interest on the Notes.

        Generally, after each required payment of Trustee fees and expenses, servicing fees and expenses and interest on the Notes, and other required fees, expenses, taxes and indemnities, including any required deposits to the Reserve Fund have been made in full, any balance remaining from payments with respect to the Financed Eligible Loans generally will be: (i) prior to the date specified in the related Prospectus Supplement, applied to acquire Financed Eligible
Loans, (ii) on and after such date specified in the related Prospectus Supplement, applied to the amortization of the Notes, until the aggregate outstanding principal amount of Financed Eligible Loans exceeds the aggregate Outstanding principal balance of the Notes; and (iii) thereafter, remitted to the Issuer. If the payments with respect to the Financed Eligible Loans and amounts on deposit in the Reserve Fund and other Funds and Accounts (including any applicable credit enhancement) are insufficient to make payments on the Subordinate Notes, other assets of the Issuer will not be available for payment of any such deficiency.

Subordination; Limited Assets

        Payments of interest and principal on the Subordinate Notes are subordinated in priority of payment to payments of interest and principal due on the Senior Notes and payments of interest and principal on the Junior-Subordinate Notes are subordinated in priority of payments of interest and principal due on the Subordinate Notes. Under certain redemption situations, as set forth herein and as may be set forth in the related Prospectus Supplement with respect to any Series, principal on certain Classes of the Subordinate Notes may be redeemed while the Senior Notes and certain Prior Notes remain Outstanding and the principal on the Junior Subordinate Notes may be redeemed while the Senior Notes and certain of the Subordinate Notes remain Outstanding. See "Description of the Notes-Notice and Partial Redemption of Notes." The Subordinate Notes are also subordinated to the Senior Notes and the Junior-Subordinate Notes are also subordinate to the Subordinate Notes as to the direction of remedies upon an Event of Default. The Trust Estate will not have, nor is it permitted or expected to have, any significant assets or sources of funds other than from payments with respect to the Financed Eligible Loans, the Reserve Fund and other Funds and Accounts.

Failure to Comply with Loan Origination
and Servicing Procedures for Eligible Loans

        The Higher Education Act of 1965, as amended (the "Higher Education Act"), including the respective implementing regulations thereunder, require lenders and their assignees making and servicing Eligible Loans and guarantors guaranteeing Eligible Loans to follow specified procedures, including due diligence procedures, to ensure that the Eligible Loans are properly made and disbursed to, and repaid on a timely basis by or on behalf of, borrowers. Certain of those procedures, which are specifically set forth in the Higher Education Act, are summarized herein. See "Issuer's Student Loan Purchase Program" and "Description of the Federal Family Education Loan Program" herein. Generally, those procedures require that completed loan applications be processed, a determination of whether an applicant is an eligible borrower attending an eligible institution under the Higher Education Act be made, the borrower's responsibilities under the loan be explained to him or her, the promissory note evidencing the loan be executed by the borrower and then that the loan proceeds be disbursed in a specified manner by the lender. After the loan is made, the lender must establish repayment terms with the borrower, properly administer deferrals and forbearances and credit the borrower for payments made. If a borrower becomes delinquent in repaying a loan, a lender must perform certain collection procedures (primarily telephone calls and demand letters) which vary depending upon the length of time a loan is delinquent.

        The Servicer has agreed pursuant to the Servicing Agreement to perform (or provide for third party servicer to perform) servicing and collection procedures on behalf of the Issuer. However, failure to follow these procedures or failure of any Seller or any other originator of the Financed Eligible Loans to follow procedures relating to the origination of any Eligible Loans may result in the Department's refusal to make reinsurance payments to the Guarantee Agencies or to make Special Allowance Payments to the Trustee with respect to such Eligible Loans or in the Guarantee Agencies' refusal to honor their Guarantee Agreements with the Trustee with respect to such Eligible Loans. Failure of the Guarantee Agencies to receive reinsurance payments from the Department could adversely affect the Guarantee Agencies' ability or legal obligation to make payments under the Guarantee Agreements ("Guarantee
Payments") to the Trustee. Loss of any such Guarantee Payments, Special Allowance Payments or Federal Interest Subsidy Payments with respect to Eligible Loans, could adversely affect the amount of Revenues and the Issuer's ability to pay principal and interest on the Notes. See "Description of the Federal Family Education Loan Program" herein.

Reliance Upon Sellers

        The Issuer expects to acquire additional Financed Eligible Loans from the Sellers from time to time, all pursuant to the Student Loan Purchase Agreement under which each Seller will agree to sell to the Issuer Eligible Loans which comply with certain representations and warranties with respect to each Financed Eligible Loan and certain overall portfolio characteristics in connection with such acquisitions. Each Student Loan Purchase Agreement further provides that the related Seller shall be obligated to repurchase Financed Eligible Loans under certain circumstances. No assurance can be given that the Issuer will be able to acquire Eligible Loans in the amount desired, with similar characteristics or at comparable prices from sources other than the Sellers, in the event that the Sellers are unable to sell additional Eligible Loans to the Issuer or in the event that any Seller was required to repurchase Financed Eligible Loans. See "Risk Factors-Certain Legal Aspects," "-Failure to Comply with Loan Origination and Servicing Procedures for Eligible Loans" and "Seller Representations and Warranties" herein.

Perfection of Security
Interest in Financed Eligible Loans

        As required by the Uniform Commercial Code, the perfection of the security interest in the Financed Eligible Loans granted by the Issuer to the Trustee is to be accomplished by possession of the promissory notes evidencing the Financed Eligible Loans by the Trustee and by the filing of financing statements. Under the Uniform Commercial Code, possession may be either by the secured party or by an agent on the secured party's behalf. With respect to the Indenture, possession by the Trustee, as secured party, is to be accomplished by delivery of such promissory notes to UNIPAC, InTuition or another Subservicer, acting as custodial agent for the Trustee. UNIPAC and InTuition are affiliates of Union Bank. In the event UNIPAC or InTuition acted contrary to its obligations under the Custodian Agreement, by reason of such affiliate relationship or otherwise, and relinquished possession of the promissory notes to any party other than the Trustee or the Trustee's agent, the security interest of the Trustee in the Financed Eligible Loans released may become unperfected. In addition, while the Issuer has received an opinion of counsel, subject to the assumptions and limitations set forth therein, that the Trustee has a first priority perfected security interest in the Financed Eligible Loans, because of the affiliation between UNIPAC, InTuition and Union Bank, the perfection of the Trustee's security interest in the Financed Eligible Loans by UNIPAC or InTuition taking possession is not entirely free from doubt and such perfection may be challenged by a receiver or other creditor of Union Bank in the event of Union Bank's insolvency or otherwise. See "Certain Relationships Among Financing Participants" herein.

Certain Insolvency Concerns


        The Issuer has taken steps in structuring the transactions contemplated hereby that are intended to ensure that the voluntary or involuntary application for relief by a Seller or Union Financial Services, Inc., (the "Sponsor") under the United States Bankruptcy Code or other insolvency laws, as the case may be ("Insolvency Laws"), will not result in consolidation of the assets and liabilities of the Issuer with those of any Seller or the Sponsor. These steps include the creation of the Issuer as a separate, limited-purpose subsidiary of the Sponsor pursuant to a certificate of incorporation containing certain limitations (including restrictions on the nature of the Issuer's business and a restriction on the Issuer's ability to commence a voluntary case or proceeding under any Insolvency Law without the prior unanimous affirmative vote of all of its directors, including at least one director who must be Independent of the Issuer and its affiliates). However, there can be no assurance that the activities of the Issuer would not result in a court concluding that the asset and liabilities of the Issuer should be consolidated with those of any Seller or the Sponsor in a proceeding under any Insolvency Law. If a court were to reach such a conclusion or a filing were made under any Insolvency Law by or against the Issuer, or if an attempt were made to litigate any of the foregoing issues, then delays in distributions on the Notes could occur or reductions in the amounts of such distributions could result. See "The Issuer."

        It is intended by the Issuer that the transfer of the Financed Eligible Loans by any Seller to the Issuer constitute a true sale of the Student Loans to the Issuer. If the transfer constitutes such a true sale, the Financed Eligible Loans and the proceeds thereof would not be the property of the respective Seller should it become the subject of any Insolvency Law subsequent to the transfer of the Financed Eligible Loans to the Issuer.

        Each Seller will warrant to the Issuer in the related Student Loan Purchase Agreement that the sale of the Financed Eligible Loans by such Seller to the Issuer is a valid sale of the Financed Eligible Loans by such Seller to the Issuer. Notwithstanding the foregoing, if a Seller were to become subject to an Insolvency Law and a creditor or trustee-in-bankruptcy of such Seller itself were to take the position that the sale of Financed Eligible Loans by such Seller to the Issuer should instead be treated as a pledge of such Financed Eligible Loans to secure a borrowing of such Seller, delays in payments of collections of Financed Eligible Loans to the related Noteholders could occur or (should the court rule in favor of such Seller or such trustee or creditor), reductions or delays in the amounts of such payments could result. If the transfer of Financed Eligible Loans by a Seller to the Issuer is treated as a pledge instead of a sale, a tax or government lien on the property of such Seller arising before the transfer of such Financed Eligible Loans to the Issuer may have priority over the Trust Estate's interest in such Financed Eligible Loans.

        If an Insolvency Event occurs with respect to the Issuer, the Financed Eligible Loans will be liquidated after the date of such Insolvency Event or as otherwise specified in the related Prospectus Supplement. The proceeds from any such sale, disposition or liquidation of Financed Eligible Loans will be treated as collections on the Financed Eligible Loans and deposited in the Student Loan Holding Fund. If the proceeds from the liquidation of the Financed Eligible Loans and any amounts on deposit in the Reserve Fund (if any) and any amounts available from any credit enhancement, if any, are not sufficient to pay the Notes of the related Series in full, the distributions of principal to such Noteholders will be reduced and Noteholders will incur a loss. See "Summary of Certain Provisions of the Indenture-Events of Default."

Changing Assets of the Trust Estate

        During the period beginning on the Date of Issuance and ending no later than the date set forth with respect to a Series in the related Prospectus Supplement, the Issuer intends to purchase Financed Eligible Loans from the Sellers. Each Financed Eligible Loan must meet certain characteristics and each portfolio of Financed Eligible Loans added to the Financed Eligible Loans portfolio in accordance with the terms of the Student Loan Purchase Agreement and the Indenture must, as of the applicable Cutoff Date, together with each portfolio previously added to the Financed Eligible Loans portfolio, as of their respective Cutoff Dates, meet certain pool characteristics set forth in the Student Loan Purchase Agreement. However, the actual characteristics of the Financed Eligible Loans portfolio will change from time to time due to factors such as adjustments made in the normal course of business, changes in the classifications of Eligible Loans, sale or purchase of Eligible Loans by the Issuer, scheduled amortization, prepayment or the occurrence of delinquencies or defaults.

Variability of Revenues

        Amounts received with respect to the Financed Eligible Loans for a particular period may vary in both timing and amount from the payments actually due on the Financed Eligible Loans for a variety of economic, social and other factors, including both individual factors, such as additional periods of deferral or forbearance prior to or after a borrower's commencement of repayment, and general factors, such as a general economic downturn which could increase the amount of defaulted Financed Eligible Loans. Failures by borrowers to pay timely the principal and interest on the Financed Eligible Loans will affect the amount of Revenues, which may reduce the amount of principal and interest available to be paid to the Registered Owners. In addition, failures by borrowers of student loans generally to pay timely the principal and interest due on such student loans could obligate the Guarantee Agencies to make payments thereon, which could adversely affect the solvency of the Guarantee Agencies and their ability to meet their guarantee obligations (including with respect to the Financed Eligible Loans). The inability of any Guarantee Agency to meet its guarantee obligations could reduce the amount of principal and interest paid to the Registered Owners. The effect of such factors, including the effect on a Guarantee Agency's ability to meet its guarantee obligations with respect to the Financed Eligible Loans or the Issuer's ability to pay principal and interest with respect to the Notes, is not possible to predict. Pursuant to the 1992 amendments under Section 432(o) of the Act, if the Department has determined that a Guarantee Agency of an Eligible Loan is unable to meet its insurance obligations, the loan holder may submit claims directly to the Department and the Department is required to pay the full Guarantee payment due with respect thereto in accordance with guarantee claim processing standards no more stringent than those applied by a Guarantee Agency of Eligible Loans. However, the Department's obligation to pay guarantee claims directly in this fashion is contingent upon the Department making the determination referred to above. There can be no assurance that the Department would ever make such a determination with respect to a Guarantee Agency or, if such a determination was made, whether such determination or the ultimate payment of such guarantee claims would be made in a timely manner.

        If an Event of Default occurs under the Indenture, subject to certain conditions, the Trustee is authorized, without the consent of the Registered Owners, to sell the Financed Eligible Loans. There can be no assurance, however, that the Trustee will be able to find a purchaser for the Financed Eligible
Loans in a timely manner or that the market value of such Financed Eligible Loans would, at any time, be equal to the aggregate outstanding principal amount of the Notes then Outstanding and accrued interest thereon. If the net proceeds of any such sale, together with amounts then on deposit in the Reserve Fund and other Funds and Accounts, do not exceed the aggregate outstanding principal amount of Notes then Outstanding and accrued interest thereon, Registered Owners of any Class of Notes not paid in full will likely be unable to recover the full amount of their investment. In addition, the amount of principal required to be paid to Registered Owners under the Indenture is generally limited to amounts available to be so paid. Therefore, the failure to pay principal on any Class or Series of Notes may not result in the occurrence of an Event of Default until the Stated Maturity date of such Class or Series of Notes.

Prepayment Considerations

        Principal prepayments with respect to the Notes may be influenced by a variety of economic, geographic, social and other factors. The Financed Eligible Loans may be prepaid at any time without penalty. The Issuer believes that in a fluctuating interest rate environment a factor affecting the prepayment rate on a large pool of loans similar to the Financed Eligible Loans is the difference between the interest rates on the loans (giving consideration to the cost of any refinancing) and prevailing interest rates generally. In general, if interest rates fall below the interest rates on the Financed Eligible Loans, the rate of prepayment would be expected to increase. Conversely, if interest rates rise above the interest rates on the Financed Eligible Loans, the rate of prepayment would be expected to decrease. The Issuer does not have available sufficient prepayment information on Financed Eligible Loans similar to those to be included in the Trust Estate to estimate the rate of prepayment with respect to the Financed Eligible Loans in the Financed Eligible Loans portfolio. Other factors affecting prepayment of loans include changes in the borrower's job, transfers, unemployment and servicing decisions, and refinancing opportunities which may provide more favorable repayment terms such as those offered under various consolidation loan programs, including the federal direct consolidation loan programs. In addition, the rate of the payments of principal on the Notes will be directly related to the actual amortization schedule of the Financed Eligible Loans. See "Risk Factors-Changes in Legislation" herein.

        The rate of principal payments on the Notes, the amount of principal and interest payments on the Notes and the yield to maturity of the Notes will be directly related to the rate of payments of principal on the Financed Eligible Loans. The timing of changes in the rate of prepayments may significantly affect an investor's actual yield to maturity, even if the average rate of principal prepayments is consistent with an investor's expectations. In general, the earlier a prepayment of principal of a Financed Eligible Loan, the greater the effect on an investor's yield to maturity. The effect on an investor's yield as a result of principal payments occurring at a rate higher (or lower) than the rate anticipated by the investor during the period immediately following the issuance of the Offered Notes will not be offset by a subsequent like reduction (or increase) in the rate of principal payments. See "Weighted Average Life of the Notes" herein.

Principal Balance of Notes May Exceed
Aggregate Principal Balance of Financed
Eligible Loans

        As may be specified with respect to a Series in the related Prospectus Supplement, on the Date of Issuance of such Series, the aggregate initial principal amount of the Offered Notes, together with all other Notes outstanding, may be greater than the sum of the aggregate principal balance of the Financed Eligible Loans and other assets on deposit in the Funds and Accounts in the Trust Estate. Each Financed Eligible Loan with respect to such Series may be purchased by the Issuer for an amount greater than the principal balance thereof (including any accrued interest thereon expected to be capitalized upon repayment) as of the Cutoff Date. In addition, Eligible Loans acquired during the recycling period may be purchased by the Issuer for an amount exceeding the principal balance thereof. As a result, if an Event of Default should occur under the Indenture and the Financed Eligible Loans were liquidated at a time when the outstanding principal amount of such Notes exceeded the aggregate principal balance of the Financed Eligible Loans and other assets on deposit in the Funds and Accounts in the Trust Estate, unless such Financed Eligible Loans are liquidated at a premium, Noteholders may suffer a loss as a result thereof. However, in the absence of any such default, any excess Note principal balance is expected to be reduced from interest payments received on the Financed Eligible Loans.

Unsecured Nature of Financed Eligible Loans;
Financial Status of Guarantee Agencies

        The Higher Education Act requires all Financed Eligible Loans to be unsecured. As a result, the only security for payment of the Financed Eligible Loans are the Guarantee Agreements between the Trustee and each Guarantee Agency. A deterioration in the financial status of the Guarantee Agencies and their ability to honor guarantee claims with respect to the Financed Eligible Loans could result in a delay in making or a failure to make Guarantee Payments to the Trustee. One of the primary causes of a possible deterioration in a Guarantee Agency's financial status is directly related to the amount and percentage of defaulting Financed Eligible Loans guaranteed by a Guarantee
Agency. Moreover, with respect to Eligible Loans, to the extent that the Department pays reimbursement claims submitted by a Guarantee Agency for any fiscal year exceeding certain specified levels, the Department's obligation to reimburse the Guarantee Agency for losses will be reduced on a sliding scale from a maximum of 98% to a minimum of 78% of Guarantee Agency payments. Under
Section 432(o) of the Act, if the Department has determined that a Guarantee Agency is unable to meet its guarantee obligations, the loan holder may submit claims directly to the Department and the Department is required to pay the full guaranty claim amount due with respect thereto in accordance with guaranty claim processing standards no more stringent than those of the Guarantee Agency. See "Description of the Federal Family Education Loan Program" herein.

Reauthorization; Appropriation

        The Department's authority to provide interest subsidies and Federal insurance for loans originated under the Higher Education Act terminates on a date specified in the Higher Education Act. The Higher Education Act Amendments of 1992 extended the principal provisions of the Federal Family Education Loan Program (the "FFEL Program") to loans made on or before September 30, 1998 (except that loans may continue to be made through September 30, 2002 to enable a student who has obtained a prior loan to continue his or her education program). While Congress has consistently extended the effective date of the Higher Education Act and the FFEL Program, there can be no assurance that the Department's ability to provide interest subsidies and Federal insurance for loans will be reauthorized for the period beginning October 1, 1998. Such a failure of reauthorization would reduce the number of Eligible Loans available for purchase by the Issuer under its student loan purchase program.

        The availability of interest subsidies and various other Federal payments under the FFEL Program is subject to Federal budgetary appropriation. In recent years, Federal budget legislation has contained provisions that restricted federal payments made under the FFEL Program to achieve reductions in federal spending. There can be no assurance that future federal budget legislation will not adversely affect expenditures by the Department or the Secretary, or the financial condition of the Guarantee Agencies.

Changes in Legislation

        There can be no assurance that the Higher Education Act or other relevant federal or state laws, rules and regulations and the programs implemented thereunder will not be amended or modified in the future in a matter that will adversely impact the programs described herein and the loans made thereunder, including the Financed Eligible Loans, or the Guarantee Agencies.

        Under the  Omnibus  Budget  Conciliation  Act of 1993,  Congress  made a number of changes that may adversely affect the financial condition of the Guarantee Agencies, including reducing to 98% the maximum percentage of Guarantee payments the Department will reimburse for loans first disbursed on or after October 1, 1993, reducing substantially the premiums and default collections that Guarantee Agencies are entitled to receive and/or retain and giving the Department broad powers over Guarantee Agencies and their reserves. These powers include the authority to require a Guarantee Agency to return all reserve funds to the Department if the Department determines such action is necessary to ensure an orderly termination of such Guarantee Agency, to serve the best interests of the federal programs or to ensure the proper maintenance of such Guarantee Agency's funds or assets. The Department is also now authorized to direct a Guarantee Agency to return a portion of its reserve funds which the Department determines is unnecessary to pay the program expenses and contingent liabilities of such Guarantee Agency and/or to cease any activities involving the use of such Guarantee Agency's reserve funds or assets which the Department determines is a misapplication or otherwise improper. The Department may also terminate the reinsurance agreement of a Guarantee Agency if the Department determines that such action is necessary to protect the federal fiscal interest or to ensure an orderly transition to full implementation of direct federal lending. In such event, however, the Department is required to assume the functions of such Guarantee Agency as described herein in "Description of the Federal Family Education Loan Program" herein. These various changes create a significant risk that the resources available to the Guarantee Agencies to meet their guarantee obligations will be significantly reduced. In addition, this legislation greatly expands the Federal Direct Student Loan Program volume to a target of approximately 60% of student loan demand in academic year 1998-1999, which could result in increasing reductions in the volume of loans made under the federal program. As the Federal Direct Student Loan Program expands, the Servicer may experience increased costs due to reduced economies of scale to the extent the volume of new loans serviced by the Servicer is reduced. Such cost increases could affect the ability of the Servicer to satisfy its obligations to service the Financed Eligible Loans or to purchase Financed Eligible Loans in the event of certain breaches of covenants. See "Risk Factors-Reliance Upon Sellers" and "-The Financed Eligible Loans and the Student Loan Fund" herein. Such volume reductions could further reduce revenues received by the Guarantee Agencies available to pay claims on defaulted Eligible Loans. Finally, the level of competition currently in existence in the secondary market for loans made under the federal programs could be reduced, resulting in fewer potential buyers of the Eligible Loans and lower prices available in the secondary market for those loans. Further, the Department is implementing a direct consolidation loan program, which program may further reduce the volume of loans made under the federal programs and may increase the rate of repayment of the Issuer's Financed Eligible Loans. See "Description of the Federal Family Education Loan Program" herein.

The Financed Eligible Loans
and the Student Loan Fund

        The Issuer has previously acquired or will acquire Financed Eligible Loans with the funds on deposit in the Student Loan Fund. Any conveyance of additional Eligible Loans is subject to the condition, among others, that each such additional Eligible Loan satisfy the eligibility criteria specified in the applicable Student Loan Purchase Agreement. The additional Financed Eligible Loans, as of the applicable Cutoff Date, together with the Financed Eligible Loans previously added to the portfolio, as of the respective Cutoff Date, will have certain pool characteristics described in the Prospectus Supplement. See "Seller Representations and Warranties-Representations and Warranties-Portfolio Characteristics" and "-Representations and Warranties-Eligible Loans" herein.

        Unless otherwise specified with respect to a Series in the related Prospectus Supplement, to the extent that amounts on deposit in the Loan Account designated with respect to a Series of the Student Loan Fund have not been fully applied to the acquisition of additional Eligible Loans by the date specified in the related Prospectus Supplement, the Registered Owners of such Notes will receive as a prepayment of principal, in the priorities described herein or in the related Prospectus Supplement, an amount equal to the amount remaining in the Loan Account designated with respect to a Series of the Student Loan Fund on the respective Interest Payment Dates on or next succeeding the date specified in the related Prospectus Supplement, with respect to the Senior Notes of such Series, and the date specified in the related Prospectus Supplement with respect to the Subordinate Notes and the Junior-Subordinate Notes of such Series, after all such Senior Notes have been redeemed. The Issuer expects that the amount of the additional Eligible Loans to be acquired with respect to any Series will approximate 100% of the amount deposited in the Loan Account designated with respect to a Series of the Student Loan Fund in the related Prospectus Supplement.

Issuance of Additional Notes

        The Issuer may, pursuant to the provisions of the Indenture, authenticate and deliver from time to time Additional Notes secured by the Trust Estate on a parity with or subordinate to any of the Senior Notes and senior to, on a parity with or subordinate to the Subordinate Notes, as determined by the Issuer; provided, however, that any such Additional Notes shall be issued pursuant to a Supplemental Indenture, without the consent or approval of the Registered Owners of any Notes then Outstanding, but with, among other things, written evidence from each Rating Agency then rating any Outstanding Notes that such rating or ratings will not be reduced or withdrawn as a result of the issuance of the proposed Additional Notes. See "Additional Notes" herein.

Maturity and Prepayment Assumptions

        Financed Eligible Loans may be prepaid by the borrowers at any time. (For this purpose the term "prepayments" includes prepayments in full or in part (including pursuant to Consolidation Loans) and liquidations due to default
(including receipt of Guarantee payments)). In addition, under certain circumstances, a Seller will be obligated to repurchase, or the Servicer will be obligated to purchase, Financed Eligible Loans from the Trust Estate pursuant to the respective Student Loan Purchase Agreement or Servicing Agreement as a result of breaches of their respective representations, warranties or covenants. Moreover, to the extent borrowers of Financed Eligible Loans elect to borrow money through Consolidation Loans with respect to such Financed Eligible Loans from a Seller or from another lender, Registered Owners of the Notes will collectively receive as a prepayment of principal the aggregate principal amount of such Financed Eligible Loans. There can be no assurance that borrowers with respect to the Financed Eligible Loans will not seek to obtain Consolidation Loans with respect to such Financed Eligible Loans. See "Risk Factors-Changes in Legislation" herein.

        Scheduled payments with respect to, and maturities of, the Financed Eligible Loans may be extended, including pursuant to the applicable Deferral Phase and certain other grace periods authorized by the Higher Education Act ("Grace Periods") and, under certain circumstances, periods of forbearance ("Forbearance Periods") or as a result of refinancings through Consolidation Loans having longer maturities, which may lengthen the remaining term of the Financed Eligible Loans and the average life of each Class of Notes. Any reinvestment risks resulting from a faster or slower incidence of prepayment of Financed Eligible Loans will be borne entirely by the Registered Owners.

Basis Risk

        The interest rate with respect to the Notes of various Classes may fluctuate from one interest period to another in response to changes in LIBOR or Treasury security rates (the "Index Rates") described in a Prospectus Supplement. The Issuer can make no representation as to what the Index Rates may be in the future. In addition, the Financed Eligible Loans bear interest at the rates (the "Loan Rates") described herein under "Description of the Federal Family Education Loan Program." To the extent that the Loan Rates decrease or do not increase as fast as the Index Rates, the interest rates with respect to certain Senior Notes, Subordinate Notes or Junior-Subordinate Notes may be limited to the weighted average rate received on the Financed Eligible Loans or may be deferred to future periods. Further, if there is a decline in the Loan Rates, the amount of funds representing interest deposited into the Trust Estate may be reduced and, even if there is a similar reduction in the variable Index Rates applicable to any Series, there may not necessarily be a similar reduction in the other amounts required to be funded out of such funds (such as certain administrative expenses), causing payment of such amounts to be deferred to future periods. There can be no assurances given that sufficient funds will be available in future periods to make up for any shortfalls in the current payments of Index Rates or expenses of the Trust Estate.

Certain Legal Aspects

        Each Seller will intend that the transfers of Financed Eligible Loans by it to the Issuer under the respective Student Loan Purchase Agreement constitute valid sales and assignments of such Financed Eligible Loans. In the event of insolvency of such Seller, however, its affairs, if a bank, might become subject to Federal Deposit Insurance Corporation ("FDIC") receivership. In such case, the FDIC, as a receiver, or a court could treat the transfer of the Financed Eligible Loans to the Issuer as an assignment of collateral as security for the benefit of the Issuer as a creditor of such Seller. If the transfer of the Financed Eligible Loans to the Issuer is deemed to create a security interest therein, a tax or government lien on property of such Seller arising before the Financed Eligible Loans were transferred may have priority over the Issuer's interest in such Financed Eligible Loans. If such Seller becomes subject to receivership, to the extent that the transfer of the Financed Eligible Loans is deemed to create a security interest, and that such interest was validly perfected before such Seller's insolvency and was not taken in contemplation of insolvency or with the intent to hinder, delay or defraud such Seller or its creditors, such security interest should not be subject to avoidance and payments to the Issuer or its assignees with respect to the Financed Eligible Loans should not be subject to recovery by such Seller's creditors. The Issuer has received an opinion of counsel, subject to the assumptions and limitations set forth therein, that the provisions of the Indenture and the Custodial Agreement and the actions required thereunder in connection with the acquisition of Financed Eligible Loans are sufficient to create both a perfected security interest in favor of the Trustee against any such Seller in the Financed Eligible Loans, if the transfer of Financed Eligible Loans by such Seller to the Issuer is considered as an assignment of collateral as security for an obligation, which interest is prior to that of any creditor of such Seller, as well as a perfected security interest in favor of the Trustee against the Issuer in the Financed Eligible Loans, which interest is prior to that of any other creditor of the Issuer. No assurance can be given, however, that delays in receipt of funds with respect to the Financed Eligible Loans will not occur in such circumstances. Moreover, no assurance can be given that the FDIC would not seek to effect the release of the Financed Eligible Loans to it, as receiver, by accelerating such Seller's "debt" and repaying the outstanding amount thereof. See "Risk Factors-Reliance Upon Seller" and "-Perfection of Security Interest in Financed Eligible Loans" herein.

        With respect to a Seller that is not a bank or an insurance company, the Issuer will structure the sale of the Financed Eligible Loans of such Seller to the Issuer as a "true sale" for purposes of any voluntary or involuntary petition for relief under the United States Bankruptcy Code or any similar applicable federal or state law of such Seller (an "Insolvency Proceeding"), such that upon the occurrence of any such Insolvency Proceeding, such Financed Eligible Loans would not be consolidated into the bankruptcy estate of such Seller. No assurance can be given, however, that such a consolidation would not occur. A court might, however, treat the sale as an assignment of collateral with respect to the Financed Eligible Loans as security for the benefit of the Noteholders. If such sale is deemed to create a security interest in the Financed Eligible Loans, a tax or governmental lien on property of such Seller arising before the Financed Eligible Loans came into existence may have priority over the Trustee's interest in such loans. If the Seller becomes subject to an Insolvency Proceeding, to the extent that the transfer of the Financed Eligible Loans is deemed to create a security interest and that interest was validly perfected before such Seller's insolvency or bankruptcy and was not taken in contemplation of insolvency or bankruptcy or with the intent to hinder, delay or defraud such Seller or its creditors, such security interest should not be subject to avoidance, and payments to the Trustee with respect to the Financed Eligible Loans should not be subject to recovery by such Seller's creditors. No assurance can be given, however, that delays in receipt of funds with respect to the Financed Eligible Loans of such Seller will not occur in such circumstances. See "Risk Factors-Reliance Upon Seller" and "-Perfection of Security Interest in Financed Eligible Loans" herein.

        Numerous federal and state consumer protection laws and related regulations impose substantial requirements upon lenders and servicers involved in consumer finance. Also, some state laws impose finance charge ceilings and other restrictions on certain consumer transactions and require contract disclosures in addition to those required under federal law. These state laws are, however, to a large part, preempted by the Higher Education Act.

Book-Entry Registration

        Unless otherwise specified with respect to a Series in the related Prospectus Supplement, it is expected that each Class of Notes of any Series will be initially represented by one or more certificates registered in the name of Cede & Co., the nominee for DTC, and will not be registered in the names of the holders of such Notes or their nominees. Because of this, unless and until definitive securities are issued, holders of such Notes will not be recognized by the Trustee as "Registered Owners" (as such terms are used in the Indenture). Hence, until definitive securities are issued, holders of such Series of Notes will only be able to exercise the rights of Registered Owners indirectly through DTC and its participating organizations.
See "Book Entry Registration" herein.

Repurchase of Financed Eligible Loans

        Upon the occurrence of a breach of representations and warranties with respect to a Financed Eligible Loan, the respective Seller is obligated to repurchase the related Financed Eligible Loan from the Issuer. If such Seller were to become insolvent or otherwise be unable to repurchase such Financed Eligible Loan, it is unlikely that a repurchase of such Financed Eligible Loan from the Issuer would occur. The failure of such Seller to repurchase a Financed Eligible Loan would constitute a breach of the respective Student Loan Purchase Agreement, enforceable by the Trustee on behalf of the Registered Owners, but would not constitute an Event of Default under the Indenture or permit the exercise of remedies thereunder. See "Risk Factors-Reliance Upon Sellers," "Seller Representations and Warranties" and "The Issuer's Student Loan Purchase Program" herein.

Ratings of the Notes

        It is a condition to issuance of the Notes that they be rated as indicated under the caption "Summary of the Offering-Ratings" in the related Prospectus Supplement. Ratings are based primarily on the credit underlying the Financed Eligible Loans, the level of subordination, the amount of credit enhancement and the legal structure of the transaction. The ratings are not a recommendation to purchase, hold or sell any Class of Notes inasmuch as such ratings do not comment as to the market price or suitability for a particular investor. There can be no assurance as to whether any additional rating agency will rate the Notes, or if it does, that the rating that would be assigned by any such other rating agency would be equivalent to the initial rating described in the related Prospectus Supplement. There is no assurance that the ratings will remain for any given period of time or that ratings will not be lowered or withdrawn by any Rating Agency if in such Rating Agency's judgment circumstances so warrant.

                            DESCRIPTION OF THE NOTES

        The Notes of each Series will be authenticated and delivered pursuant to the Indenture and related Supplemental Indenture of Trust by and between the Issuer and the Trustee. Prior to the authentication and delivery of any Series of Notes, the Issuer must deliver a resolution to the Trustee which has been certified by the Secretary or other Authorized Officer of the Issuer, deliver a written order to the Trustee, execute any necessary supplements to the Indenture and deliver any other documents, instruments and certificates required by the Indenture. The Indenture has been filed as an exhibit to the Issuer's Registration Statement.

        The following summaries do not purport to be complete and are subject to, and are qualified in their entirety by reference to, the provisions of the Indenture.

General

        The Class A Notes and the Prior Class A Notes are also designated as "Senior Notes" under the Indenture, and the Senior Notes include any Additional Notes secured on a parity with the Class A Notes and the Prior Class A Notes. The Class B Notes and the Prior Class B Notes are also designated as "Subordinate Notes" under the Indenture, and the Subordinate Notes include any Additional Notes secured on a parity with the Class B Notes. Additional Notes, designated as "Junior-Subordinate Notes," may be issued under the Indenture which Junior-Subordinate Notes would be subordinate to the Class A Notes, the Prior Class A Notes, the Class B Notes and the Prior Class B Notes.

Auction Rate Notes

        The Auction Rate Notes will have a Stated Maturity as set forth in the applicable Prospectus Supplement. Such Notes will be dated their Date of Issuance and will bear interest from such date at the rate per annum specified in the Prospectus Supplement through the first date of Auction (the "Auction Date") for such Notes. After the Initial Period for each Class of Auction Rate Notes, the Interest Period will initially consist of a number of days (each, an "Auction Period"), as set forth herein under "Certain Definitions and Provisions Related to Auction Rate Notes and Auction Procedures-Auction Procedures" and in the applicable Prospectus Supplement. The interest rate for the Auction Rate Notes will be reset at the interest rate determined pursuant to the Auction (the "Auction Rate") with respect to such Auction Rate Notes pursuant to the Auction procedures (but in no event exceeding the maximum interest rate relating to an Auction (the "Maximum Auction Rate") per annum). Except as may otherwise be specified with respect to a Series containing a Class or Classes of Auction Rate Notes in the related Prospectus Supplement, for each Auction, the holders of the Auction Rate Notes may submit orders through a Broker-Dealer (as defined under "Certain Definitions and Provisions Related to Auction Rate Notes and Auction Procedures-Auction-Related Definitions") as to the principal amount of Auction Rate Notes they wish to hold, purchase or sell at various interest rates. If no order is received from the holder of an Auction Rate Note, such holder will be deemed to have submitted a hold order for all Auction Rate Notes owned by such holder at the new Auction Rate. As part of the Auction Procedures, the Broker-Dealers also solicit bids from non-holders interested in acquiring Auction Rate Notes as to the principal amount of Auction Rate Notes they wish to purchase at various interest rates. The Auction Rate for any Auction Date generally will be the lowest interest rate at which all sell orders are fulfilled, but in no event greater than the Maximum Auction Rate. In connection with each Auction, the Auction Rate Notes are transferred at par plus accrued interest. See "Certain Definitions and Provisions Related to Auction Rate Notes and Auction Procedures-Auction Procedures-Auction Note Interest Rate" herein for a more detailed description of the procedures for establishing the Auction Rates and for tendering Auction Rate Notes for Auction. Interest on the Auction Rate Notes will be payable on the first Business Day following the expiration of each respective Interest Period for such Notes. The date on which a Class of Auction Rate Notes is entitled to receive a payment of interest is referred to as the "Interest Payment Date" for such Class. Payments will be made to Registered Owners of the Auction Rate Notes as of the date (the "Record Date") which is the Business Day next preceding the respective Auction Date. Auction Rate Notes issued upon transfer, exchange or other replacement shall bear interest from the most recent Interest Payment Date to which interest has been paid, or if no interest has been paid, from the Date of Issuance.

        The Issuer currently anticipates that there will be at least one broker-dealer utilized in connection with an Auction or such other number as may be specified with respect to a Series in the related Prospectus Supplement.

        For each Interest Period with respect to the Auction Rate Notes, the applicable provisions relating to the Auction Date and the Auction Rate will be determined in accordance with the auction provisions of the Indenture. See "Certain Definitions and Provisions Related to the Auction Rate Notes and Auction Procedures," and "Auction Rate Note-Settlement Procedures" herein and "Appendix I-Form of Master Purchaser's Letter" attached hereto.

LIBOR Rate Notes

        The LIBOR Rate Notes will be dated their Date of Issuance and will have a Stated Maturity set forth in the applicable Prospectus Supplement. Certain capitalized terms used herein with respect to the LIBOR-Based Rate are defined herein under "Certain Definitions and Provisions Related to the LIBOR Rate Notes." Interest on the LIBOR Rate Notes shall accrue for each Interest Period and shall be payable in arrears on each Interest Payment Date. An "Interest Period" with respect to the LIBOR Rate Notes, means the period commencing on the Date of Issuance of the LIBOR Rate Notes through and including the date specified in the related Prospectus Supplement and each period thereafter beginning on the first day of each calendar month and ending on the last day of such calendar month or, with respect to LIBOR Rate Notes payable quarterly, the period commencing on the Date of Issuance of the LIBOR Rate Notes through and including the date specified in the related Prospectus Supplement and each quarterly period thereafter beginning on the first day of a month and ending on the last day of the second following month thereafter. Except as otherwise specified with respect to a Series in the related Prospectus Supplement, an "Interest Payment Date" for the LIBOR Rate Notes means the first Business Day of each calendar month, commencing on the date specified in the related Prospectus Supplement or, with respect to a LIBOR Rate Note payable quarterly, on the quarterly dates set forth in the related Prospectus Supplement, or if any such date is not a Business Day, the next succeeding Business Day (but only for interest accrued through the last day of the calendar month next preceding such Interest Payment Date).

        Unless otherwise specified in the related Prospectus Supplement, the amount of interest payable to Registered Owners of LIBOR Rate Notes in respect of the principal amount thereof for any Interest Period or part thereof shall be calculated by applying the Applicable Rate for such Interest Period or part thereof to the principal amount multiplying such product by the actual number of days in the Interest Period or part thereof concerned divided by 360, and rounding the resultant figure to the nearest one cent. Interest on the LIBOR Rate Notes shall be computed by the Trustee on the basis of a 360-day year for the number of days actually elapsed. In the event an Interest Payment Date occurs with respect to any Interest Period on a date other than the first day of the next Interest Period, the Trustee, after confirming the calculation required above, shall calculate the portion of the Interest Amount payable on such Interest Payment Date and the portion payable on the next succeeding Interest Payment Date.

        Unless otherwise specified in the related Prospectus Supplement, the rate of interest on the LIBOR Rate Notes for each Interest Period shall be determined by a calculation agent. If a default in payment occurs, the Applicable Rate with respect to the LIBOR Rate Notes will be the same rate per annum calculated as if no such Payment Default had occurred. The rate per annum at which interest is payable on the LIBOR Rate Notes for any Interest Period is herein referred to as the "Applicable Rate." The Applicable Rate cannot at any time exceed the maximum interest rate specified in the related Prospectus Supplement with respect to such LIBOR Rate Notes. See "Certain Definitions and Provisions Related to the LIBOR Rate Notes" herein.

Treasury Rate Notes

        Unless otherwise specified in the related Prospectus Supplement, the Treasury Rate Notes will be dated their Date of Issuance and will have a Stated Maturity set forth in the applicable Prospectus Supplement. Interest on the Treasury Rate Notes shall accrue for each Interest Period and shall be payable in arrears on each Interest Payment Date. An "Interest Period" with respect to the Treasury Rate Notes, means the period commencing on the Date of Issuance of the Treasury Rate Notes through and including the date specified in the related Prospectus Supplement and each period thereafter beginning on the first day of each calendar month and ending on the last day of such calendar month or, with respect to Treasury Rate Notes payable quarterly, the period commencing on the Date of Issuance of the Treasury Rate Notes through and including the date specified in the related Prospectus Supplement and each quarterly period thereafter beginning on the first day of a month and ending on the last day of the second following month thereafter. Except as otherwise specified with respect to a Series in the related Prospectus Supplement, an "Interest Payment Date" for the Treasury Rate Notes means the first Business Day of each calendar month, commencing on the date specified in the related Prospectus Supplement or, with respect to a Treasury Rate Note payable quarterly, on the quarterly dates set forth in the related Prospectus Supplement, or if any such date is not a Business Day, the next succeeding Business Day (but only for interest accrued through the last day of the calendar month next preceding such Interest Payment
Date).

        Unless otherwise specified in the related Prospectus Supplement, the amount of interest payable to Registered Owners of Treasury Rate Notes in respect of the principal amount thereof for any Interest Period or part thereof shall be the T-Bill Rate. The T-Bill Rate will generally be adjusted weekly on the calendar day following each auction of direct obligations of the United States with a maturity of 13 weeks ("91-day Treasury Bills") and will be calculated by a calculation agent to be the sum of (i) the Bond Equivalent Yield for auctions of 91-day United States Treasury Bills on a Rate Determination Date (i.e., the first day of each calendar week on which the United States Treasury auctions 91-day Treasury Bills, which currently is the United States Treasury's first business day of each week) for such Interest Period, plus a spread described in the related Prospectus Supplement. Interest on the Treasury Rate Notes shall be computed by the Trustee for the actual number of days elapsed on the basis of a year consisting of 365 or 366 days, as applicable. In the event an Interest Payment Date occurs with respect to any Interest Period on a date other than the first day of the next Interest Period, the Trustee, after confirming the calculation required above, shall calculate the portion of the Interest Amount payable on such Interest Payment Date and the portion payable on the next succeeding Interest Payment Date.

        Unless otherwise specified in the related Prospectus Supplement, the rate of interest on the Treasury Rate Notes for each Interest Period shall be determined by the a calculation agent or such other person as specified in the related Prospectus Supplement and will be based upon the interest rate described above. If a Payment Default occurs, the Applicable Rate with respect to the Index Rate Notes will be the same per annum calculated as if no such Payment Default had occurred. The rate per annum at which interest is payable on the Treasury Rate Notes for any Interest Period is herein referred to as the "Applicable Rate." The Applicable Rate cannot at any time exceed the maximum interest rate specified in the related Prospectus Supplement with respect to such Treasury Rate Notes. See "Certain Definitions and Provisions Related to the Treasury Rate Notes" herein.

Accrual Notes

        Unless otherwise specified in the related Prospectus Supplement, distributions of interest in respect of the Notes of any Class (other than any class of Notes that will be entitled to payments of accrued interest commencing only on the Interest Payment Date, or under the circumstances specified in the related Prospectus Supplement ("Accrual Notes")) will be made on each Interest Payment Date based on the accrued interest for such Class and such Interest Payment Date, subject to the sufficiency of the portion of the available amount allocable to such Class on such Interest Payment Date. Prior to the time interest is payable on any class of Accrual Notes, the amount of accrued interest otherwise payable on such Class will be added to the Note principal balance thereof on each Interest Payment Date. The principal balance of the Accrual Notes will begin to be paid from available funds received with respect to the Financed Eligible Loans after the date that accrued interest is no longer being added to the principal balance of such Notes. With respect to each Class of Accrual Notes, accrued interest for each Interest Payment Date will be equal to interest at the applicable interest rate accrued for a specified period (generally the period between Interest Payment Dates) on the outstanding Note principal balance thereof immediately prior to such Interest Payment Date.

Principal Payments of the Notes

        The principal of the Notes due at Stated Maturity or redemption in whole will be payable at the principal office of the Trustee upon presentation and surrender of the Notes. Payment of interest and principal paid subject to a partial redemption on any Note will be made to the Registered Owner thereof by check or draft mailed on the Interest Payment Date by the Trustee to the Registered Owner at his address as it last appears on the registration books kept by the Trustee at the close of business on the Record Date for such interest payment date, but any such interest not so timely paid or duly provided for shall cease to be payable to the Registered Owner thereof at the close of business on the Record Date and shall be payable to the Registered Owner thereof at the close of business on a special record date (a "Special Record Date") for the payment of any such defaulted interest. Such Special Record Date shall be fixed by the Trustee whenever moneys become available for payment of the defaulted interest, and notice of such Special Record Date will be given to the Registered Owners of the Notes not less than 10 days prior thereto by first-class mail to each such Registered Owner as shown on the Trustee's registration books on the date selected by the Trustee, stating the date of the Special Record Date and the date fixed for the payment of such defaulted interest. Notwithstanding the foregoing, payment of principal and interest to the Securities Depository or its nominee will, and at the written request addressed to the Trustee of any other Registered Owner owning at least $1,000,000 principal amount of the Notes, payments of principal and interest shall, be paid by wire transfer within the United States to the bank account number filed no later than the Record Date or Special Record Date with the Trustee for such purpose. All payments on the Notes shall be made in lawful money of the United States of America.

Mandatory Redemption

        Unless otherwise specified with respect to a Series in the related Prospectus Supplement, the Notes of such Series are subject to mandatory redemption not at the discretion of the Issuer, in whole or in part, at a redemption price equal to the principal amount thereof plus interest accrued, if any, to the date of redemption thereof (i) on the first Interest Payment Date subsequent to the recycling period with respect to such Series, in an amount equal to moneys representing principal payments received with respect to the Financed Eligible Loans and other excess revenues previously transferred to and then on deposit in the Note Redemption Fund, and (ii) on the Interest Payment Date specified with respect to a Series in the related Prospectus Supplement, in an amount equal to moneys, if any, not previously used to purchase Eligible
Loans that are transferred to the Note Redemption Fund from the Student Loan Fund, (A) for the Class A Notes, on the Interest Payment Date next succeeding the date specified in the related Prospectus Supplement and (B) for the Class B Notes, on the next Interest Payment Date thereafter, such anticipated excesses to be determined by estimate as of 30 days prior to said Interest Payment Dates; provided, however, that if (a) 30 days prior to said Interest Payment Dates, the Issuer files with the Trustee a certificate that such balances may be invested at a rate of return until a subsequent Interest Payment Date which, together with other available Revenues and cash balances, will produce sufficient cash flows to permit the timely retirement of the Notes, which cash flows shall not assume the refunding of the Notes of such Series, and such conclusions are approved by each Rating Agency, and (b) the Trustee shall have received an opinion of counsel to the effect that the failure to so redeem the Notes of such Series would not cause such Notes to fail to be characterized as indebtedness of the Issuer for federal income tax purposes (primarily, as a result of any change in the amount of residual interest owned by the Issuer for failure to so redeem), then such call for redemption need not be made. Such mandatory redemptions will be made solely from moneys available therefor in the respective accounts of the Note Redemption Fund and only as provided above in this paragraph. No Issuer direction needs to be given with respect to a mandatory redemption.

        In addition, unless otherwise specified with respect to any Series, the Class A Notes of such Series are subject to mandatory redemption, in part, from moneys deposited in the Senior Note Redemption Account as described under clause
(j) under "Security and Sources of Payment for the Notes-Revenue Fund" herein.

        See "-Notice and Partial Redemption of Notes" below for a discussion of the order in which Notes of any Series will be redeemed.

Optional Redemption

        Unless otherwise specified with respect a Series in the related Prospectus Supplement and only under the circumstances discussed herein with respect to the Subordinate Notes, the Notes of such Series are subject to redemption at the sole discretion of the Issuer, from funds received by the Trustee constituting interest on Financed Eligible Loans remaining in the Revenue Fund after all other prior required payments have been made from the Revenue Fund, in whole or in part, on or after the date set forth in such Prospectus Supplement at a redemption price equal to the principal amount of the Notes being redeemed, plus interest accrued, if any, to the date of redemption. Certain Classes of the Prior Notes are not subject to optional redemption prior to dates specified in the Indenture. Any limitations on optional redemptions of the Offered Notes of any Series will be described in the Prospectus Supplement related to such Series. Issuer direction must be give with respect to an optional redemption. See "-Notice and Partial Redemption of Notes" below for a discussion of the order in which Notes will be redeemed.

        Notes of any Series may be redeemed only under the circumstances discussed herein and in accordance with the provisions of the Indenture. Certain Notes may be optionally redeemed only after a date specified in a related Prospectus Supplement.

Extraordinary Optional Redemption

        Unless otherwise specified with respect to a Series in the related Prospectus Supplement, the Notes of such Series are also subject to extraordinary optional redemption, at the discretion of the Issuer, at a redemption price equal to the principal amount of the Notes being redeemed, plus accrued interest to the date of redemption, without premium, in whole or in part, from any unallocated and available moneys remaining in the Trust Estate, on any Interest Payment Date, if the Issuer reasonably determines that it is unable to acquire Financed Eligible Loans, that the rate of return on Financed Eligible Loans has materially decreased, or that the costs of administering the Trust Estate have placed unreasonable burdens upon the ability of the Issuer to perform its obligations under the Indenture. See "-Notice and Partial Redemption of Notes" below for a discussion of the order in which such Notes will be redeemed. The Issuer expects to redeem Notes pursuant to this paragraph only if changes are made to the Higher Education Act or changes occur in the financial markets or student loan markets which the Issuer deems to be materially adverse to the Trust Estate. An extraordinary optional redemption made pursuant to this paragraph may cause the Notes to be redeemed earlier than anticipated by the Noteholder.

        In determining whether to exercise the extraordinary optional redemption provision, the Issuer will consider all of the facts and circumstances existing at the time with respect to any changes to the Higher Education Act which would be materially adverse to the Trust Estate such that the Noteholders of any or all Series, in the Issuer's reasonable determination, would suffer a loss or material delay in the receipt of principal or interest payments when due if the Trustee were to continue acquiring Financed Eligible Loans from moneys on deposit in the Recycling Account.

Optional Purchase

        Unless otherwise specified with respect to a Series in the related Prospectus Supplement, the Issuer may purchase or cause to be purchased, at its discretion, all of the Notes of such Series on any Interest Payment Date on which the aggregate current principal balance of the Notes shall be less than or equal to 10% of the initial aggregate principal balance of the Notes on their respective Date of Issuance, at a purchase price equal to the aggregate current principal balance of such Notes, plus accrued interest on the Notes through the day preceding the Interest Payment Date on which the purchase occurs. The amount deposited by the Issuer pursuant to this paragraph shall be paid to the Registered Owners on the related Interest Payment Date following the date of such deposit. All Notes which are purchased pursuant to this paragraph shall be delivered by the Issuer upon such purchase to, and be canceled by, the Trustee and be disposed of in a manner satisfactory to the Trustee and the Issuer.

Notice and Partial Redemption of Notes

        The Trustee shall cause notice of any redemption or purchase to be given by mailing a copy of the redemption or purchase notice to the Registered Owner of any Note being redeemed or purchased, and to the Auction Agent with respect to the Auction Rate Notes, designated for redemption or purchase in whole or in part, at their address as the same shall last appear upon the registration books, in each case not less than 15 days, with respect to the Auction Rate Notes, and 15 days, with respect to Index Rate Notes, prior to the redemption or purchase date; provided, however, that failure to give such notice, or any defect therein, shall not affect the validity of any proceedings for the redemption or purchase of such Notes for which no such failure or defect occurs.

        If less than all of the Notes of any Series are to be redeemed or purchased pursuant to a mandatory redemption, an optional redemption, an extraordinary optional redemption or an optional purchase, the Notes of each Class of such Series to be redeemed or purchased shall be redeemed or purchased from such Class as directed in an Issuer Order. Any moneys transferred to the Note Redemption Fund and not specifically required to be deposited to any Account therein will be deposited in the Senior Note Redemption Account of the Note Redemption Fund unless the Trustee receives an Issuer Order as described below. Except as otherwise specified with respect to a Series, the Issuer, pursuant to an Issuer Order, may designate that a specified amount of moneys or investments to be transferred to the Note Redemption Fund pursuant to the terms and provisions of the Indenture be deposited to (i) the Subordinate Note Redemption Account of the Note Redemption Fund if after the redemption of Subordinate Notes from the moneys and investments transferred to the Subordinate Note Redemption Account of the Note Redemption Fund and the redemption of the Senior Notes, if any, from the moneys and investments transferred to the Senior Note Redemption Account of the Note Redemption Fund, the Aggregate Market Value of the Trust Estate will equal at least 110% of the aggregate principal amount of all Senior Notes Outstanding, and (ii) the Junior-Subordinate Note Redemption Account of the Note Redemption Fund if after the redemption of
Junior-Subordinate Notes from the moneys and investments transferred to the Junior-Subordinate Account of the Note Redemption Fund and the redemption of Senior Notes and Subordinate Notes, if any, from the moneys and investments transferred to the Senior Note Redemption Account and the Subordinate Note Redemption Account of the Note Redemption Fund, the Aggregate Market Value of the Trust Estate will equal at least 110% of the aggregate principal amount of all Senior Notes Outstanding and at least 102% of the aggregate principal amount of all Senior and Subordinate Notes Outstanding. See "Security and Sources of Payment for the Notes-Note Redemption Fund" herein. Additional Notes to be redeemed in part shall be redeemed in accordance with the provisions of the Supplemental Indenture authorizing the issuance and delivery of such Additional Notes.

Accelerated Maturity of Notes

        If an Event of Default shall have occurred and be continuing, the Trustee may declare, or upon the written direction (a) by the Registered Owners of at least 51% of the collective aggregate principal amount of the Outstanding Senior Notes (or if no Senior Notes are Outstanding under the Indenture, then upon the written direction of the Registered Owners of at least 51% of the collective aggregate principal amount of the Outstanding Subordinate Notes, (or if no Senior Notes or Subordinate Notes are Outstanding hereunder, then upon the written direction of the Registered Owners of at least 51% of the collective aggregate principal amount of the Outstanding Junior-Subordinate Notes), shall declare, the principal of all Notes issued under the Indenture, or any supplement thereto, and then Outstanding, and the interest thereon, if not previously due, immediately due and payable, anything in the Notes or in the Indenture to the contrary notwithstanding; provided, however, that a declaration of acceleration upon a default described in subsection (g) of "Summary of Certain Provisions of the Indenture-Events of Default" herein shall require the consent of 100% of the Registered Owners of the collective aggregate principal amount of the appropriate Series of Notes, as described above.

                  SECURITY AND SOURCES OF PAYMENT FOR THE NOTES

General

        The Notes are limited obligations of the Issuer secured by and payable solely from Revenues and other assets pledged under the Indenture for the payment of the principal of and interest on the Notes (referred to in the Indenture as the "Trust Estate"). Subject to the provisions of the Indenture permitting the application of such assets and except as otherwise specified with respect to a Series in the related Prospectus Supplement, the following assets serve as security for the Notes: (a) the Revenues (defined in the Indenture as all principal payments, proceeds, charges and other income received by the Trustee or the Issuer on account of any Financed Eligible Loan (including, but not limited to, scheduled, delinquent and advance payments of and any insurance proceeds with respect to, interest, including Interest Benefit Payments, on Financed Eligible Loans and any Special Allowance Payments received by the Issuer or the Trustee with respect to any Financed Eligible Loan) and investment income from all Funds and Accounts, and any proceeds from the sale of other disposition of such Financed Eligible Loans), (b) all moneys and investments held in the Funds, excluding the Operating Fund, the General Fund and the Cost of Issuance Fund, and (c) Financed Eligible Loans purchased with money from the Student Loan Fund or otherwise acquired or originated and pledged or credited to the Student Loan Fund. In addition, the Trust Estate with respect to any Series may also consist of certain rights regarding credit enhancement (for example, the right to draw under any letter of credit or guarantee insurance) as described herein and in the related Prospectus Supplement.

Funds and Accounts and Flow of Revenues

        There are created and established by the Indenture the following Funds to be held and maintained by the Trustee for the benefit of the Registered
Owners:

          (a) Student Loan Fund, including a Loan Account designated with respect to a Series, a Note Account designated with respect to a Series, and a Recycling Account designated with respect to a Series,

          (b) Revenue Fund,

          (c) Reserve Fund,

          (d) Interest Fund, including a Senior Interest Account, a Subordinate Interest Account and a Junior-Subordinate Interest Account therein,

          (e) Note Redemption Fund, including a Senior Note Redemption Account, a Subordinate Note Redemption Account and a Junior-Subordinate Note Redemption Account therein, and

          (f) Student Loan Holding Fund.

        There is created and established by the Indenture, the Cost of Issuance Fund to be held and maintained by the Trustee in which neither the Issuer (except as described under "-Cost of Issuance Fund" below) nor the Registered Owners has any right, title or interest.

        The following funds have previously been established by the Issuer, do not constitute Funds within the meaning of the Indenture, and are held by a depository bank of the Issuer for the benefit of the Issuer and neither the Trustee nor the Registered Owners shall have any right, title or interest therein: (a) the Operating Fund; and (b) the General Fund.

        The Trustee is authorized for the purpose of facilitating the administration of the Trust Estate and for the administration of any Additional Notes issued under the Indenture to create Accounts or subaccounts in any of the various Funds and Accounts established under the Indenture which are deemed necessary or desirable; provided, however, that the obligation of the Issuer to provide such Funds and Accounts is not altered or amended.

        Generally and as more specifically described below, all funds received with respect to the Financed Student Loans first are deposited by the Trustee into the Student Loan Holding Fund. Upon receipt, such deposits are allocated between principal and interest, and the principal portion further allocated among Series with respect to the Financed Eligible Loans acquired in connection with such Series. Thereafter, the interest portion is deposited into the Revenue Fund and the principal portion with respect to each Series deposited into the Recycling Account of the Student Loan Fund with respect to such Series until such date as recycling of principal receipts is no longer permitted. Funds in the Recycling Account of any Series generally will be used to acquire additional Financed Eligible Loans. After such dates, the principal portion with respect to a Series will be deposited to the Note Redemption Fund; provided, that if with respect to an Interest Payment Date, there exists an insufficiency of funds in the Revenue Fund to make payments or transfers as described herein under "Security and Sources of Payments under the Notes," then such insufficiency existing shall be transferred to the Revenue Fund from the Student Loan Holding Fund but only after first transferring any such deficiency from the Note Redemption Fund.

        Funds on deposit in the Revenue Fund (generally representing the interest portion of receipts with respect to the Financed Eligible Loans) are paid or transferred daily or monthly as indicated below under "-Revenue Fund."

        Set forth on the following page is a diagram of the flow of Revenues received on the Financed Eligible Loans subsequent to the Date of Issuance with respect to any Series. Proceeds received from original Note proceeds with respect to any Series will be deposited into the funds and accounts of the Trust Estate as set forth in the related Prospectus Supplement.

Revenue Received by Trustee Subsequent to Date of Issuance
 (Principal and Interest Received on Financed Eligible Loans)
+----------------------------+
|      Student Loan          +----------------->---------------+ Principal Received on Financed
|      Holding Fund          |                                | Eligible Loans (allocated by
+----------------------------+                                 Series)
            |Interest Received on            +--------------------------------+
            |Financed Eligible Loans     +---|       Student Loan Fund        +-------->-------+
            (Not Allocated by Series)   |   |                                |               |
+----------------------------+           |   +--------------------------------+               |
|      Revenue Fund          |           |            |                      |Principal       |
+----------------------------+           | Financed   | Original Note        |Received on     |
        TRANSFERS                        | Eligible   | Proceeds Used to     |Financed        |
                                        | Loan Notes | Purchase identified  |Eligible Loans  |
+----------------------------+           |            | Eligible Loans on    |Used to Purchase|
|   Pay Program Expenses*    |           |            | Date of Issuance     |Additional
|         (as due)           |           |            | for each Series      |Eligible Loans  |
+----------------------------+           |            | or as specified in   |Prior to End of |
                                        |            | the Prospectus       |Recycling       |
+----------------------------+           |            | Supplement           |period for      |
|     Interest Fund          |                                             each Series     |
|  (non-Transfer Dates)      |   +-----------------+ +-----------------+ +-----------------+  |
+----------------------------+   |  Note Account   | | Loan Account    | |   Recycling     |  |
     ON TRANSFER DATES           |                 | |                 | |    Account      |  |
+---------------------------+   +-----------------+ +-----------------+ +-----------------+  |
|   Estimated Amount to      |                                                               |
|     Operating Fund         |   +------------------------------------------------+
| (to pay Maintenance and    |   |                                                            |
|   Operating Expenses)      |   |                                                            |
+----------------------------+   |                               Principal Received on        |
                                |                               Financed Eligible Loans      |
+----------------------------+   |                               after End of Recycling       |
|  Note Redemption Fund      |   |                               Period for each Series       |
|(if deficiency exists in    +-+ |                            +--------------------------------
|amounts to pay Noteholders  |  |
|    Principal when due)     | | |           +--------------------------------+
+----------------------------+ +-->----------->|     Note Redemption Fund       +----+
                              | |           |                                |    |
+----------------------------+ | |     +--------------------------------------+    |
|        Net Losses          | | |     |                      |                    |
|(to Recycling Account or,   +-| |     |                      |                    |
|after Recycling Period, to  | | |
| the Note Redemption Fund)  | | |     |                      |                    |
+----------------------------+ | | +-----------------------+  |                    |
                              | | |     Senior Note       |  |                    |
+----------------------------+ | | | Redemption Account | | | | Reserve Fund | |
| | (to pay  principal  on | | | | (to fund any  shortfall) | | | | Senior Notes
when due)| | |
+----------------------------+ | | +-----------------------+                      |
                              | |               +----------------------+         |
+----------------------------+ | |     |          |   Subordinate Note   |         |
|  Senior Note Redemption    | | |     |          |  Redemption Account  |         |
|         Account            +-+-+-----+          |  (to pay principal on|         |
|  (until parity reached)    | | |                |  Subordinate Notes   |         |
+----------------------------+ | |                |     when due)        |         |
                              | |                +----------------------+
+----------------------------+ | |                                +---------------------------+
|   Recycling Account        | |                                 |   Junior-Subordinate      |
|(prior to End of Recycling  +-+-+                                | Note Redemption Account   |
|   at option of the Issuer) | |                                  |  (to pay principal on     |
+----------------------------+ |                                  |   Junior-Subordinate      |
                              |                                  |     Notes when due)       |
+----------------------------+ |                                  +---------------------------+
|   Note Redemption Fund     |
|(after End of Recycling at  +-+
|   option of the Issuer)    |
+----------------------------+

+----------------------------+
|       General Fund         |
|(for account of the Issuer) |
+----------------------------+
---------------
*Program  Expenses  include  fees and  expenses  of the  Servicer,  Subservicer,
Trustee,  Auction Agent,  Broker-Dealer,  Calculation Agent and Rating Agencies,
and other  expenses of the Trust Estate  (other than  Maintenance  and Operating
Expenses).


Student Loan Fund

        On the Date of Issuance with respect to any Series of Notes, there will be deposited to the Loan Account designated with respect to a Series of the Student Loan Fund the amount specified in the related Prospectus Supplement. In addition, there shall be deposited from time to time into the Recycling Account designated with respect to a Series of the Student Loan Fund, moneys transferred thereto from the Student Loan Holding Fund. Moneys transferred to the Loan Account designated with respect to a Series of the Student Loan Fund or to the Recycling Account designated with respect to a Series of the Student Loan Fund shall be used solely to acquire Eligible Loans. Financed Eligible Loans acquired with moneys contained in the Loan Account designated with respect to a Series or the Recycling Account designated with respect to a Series shall be held by the Trustee or its agent or bailee (including the Servicer) and pledged to and accounted for as part of the Note Account designated with respect to a Series of the Student Loan Fund.

        So long as no Event of Default has occurred and is continuing, moneys held in the Recycling Account designated with respect to a Series of the Student Loan Fund may be used, subject to satisfying certain conditions set forth in the Indenture, to acquire Eligible Loans in their respective order of receipt, for a period of up to one year from the date of deposit therein. In connection with the purchase of any Eligible Loans, the Trustee will release to the respective Seller the aggregate Purchase Price for such Eligible Loans. If on any Transfer Date moneys have remained in the Recycling Account designated with respect to a Series of the Student Loan Fund for more than one year, said moneys shall be immediately transferred to the Note Redemption Fund unless: (i) the Aggregate Market Value of the Trust Estate is greater than the aggregate principal amount of Notes Outstanding, or (ii) the Aggregate Market Value of the Trust Estate is less than the aggregate principal amount of Notes Outstanding and the Issuer prepares a Cash Flow Certificate and the Trustee shall receive an opinion of Note Counsel to the effect that the failure to redeem Notes of such Series would not cause such Notes to fail to be characterized as debt for federal income tax purposes, in which case said moneys shall remain in the Recycling Account designated with respect to a Series of the Student Loan Fund for a period of up to one additional year. If such Cash Flow Certificate is not delivered to the Trustee, said moneys in the Recycling Account designated with respect to a Series of the Student Loan Fund shall be immediately transferred to the Note Redemption Fund.

        No Eligible Loan shall be acquired, after the Date of Issuance with respect to any Series, if, Congress has, in the judgment of the Issuer, materially adversely changed any of the following characteristics of Eligible
Loans: (A) the Special Allowance Payments,  (B) the loan interest yield formula,
(C) the guaranty obligation of the Guarantee Agency, (D) the federal interest subsidies, or (E) federal reinsurance of Eligible Loans, or makes any other economic change in such loans, which, in each instance, would have a materially adverse effect on the return to the holder of such loans. The Trustee shall be entitled to rely upon the certification of an Authorized Officer of the Issuer as to the compliance with the provisions of this paragraph in connection with the origination and acquisition of Eligible Loans.

        Notwithstanding the foregoing and unless specified with respect to a Series in the related Prospectus Supplement, if on the first Business Day preceding any Interest Payment Date or Transfer Date there are not sufficient moneys on deposit in the Revenue Fund to make the transfers described under "-Revenue Fund" below, other than clauses (k) through (l) under "-Revenue Fund" below, then, but only after required transfers from the Note Redemption Fund and the Student Loan Holding Fund, such transfers shall be made by the Trustee upon Issuer Order, in an amount equal to any such deficiency (including replenishment of the Reserve Fund), directly from the Loan Accounts of the Student Loan Fund, then from the Recycling Accounts of the Student Loan Fund, and, but only after the required transfers from the Reserve Fund, then from the proceeds from the sale of Financed Eligible Loans in the Note Accounts of the Student Loan Fund.

        Notwithstanding anything in the Indenture to the contrary, on the Business Day next preceding the date specified in the related Series Supplement, the Trustee shall transfer to the Note Redemption Fund, moneys in the Loan Account designated with respect to a Series of the Student Loan Fund specified in "Description of the Notes-Mandatory Redemption" herein.

        The Trustee shall, upon Issuer Order, transfer or liquidate Financed Eligible Loans and credit the same to the General Fund of the Issuer, but only to the extent that the conditions set forth under "-General Fund" below shall have been satisfied.

        Unless otherwise specified with respect to a Series in the related Prospectus Supplement, on the date specified in the related Prospectus Supplement, all moneys and investments remaining in the Recycling Account designated with respect to each Series of the Student Loan Fund shall be transferred to the Note Redemption Fund. Notwithstanding anything herein to the contrary and subject to the limitations set forth in the Prospectus Supplement, upon Issuer Order, amounts held in the Recycling Accounts of the Student Loan Fund may be transferred to the Note Redemption Fund.

Revenue Fund

        The Trustee shall deposit into the Revenue Fund (a) all amounts required to be transferred to the Revenue Fund from the Student Loan Holding Fund and (b) all amounts deposited on the Date of Issuance.

        Upon Issuer Order directing the same, moneys in the Revenue Fund shall be used, on any date, to pay fees and expenses of the Servicer and Subservicer when due under the Servicing or the Subservicing Agreement, as the case may be, insofar as the same relate to the Financed Eligible Loans, to pay Trustee fees and expenses incurred under the Indenture and the Custodian Agreement, to pay Auction Agent fees and expenses incurred under the Auction Agent Agreement, to pay Broker-Dealer fees and expenses incurred under any Broker-Dealer Agreement, to pay the Calculation Agent fees and expenses incurred under the Indenture, to pay fees and expenses of the Rating Agencies incurred under the Indenture, and other fees, taxes, including taxes related to the Issuer's income, and expenses with respect to the Trust Estate but not included as Maintenance and Operating Expenses. Except as otherwise specified with respect to a Series in the related Prospectus Supplement, payments made in satisfaction of the fees and expenses described in the preceding sentence, other than taxes related to the Issuer's income and fees and expenses of the Servicer, shall not exceed the estimate of such fees and expenses described in Exhibit E-2 to the Indenture, unless otherwise approved by each Rating Agency and on and after such date, an annual amount not to exceed such estimated fees and expenses described in a Cash Flow Certificate approved by each Rating Agency for a period approved by each Rating Agency. Moneys in the Revenue Fund shall also be used, on any date, to pay Maintenance and Operating Expenses in excess of the Estimated Amount, upon Issuer Order delivered to the Trustee and each Rating Agency directing the same, but only following delivery of a Cash Flow Certificate to the Trustee and each Rating Agency showing, among other things, that the payments required by the Indenture, other than clauses (k) and (l) below, will not be impaired and such amount has been approved by each Rating Agency.

        Money in the Revenue Fund shall be kept separate and apart from all other Funds and, except as otherwise specified with respect to a Series in the related Prospectus Supplement, shall be used and transferred to (i) the Interest Fund on the first Business Day preceding each Interest Payment Date (other than a Transfer Date) as specified in (w), (x) and (y) below and (ii) the Operating Fund on the first Business Day of each month as specified in (z) below, all in the following order of precedence (any money not so transferred or paid to remain in the Revenue Fund until subsequently applied pursuant to the Indenture as described herein):

               (w) to the Senior Interest Account of the Interest Fund an amount necessary to pay interest, if any, due on any Senior Notes on such Interest Payment Date, after giving effect to moneys already on deposit therein;

               (x) to the Subordinate Interest Account of the Interest Fund an amount necessary to pay interest due on any Subordinate Notes on such Interest Payment Date, after giving effect to moneys already on deposit therein;

               (y) if any Junior-Subordinate Securities are Outstanding, to the Junior-Subordinate Interest Account of the Interest Fund an amount necessary to pay interest due on any Junior-Subordinate Notes on such Interest Payment Date, after giving effect to moneys already on deposit therein; and

               (z) An amount equal to the Estimated Amount shall be used and transferred from the Revenue Fund to the Operating Fund on the first Business Day of each month.

        Except as otherwise specified with respect to a Series in the related Prospectus Supplement, money in the Revenue Fund shall be used and transferred to other funds or Persons between the fifth and first Business Day preceding each Transfer Date as specified herein and in the following order of precedence (any money not so transferred or paid to remain in the Revenue Fund until subsequently applied pursuant to the provisions of the Indenture and as described herein):

               (a) if such Transfer Date is an Interest Payment Date, to the Senior Interest Account of the Interest Fund an amount necessary to pay interest due on any Senior Notes on such Transfer Date, after giving effect to moneys already on deposit therein;

               (b) to the Senior Note Redemption Account of the Note Redemption Fund the amount, if any, necessary to pay the principal of or premium, if any, on any Senior Notes due on such Transfer Date or prior to the next succeeding Transfer Date (if such principal payment date is a Stated Maturity or mandatory sinking fund redemption date, if any, with respect to such Senior Notes), after giving effect to moneys already on deposit therein and required transfers from the Reserve Fund;

               (c) if such Transfer Date is an Interest Payment Date, to the Subordinate Interest Account of the Interest Fund an amount necessary to pay interest due on any Subordinate Notes on such Transfer Date, after giving effect to moneys already on deposit therein;

               (d) to the Subordinate Note Redemption Account of the Note Redemption Fund the amount, if any, necessary to pay the principal of or premium, if any, on any Subordinate Notes due on such Transfer Date or prior to the next succeeding Transfer Date (if such principal payment date is a Stated Maturity or mandatory sinking fund redemption date, if any, with respect to such Subordinate Notes), after giving effect to moneys already on deposit therein and required transfers from the Reserve Fund;

               (e) if such Transfer Date is an Interest Payment Date and if any Junior-Subordinate Notes are Outstanding, to the Junior-Subordinate Interest Account of the Interest Fund an amount necessary to pay interest due on any Junior-Subordinate Notes on such Transfer Date, after giving effect to moneys already on deposit therein;

               (f) if any Junior-Subordinate Notes are Outstanding, to the Junior-Subordinate Note Redemption Account of the Note Redemption Fund the amount, if any, necessary to pay the principal of or premium, if any, on any Junior-Subordinate Notes due on such Transfer Date or prior to the next succeeding Transfer Date (if such principal payment date is a Stated Maturity or mandatory sinking fund redemption date with respect to the Junior-Subordinate Notes), after giving effect to moneys already on deposit therein and required transfers from the Reserve Fund;

               (g) except as otherwise specified with respect to a Series in the related Prospectus Supplement, an amount equal to the Net Losses incurred by the Issuer since the last Transfer Date, as reported to the Trustee by the Issuer, if any, (i) to the Recycling Account of the Student Loan Fund prior to the end of the recycling period and (ii) to the Note Redemption Fund on and after such date;

               (h) to the Reserve Fund the amount, if any, required as described under "-Reserve Fund" below;

               (i)    [Reserved.];

               (j) to the Senior Note Redemption Account of the Note Redemption Fund, all remaining moneys to reduce the principal amount of the Senior Notes until such time as the par amount of the Financed Eligible Loans equals the aggregate principal balance of the Notes Outstanding;

               (k) except as otherwise specified with respect to a Series in the related Prospectus Supplement, at the option of the Issuer and upon Issuer Order, to the Note Redemption Fund or, prior to the end of the recycling period, to the Recycling Account designated with respect to a Series of the Student Loan Fund; and

               (l) at the option of the Issuer and upon Issuer Order, to the General Fund to the extent permitted as described under "General Fund" below.

        Notwithstanding the foregoing, if an Event of Default has occurred and is continuing, other than an Event of Default described herein in paragraph (g) under "Summary of Certain Provisions of the Indenture-Events of Default," the Revenues otherwise scheduled to be transferred pursuant to subsections (k) and
(l) above shall be transferred instead to the Note Redemption Fund and used to redeem Notes pursuant to a "Mandatory Redemption." In addition, if amounts were available to transfer pursuant to (k) and (l) above, but such transfers were not made on the dates provided above, the Trustee shall make such transfers on a subsequent date no later than six months from the date of required transfer upon written request of an Authorized Officer of the Issuer, provided that no Event of Default shall exist under the provisions of the Indenture at the time of transfer.

Reserve Fund

        The Trustee shall deposit to the Reserve Fund the Reserve Fund Requirement with respect to a Series on the Date of Issuance as may be described in the related Prospectus Supplement. The Trustee, first, shall transfer money in the Reserve Fund to the Senior Interest Account of the Interest Fund on the first Business Day prior to each Interest Payment Date to cure any deficiency in the Senior Interest Account of the Interest Fund if such deficiency would cause a failure to pay or deposit accrued interest on any Senior Notes on such Interest Payment Date, second, shall transfer money in the Reserve Fund to the Senior Note Redemption Account of the Note Redemption Fund on the first Business Day prior to such Transfer Date to pay the principal amount of any Senior Notes coming due on such Transfer Date (if such Transfer Date is a Stated Maturity) if the money in the Senior Note Redemption Account of the Note Redemption Fund is insufficient to do so, third, shall transfer money in the Reserve Fund to the Subordinate Interest Account of the Interest Fund on the first Business Day prior to each Interest Payment Date to cure any deficiency in the Subordinate Interest Account of the Interest Fund if such deficiency would cause a failure to pay or deposit accrued interest on any Subordinate Notes on such Interest Payment Date, fourth, shall transfer money in the Reserve Fund to the Subordinate Note Redemption Account of the Note Redemption Fund on the first Business Day prior to such Transfer Date to pay the principal amount of any Subordinate Notes coming due on such Transfer Date (if such Transfer Date is a Stated Maturity) if the money in the Subordinate Note Redemption Account of the Note Redemption Fund is insufficient to do so, fifth, if any Junior-Subordinate Notes are Outstanding, shall transfer money in the Reserve Fund to the Junior-Subordinate Interest Account of the Interest Fund on the first Business Day prior to each Interest Payment Date to cure any deficiency in the Junior-Subordinate Interest Account of the Interest Fund if such deficiency would cause a failure to pay or deposit accrued interest on any Junior-Subordinate Notes on such Interest Payment Date, and sixth, if any Junior-Subordinate Notes are Outstanding, shall transfer money in the Reserve Fund to the Junior-Subordinate Note Redemption Account of the Note Redemption Fund on the first Business Day prior to such Transfer Date to pay the principal amount of any Junior-Subordinate Notes coming due on such Transfer Date (if such Transfer Date is a Stated Maturity) if the money in the Junior-Subordinate Note Redemption Account of the Note Redemption Fund is insufficient to do so.

        If the Reserve Fund is used for the purposes described in the paragraph above, the Trustee shall restore the Reserve Fund to the Reserve Fund
Requirement by transfers from the Revenue Fund on the next Transfer Date pursuant to clause (h) of "-Revenue Fund" above. If the full amount required to restore the Reserve Fund to the Reserve Fund Requirement is not available in the Revenue Fund on such next succeeding Transfer Date, the Trustee shall continue to transfer funds from the Revenue Fund as they become available and in accordance with clause (h) of the "-Revenue Fund" above until the deficiency in the Reserve Fund has been eliminated.

        The Reserve Fund shall not contain an amount in excess of the Reserve Fund Requirement. On any day after a Transfer Date that the amount in the Reserve Fund exceeds the Reserve Fund Requirement for any reason, the Trustee shall transfer the excess to the Senior Note Redemption Account of the Note Redemption Fund until all Senior Notes have been paid in full and then to the Subordinate Note Redemption Account of the Note Redemption Fund.

        The Reserve Fund shall not be used to pay (i) principal on the Notes pursuant to an optional redemption or (ii) Net Losses if, after giving effect to such payments, Notes remain Outstanding and the balance in the Reserve Fund is less than the Reserve Fund Requirement. In addition, unless specified with respect to a Series in the related Prospectus Supplement, if the balance in the Reserve Fund is less than $1,500,000, the Issuer will not purchase Eligible Loans with proceeds in the Recycling Account designated with respect to any Series of the Student Loan Fund until such time as each Rating Agency approves a Cash Flow Certificate prepared by the Issuer.

Interest Fund

        On the first Business Day preceding each Interest Payment Date, the Trustee shall transfer to the Interest Fund from the Revenue Fund an amount equal to the interest due and payable on such Interest Payment Date on the Outstanding Notes less any amounts already on deposit in the Interest Fund. Any moneys transferred to the Interest Fund and not specifically required to be deposited to any Account therein shall be deposited, first, to the Senior Interest Account of the Interest Fund to the extent required to increase the amount on deposit therein to equal the interest due and payable on the next Interest Payment Date for any Outstanding Senior Notes, second, to the Subordinate Interest Account of the Interest Fund to the extent required to increase the amount on deposit therein to equal the interest due and payable on the next Interest Payment Date for any Outstanding Subordinate Notes and third, if any Junior-Subordinate Notes are Outstanding, to the Junior-Subordinate Interest Account of the Interest Fund to the extent required to increase the amount on deposit therein to equal the interest due and payable on the next Interest Payment Date for any Outstanding Junior-Subordinate Notes.

        If money sufficient to pay all interest due on the Senior Notes on a particular Interest Payment Date is not available in the Senior Interest Account of the Interest Fund for that purpose on the first Business Day preceding an Interest Payment Date from moneys transferred from the Revenue Fund as provided above, then the amount of any such deficiency shall be provided from any other Account of the Interest Fund, from the Junior-Subordinate Note Redemption Account, if any, of the Note Redemption Fund, the Subordinate Note Redemption Account of the Note Redemption Fund, the Senior Note Redemption Account of the Note Redemption Fund, from the Student Loan Holding Fund, and from the Loan Accounts in the Student Loan Fund, from the Recycling Accounts of the Student Loan Fund, from the Reserve Fund and from the proceeds from the Sale of Financed Eligible Loans in the Note Accounts of the Student Loan Fund, in that order. The money in the Senior Interest Account of the Interest Fund required for the payment of interest on any Senior Notes shall be applied by the Trustee to the payment of such interest when due without further authorization or direction.

        If money sufficient to pay all interest due on any Subordinate Notes on a particular Interest Payment Date is not available in the Subordinate Interest Account of the Interest Fund for that purpose on the first Business Day preceding an Interest Payment Date from moneys transferred from the Revenue Fund as provided above, then the amount of any such deficiency shall be provided (after first making any required transfers from the Senior Interest Account), from the Junior-Subordinate Note Redemption Account of the Note Redemption Fund, if any, the Subordinate Note Redemption Account of the Note Redemption Fund, from the Student Loan Holding Fund, from the Loan Accounts in the Student Loan Fund , from the Recycling Accounts of the Student Loan Fund, from the Reserve Fund and from the proceeds from the Sale of Financed Eligible Loans in the Note Accounts of the Student Loan Fund, in that order. The money in the Subordinate Interest Account of the Interest Fund required for the payment of interest on any Subordinate Notes shall be applied in accordance with this paragraph by the Trustee to the payment of such interest when due without further authorization or direction.

        If money sufficient to pay all interest due on any Junior-Subordinate Notes, if any, on a particular Interest Payment Date is not available in the Junior-Subordinate Interest Account, if any, of the Interest Fund for that purpose on the first Business Day preceding an Interest Payment Date from moneys transferred from the Revenue Fund as provided above, then the amount of any such deficiency shall be provided (after first making any required transfers from the Senior Interest Account and the Subordinate Interest Account) from the Junior-Subordinate Note Redemption Account of the Note Redemption Fund, from the Student Loan Holding Fund, from the Loan Accounts in the Student Loan Fund, from the Recycling Accounts of the Student Loan Fund, from the Reserve Fund and from the proceeds from the Sale of Financed Eligible Loans in the Note Accounts of the Student Loan Fund, in that order. The money in the Junior-Subordinate
Interest Account, if any, of the Interest Fund required for the payment of interest on any Junior-Subordinate Notes shall be applied as described herein by the Trustee to the payment of such interest when due without further authorization or direction.

Note Redemption Fund

        The Trustee shall deposit to the Note Redemption Fund all amounts required to be transferred to the Note Redemption Fund from the Revenue Fund, the Reserve Fund, the Interest Fund, the Student Loan Fund and the Student Loan Holding Fund. Any moneys transferred to the Note Redemption Fund and not specifically required to be deposited to any Account therein shall be deposited to the Senior Note Redemption Account of the Note Redemption Fund unless the Trustee receives an Issuer Order designating that such amounts shall be deposited to the Subordinate Note Redemption Account or to the Junior-Subordinate Note Redemption Account of the Note Redemption Fund.

        Subject to "Description of the Notes-Notice and Partial Redemption of Notes" herein, the Issuer, pursuant to an Issuer Order, may designate that a specified amount of moneys or investments to be transferred to the Note Redemption Fund pursuant to the terms and provisions of the Indenture be deposited to the Subordinate Note Redemption Account of the Note Redemption Fund if after the redemption of Subordinate Notes from the moneys and investments transferred to the Subordinate Note Redemption Account of the Note Redemption Fund and the redemption of Senior Notes, if any, from the moneys and investments transferred to the Senior Note Redemption Account of the Note Redemption Fund, the Aggregate Market Value of the Trust Estate will equal at least 110% of the aggregate principal amount of all Senior Notes Outstanding. The Issuer, pursuant to an Issuer Order, may designate that a specified amount of moneys or investments to be transferred to the Note Redemption Fund pursuant to the terms and provisions of the Indenture be deposited to the Junior-Subordinate Note Redemption Account of the Note Redemption Fund if after the redemption of Junior-Subordinate Notes from the moneys and investments transferred to the Junior-Subordinate Account of the Note Redemption and the redemption of Senior Notes and Subordinate Notes, if any, from the moneys and investments transferred to the Senior Note Redemption Account and the Subordinate Note Redemption
Account of the Note Redemption Fund, the Aggregate Market Value of the Trust Estate will equal at least 110% of the aggregate principal amount of all Senior Notes Outstanding and at least 102% of the aggregate principal amount of all Senior and Subordinate Notes Outstanding.

        In addition, first, if on the first Business Day preceding the Stated Maturity of one or more Senior Notes, there is not available in the Senior Note Redemption Account of the Note Redemption Fund an amount sufficient to pay the principal of the Senior Notes coming due on such date, then an amount equal to such deficiency shall be transferred by the Trustee to the Senior Note Redemption Account of the Note Redemption Fund, from the Revenue Fund, from the Student Loan Holding Fund, from the Reserve Fund, from the Subordinate Note Redemption Account of the Note Redemption Fund, from the Junior-Subordinate Note Redemption Account, if any, of the Note Redemption Fund, from the Subordinate Interest Account of the Interest Fund, from the Junior-Subordinate Interest Account, if any, of the Interest Fund and from the Accounts in the Student Loan Fund (in the order provided under "-Student Loan Fund" above), in that order, second, if on the first Business Day preceding the Stated Maturity of any Subordinate Notes, there is not available in the Subordinate Note Redemption Account of the Note Redemption Fund an amount sufficient to pay the principal of the Subordinate Notes coming due on such date, then an amount equal to such deficiency shall be transferred by the Trustee to the Subordinate Note Redemption Account of the Note Redemption Fund, from the Revenue Fund, from the Student Loan Holding Fund, from the Reserve Fund, from the Junior-Subordinate Interest Account, if any, of the Interest Fund and from the Accounts in the Student Loan Fund (in the order provided under "-Student Loan Fund" above), and, third, if on the first Business Day preceding the Stated Maturity of any Junior-Subordinate Notes, there is not available in the Junior-Subordinate Note Redemption Account, if any, of the Note Redemption Fund an amount sufficient to pay the principal of the Junior-Subordinate Notes coming due on such date, then an amount equal to such deficiency shall be transferred by the Trustee to the Junior-Subordinate Note Redemption Account, if any, of the Note Redemption Fund, from the Revenue Fund, from the Student Loan Holding Fund, from the Reserve Fund and from the Accounts in the Student Loan Fund (in the order provided under "-Student Loan Fund" above) in that order.

        The Trustee shall use amounts in the Senior Note Redemption Account of the Note Redemption Fund (a) to pay principal of the Senior Notes at their Stated Maturity and (b) to pay the redemption price of any Senior Notes pursuant to the mandatory redemption provisions of the Indenture, only to the extent that such moneys are identified by the Servicer as being derived from principal repayments on or with respect to the Financed Eligible Loans or transferred to the Senior Note Redemption Account of the Note Redemption Fund described under "-Student Loan Fund" above or under subsection (k) of "-Revenue Fund" above and such moneys are on deposit in the Senior Note Redemption Account of the Note Redemption Fund on the fifth Business Day prior to the last date on which a redemption notice can be given which are in excess of the sum of the principal due on the Senior Notes on the next Stated Maturity which is within one year of the date of such transfer. Notwithstanding the foregoing, if on the first Business Day preceding any Interest Payment Date or Transfer Date there are not sufficient moneys on deposit in the Revenue Fund to make the transfers required as described under "-Revenue Fund" above other than clauses (k) and (l) thereof, then such transfers shall be made by the Trustee, in an amount equal to any such deficiency, directly from the Senior Note Redemption Account of the Note Redemption Fund; provided, however, that the Subordinate Note Redemption Account and the Junior-Subordinate Note Redemption Account, if any, of the Note Redemption Fund has been fully depleted (except as provided therein) pursuant to similar transfers previously made from such Accounts of the Note Redemption Fund as described herein.

       The Trustee shall use amounts in the Subordinate Note Redemption Account of the Note Redemption Fund (a) to pay principal of any Subordinate Notes at their Stated Maturity and (b) to pay the redemption price of Subordinate Notes pursuant to the mandatory redemption provisions of the Indenture, only to the extent that such moneys are identified by the Servicer as being derived from principal repayments on or with respect to the Financed Eligible Loans or transferred to the Subordinate Note Redemption Account of the Note Redemption Fund as described under "-Student Loan Fund" above or under subsection (k) of "-Revenue Fund" above and such moneys are on deposit in the Subordinate Note Redemption Account of the Note Redemption Fund on the fifth Business Day prior to the last date on which a redemption notice can be given which are in excess of the sum of the principal due on the Subordinate Notes on the next Stated Maturity which is within one year of the date of such transfer. Notwithstanding the foregoing, if on the first Business Day preceding any Interest Payment Date or Transfer Date there are not sufficient moneys on deposit in the Revenue Fund to make the transfers required as described under "-Revenue Fund" above, other than as described under clauses (k) and (l) thereof, then such transfers shall be made by the Trustee, in an amount equal to any such deficiency, directly from the Subordinate Note Redemption Account of the Note Redemption Fund; provided, however, that the Junior-Subordinate Note Redemption Account, if any, of the Note Redemption Fund has been fully depleted (except as provided therein) pursuant to similar transfers previously made from such Accounts of the Note Redemption Fund.

        If any Junior-Subordinate Notes are Outstanding, the Trustee shall use amounts in the Junior-Subordinate Note Redemption Account of the Note Redemption Fund (a) to pay principal of any Junior-Subordinate Notes at their Stated Maturity and (b) to pay the redemption price of Junior-Subordinate Notes pursuant to the mandatory redemption provisions of the Indenture, only to the extent that such moneys are identified by the Servicer as being derived from principal repayments on or with respect to the Eligible Loans or transferred to the Junior-Subordinate Note Redemption Account of the Note Redemption Fund as described under "-Student Loan Fund" above or under clauses (k) of "-Revenue Fund" above and such moneys are on deposit in the Junior-Subordinate Note Redemption Account of the Note Redemption Fund on the fifth Business Day prior to the last date on which a redemption notice can be given which are in excess of the sum of the principal due on the Junior-Subordinate Notes on the next Stated Maturity which is within one year of the date of such transfer. Notwithstanding the foregoing, if on the first Business Day preceding any Interest Payment Date or Transfer Date there are not sufficient moneys on deposit in the Revenue Fund to make the transfers required as described under "-Revenue Fund" above, other than as described under clauses (k) and (l) thereof, then such transfers shall be made by the Trustee, in an amount equal to any such deficiency, directly from the Junior-Subordinate Note Redemption Account of the Note Redemption Fund.

        No moneys in any Account of the Note Redemption Fund shall be transferred to any other Fund or Account if such money is on deposit for the purpose of redeeming Notes for which notice has been given.

Student Loan Holding Fund

        The Trustee shall deposit to the Student Loan Holding Fund all amounts received by the Trustee which represent payments, regardless of source, on Financed Eligible Loans. Except as otherwise specified with respect to a Series in the related Prospectus Supplement, upon receipt by the Trustee from the Issuer of the Servicer's statement with a direction indicating the portion of such payments which represents interest payments on Financed Eligible Loans and the portion of such payment which represents principal payments on Financed Eligible Loans, the Trustee shall promptly transfer (i) that portion of such payment representing interest payments (including Special Allowance Payments and Interest Subsidy Payments) on Eligible Loans to the Revenue Fund and (ii) shall so transfer the portion of such payment representing principal payments (including unamortized premiums) on Financed Eligible Loans held in the Note Account designated with respect to a Series of the Student Loan Fund to the Recycling Account designated with respect to such Series of the Student Loan
Fund and (iii) on or after the date specified in the related Prospectus Supplement to the Note Redemption Fund.

        Notwithstanding the foregoing, if on the first Business Day preceding any Interest Payment Date or Transfer Date there are not sufficient moneys on deposit in the Revenue Fund to make the transfers required as described under "-Revenue Fund" above, other than subsections (k) and (l) thereof, then, but only after required transfers from the Note Redemption Fund, if any, such transfers shall be made by the Trustee, in an amount equal to any such deficiency directly from the Student Loan Holding Fund.

Cost of Issuance Fund

        The Trustee shall deposit in the Cost of Issuance Fund on the Date of Issuance with respect to any Series the amounts set forth in the related Prospectus Supplement. Moneys in the Cost of Issuance Fund shall be used by the Trustee, upon the written direction of an Authorized Officer of the Issuer, solely for the purpose of paying costs of issuance of the Notes of such Series, including without limitation any compensation of the Underwriter not paid from the proceeds of the Notes. Any moneys remaining in the Cost of Issuance Fund shall be paid by the Trustee without further direction to the Issuer.

Operating Fund

        The "Operating Fund" is a special fund created and established by an agreement with a depository bank of the Issuer and shall be used to pay Maintenance and Operating Expenses (as defined under "Index to and Glossary of Certain Terms"). The Operating Fund shall be held by such depository bank of the Issuer, and neither the Registered Owners nor the Trustee shall have any right, title or interest in the Operating Fund.

        On or before the 25th day of each month, the Issuer shall deliver an Issuer Order to the Trustee which sets forth the Estimated Amount. If at any time the Issuer determines that the Estimated Amount is less than the amount required to pay expected Maintenance and Operating Expenses, the Issuer may direct the Trustee by Issuer Order to transfer additional amounts from the Revenue Fund as may be needed to pay Maintenance and Operating Expenses, subject to the second paragraph of "-Revenue Fund" above.

        Upon the receipt of any such Issuer Order, the Trustee shall withdraw the amount so directed from the Revenue Fund (or so much thereof as is then on deposit in the Revenue Fund) and transfer the same to such depository bank of the Issuer with instructions to deposit the same in the Operating Fund. Interest income earned on the money held in the Operating Fund may be retained therein or as otherwise provided in the agreement with such depository bank of the Issuer.

General Fund

        Except with respect to the Trustee's right to indemnification for any liability incurred because of its status as an "eligible lender" under the Act, neither the Registered Owners nor the Trustee shall have any right, title or interest in the General Fund. Except as may otherwise be specified with respect to a Series in the related Prospectus Supplement, transfers from the Student Loan Fund to the General Fund shall be made as described under "-Student Loan Fund" above and transfers from the Revenue Fund to the General Fund shall be made as described under "Revenue Fund" above; provided, however, that no transfer of assets to the General Fund shall be made if there is not on deposit in the Reserve Fund an amount equal to at least the Reserve Fund Requirement; provided however, that no transfer shall be made to the General Fund unless, (a) immediately after taking into account any such transfer, the Aggregate Market Value of the assets in the Trust Estate (less an amount equal to unpaid accrued interest on the Outstanding Notes and less an amount equal to $250,000 and less any additional amount, if any, required by any Supplemental Indenture) will be equal to at least 103% of the unpaid principal amount of the Outstanding Notes and (b) there shall have been delivered to the Trustee a Cash Flow Certificate showing that after such transfer the Aggregate Market Value of the assets in the Trust Estate (less an amount equal to unpaid accrued interest on the Outstanding Notes and less an amount equal to $250,000 and less any additional amount, if any, required by any Supplemental Indenture) will continue to be equal to at least 112% of the unpaid principal amount of the Outstanding Senior Notes and
(c) there shall have been delivered to the Trustee a Cash Flow Certificate showing that after such transfer the Aggregate Market Value of the assets in the Trust Estate (less an amount equal to unpaid accrued interest on the Outstanding Notes and less an amount equal to $250,000 and less any additional amount, if any, required by any Supplemental Indenture) will continue to be equal to at least 103% of the unpaid principal amount of the Notes Outstanding on each Interest Payment Date and (d) the Aggregate Market Value of the assets in the Trust Estate (less an amount equal to unpaid accrued interest on the Outstanding Notes and less an amount equal to $250,000 and less any additional amount, if any, required by any Supplemental Indenture) will continue to be equal to at least 112% of the unpaid principal amount of the Outstanding Senior Notes on each Interest Payment Date.

        The amounts held in the General Fund may be used for any proper purpose of the Issuer and investment earnings thereon shall be the property of the Issuer.

Investment of Funds Held by Trustee

        The Trustee shall invest money held for the credit of any Fund or Account held by the Trustee under the Indenture as directed in writing (or orally, confirmed in writing) by an Authorized Officer of the Issuer or a designee appointed in writing by an Authorized Officer of the Issuer, to the fullest extent practicable and reasonable, in Investment Securities which shall mature or be redeemed at the option of the holder prior to the respective dates when the money held for the credit of such Fund or Account will be required for the purposes intended. In the absence of written direction by an Authorized Officer of the Issuer, all uninvested moneys in any Fund or Account held by the Trustee shall be invested in Investment Securities described in (a), (b), (c),
(d), (e) or (f) of the definition of Investment Securities. Interest earnings on all Investment Securities shall be transferred to the Revenue Fund on the first Business Day of each calendar month. The Trustee and the Issuer have agreed that unless an Event of Default shall have occurred under the Indenture, the Issuer acting by and through an Authorized Officer shall be entitled to, and shall, provide written direction or oral direction confirmed in writing to the Trustee with respect to any discretionary acts required or permitted of the Trustee under any Investment Agreement and the Trustee shall not take such discretionary acts without such written direction.

        The Investment Securities purchased shall be held by the Trustee and shall be deemed at all times to be part of such Fund or Account or combination of Funds or Accounts, and the Trustee shall inform the Issuer of the details of all such investments. Upon direction in writing (or orally, confirmed in writing) from an Authorized Officer of the Issuer, the Trustee shall use its best efforts to sell at the best price obtainable, or present for redemption, any Investment Securities purchased by it as an investment whenever it shall be necessary to provide money to meet any payment from the applicable Fund. The Trustee shall advise the Issuer in writing, on or before the fifteenth day of each calendar month (or such later date as reasonably consented to by the Issuer), of all investments held for the credit of each Fund in its custody under the provisions of the Indenture as of the end of the preceding month and the value thereof, and shall list any investments which were sold or liquidated for less than their value at the time thereof.

        Money in any Fund constituting a part of the Trust Estate may be pooled for the purpose of making investments and may be used to pay accrued interest on Investment Securities purchased. Any purchase of Investment Securities may be made by or through the Trustee or any of its affiliates.

        Notwithstanding the foregoing, the Trustee shall not be responsible or liable for any losses on investments made by it under the transaction or for keeping all Funds held by it, fully invested at all times, its only responsibility being to comply with the investment instructions of the Issuer or its designee in a non-negligent manner.

Release

        The Trustee shall, upon Issuer Order and subject to the provisions of the Indenture, take all actions reasonably necessary to effect the release of any Financed Eligible Loans from the lien of the Indenture to the extent the terms thereof permit the sale, disposition or transfer of such Financed Eligible Loans.

                   CERTAIN DEFINITIONS AND PROVISIONS RELATED
                  TO AUCTION RATE NOTES AND AUCTION PROCEDURES

        The definitions relating to Auction Rate Notes and certain of the Auction procedures are as set forth below, except as may otherwise be specified with respect to a Series in the related Prospectus Supplement.

Auction-Related Definitions

        "After-Tax Equivalent" means the "AA" Composite Commercial Paper Rate.

        "All Hold Rate" means the Applicable LIBOR-Based Rate less .20%; provided that in no event shall the applicable All Hold Rate be greater than the applicable Maximum Auction Rate.

         "Applicable LIBOR-Based Rate" means, (a) for Auction Periods of 35 days or less, One-Month LIBOR, (b) for Auction Periods of more than 35 days but less than 91 days, Three-Month LIBOR, (c) for Auction Periods of more than 90 days but less than 181 days, Six-Month LIBOR, and (d) for Auction Periods of more than 180 days, One-Year LIBOR.

         "Auction" means the implementation of the Auction Procedures on an Auction Date.

        "Auction Agent" means the Initial Auction Agent under the Initial Auction Agent Agreement unless and until a Substitute Auction Agent Agreement becomes effective, after which "Auction Agent" shall mean the Substitute Auction Agent.

        "Auction Agent Agreement" means the Initial Auction Agent Agreement unless and until a Substitute Auction Agent Agreement is entered into, after which "Auction Agent Agreement" shall mean such Substitute Auction Agent Agreement.

        "Auction Agent Fee" means the fee to be paid to the Auction Agent for services set forth in the Auction Agent Agreement.

        "Auction Date" means, with respect to any Offered Notes, the date specified in the related Prospectus Supplement, and thereafter, the Business Day immediately preceding the first day of each Auction Period for each respective Class, other than:

               (a) each Auction Period commencing after the ownership of the applicable Auction Rate Notes is no longer maintained in Book-entry Form by the Securities Depository;

               (b)  each  Auction  Period   commencing   after  and  during  the
continuance of a Payment Default; or

               (c) each Auction Period commencing less than two Business Days after the cure or waiver of a Payment Default.

Notwithstanding the foregoing, the Auction Date for one or more Auction Periods may be changed pursuant to the Indenture.

        "Auction Note Interest Rate" means each variable rate of interest per annum borne by an Auction Note for each Auction Period and determined in accordance with the provisions of the Indenture; provided, however, that in the event of a Payment Default, the Auction Note Interest Rate shall equal the applicable Non-Payment Rate; provided, further, however that such Auction Note Interest Rate shall in no event exceed the applicable Maximum Auction Rate.

        "Auction Period" means the Interest Period applicable to the Auction Rate Notes during which time the Interest Rate is determined pursuant to the Indenture, which Auction Period (after the Initial Period for such Class) initially shall consist generally of the number of days specified with respect to any Series in the related Prospectus Supplement, as the same may be adjusted pursuant to the Indenture.

         "Auction Period Adjustment" means an adjustment to the Auction Period as provided in the Indenture.

         "Auction Procedures" means the procedures set forth in the Indenture by which the Auction Rate is determined.

         "Auction Rate" means the rate of interest per annum that results from implementation of the Auction Procedures and is determined as described in the Indenture.

         "Authorized Denominations" means $100,000 and any integral multiple thereof.

         "Available Auction Rate Notes" has the meaning set forth under "-Auction Procedures."

         "Bid" has the meaning set forth under "-Auction Procedures."

         "Bid  Auction   Rate"  has  the  meaning  set  forth  under   "-Auction
Procedures."

         "Bidder" has the meaning set forth under "-Auction Procedures."

         "Bond Equivalent Yield" means, in respect of any security the rate for which is quoted in The Wall Street Journal on a bank discount basis, the "bond equivalent yield" (expressed as a percentage) for such security which appears on Telerate's United States Treasury and Money Market Composite Page 0223, rounded up to the nearest one one-hundredth of one percent.

        "Book-entry Form" or "Book-entry System" means a form or system under which (a) the beneficial right to principal and interest may be transferred only through a book entry, (b) physical securities in registered form are issued only to a Securities Depository or its nominee as registered owner, with the securities "immobilized" to the custody of the Securities Depository, and (c) the book entry is the record that identifies the owners of beneficial interests in that principal and interest.

        "Broker-Dealer" means Salomon Smith Barney Inc. or any other broker or dealer (each as defined in the Securities Exchange Act of 1934, as amended), commercial bank or other entity permitted by law to perform the functions required of a Broker-Dealer set forth in the Auction Procedures that (a) is a Participant (or an affiliate of a Participant), (b) has been appointed as such by the Issuer pursuant to the Indenture and by Smith Barney Inc., if applicable, and (c) has entered into a Broker-Dealer Agreement that is in effect on the date of reference.

        "Broker-Dealer Agreement" means each agreement between the Auction Agent and a Broker-Dealer, and approved by the Issuer, pursuant to which the Broker-Dealer agrees to participate in Auctions as set forth in the Auction Procedures, as from time to time amended or supplemented. Each Broker-Dealer Agreement shall be in substantially the form of the Broker-Dealer Agreement dated as of November 1, 1996 among the Issuer, Bankers Trust Company, as Auction Agent, and Smith Barney Inc., as Broker-Dealer.

        "Broker-Dealer Fee" means the fees paid to the Broker-Dealers as set forth in the Auction Agent Agreement.

        "Broker-Dealer Fee Rate" means the rate per annum at which the fees to be paid to the Broker-Dealers for the services rendered by them under the Broker-Dealer Agreements in connection with the Auctions.

        "Business Day" means a day of the year on which (a) banks located in the city in which the Principal Office of the Trustee is located are not required or authorized to remain closed, (b) banks located in the city in which the Principal Office of the Auction Agent, as set forth in and for purposes of the Auction Agent Agreement, is located are not required or authorized to remain closed and (c) The New York Stock Exchange is not closed.

        "Carry-over Amount" means the excess, if any, of (a) the amount of interest on an Auction Note that would have accrued with respect to the related Interest Period at the applicable Auction Rate over (b) the amount of interest on such Auction Note actually accrued with respect to such Auction Note with respect to such Interest Period based on the applicable Maximum Auction Rate (without regard to the last two clauses of the definition thereof) together with the unreduced portion of any such excess from prior Interest Periods; provided that any reference to "principal" or "interest" in the Indenture and the Auction Rate Notes shall not include within the meanings of such words any Carry-over Amount or any interest accrued on any Carry-over Amount.

        "Closing Date" means, with respect to any Series, the Date of Issuance of such Series.

        "Commercial   Paper  Dealer"  means  Salomon  Smith  Barney  Inc.,   its
successors and assigns, and any other commercial paper dealer appointed pursuant to the Indenture.

        "Effective Interest Rate" means, with respect to any Financed Eligible Loan, the interest rate per annum payable by the borrower as of the last day of the calendar quarter borne by such Financed Eligible Loan after giving effect to any reduction in such interest rate pursuant to borrower incentives, (a) less all accrued rebate fees on such Financed Eligible Loan constituting Consolidation Loans paid during such calendar quarter expressed as a percentage per annum and (b) plus all accrued Interest Benefit Payments and Special Allowance Payments applicable to such Financed Eligible Loan during such calendar quarter expressed as a percentage per annum.

        "Eligible Carry-over Make-Up Amount" means, with respect to each Interest Period relating to the Auction Rate Notes as to which, as of the first day of such Interest Period, there is any unpaid Carry-over Amount, an amount equal to the lesser of (a) interest computed on the principal balance of the Auction Rate Notes in respect to such Interest Period at a per annum rate equal to the excess, if any, of applicable Maximum Auction Rate (without regard to the last two clauses of the definition thereof) over the Auction Rate, together with the unreduced portion of any such excess from prior Interest Periods and (b) the aggregate Carry-over Amount remaining unpaid as of the first day of such Interest Period together with interest accrued and unpaid thereon through the end of such Interest Period.

        "Existing Owner" means (a) with respect to and for the purpose of dealing with the Auction Agent in connection with an Auction, a Person who is a Broker-Dealer listed in the Existing Owner Registry at the close of business on the Business Day immediately preceding the Auction Date for such Auction and (b) with respect to and for the purpose of dealing with the Broker-Dealer in connection with an Auction, a Person who is a beneficial owner of Auction Rate Notes.

         "Existing Owner Registry" means the registry of Persons who are owners of the Auction Rate Notes, maintained by the Auction Agent as provided in the Auction Agent Agreement.

         "Hold Order" has the meaning set forth under "-Auction Procedures."

         "Initial Auction Agent" means Bankers Trust Company, a New York corporation, its successors and assigns.

         "Initial Auction Agent Agreement" means the Amended and Restated Auction Agent Agreement dated as of November 1, 1996, by and among the Issuer, the Trustee and the Initial Auction Agent, including any amendment thereof or supplement thereto.

         "Initial Period" means, as to Auction Rate Notes, the period commencing on the Closing Date and continuing through the day immediately preceding the Initial Rate Adjustment Date for such Auction Rate Notes.

        "Initial Rate" means, with respect to a Class of any Series, the rate per annum specified in the related Prospectus Supplement.

        "Initial Rate Adjustment Date" means, with respect to the Class of any Series, the date specified in the related Prospectus Supplement.

        "Interest Payment Date" means (a) so long as the Auction Rate Notes bear interest at an Auction Note Interest Rate for an Interest Period of not greater than 180 days, the Business Day immediately following the expiration of the Initial Period for such Class, and each related Auction Period thereafter and
(b) if and for so long as the  Auction  Rate Notes bear  interest  at an Auction
Note Interest Rate for an Interest Period of greater than 180 days, each January 1 and July 1.

        "Interest Period" means, with respect to the Auction Rate Notes, the Initial Period and each period commencing on an Interest Rate Adjustment Date for such Class and ending on the day before (a) the next Interest Rate Adjustment Date for such Class or (b) the Stated Maturity of such Class, as applicable.

        "Interest Rate Adjustment Date" means the date on which an Auction Note Interest Rate is effective, and means, with respect to the Auction Rate Notes, the date of commencement of each Auction Period.

        "Interest Rate Determination Date" means, with respect to the Auction Rate Notes, the Auction Date, or if no Auction Date is applicable to such Class, the Business Day immediately preceding the date of commencement of an Auction Period.

        "Maintenance and Operating Expense Percentage" means, the percentage that all Maintenance and Operating Expenses estimated for the next 12 months represent of the principal amount of the Notes, which the Issuer shall calculate at least annually. Any adjustment in the Maintenance and Operating Expense Percentage shall be effective beginning on the first Interest Rate Determination Date following each such calculation.

        "Market Agent" means Salomon Smith Barney Inc., New York, New York, in such capacity hereunder, or any successor to it in such capacity hereunder.

        "Maximum Auction Rate" means the least of (a) either (i) the Applicable LIBOR-Based Rate plus 1.50% (if the ratings assigned by each Rating Agency to the Auction Rate Notes are "Aa3" and "AA-," respectively, or better) or (ii) the Applicable LIBOR-Based Rate plus 2.50% (if any one of the ratings assigned by each Rating Agency to the Auction Rate Notes is less than "Aa3" or "AA-," respectively), (b) the Net Loan Rate, (c) 18% and (d) the highest rate the Issuer may legally pay, from time to time, as interest on the Auction Rate Notes. For purposes of the Auction Agent and the Auction Procedures, the ratings referred to in this definition shall be the last ratings of which the Auction Agent has been given written notice pursuant to the Auction Agent Agreement.

        "Net Loan Rate" means, with respect to any Interest Period applicable to the Auction Rate Notes, the greater of (a) the rate of interest per annum (rounded to the next highest one one-hundredth of one percent) equal to the applicable United States Treasury Security Rate plus 1.50% or (b) the rate of interest per annum (rounded to the next highest one-hundredth of one percent) equal to (i) the weighted average Effective Interest Rate of the Financed Eligible Loans for the calendar quarter immediately preceding such Interest Period, as determined by the Issuer on the last day of such calendar quarter, less (ii) the Maintenance and Operating Expense Percentage, as calculated by the Issuer. In making the determination of the Net Loan Rate, the Issuer shall take into account as an increase to such Net Loan Rate the receipt of any Swap Counterparty Payments and as a decrease to any Issuer Swap Payment.

        "Non-Payment Rate" means One-Month LIBOR plus 1.50%.

        "One-Month LIBOR," "Three-Month LIBOR," "Six-Month LIBOR" or "One-Year LIBOR," means the rate of interest per annum equal to the rate per annum at which United States dollar deposits having a maturity of one month, three months, six months or one year, respectively, are offered to prime banks in the London interbank market which appear on the Reuters Screen LIBOR Page as of approximately 11:00 a.m., London time, on the Interest Rate Determination Date. If at least two such quotations appear, One-Month LIBOR, Three-Month LIBOR, Six-Month LIBOR or One-Year LIBOR, respectively, will be the arithmetic mean (rounded upwards, if necessary, to the nearest one-hundredth of one percent) of such offered rates. If fewer than two such quotes appear, One-Month LIBOR, Three-Month LIBOR, Six-Month LIBOR or One-Year LIBOR, respectively, with respect to such Interest Period will be determined at approximately 11:00 a.m., London time, on such Interest Rate Determination Date on the basis of the rate at which deposits in United States dollars having a maturity of one month, three months, six months or one year, respectively, are offered to prime banks in the London interbank market by four major banks in the London interbank market selected by
(a) the Auction Agent or (b) the Trustee, as applicable, and in a principal amount of not less than U.S. $1,000,000 and that is representative for a single transaction in such market at such time. The Auction Agent or the Trustee, as applicable, will request the principal London office of each of such banks to provide a quotation of its rate. If at least two quotations are provided, One-Month LIBOR, Three-Month LIBOR, Six-Month LIBOR or One-Year LIBOR, respectively, will be the arithmetic mean (rounded upwards, if necessary, to the nearest one-hundredth of one percent) of such offered rates. If fewer than two quotations are provided, One-Month LIBOR, Three-Month LIBOR, Six-Month LIBOR or One-Year LIBOR, respectively, with respect to such Interest Period will be the arithmetic mean (rounded upwards, if necessary, to the nearest one-hundredth of one percent) of the rates quoted at approximately 11:00 a.m., New York City time on such Interest Rate Determination Date by three major banks in New York, New York selected by (i) the Auction Agent or (ii) the Trustee, as applicable, for loans in United States dollars to leading European banks having a maturity of one month, three months, six months or one year, respectively, and in a principal amount equal to an amount of not less than U.S. $1,000,000 and that is representative for a single transaction in such market at such time; provided, however, that if the banks selected as aforesaid are not quoting as mentioned in this sentence, One-Month LIBOR, Three-Month LIBOR, Six-Month LIBOR or One-Year LIBOR, respectively, in effect for the applicable Interest Period will be One-Month LIBOR, Three-Month LIBOR, Six-Month LIBOR or One-Year LIBOR, respectively, in effect for the immediately preceding Interest Period.

        "Order" has the meaning set forth under "-Auction Procedures."

        "Payment Default" means, with respect to a Class of the Auction Rate Notes, (a) a default in the due and punctual payment of any installment of interest on such Class, or (b) a default in the due and punctual payment of any interest on and principal of such Class at their maturity.

        "Potential  Owner" means any Person (including an Existing Owner that is
(a) a Broker-Dealer when dealing with the Auction Agent and (b) a potential beneficial owner when dealing with a Broker-Dealer) who may be interested in acquiring Auction Rate Notes (or, in the case of an Existing Owner thereof, an additional principal amount of Auction Rate Notes).

         "PSA" means the Public Securities Association, its successors and assigns.

         "Quarterly Average Auction Rate" means the simple average of the Auction Rates for the Auction Dates preceding the current Auction Date by 91 days or less, including the current Auction Date.

         "Quarterly Average T-Bill Rate" means the simple average of the Bond Equivalent Yields of 91-day Treasury bills auctioned in the 91 days preceding (but not including) the current Auction Date.

         "Regular Record Date" means the Business Day next preceding the applicable Auction Date.

         "Reuters Screen LIBOR Page" means the display designated as page "LIBOR" on the Reuters Monitor Money Rates Service (or such other page as may replace the LIBOR page for the purposes of displaying London interbank offered rates of major banks).

         "S&P" means Standard & Poor's Ratings Services, a Division of The McGraw-Hill Companies, Inc., its successors and assigns.

         "Sell Order" has the meaning set forth under "-Auction Procedures."

         "Submission Deadline" means 12:30 p.m., eastern time, on any Auction Date or such other time on any Auction Date by which Broker-Dealers are required to submit Orders to the Auction Agent as specified by the Auction Agent from time to time.

        "Submitted Bid" has the meaning set forth under "-Auction Procedures."

         "Submitted Hold Order" has the meaning set forth under "-Auction Procedures."

         "Submitted   Orders"  has  the   meaning  set  forth  under   "-Auction
Procedures."

         "Submitted Sell Order" has the meaning set forth under "-Auction Procedures."

        "Substitute Auction Agent" means the Person with whom the Issuer and the Trustee enter into a Substitute Auction Agent Agreement.

        "Substitute Auction Agent Agreement" means an auction agent agreement containing terms substantially similar to the terms of the Initial Auction Agent Agreement, whereby a Person having the qualifications required by the Indenture agrees with the Trustee and the Issuer to perform the duties of the Auction Agent under the Indenture.

        "Sufficient Bids" has the meaning set forth under "-Auction Procedures."

        "United States Treasury Security Rate" means, for purposes of calculating the Net Loan Rate applicable to the Auction Rate Notes, that rate of interest per annum equal to the Bond Equivalent Yield on the applicable United States Treasury securities sold at the last auction thereof that immediately precedes the Interest Rate Adjustment Date for the Auction Rate Notes.

        "Variable Rate" means the variable rate of interest per annum, including the Initial Rate, borne by each Class of Auction Rate Notes during the Initial Period for such Class, and each Interest Period thereafter as such rate of interest is determined in accordance with the provisions of the Indenture.

Summary of Auction Procedures

        The following summarizes certain procedures that will be used in determining the interest rates on the Auction Rate Notes. Immediately following this summary is a more detailed description of these procedures. Prospective investors in the Auction Rate Notes should read carefully the following summary, along with the more detailed description.

        The interest rate on each class of Auction Rate Notes will be determined periodically (generally, for periods ranging from 7 days to one year) by means of a "Dutch Auction." In this Dutch Auction, investors and potential investors submit orders through an eligible Broker/Dealer as to the principal amount of Auction Rate Notes such investors wish to buy, hold or sell at various interest rates. The Broker/Dealers submit their clients' orders to the Auction Agent, who processes all orders submitted by all eligible Broker/Dealers and determines the interest rate for the upcoming interest period. The Broker/Dealers are notified by the Auction Agent of the interest rate for the upcoming interest period and are provided with settlement instructions relating to purchases and sales of Auction Rate Notes.

        In the auction procedures, the following types of orders may be submitted:

               (i) "Bid/Hold Orders" - the minimum interest rate that a current investor is willing to accept in order to continue to hold some or all of its Auction Rate Notes for the upcoming interest period;

               (ii)   "Sell  Orders" - an order by a current  investor to sell a
                      specified   principal   amount  of  Auction   Rate  Notes,
                      regardless of the upcoming interest rate; and

               (iii) "Potential Bid Orders" - the minimum interest rate that a potential investor (or a current investor wishing to purchase additional Auction Rate Notes) is willing to accept in order to buy a specified principal amount of Auction Rate Notes.

        If an existing investor does not submit orders with respect to all its Auction Rate Notes of the applicable Class, the investor will be deemed to have submitted a Hold Order at the new interest rate for that portion of the Auction Rate Notes for which no order was received.

        In connection with each Auction, Auction Rate Notes will be purchased and sold between investors and potential investors at a price equal to their then-outstanding principal balance (i.e., par) plus any accrued interest. The following example helps illustrate how the above-described procedures are used in determining the interest rate on the Auction Rate Notes.

        (a)    Assumptions:

               1.  Denominations (Units)           =  $100,000
               2.  Interest Period                 =  28 days
               3.  Principal Amount Outstanding    =  $50 Million (500 Units)

        (b)    Summary of All Orders Received for the Auction

      Bid/Hold Orders                 Sell Orders     Potential Bid Orders
      ---------------                 -----------     --------------------
          10 Units at 2.90%         50 Units Sell        20 Units at 2.95%
          30 Units at 3.02%         50 Units Sell        30 Units at 3.00%
          60 Units at 3.05%        100 Units Sell        50 Units at 3.05%
         100 Units at 3.10%        ==============        50 Units at 3.10%
         100 Units at 3.12%           200 Units          50 Units at 3.11%
         ==================                              50 Units at 3.14%
              300 Units                                  100 Units at 3.15%
                                                        ==================
                                                            350 Units

         Total units under existing Bid/Hold Orders and Sell Orders always equal issue size (in this case 500 units).


        (c)    Auction Agent organizes Orders in Ascending Order

Order           Number    Cumulative             Order     Number of   Cumulative
Number         of Units     Total      Percent   Number      Units       Total      Percent
                            (Units)                                      (Units)
------        ----------- ----------- --------  --------  ----------  ------------  --------

1.                 10(W)           10     2.90%        7.      100(W)          300     3.10%
2.                 20(W)           30     2.95%        8.       50(W)          350     3.10%
3.                 30(W)           60     3.00%        9.       50(W)          400     3.11%
4.                 30(W)           90     3.02%       10.      100(W)          500     3.12%
5.                 50(W)          140     3.05%       11.       50(L)                  3.14%
6.                 60(W)          200     3.05%       12.      100(L)                  3.15%

(W)  Winning Order    (L)  Losing Order

        Order #10 is the order that clears the market of all available units. All winning orders are awarded the winning rate (in this case, 3.12%) as the interest rate for the next Interest Period, when another auction will be held. Multiple orders at the winning rate are allocated units on a pro rata basis. Notwithstanding the foregoing, in no event will the interest rate exceed the lesser of the Net Loan Rate or the Maximum Auction Rate (each as described above).

        The above example assumes that a successful auction has occurred (i.e., all Sell Orders and all Bid/Hold Orders below the new interest rate were fulfilled). In certain circumstances, there may be insufficient Potential Bid Orders to purchase all the Auction Rate Notes offered for sale. In such circumstances, the interest rate for the upcoming Interest Period will equal the lesser of the Net Loan Rate and the Maximum Auction Rate. Also, if all the Auction Rate Notes are subject to Hold Orders (i.e., each holder of Auction Rate Notes wishes to continue holding its Auction Rate Notes, regardless of the interest rate), the interest rate for the upcoming Interest Period will equal the lesser of the Net Loan Rate and the All Hold Rate.

        As stated above, the foregoing is only a summary of the Auction Procedures. The following section is a more detailed description of these procedures.

Auction Procedures

        The Initial Rate Adjustment Date for the Notes shall be specified in the related Prospectus Supplement.

        During the Initial Period, each Class of the Auction Rate Notes shall bear interest at the Initial Rate for such Class. Thereafter, and except with respect to an Auction Period Adjustment, the Auction Rate Notes of any Class shall bear interest at an Auction Note Interest Rate based on the Auction Period for such Class, as determined below.

        For each Class of the Auction Rate Notes during the Initial Period for such Class and each Auction Period thereafter, interest at the applicable Auction Rate Notes Interest Rate shall accrue daily and shall be computed for the actual number of days elapsed on the basis of a year consisting of 360 days.

        The Auction Rate Notes Interest Rate to be borne by each Class of the Auction Rate Notes after such Initial Period for each Auction Period until an Auction Period Adjustment, if any, shall be determined as described below. Each such Auction Period after the Initial Period shall commence on and include the day following the expiration of the immediately preceding Auction Period and terminate on and include the first Business Day of the week in which the immediately following Auction Period occurs; provided, however, that in the case of the Auction Period that immediately follows the Initial Period for a Class of the Auction Rate Notes, such Auction Period shall commence on the Initial Rate Adjustment Date for such Class. The Auction Note Interest Rate on each Class of the Auction Rate Notes for each Auction Period shall be the Auction Rate in effect for such Auction Period as determined in accordance with "-Auction Note Interest-Determining the Auction Note Interest Rate" below; provided that if, on any Interest Rate Determination Date, an Auction is not held for any reason, then the Auction Note Interest Rate on such Auction Rate Notes for the next succeeding Auction Period shall be the applicable Maximum Auction Rate.

        Notwithstanding the foregoing:

               (i) if the ownership of an Auction Note is no longer maintained in Book-entry Form, the Auction Note Interest Rate on the Auction Rate Notes of such Class for any Interest Period commencing after the delivery of certificates representing Auction Rate Notes of such Class pursuant to the Indenture shall equal the applicable Maximum Auction Rate on the Business Day immediately preceding the first day of such subsequent Interest Period; or

               (ii) if a Payment Default shall have occurred, the Auction Note Interest Rate on a Class of the Auction Rate Notes for the Interest Period for such Class commencing on or immediately after such Payment Default, and for each Interest Period thereafter, to and including the Interest Period, if any, during which, or commencing less than two Business Days after, such Payment Default is cured, shall equal the applicable Non-Payment Rate on the first day of each such Interest Period.

        The Auction Agent shall promptly give written notice to the Trustee and the Issuer of each Auction Note Interest Rate (unless the Auction Note Interest Rate is the applicable Non-Payment Rate) and the Maximum Auction Rate when such rate is not the Auction Note Interest Rate, applicable to each Class of the Auction Rate Notes. The Trustee shall notify the Registered Owners of Auction Rate Notes of the applicable Auction Note Interest Rate applicable to each such Class of Auction Rate Notes for each Auction Period not later than the third Business Day of such Auction Period.

        Notwithstanding any other provision of the Auction Rate Notes or the Indenture and except for the occurrence of a Payment Default, interest payable on each Class of the Auction Rate Notes for an Auction Period shall never exceed for such Auction Period the amount of interest payable at the applicable Maximum Auction Rate in effect for such Auction Period.

        If the Auction Rate for a Class of Auction Rate Notes is greater than the applicable Maximum Auction Rate, then the Variable Rate applicable to such Auction Rate Notes for that Interest Period will be the applicable Maximum Auction Rate. If the Variable Rate applicable to such Auction Rate Notes for any Interest Period is the applicable Maximum Auction Rate (without regard to the last two clauses of the definition thereof), the Trustee shall determine the Carry-over Amount, if any, with respect to such Auction Rate Notes for such Interest Period. Such determination of the Carry-over Amount shall be made separately for each Class of the Auction Rate Notes. Such Carry-over Amount shall bear interest calculated at a rate equal to One-Month LIBOR (as determined by the Auction Agent, provided the Trustee has received notice of One-Month LIBOR from the Auction Agent, and if the Trustee shall not have received such notice from the Auction Agent, then as determined by the Trustee) from the Interest Payment Date for the Interest Period with respect to which such Carry-over Amount was calculated, until paid. Any payment in respect of Carry-over Amount shall be applied, first, to any accrued interest payable thereon and, second, in reduction of such Carry-over Amount. Any reference to "principal" or "interest" herein shall not include within the meaning of such words Carry-over Amount or any interest accrued on any such Carry-over Amount. Such Carry-over Amount shall be separately calculated for each Auction Note of such Class by the Trustee during such Interest Period in sufficient time for the Trustee to give notice to each Registered Owner of such Carry-over Amount as required in the next succeeding sentence. Not less than four days before the Interest Payment Date for an Interest Period with respect to which such Carry-over Amount has been calculated by the Trustee, the Trustee shall give written notice to each Registered Owner of the Carry-over Amount applicable to each Registered Owner's Auction Note of such Class, which written notice may accompany the payment of interest by check made to each such Registered Owner on such Interest Payment Date or otherwise shall be mailed on such Interest Payment Date by first-class mail, postage prepaid, to each such Registered Owner at such Registered Owner's address as it appears on the registration records maintained by the Registrar. Such notice shall state, in addition to such Carry-over Amount, that, unless and until an Auction Note of such Class has been redeemed (other than by optional redemption), after which all accrued Carry-over Amounts (and all accrued interest thereon) that remains unpaid shall be canceled and no Carry-over Amount (and interest accrued thereon) shall be paid with respect to an Auction Note of such Class, (a) the Carry-over Amount (and interest accrued thereon calculated at a rate equal to One-Month LIBOR) shall be paid by the Trustee on a Auction Note of such Class on the earliest of (i) the date of defeasance of any of the Auction Rate Notes of such Class or (ii) the first occurring Interest Payment Date (or on the date of any such optional redemption) if and to the extent that (A) the Eligible Carry-over Make-Up Amount with respect to such subsequent Interest Period is greater than zero, and (B) moneys are available pursuant to the terms described under "Certain Definitions and Provisions Related to Auction Rate Notes and Auction Procedures" in an amount sufficient to pay all or a portion of such Carry-over Amount (and interest accrued thereon), and (b) interest shall accrue on the Carry-over Amount at a rate equal to One-Month LIBOR until such Carry-over Amount is paid in full or is cancelled.

        The Carry-over Amount (and interest accrued thereon) for a Class of Auction Rate Notes shall be paid by the Trustee on Outstanding Auction Rate Notes of such Class on the earliest of (a) the date of defeasance of any of the Auction Rate Notes of such Class or (b) the first occurring Interest Payment Date if and to the extent that (i) the Eligible Carry-over Make-Up Amount with respect to such Interest Period is greater than zero, and (ii) on such Interest Payment Date there are sufficient moneys in the Senior Interest Account of the Revenue Fund to pay all interest due on the Auction Rate Notes on such Interest Payment Date. Any Carry-over Amount (and any interest accrued thereon) on any Auction Note which is due and payable on an Interest Payment Date, which Auction
Note is to be redeemed (other than by optional redemption) on said Interest Payment Date, shall be paid to the Registered Owner thereof on said Interest Payment Date to the extent that moneys are available therefor in accordance with the provisions described under "Certain Definitions and Provisions Related to Auction Rate Notes and Auction Procedures"; provided, however, that any Carry-over Amount (and any interest accrued thereon) which is not yet due and payable on said Interest Payment Date shall be cancelled with respect to said Auction Note that is to be redeemed (other than by optional redemption) on said Interest Payment Date and shall not be paid on any succeeding Interest Payment Date. To the extent that any portion of the Carry-over Amount (and any interest accrued thereon) remains unpaid after payment of a portion thereof, such unpaid portion shall be paid in whole or in part as required hereunder until fully paid by the Trustee on the earliest of (a) the date of defeasance of any of the Auction Rate Notes of such Class or (b) the next occurring Interest Payment Date or Dates, as necessary, if and to the extent that the conditions in the second preceding sentence are satisfied. On any Interest Payment Date on which the Trustee pays only a portion of the Carry-over Amount (and any interest accrued thereon) on Auction Rate Notes of such Class, the Trustee shall give written notice in the manner set forth in the immediately preceding paragraph to the Registered Owner of such Auction Note receiving such partial payment of the Carry-over Amount remaining unpaid on such Auction Note.

        The Interest Payment Date or other date on which such Carry-over Amount (or any interest accrued thereon) for a Class of Auction Rate Notes shall be paid shall be determined by the Trustee in accordance with the provisions of the immediately preceding paragraph, and the Trustee shall make payment of the Carry-over Amount (and any interest accrued thereon) in the same manner as, and from the same Account from which, it pays interest on the Auction Rate Notes on an Interest Payment Date. Any payment of Carry-over Amounts (and interest accrued thereon) shall reduce the amount of Eligible Carry-Over Make-Up Amount.

        In the event that the Auction Agent no longer determines, or fails to determine, when required, the Auction Note Interest Rate with respect to a Class of Auction Rate Notes, or, if for any reason such manner of determination shall be held to be invalid or unenforceable, the Auction Note Interest Rate for the next succeeding Interest Period, which Interest Period shall be an Auction Period, for such Class of Auction Rate Notes shall be the applicable Maximum Auction Rate as determined by the Auction Agent for such next succeeding Auction Period, and if the Auction Agent shall fail or refuse to determine the Maximum Auction Rate, the Maximum Auction Rate shall be determined by the securities dealer appointed by the Issuer capable of making such a determination in accordance with the provisions hereof and written notice of such determination shall be given by such securities dealer to the Trustee.

Auction Note Interest Rate

               Determining the Auction Note Interest Rate. By purchasing Auction Rate Notes, whether in an Auction or otherwise, each purchaser of the Auction Rate Notes, or its Broker-Dealer, must agree and shall be deemed by such purchase to have agreed (x) to participate in Auctions on the terms described herein, (y) to have its beneficial ownership of the Auction Rate Notes maintained at all times in Book-entry Form for the account of its Participant, which in turn will maintain records of such beneficial ownership and (z) to authorize such Participant to disclose to the Auction Agent such information with respect to such beneficial ownership as the Auction Agent may request.

               So long as the ownership of a Class of Auction Rate Notes is maintained in Book-entry Form by the Securities Depository, an Existing Owner may sell, transfer or otherwise dispose of Auction Rate Notes of such Class only pursuant to a Bid or Sell Order placed in an Auction or otherwise sell, transfer or dispose of Auction Rate Notes through a Broker-Dealer, provided that, in the case of all transfers other than pursuant to Auctions, such Existing Owner, its Broker-Dealer or its Participant advises the Auction Agent of such transfer. Auctions shall be conducted on each Auction Date, if there is an Auction Agent on such Auction Date, in the following manner (such procedures to be applicable separately to each Class of the Auction Rate Notes):

            (i)    (A)    Prior to the Submission Deadline on each Auction Date;

                                    (1)  each  Existing  Owner of  Auction  Rate
                             Notes may submit to a Broker-Dealer by telephone or otherwise any information as to:

                                            a.   the    principal    amount   of
                                    Outstanding Auction Rate Notes, if any, owned by such Existing Owner which such Existing Owner desires to continue to own without regard to the Auction Note Interest Rate for the next succeeding Auction Period;

                                            b.   the    principal    amount   of
                                    Outstanding  Auction  Rate  Notes,  if  any,
                                    which such Existing  Owner offers to sell if
                                    the Auction Note  Interest Rate for the next
                                    succeeding Auction Period shall be less than
                                    the  rate  per  annum   specified   by  such
                                    Existing Owner; and/or

                                            c.   the    principal    amount   of
                                    Outstanding Auction Rate Notes, if any, owned by such Existing Owner which such Existing Owner offers to sell without regard to the Auction Note Interest Rate for the next succeeding Auction Period;

                                            and

                                    (2) one or more  Broker-Dealers  may contact
                             Potential Owners to determine the principal amount of Auction Rate Notes which each Potential Owner offers to purchase, if the Auction Note Interest Rate for the next succeeding Auction Period shall not be less than the rate per annum specified by such Potential Owner.

               The statement of an Existing Owner or a Potential Owner referred to in (1) or (2) of this paragraph (A) is herein referred to as an "Order," and each Existing Owner and each Potential Owner placing an Order is herein referred to as a "Bidder"; an Order described in clause
        (1)a is herein referred to as a "Hold Order"; an Order described in clauses (1)b and (2) is herein referred to as a "Bid"; and an Order described in clause (1)c is herein referred to as a "Sell Order."

                             (B) (1) Subject to the provisions of (a)(ii) hereof, a Bid by an Existing Owner shall constitute an irrevocable offer to sell:

                                            a.   the    principal    amount   of
                                    Outstanding  Auction Rate Notes specified in
                                    such Bid if the Auction Note  Interest  Rate
                                    determined  as provided in this  Section (a)
                                    shall  be  less  than  the  rate   specified
                                    therein; or

                                            b.  such  principal   amount,  or  a
                                    lesser   principal   amount  of  Outstanding
                                    Auction Rate Notes to be  determined  as set
                                    forth  in  (a)(iv)(A)(4)   hereof,   if  the
                                    Auction Note Interest Rate determined as provided in this Section (a) shall be equal to the rate specified therein; or

                                            c.  such  principal   amount,  or  a
                                    lesser   principal   amount  of  Outstanding
                                    Auction Rate Notes to be  determined  as set
                                    forth in (a)(iv)(B)(3)  hereof,  if the rate
                                    specified  therein  shall be higher than the
                                    applicable    Maximum   Auction   Rate   and
                                    Sufficient Bids have not been made.

                                    (2)  Subject  to the  provisions  of (a)(ii)
                             hereof, a Sell Order by an Existing Owner shall constitute an irrevocable offer to sell:

                                            a.     the  principal  amount of
                                    Outstanding Auction Rate Notes specified in such Sell Order; or

                                            b.  such  principal   amount,  or  a
                                    lesser   principal   amount  of  Outstanding
                                    Auction    Rate    Notes    set   forth   in
                                    (a)(iv)(B)(3) hereof, if Sufficient Bids have not been made.

                                    (3)  Subject  to the  provisions  of (a)(ii)
                             hereof, a Bid by a Potential Owner shall constitute an irrevocable offer to purchase:

                                            a.   the    principal    amount   of
                                    Outstanding Auction Rate Notes specified in such Bid if the Auction Note Interest Rate determined as provided in this Section (a) shall be higher than the rate specified in such Bid; or

                                            b.  such  principal   amount,  or  a
                                    lesser   principal   amount  of  Outstanding
                                    Auction    Rate    Notes    set   forth   in
                                    (a)(iv)(A)(5)  hereof,  if the Auction  Note
                                    Interest Rate determined as provided in this Section (a) shall be equal to the rate specified in such Bid.

                      (ii) (A) Each Broker-Dealer shall submit in writing to the Auction Agent prior to the Submission Deadline on each Auction Date all Orders obtained by such Broker-Dealer and shall specify with respect to each such Order:

                                    (1)  the name of the Bidder placing such
                             Order;

                                    (2)  the  aggregate   principal   amount  of
                             Auction Rate Notes that are the subject of such Order;

                                    (3) to the  extent  that  such  Bidder is an
                             Existing Owner:

                                            a.     the principal  amount of
                                    Auction Rate Notes, if any, subject to any Hold Order placed by such Existing Owner;

                                            b.     the principal  amount of
                                    Auction Rate Notes, if any, subject to any Bid placed by such Existing Owner and the rate specified in such Bid; and

                                            c.     the principal  amount of
                                    Auction Rate Notes, if any, subject to any Sell Order placed by such Existing Owner;

                                    and

                                    (4) to the extent such Bidder is a Potential
                             Owner, the rate specified in such Potential Owner's Bid.

                             (B) If any rate  specified in any Bid contains more
                      than three figures to the right of the decimal point, the Auction Agent shall round such rate up to the next higher one thousandth of 1%.

                             (C) If an Order or Orders  covering all Outstanding
                      Auction Rate Notes owned by an Existing Owner is not submitted to the Auction Agent prior to the Submission Deadline, the Auction Agent shall deem a Hold Order to have been submitted on behalf of such Existing Owner covering the principal amount of Outstanding Auction Rate Notes owned by such Existing Owner and not subject to an Order submitted to the Auction Agent.

                             (D) Neither the Issuer, the Trustee nor the Auction
                      Agent shall be responsible for any failure of a Broker-Dealer to submit an Order to the Auction Agent on behalf of any Existing Owner or Potential Owner.

                             (E) If any Existing Owner submits through a Broker-Dealer to the Auction Agent one or more Orders covering in the aggregate more than the principal amount of Outstanding Auction Rate Notes owned by such Existing Owner, such Orders shall be considered valid as follows and in the following order of priority:

                                    (1) All  Hold  Orders  shall  be  considered
                             valid, but only up to the aggregate principal amount of Outstanding Auction Rate Notes owned by such Existing Owner, and if the aggregate principal amount of Auction Rate Notes subject to such Hold Orders exceeds the aggregate principal amount of Auction Rate Notes owned by such Existing Owner, the aggregate principal amount of Auction Rate Notes subject to each such Hold Order shall be reduced pro rata so that the aggregate principal amount of Auction Rate Notes subject to such Hold Order equals the aggregate principal amount of Outstanding Auction Rate Notes owned by such Existing Owner.

                                    (2) a. Any Bid shall be considered valid up to an amount equal to the excess of the principal amount of Outstanding Auction Rate Notes owned by such Existing Owner over the aggregate principal amount of Auction Rate Notes subject to any Hold Order referred to in clause (A) of this paragraph (v);

                                            b. subject to subclause  (1) of this
                                    clause (B), if more than one Bid with the same rate is submitted on behalf of such Existing Owner and the aggregate principal amount of Outstanding Auction Rate Notes subject to such Bids is greater than such excess, such Bids shall be considered valid up to an amount equal to such excess;

                                            c. subject to subclauses (1) and (2)
                                    of this clause (B), if more than one Bid with different rates are submitted on behalf of such Existing Owner, such Bids shall be considered valid first in the ascending order of their respective rates until the highest rate is reached at which such excess exists and then at such rate up to the amount of such excess; and

                                            d. in any such event,  the amount of
                                    Outstanding Auction Rate Notes, if any, subject to Bids not valid under this clause
                                    (B) shall be treated as the subject of a Bid by a Potential Owner at the rate therein specified; and

                                    (3) All  Sell  Orders  shall  be  considered
                             valid up to an amount equal to the excess of the principal amount of Outstanding Auction Rate Notes owned by such Existing Owner over the aggregate principal amount of Auction Rate Notes subject to Hold Orders referred to in clause (1) of this paragraph (v) and valid Bids referred to in clause
                             (2) of this paragraph (E).

                             (F) If more than one Bid for Auction  Rate Notes is
                      submitted on behalf of any Potential Owner, each Bid submitted shall be a separate Bid with the rate and principal amount therein specified.

                             (G) An  Existing  Owner  that  offers  to  purchase
                      additional Auction Rate Notes is, for purposes of such offer, treated as a Potential Owner.

                             (H) Any Bid or Sell Order  submitted by an Existing
                      Owner covering an aggregate principal amount of Auction Rate Notes not equal to an Authorized Denomination shall be rejected and shall be deemed a Hold Order. Any Bid submitted by a Potential Owner covering an aggregate principal amount of Auction Rate Notes not equal to an Authorized Denomination shall be rejected.

                             (I) Any  Bid  specifying  a rate  higher  than  the
                      applicable Maximum Auction Rate will (1) be treated as a Sell Order if submitted by an Existing Owner and (2) not be accepted if submitted by a Potential Owner.

                             (J)  Any  Order   submitted  in  an  Auction  by  a
                      Broker-Dealer to the Auction Agent prior to the Submission Deadline on any Auction Date shall be irrevocable.

                      (iii) (A) Not earlier than the Submission Deadline on each Auction Date, the Auction Agent shall assemble all valid Orders submitted or deemed submitted to it by the Broker-Dealers (each such Order as submitted or deemed submitted by a Broker-Dealer being herein referred to individually as a "Submitted Hold Order," a "Submitted Bid" or a "Submitted Sell Order," as the case may be, or as a "Submitted Order," and collectively as "Submitted Hold Orders," "Submitted Bids" or "Submitted Sell Orders," as the case may be, or as "Submitted Orders") and shall determine:

                                    (1) the excess of the total principal amount
                             of Outstanding Auction Rate Notes over the sum of the aggregate principal amount of Outstanding Auction Rate Notes subject to Submitted Hold Orders (such excess being herein referred to as the "Available Auction Rate Notes"), and

                                    (2) from the Submitted Orders whether:

                                            a. the aggregate principal amount of
                                    Outstanding  Auction  Rate Notes  subject to
                                    Submitted    Bids   by   Potential    Owners
                                    specifying one or more rates equal to or lower than the applicable Maximum Auction Rate;

                      exceeds or is equal to the sum of:

                                            b. the aggregate principal amount of
                                    Outstanding  Auction  Rate Notes  subject to
                                    Submitted Bids by Existing Owners specifying one or more rates higher than the applicable Maximum Auction Rate; and

                                            c.   the aggregate  principal amount
                                    of Outstanding Auction Rate Notes subject to
                                    Submitted Sell Orders;

                             (in the event such excess or such equality exists, other than because all of the Outstanding Auction Rate Notes are subject to Submitted Hold Orders, such Submitted Bids described in subclause a. above shall be referred to collectively as "Sufficient Bids"); and

                                    (3)  if  Sufficient  Bids  exist,   the  Bid
                             Auction Rate, which shall be the lowest rate specified in such Submitted Bids such that if:

                                            a.  (x)  each   Submitted  Bid  from
                                    Existing Owners  specifying such lowest rate
                                    and  (y)  all  other   Submitted  Bids  from
                                    Existing Owners  specifying lower rates were
                                    rejected,   thus   entitling  such  Existing
                                    Owners to continue to own the principal amount of Auction Rate Notes subject to such Submitted Bids; and

                                            b. (x) each such  Submitted Bid from
                                    Potential Owners specifying such lowest rate
                                    and  (y)  all  other   Submitted  Bids  from
                                    Potential Owners specifying lower rates were accepted;

                      the result would be that such Existing Owners described in subclause a. above would continue to own an aggregate principal amount of Outstanding Auction Rate Notes which, when added to the aggregate principal amount of Outstanding Auction Rate Notes to be purchased by such Potential Owners described in subclause b. above, would equal not less than the Available Auction Rate Notes.

                             (B) Promptly  after the Auction  Agent has made the
                      determinations pursuant to (a)(iii)(A), the Auction Agent shall advise the Trustee, the Broker-Dealers and the Issuer of the Maximum Auction Rate and the All Hold Rate and the components thereof on the Auction Date and, based on such determinations, the Auction Rate for the next succeeding Interest Period as follows:

                                    (1)  if  Sufficient  Bids  exist,  that  the
                             Auction Rate for the next succeeding Interest Period shall be equal to the Bid Auction Rate so determined;

                                    (2) if  Sufficient  Bids do not exist (other
                             than because all of the Outstanding Auction Rate Notes are subject to Submitted Hold Orders), that the Auction Rate for the next succeeding Interest Period shall be equal to the applicable Maximum Auction Rate; or

                                    (3) if all  Outstanding  Auction  Rate Notes
                             are subject to Submitted Hold Orders, that the Auction Rate for the next succeeding Interest
                             Period shall be equal to the applicable All Hold Rate.

                             (C) Promptly after the Auction Agent has determined
                      the Auction Rate, the Auction Agent shall determine and advise the Trustee of the Auction Note Interest Rate, which rate shall be the Auction Rate; provided, however, that in no event shall the Auction Note Interest Rate exceed the applicable Maximum Auction Rate.

                      (iv) Existing  Owners shall  continue to own the principal amount of Auction Rate Notes that are subject to Submitted Hold Orders. If Sufficient Bids have been received by the Auction
               Agent, the Bid Auction Rate will be the Auction Note Interest Rate, and Submitted Bids and Submitted Sell Orders will be accepted or rejected and the Auction Agent will take such other action as described below in subparagraph (A).

                      If the Auction Rate is greater than the applicable Maximum
               Auction Rate, the Auction Note Interest Rate shall be equal to the applicable Maximum Auction Rate. If the Auction Agent has not received Sufficient Bids (other than because all of the Outstanding Auction Rate Notes are subject to Submitted Hold Orders), the Auction Note Interest Rate will be the applicable Maximum Auction Rate. In any of the cases described above, Submitted Orders will be accepted or rejected and the Auction Agent will take such other action as described below in subparagraph (B).

                             (A) If  Sufficient  Bids  have been made and if the
                      applicable Maximum Auction Rate does not apply (in which case the Auction Note Interest Rate shall be the Bid Auction Rate), all Submitted Sell Orders shall be accepted and, subject to the provisions of clauses (4) and (5) of this (a)(iv), Submitted Bids shall be accepted or rejected as follows in the following order of priority, and all other Submitted Bids shall be rejected:

                                    (1)   Existing   Owners'    Submitted   Bids
                             specifying any rate that is higher than the Auction
                             Note Interest Rate shall be accepted, thus requiring each such Existing Owner to sell the aggregate principal amount of Auction Rate Notes subject to such Submitted Bids;

                                    (2)   Existing   Owners'    Submitted   Bids
                             specifying  any rate that is lower than the Auction
                             Note Interest Rate shall be rejected, thus entitling each such Existing Owner to continue to own the aggregate principal amount of Auction Rate Notes subject to such Submitted Bids;

                                    (3)   Potential   Owners'   Submitted   Bids
                             specifying  any rate that is lower than the Auction
                             Note Interest Rate shall be accepted;

                                    (4)  Each  Existing  Owners'  Submitted  Bid
                             specifying a rate that is equal to the Auction Note Interest Rate shall be rejected, thus entitling such Existing Owner to continue to own the aggregate principal amount of Auction Rate Notes subject to such Submitted Bid, unless the aggregate principal amount of Outstanding Auction Rate Notes subject to all such Submitted Bids shall be greater than the principal amount of Auction Rate Notes (the "remaining principal amount") equal to the excess of the Available Auction Rate Notes over the aggregate principal amount of Auction Rate Notes subject to Submitted Bids described in clauses (2) and (3) of this (a)(iv)(D)(1), in which event such Submitted Bid of such Existing Owner shall be rejected in part, and such Existing Owner shall be entitled to continue to own the principal amount of Auction Rate Notes subject to such Submitted Bid, but only in an amount equal to the aggregate principal amount of Auction Rate Notes obtained by multiplying the remaining principal amount by a fraction, the numerator of which shall be the principal amount of Outstanding Auction Rate Notes owned by such Existing Owner subject to such Submitted Bid and the denominator of which shall be the sum of the principal amount of Outstanding Auction Rate Notes subject to such Submitted Bids made by all such Existing Owners that specified a rate equal to the Auction Note Interest Rate, subject to the provisions of (a)(iv)(D) hereof; and

                                    (5) Each  Potential  Owner's  Submitted  Bid
                             specifying a rate that is equal to the Auction Note Interest Rate shall be accepted, but only in an amount equal to the principal amount of Auction Rate Notes obtained by multiplying the excess of the aggregate principal amount of Available Auction Rate Notes over the aggregate principal amount of Auction Rate Notes subject to Submitted Bids described in clauses (2), (3) and (4) of (a)(iv)(A) hereof by a fraction the numerator of which shall be the aggregate principal amount of Outstanding Auction Rate Notes subject to such Submitted Bid and the denominator of which shall be the sum of the principal amount of Outstanding Auction Rate Notes subject to Submitted Bids made by all such Potential Owners that specified a rate equal to the Auction Note Interest Rate, subject to the provisions of (a)(iv)(D) hereof.

                             (B) If  Sufficient  Bids have not been made  (other
                      than because all of the Outstanding Auction Rate Notes are subject to submitted Hold Orders), or if the applicable Maximum Auction Rate applies, subject to the provisions of
                      (a)(iv)(D) hereof, Submitted Orders shall be accepted or rejected as follows in the following order of priority and all other Submitted Bids shall be rejected:

                                    (1)   Existing   Owners'    Submitted   Bids
                             specifying any rate that is equal to or lower than the Auction Note Interest Rate shall be rejected, thus entitling such Existing Owners to continue to own the aggregate principal amount of Auction Rate Notes subject to such Submitted Bids;

                                    (2)   Potential   Owners'   Submitted   Bids
                             specifying (x) any rate that is equal to or lower than the Auction Note Interest Rate shall be accepted and (y) any rate that is higher than the Auction Note Interest Rate shall be rejected; and

                                    (3)  each  Existing  Owner's  Submitted  Bid
                             specifying any rate that is higher than the Auction
                             Note Interest Rate and the Submitted Sell Order of each Existing Owner shall be accepted, thus entitling each Existing Owner that submitted any such Submitted Bid or Submitted Sell Order to sell the Auction Rate Notes subject to such Submitted Bid or Submitted Sell Order, but in both cases only in an amount equal to the aggregate principal amount of Auction Rate Notes obtained by multiplying the aggregate principal amount of Auction Rate Notes subject to Submitted Bids described in clause (2)(x) of this (a)(iv)(B) by a fraction the numerator of which shall be the aggregate principal amount of Outstanding Auction Rate Notes owned by such Existing Owner subject to such submitted Bid or Submitted Sell Order and the denominator of which shall be the aggregate principal amount of Outstanding Auction Rate Notes subject to all such Submitted Bids and Submitted Sell Orders.

                             (C)  If all  Auction  Rate  Notes  are  subject  to
                      Submitted  Hold  Orders,   all  Submitted  Bids  shall  be
                      rejected.

                             (D) If, as a result of the procedures  described in
                      paragraph (A) or (B) of this Section (a)(iv), any Existing Owner would be entitled or required to sell, or any Potential Owner would be entitled or required to purchase, a principal amount of Auction Rate Notes that is not equal to an Authorized Denomination, the Auction Agent shall, in such manner as in its sole discretion it shall determine, round up or down the principal amount of Auction Rate Notes to be purchased or sold by any Existing Owner or Potential Owner so that the principal amount of Auction Rate Notes purchased or sold by each Existing Owner or Potential Owner shall be equal to an Authorized Denomination.

                             (E) If, as a result of the procedures  described in
                      paragraph (B) of this (a)(iv), any Potential Owner would be entitled or required to purchase less than an Authorized Denomination of Auction Rate Notes, the Auction Agent shall, in such manner as in its sole discretion it shall determine, allocate Auction Rate Notes for purchase among Potential Owners so that only Auction Rate Notes in Authorized Denominations are purchased by any Potential Owner, even if such allocation results in one or more of such Potential Owners not purchasing any Auction Rate Notes.

                      (v) Based on the result of each Auction, the Auction Agent shall determine the aggregate principal amount of Auction Rate Notes to be purchased and the aggregate principal amount of Auction Rate Notes to be sold by Potential Owners and Existing Owners on whose behalf each Broker-Dealer submitted Bids or Sell Orders and, with respect to each Broker-Dealer, to the extent that such aggregate principal amount of Auction Rate Notes to be sold differs from such aggregate principal amount of Auction Rate Notes to be purchased, determine to which other Broker-Dealer or Broker-Dealers acting for one or more purchasers such Broker-Dealer shall deliver, or from which other Broker-Dealer or Broker-Dealers acting for one or more sellers such Broker-Dealer shall receive, as the case may be, Auction Rate Notes.

                      (vi) Any  calculation by the Auction Agent or the Trustee, as applicable, of the Auction Note Interest Rate, the Maximum Auction Rate, the All Hold Rate and the Non-Payment Rate shall, in the absence of manifest error, be binding on all other parties.

                      (vii) Notwithstanding anything to the contrary, (A) no Auction for the Auction Rate Notes for an Auction Period of less than 180 days will be held on any Auction Date hereunder on which there are insufficient moneys in the Senior Interest Account of the Revenue Fund and the Senior Redemption Account of the Note Redemption Fund to pay, or otherwise held by the Trustee under the Indenture and available to pay, the principal of and interest due on the Auction Rate Notes on the Interest Payment Date immediately following such Auction Date, and (B) no Auction will be held on any Auction Date hereunder during the continuance of a Payment Default. The Trustee shall promptly notify the Auction Agent of any such occurrence.

        Application of Interest Payments for the Auction Rate Notes.

                       (i) The Trustee shall determine not later than 2:00 p.m.,
               eastern  time,  on the Business Day next  succeeding  an Interest
               Payment Date, whether a Payment Default has occurred. If a Payment Default has occurred, the Trustee shall, not later than 2:15 p.m., eastern time, on such Business Day, send a notice thereof to the Auction Agent by telecopy or similar means and, if such Payment Default is cured, the Trustee shall immediately send a notice to the Auction Agent by telecopy or similar means.

                      (ii) Not  later  than 2:00  p.m.,  eastern  time,  on each anniversary of the Closing Date, the Trustee shall pay to the Auction Agent, in immediately available funds out of amounts in the Revenue Fund, an amount equal to the Auction Agent Fee as set forth in the Auction Agent Agreement. Not later than 2:00 p.m., eastern time, on each Auction Date, the Trustee shall pay to the Auction Agent, in immediately available funds out of amounts in the Revenue Fund, an amount equal to the Broker-Dealer Fee as calculated in the Auction Agent Agreement. The Trustee shall, from time to time at the request of the Auction Agent and at the direction of an Authorized Officer, reimburse the Auction Agent for its reasonable expenses as provided in the Auction Agent Agreement, such expenses to be paid out of amounts in the Revenue Fund.

        Calculation of Maximum Auction Rate, All Hold Rate and Non-Payment Rate. The Auction Agent shall calculate the applicable Maximum Auction Rate and All Hold Rate, as the case may be, on each Auction Date and shall notify the Trustee and the Broker-Dealers of the applicable Maximum Auction Rate and All Hold Rate, as the case may be, as provided in the Auction Agent Agreement; provided, that if the ownership of the Auction Rate Notes is no longer maintained in Book-entry Form, or if a Payment Default has occurred, then the Trustee shall determine the applicable Maximum Auction Rate, All Hold Rate and Non-Payment Rate for each such Interest Period. The Market Agent shall calculate the Index (if the Index is other than the PSA Municipal Swap Index) on each Interest Rate Determination Date and shall notify the Trustee and the Auction Agent of the Index prior to 9:30 a.m., eastern time, on each Interest Rate Determination Date. If the ownership of the Auction Rate Notes is no longer maintained in Book-entry Form by the Securities Depository, the Trustee shall calculate the applicable Maximum Auction Rate on the Business Day immediately preceding the first day of each Interest Period after the delivery of certificates representing the Auction Rate Notes pursuant to the Indenture. If a Payment Default shall have occurred, the Trustee shall calculate the Non-Payment Rate on the Interest Rate Determination Date for (i) each Interest Period commencing after the occurrence and during the continuance of such Payment Default and (ii) any Interest Period commencing less than two Business Days after the cure of any Payment Default. The determination by the Trustee or the Auction Agent, as the case may be, of the applicable Maximum Auction Rate, All Hold Rate and Non-Payment Rate shall (in the absence of manifest error) be final and binding upon all parties. If calculated or determined by the Auction Agent, the Auction Agent shall promptly advise the Trustee of the applicable Maximum Auction Rate and All Hold Rate. The determination by the Market Agent of the Index shall (in the absence of manifest error) be final and binding upon all parties.

        If the Federal Reserve Bank of New York does not make available its 30-day commercial paper rate for purposes of determining the "AA" Composite Commercial Paper Rate, the Auction Agent shall notify the Trustee of such fact and the Trustee shall thereupon request that an Authorized Officer promptly appoint at least two Commercial Paper Dealers (in addition to Smith Barney Inc.) to provide commercial paper quotes for purposes of determining the "AA" Composite Commercial Paper Rate. Pending appointment of both such additional Commercial Paper Dealers, Smith Barney Inc. and any other Commercial Paper Dealer appointed and serving as such shall provide the required quotations, and such quotations shall be used for purposes of this Exhibit III. Smith Barney Inc. has been appointed as a Commercial Paper Dealer to provide commercial paper quotes for purposes of determining the "AA" Composite Commercial Paper Rate as provided above.

        Notification of Rates, Amounts and Payment Dates. By 12:00 noon, eastern time, on the Business Day following each Regular Record Date, the Trustee shall determine the aggregate amounts of interest distributable on the next succeeding Interest Payment Date to the beneficial owners of Auction Rate Notes.

        At least four days prior to any Interest Payment Date, the Trustee shall:

               (a) confirm with the Auction Agent, so long as no Payment Default has occurred and is continuing and the ownership of the Auction Rate Notes is maintained in Book-entry Form by the Securities Depository, (i) the date of such next Interest Payment Date and (ii) the amount payable to the Auction Agent on the Auction Date pursuant to "-Application of Interest Payments for the Auction Rate Notes" above.

               (b) advise the Registered Owners of a Class of Auction Rate Notes of any Carry-over Amount accruing on such Auction Rate Notes; and

               (c) advise the Securities Depository, so long as the ownership of the Auction Rate Notes is maintained in Book-entry Form by the Securities Depository, upon request, of the aggregate amount of interest distributable on such next Interest Payment Date to the beneficial owners of each Class of the Auction Rate Notes.

               If any day scheduled to be an Interest Payment Date shall be changed after the Trustee shall have given the notice or confirmation referred to above, the Trustee shall, not later than 11:15 a.m., eastern time, on the Business Day next preceding the earlier of the new Interest Payment Date or the old Interest Payment Date, by such means as the Trustee deems practicable, give notice of such change to the Auction Agent, so long as no Payment Default has occurred and is continuing and the ownership of the Auction Rate Notes is maintained in Book-entry Form by the Securities Depository.

        Auction Agent. Bankers Trust Company has been appointed as Initial Auction Agent to serve as agent for the Issuer in connection with Auctions. The Trustee and the Issuer will, and the Trustee is hereby directed to, enter into the Initial Auction Agent Agreement with Bankers Trust Company, as the Initial Auction Agent. Any Substitute Auction Agent shall be (a) a bank, national banking association or trust company duly organized under the laws of the United States of America or any state or territory thereof having its principal place of business in the Borough of Manhattan, New York, or such other location as approved by the Trustee in writing and having a combined capital stock or surplus of at least $50,000,000, or (b) a member of the National Association of Securities Dealers, Inc., having a capitalization of at least $50,000,000, and, in either case, authorized by law to perform all the duties imposed upon it hereunder and under the Auction Agent Agreement. The Auction Agent may at any time resign and be discharged of the duties and obligations created by the Indenture by giving at least 90 days' notice to the Trustee, the Market Agent and the Issuer. The Auction Agent may be removed at any time by the Trustee upon the written direction of an Authorized Officer or the Registered Owners of 51% of the aggregate principal amount of the Auction Rate Notes then Outstanding, and if by such Registered Owners, by an instrument signed by such Registered Owners or their attorneys and filed with the Auction Agent, the Issuer and the Trustee upon at least 90 days' notice. Neither resignation nor removal of the Auction Agent pursuant to the preceding two sentences shall be effective until and unless a Substitute Auction Agent has been appointed and has accepted such appointment. If required by the Issuer, a Substitute Auction Agent Agreement shall be entered into with a Substitute Auction Agent. Notwithstanding the foregoing, the Auction Agent may terminate the Auction Agent Agreement if, within 25 days after notifying the Trustee, the Market Agent and the Issuer in writing that it has not received payment of any Auction Agent Fee due it in accordance with the terms of the Auction Agent Agreement, the Auction Agent does not receive such payment.

        If the Auction Agent shall resign or be removed or be dissolved, or if the property or affairs of the Auction Agent shall be taken under the control of any state or federal court or administrative body because of bankruptcy or insolvency, or for any other reason, the Trustee at the direction of an Authorized Officer, shall use its best efforts to appoint a Substitute Auction Agent.

        The Auction Agent is acting as agent for the Issuer in connection with Auctions. In the absence of bad faith, negligent failure to act or negligence on its part, the Auction Agent shall not be liable for any action taken, suffered or omitted or any error of judgment made by it in the performance of its duties under the Auction Agent Agreement and shall not be liable for any error of judgment made in good faith unless the Auction Agent shall have been negligent in ascertaining (or failing to ascertain) the pertinent facts.

        Broker-Dealers. The Auction Agent will enter into a Broker-Dealer Agreement with Smith Barney Inc., as the initial Broker-Dealer. An Authorized Officer may, from time to time, approve one or more additional persons to serve as Broker-Dealers under Broker-Dealer Agreements and shall be responsible for providing such Broker-Dealer Agreements to the Trustee and the Auction Agent, provided, however that while Smith Barney Inc. is serving as a Broker-Dealer, Smith Barney Inc. shall have the right to consent to the approval of any additional Broker-Dealers, which consent will not be unreasonably withheld. Any Broker-Dealer may be removed at any time, at the request of an Authorized Officer, but there shall, at all times, be at least one Broker-Dealer appointed and acting as such.

        Changes in Auction Period or Periods and Certain Percentages. While any of the Auction Rate Notes are Outstanding, the Issuer may, from time to time, change the length of one or more Auction Periods (an "Auction Period Adjustment"), in order to conform with then current market practice with respect to similar securities or to accommodate economic and financial factors that may affect or be relevant to the length of the Auction Period and the interest rate borne by the Auction Rate Notes. The Issuer shall not initiate an Auction Period Adjustment unless it shall have received the written consent of the Market Agent, which consent shall not be unreasonably withheld, not later than nine days prior to the Auction Date for such Auction Period. The Issuer shall initiate the Auction Period Adjustment by giving written notice by Issuer Order to the Trustee, the Auction Agent, the Market Agent, each Rating Agency and the Securities Depository at least 10 days prior to the Auction Date for such Auction Period. Any such adjusted Auction Period shall not be less than 7 days nor more than 366 days.

        An Auction Period Adjustment shall take effect only if (A) the Trustee and the Auction Agent receive, by 11:00 a.m., eastern time, on the Business Day before the Auction Date for the first such Auction Period, an Issuer Certificate authorizing the Auction Period Adjustment specified in such certificate along with a copy of the written consent of the Market Agent and, (B) Sufficient Bids exist as of the Auction on the Auction Date for such first Auction Period. If the condition referred to in (A) above is not met, the applicable Auction Note Interest Rate for the next Auction Period shall be determined pursuant to the above provisions and the Auction Period shall be the Auction Period determined without reference to the proposed change. If the condition referred to in (A) is met but the condition referred in (B) above is not met, the applicable Auction
Note Interest Rate for the next Auction Period shall be the applicable Maximum Auction Rate and the Auction Period shall be the Auction Period determined without reference to the proposed change. In connection with any Auction Period Adjustment, the Auction Agent shall provide such further notice to such parties as is specified in the Auction Agent Agreement.

        Changes in the Auction Date. The Market Agent, with the written consent of an Authorized Officer and, if applicable, upon receipt of the opinion of Note Counsel as required below, may specify an earlier Auction Date (but in no event more than five Business Days earlier) than the Auction Date that would otherwise be determined in accordance with the definition of "Auction Date" herein with respect to one or more specified Auction Periods in order to conform with then current market practice with respect to similar securities or to accommodate economic and financial factors that may affect or be relevant to the day of the week constituting an Auction Date and the interest rate borne on the Auction Rate Notes. The Market Agent shall deliver a written request for consent to such change in the length of the Auction Date to the Issuer at least 14 days prior to the effective date of such change. If the Issuer shall have delivered such written consent to the Market Agent, the Market Agent shall provide notice of its determination to specify an earlier Auction Date for one or more Auction Periods by means of a written notice delivered at least 10 days prior to the proposed changed Auction Date to the Trustee, the Auction Agent, the Issuer, each Rating Agency and the Securities Depository. In connection with any change described in the preceding paragraph, the Auction Agent shall provide such further notice to such parties as is specified in the Auction Agent Agreement.

        Additional Provisions Regarding the Interest Rates on the Auction Rate Notes. The determination of a Variable Rate by the Auction Agent or any other Person shall be conclusive and binding on the Registered Owners of the Class of Auction Rate Notes to which such Variable Rate applies, and the Issuer and the Trustee may rely thereon for all purposes.

        In no event shall the cumulative amount of interest paid or payable on a Class of Auction Rate Notes (including interest calculated as provided herein, plus any other amounts that constitute interest on the Auction Rate Notes of such Class under applicable law, which are contracted for, charged, reserved, taken or received pursuant to the Auction Rate Notes of such Class or related documents) calculated from the date of issuance of the Auction Rate Notes of such Class through any subsequent day during the term of the Auction Rate Notes of such Class or otherwise prior to payment in full of the Auction Rate Notes of such Class exceed the amount permitted by applicable law. If the applicable law is ever judicially interpreted so as to render usurious any amount called for under the Auction Rate Notes of such Class or related documents or otherwise contracted for, charged, reserved, taken or received in connection with the Auction Rate Notes of such Class, or if the redemption or acceleration of the maturity of the Auction Rate Notes of such Class results in payment to or receipt by the Registered Owner or any former Registered Owner of the Auction Rate Notes of such Class of any interest in excess of that permitted by applicable law, then, notwithstanding any provision of the Auction Rate Notes of such Class or related documents to the contrary, all excess amounts theretofore paid or received with respect to the Auction Rate Notes of such Class shall be credited on the principal balance of the Auction Rate Notes of such Class (or, if the Auction Rate Notes of such Class have been paid or would thereby be paid in full, refunded by the recipient thereof), and the provisions of the Auction Rate Notes of such Class and related documents shall automatically and immediately be deemed reformed and the amounts thereafter collectible hereunder and thereunder reduced, without the necessity of the execution of any new document, so as to comply with the applicable law, but so as to permit the recovery of the fullest amount otherwise called for under the Auction Rate Notes of such Class and under the related documents.

        Qualifications of Market Agent. The Market Agent shall be a member of the National Association of Securities Dealers, Inc., have a capitalization of at least $50,000,000 and be authorized by law to perform all the duties imposed upon it by the Indenture. The Market Agent may resign and be discharged of the duties and obligations created under the Indenture by giving at least 30 days' notice to the Issuer and the Trustee, provided that such resignation shall not be effective until the appointment of a successor market agent by the Issuer and the acceptance of such appointment by such successor market agent. The Market Agent may be replaced at the direction of the Issuer, by an instrument signed by an Authorized Officer, filed with the Market Agent and the Trustee at least 30 days before the effective date of such replacement, provided that such replacement shall not be effective until the appointment of a successor market agent by the Issuer and the acceptance of such appointment by such successor market agent.

        In the event that the Market Agent shall be removed or be dissolved, or if the property or affairs of the Market Agent shall be taken under the control of any state or federal court or administrative body because of bankruptcy or insolvency, or for any other reason, and there is no Market Agent and the Issuer shall not have appointed its successor as Market Agent, the Trustee, notwithstanding the provisions of the preceding paragraph, shall be deemed to be the Market Agent for all purposes of the Indenture until the appointment by the Issuer of the successor Market Agent. Nothing in the Indenture shall be construed as conferring on the Trustee additional duties other than as set forth in the Indenture.

                     AUCTION RATE NOTE SETTLEMENT PROCEDURES

        Capitalized terms used herein shall have the respective meanings specified herein under "Certain Definitions and Provisions Related to Auction Rate Notes and Auction Procedures." These settlement procedures apply to all Auction Rate Notes except as may otherwise be specified with respect to a Series in the related Prospectus Supplement.

               (a) Not later than 3:00 p.m. on each Auction Date, the Auction Agent is required to notify by telephone the Broker-Dealers that participated in the Auction held on such Auction Date and submitted an Order on behalf of any Existing Owner or Potential Owner of:

                       (i)  the Auction Rate fixed for the next Interest Period;

                      (ii) whether there were  Sufficient  Clearing Bids in such
                Auction;

                     (iii) if such  Broker-Dealer  (a "Seller's  Broker-Dealer")
               submitted a Bid or a Sell Order on behalf of an Existing Owner, whether such Bid or Sell Order was accepted or rejected, in whole or in part, and the principal amount of Auction Rate Notes, if any, to be sold by such Existing Owner;

                      (iv) if such  Broker-Dealer  (a  "Buyer's  Broker-Dealer")
               submitted a Bid on behalf of a Potential Owner, whether such Bid was accepted or rejected, in whole or in part, and the principal amount of Auction Rate Notes, if any, to be purchased by such Potential Owner;

                       (v) if the  aggregate  principal  amount of Auction  Rate
               Notes to be sold by all Existing Owners on whose behalf such Broker-Dealer submitted Bids or Sell Orders is different than the aggregate principal amount of Auction Rate Notes to be purchased by all Potential Owners on whose behalf such Broker-Dealer submitted a Bid, the name or names of one or more other Buyer's Broker-Dealers (and the Participant, if any, of each such other Buyer's Broker-Dealer) acting for one or more purchasers of such excess principal amount of Auction Rate Notes and the principal amount of Auction Rate Notes to be purchased from one or more Existing Owners on whose behalf such Broker-Dealer acted by one or more Potential Owners on whose behalf each of such other Buyer's Broker-Dealers acted; and

                      (vi) if the  principal  amount of Auction Rate Notes to be purchased by all Potential Owners on whose behalf such Broker-Dealer submitted a Bid exceeds the amount of Auction Rate Notes to be sold by all Existing Owners on whose behalf such Broker-Dealer submitted a Bid or a Sell Order, the name or names of one or more Seller's Broker-Dealers (and the name of the agent member, if any, of each such Seller's Broker-Dealer) acting for one or more sellers of such excess principal amount of Auction Rate Notes and the principal amount of Auction Rate Notes to be sold to one or more Potential Owners on whose behalf such Broker-Dealer acted by one or more Existing Owners on whose behalf each of such Seller's Broker-Dealers acted;

                     (vii) unless previously  provided, a list of all Applicable
               Auction Rate Notes Rates and related Interest Periods (or portions thereof) since the last Interest Payment Date; and

                    (viii) the Auction Date for the next succeeding Auction.

               (b) On each Auction Date, each Broker-Dealer that submitted an Order on behalf of any Existing Owner or Potential Owner shall:

                       (i) advise each  Existing  Owner and  Potential  Owner on
               whose behalf such Broker-Dealer submitted a Bid or Sell Order in the Auction on such Auction Date whether such Bid or Sell Order was accepted or rejected, in whole or in part;

                      (ii) instruct each Potential Owner on whose behalf such Broker-Dealer submitted a Bid that was accepted, in whole or in part, to instruct such Bidder's Participant to pay to such
               Broker-Dealer (or its Participant) through the Securities Depository the amount necessary to purchase the principal amount of Auction Rate Notes to be purchased pursuant to such Bid against receipt of such principal amount of Auction Rate Notes;

                     (iii) in the  case of a  Broker-Dealer  that is a  Seller's
               Broker-Dealer, instruct each Existing Owner on whose behalf such Broker-Dealer submitted a Sell Order that was accepted, in whole or in part, or a Bid that was accepted, in whole or in part, to instruct such Existing Owner's Participant to deliver to such Broker-Dealer (or its Participant) through the Securities Depository the principal amount of Auction Rate Notes to be sold pursuant to such Bid or Sell Order against payment therefor;

                      (iv) advise each Existing Owner on whose behalf such Broker-Dealer submitted an Order and each Potential Owner on whose behalf such Broker-Dealer submitted a Bid of the Auction Rate for the next Interest Period;

                       (v) advise each Existing Owner on whose behalf such Broker-Dealer submitted a Bid that was accepted, in whole or in part, of the next Auction Date; and

                      (vi) advise each Potential Owner on whose behalf such Broker-Dealer submitted a Bid that was accepted, in whole or in part, of the next Auction Date.

               (c) On the basis of the information provided to it pursuant to paragraph (a) above, each Broker-Dealer that submitted a Bid or Sell Order in an Auction is required to allocate any funds received by it pursuant to paragraph (b)(ii) above, and any Auction Rate Notes received by it pursuant to paragraph (b)(iii) above, among the Potential Owners, if any, on whose behalf such Broker-Dealer submitted Bids, the Existing Owners, if any, on whose behalf such Broker-Dealer submitted Bids or Sell Orders in such Auction, and any Broker-Dealers identified to it by the Auction Agent following such Auction pursuant to paragraph (a)(v) or
        (a)(vi) above.

               (d)    On each Auction Date:

                       (i) each Potential Owner and Existing Owner with an Order
               in the Auction on such Auction Date shall instruct its Participant as provided in (b)(ii) or (b)(iii) above, as the case may be;

                      (ii) each Seller's Broker-Dealer that is not a Participant in the Securities  Depository  shall instruct its  Participant to
               (A) pay through the Securities Depository to the Participant of the Existing Owner delivering Auction Rate Notes to such Broker-Dealer following such Auction pursuant to (b)(iii) above the amount necessary, including accrued interest, if any, to purchase such Auction Rate Notes against receipt of such Auction Rate Notes, and (B) deliver such Auction Rate Notes through the Securities Depository to a Buyer's Broker-Dealer (or its Participant) identified to such Seller's Broker-Dealer pursuant to (a)(v) above against payment therefor; and

                     (iii) each Buyer's  Broker-Dealer that is not a Participant in the Securities  Depository  shall instruct its  Participant to
               (A)  pay  through  the   Securities   Depository  to  a  Seller's
               Broker-Dealer (or its Participant) identified following such Auction pursuant to (a)(vi) above the amount necessary, including accrued interest, if any, to purchase the Auction Rate Notes to be purchased pursuant to (b)(ii) above against receipt of such Auction Rate Notes, and (B) deliver such Auction Rate Notes through the Securities Depository to the Participant of the purchaser thereof against payment therefor.

               (e) On the first Business Day of the Interest Period next succeeding each Auction Date:

                       (i) each  Participant for a Bidder in the Auction on such
               Auction Date referred to in (d)(i) above shall instruct the Securities Depository to execute the transactions described under
               (b)(ii) or (b)(iii) above for such Auction, and the Securities Depository shall execute such transactions;

                      (ii) each Seller's  Broker-Dealer or its Participant shall instruct the Securities Depository to execute the transactions described in (d)(ii) above for such Auction, and the Securities Depository shall execute such transactions; and

                     (iii) each Buyer's  Broker-Dealer or its Participant  shall instruct the Securities Depository to execute the transactions described in (d)(iii) above for such Auction, and the Securities Depository shall execute such transactions.

               (f) If an Existing Owner selling Auction Rate Notes in an Auction fails to deliver such Auction Rate Notes (by authorized book-entry), a Broker-Dealer may deliver to the Potential Owner on behalf of which it submitted a Bid that was accepted a principal amount of Auction Rate Notes that is less than the principal amount of Auction Rate Notes that otherwise was to be purchased by such Potential Owner. In such event, the principal amount of Auction Rate Notes to be so delivered shall be determined solely by such Broker-Dealer. Delivery of such lesser principal amount of Auction Rate Notes shall constitute good delivery. Notwithstanding the foregoing terms of this paragraph (f), any delivery or nondelivery of Auction Rate Notes which shall represent any departure from the results of an Auction, as determined by the Auction Agent, shall be of no effect unless and until the Auction Agent shall have been notified of such delivery or nondelivery in accordance with the provisions of the Auction Agent and the Broker-Dealer Agreement.

                       CERTAIN DEFINITIONS AND PROVISIONS
                           RELATED TO LIBOR RATE NOTES

        The definitions and provisions relating to LIBOR Rate Notes are, unless otherwise specified with respect to a Series in the related Prospectus Supplement, set forth below.

LIBOR-Related Definitions

        "Applicable Rate" shall mean, with respect to the LIBOR Rate Notes of any Class for the first Interest Period, the rate per annum specified in the related Prospectus Supplement and, with respect to the LIBOR Rate Notes of any Class for each subsequent Interest Period, the LIBOR-Based Rate as determined by the Calculation Agent on the LIBOR Determination Date; provided, however, that the Applicable Rate cannot exceed the Maximum Interest Rate.

        "Authorized Denominations" shall mean $100,000 and any multiple thereof, or any other amount as may be specified with respect to a Series in the related Prospectus Supplement.

        "Bond-Equivalent Yield" shall mean, in respect of any security with a maturity of six months or less the rate for which is quoted in The Wall Street Journal on a bank discount basis, a yield (expressed as a percentage) calculated in accordance with the following formula and rounded up to the nearest one one-hundredth of one percent:

        Bond Equivalent Yield =         Q X N        x 100
                                --------------------
                                    360 - (T X Q)


where "Q" refers to the per annum rate for the security quoted on a bank discount basis and expressed as a decimal, "N" refers to 365 or 366 (days), as the case may be, and "T" refers to the number of days to maturity.

        "Business Day" shall mean any day other than a Saturday, Sunday, holiday or day on which banks in New York, New York, or the New York Stock Exchange, the Trustee or the Calculation Agent, are authorized or permitted by law or executive order to close.

        "Calculation Agent" shall mean any person appointed as such to make calculations of interest and other matters pursuant to the Indenture.

        "Depository" or "Securities Depository" shall mean The Depository Trust Company or any successor securities depository selected or approved by the Issuer.

        "Holder" as used in this Section shall mean the beneficial owner of any Class B-2 Note and any other beneficial owner of a LIBOR Rate Note.

        "Initial Interest Payment Date" shall mean the date specified in the related Prospectus Supplement.

        "Initial Interest Period" shall mean the period from and including the date of delivery of the LIBOR Rate Notes of any Class and ending on the date specified in the related Prospectus Supplement.

        "Initial Period Interest" shall mean, with respect to any Class, the interest rate per annum on the LIBOR Rate Notes of such Class specified in the related Prospectus Supplement.

        "Interest Amount" shall mean the amount of interest distributable in respect of each $100,000 in principal amount or any other amount as may be specified with respect to a Series in the related Prospectus Supplement (taken, without rounding, to .0001 of one cent) of LIBOR Rate Notes for any Interest Period or part thereof, as calculated in accordance with the Indenture.

        "Interest  Payment  Date"  means  the  date  specified  in  the  related
Prospectus Supplement and the first day of each month thereafter, and the maturity date for any LIBOR Note, or if any such date is not a Business Day, the next succeeding Business Day (but only for interest accrued through the last day of the calendar month next preceding such Interest Payment Date).

        "Interest Period" means the Initial Interest Period for the LIBOR Rate Notes of any Class and the period beginning on the first day of each month and ending on the last day of each month.

        "LIBOR Determination Date" shall mean the Business Day immediately preceding the first day of each Interest Period.

        "LIBOR-Based Rate" shall mean One-Month LIBOR plus an amount specified in the related Prospectus Supplement.

        "Maximum  Interest  Rate"  shall mean the lesser of (a) 18% per annum or
(b) the maximum rate of interest permitted under State law for student loan revenue bonds of the Issuer.

        "One-Month LIBOR" means the rate of interest per annum equal to the rate per annum at which United States dollar deposits having a maturity of one month are offered to prime banks in the London interbank market which appear on the Telerate Service LIBOR Page as of approximately 11:00 a.m., London time, on the LIBOR Determination Date. If at least two such quotations appear, One-Month LIBOR will be the arithmetic mean (rounded upwards, if necessary, to the nearest one-hundredth of one percent) of such offered rates. If fewer than two such quotes appear, One-Month LIBOR with respect to such Interest Period will be determined at approximately 11:00 a.m., London time, on such LIBOR Determination Date on the basis of the rate at which deposits in United States dollars having a maturity of three months are offered to prime banks in the London interbank market by four major banks in the London interbank market selected by (i) the Calculation Agent (if the Calculation Agent is other than the Trustee) or (ii) the Trustee, and in a principal amount of not less than U.S. $1,000,000 and that is representative for a single transaction in such market at such time. The Calculation Agent or the Trustee, as applicable, will request the principal London office of each of such banks to provide a quotation of its rate. If at least two quotations are provided, One-Month LIBOR will be the arithmetic mean (rounded upwards, if necessary, to the nearest one-hundredth of one percent) of such offered rates. If fewer than two quotations are provided, One-Month LIBOR with respect to such Interest Period will be the arithmetic mean (rounded upwards, if necessary, to the nearest one-hundredth of one percent) of the rates quoted at approximately 11:00 a.m., New York City time on such LIBOR Determination Date by three major banks in New York, New York selected by (x) the Calculation Agent or (y) the Trustee, as applicable, for loans in United States dollars to leading European banks having a maturity of three months and in a principal amount equal to an amount of not less than U.S. $1,000,000 and that is representative for a single transaction in such market at such time; provided, however, that if the banks selected as aforesaid are not quoting as mentioned in this sentence, One-Month LIBOR in effect for the applicable Interest Period, will be One-Month LIBOR in effect for the immediately preceding Interest Period.

        "Participant" shall mean a member of or participant in, the Depository.

        "Payment Default" shall mean failure to make payment of interest on, premium, if any, and principal of the LIBOR Rate Notes when due, by the Issuer.

        "Person" means and includes, unless otherwise specified, an individual, corporation, company, trust, estate partnership or association.

        "Record Date" shall mean the Business Day immediately preceding the Interest Payment Date.

        "Redemption Date," when used with respect to any LIBOR Rate Notes to be redeemed, shall mean the date fixed for such redemption.

        "SEC" shall mean the Securities and Exchange Commission.

        "Securities Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

Interest on LIBOR Rate Notes

               (a) Interest on the LIBOR Rate Notes shall accrue for each Interest Period and shall be payable in arrears, on each Interest Payment Date.

               (b) The rate of interest on the LIBOR Rate Notes of any Class for the first Interest Period shall be Initial Period Interest specified in the related Prospectus Supplement. The rate of interest on the LIBOR Rate Notes for each subsequent Interest Period shall be determined by the Calculation Agent on the LIBOR Determination Date and shall be the LIBOR-Based Rate.

        If a Payment Default occurs, the Applicable Rate (as defined below) with respect to the LIBOR Rate Notes of any Class shall be the same rate per annum as if no such Payment Default had occurred.

        The rate per annum at which interest is payable on the LIBOR Rate Notes of any Class for any Interest Period is herein referred to as the "Applicable Rate." Notwithstanding anything herein to the contrary, the Applicable Rate cannot exceed the Maximum Interest Rate.

Payments

        So long as the LIBOR Rate Notes of any Class are registered in the name of the Depository or the nominee thereof, payment of interest (other than at maturity) and premium, if any, on, and of principal at redemption of, such LIBOR Rate Notes shall be made to the Depository by wire transfer provided proper wire instructions are received. Each Holder of LIBOR Rate Notes, by such Holder's purchase of LIBOR Rate Notes, appoints the Trustee as its agent in connection with the payment by such Holder of its share, if any, of the amounts payable to the Calculation Agent.

Notice of Payment Defaults and Cures

        By 12:30 p.m. on the Business Day immediately succeeding each Interest Payment Date, the Trustee will determine if a Payment Default has occurred. If a Payment Default has occurred, the Trustee shall, if the Calculation Agent is other than the Trustee, notify the Calculation Agent by 1:00 p.m. of such Payment Default. If a Payment Default has been cured, the Trustee shall, if the Calculation Agent is other than the Trustee, so notify the Calculation Agent by 5:00 p.m. on the day such Payment Default is cured.

Calculation of Rates;
Termination of Book-Entry System

        The Calculation Agent shall calculate the LIBOR-Based Rate on the Business Day immediately preceding the first day of each Interest Period. The determination by the Calculation Agent of the Applicable Rate will (in the absence of manifest error) be final and binding upon the Owners of the LIBOR Rate Notes and all other parties.

        If the ownership of the LIBOR Rate Notes of any Class is no longer maintained in book-entry form such LIBOR Rate Notes may be exchanged for other LIBOR Rate Notes, in Authorized Denominations, and of a like aggregate principal amount, upon surrender of such LIBOR Rate Notes to be exchanged at the principal office of the Trustee. LIBOR Rate Notes, upon surrender thereof at the principal office of the Trustee, duly endorsed for transfer or accompanied by an assignment duly executed by the Holder of its attorney duly authorized in writing, will be transferred to a transferee or transferees, in the form of one or more new fully registered LIBOR Rate Notes of such Class, in Authorized Denomination, and of a like aggregate principal amount having the same interest rate and bearing numbers not previously assigned.

        In all cases in which the privilege of exchanging or transferring LIBOR Rate Notes is exercised, the Issuer will cause to be executed and delivered LIBOR Rate Notes in accordance with the provisions of the Indenture. For every such exchange or transfer of LIBOR Rate Notes, the Trustee will require payment by the Holder of any tax or other governmental charge required to be paid with respect to such exchange or transfer. All expenses, other than any tax or other government charge, incurred by the Trustee or the Issuer with respect to each such transfer or exchange will be paid by the Issuer.

        The Trustee will not be required to transfer any LIBOR Note during the period of five Business Days next preceding the mailing of notice of redemption as described herein. After giving of such notice of redemption, the Trustee will not be required to transfer or exchange any LIBOR Note, which LIBOR Note or portion thereof has been called for redemption.

Computation of Interest

        Except as otherwise specified in the related Prospectus Supplement, the amount of interest distributable to Holders of LIBOR Rate Notes of any Class in respect of each $100,000 in principal amount thereof for any Interest Period or part thereof shall be calculated by applying the Applicable Rate for such Interest Period or part thereof to the principal amount of $100,000, multiplying such product by the actual number of days in the Interest Period or part thereof concerned divided by 360, and truncating the resultant figure to the nearest one cent. Interest on the LIBOR Rate Notes shall be computed by the Trustee on the basis of a 360-day year for the number of days actually elapsed. In the event an Interest Payment Date occurs in any Interest Period on a date other than the first day of such Interest Period, the Trustee, after confirming the calculation required above, shall calculate the portion of the Interest Amount payable on such Interest Payment Date and the portion payable on the next succeeding Interest Payment Date.

Notification of Rates, Amounts and Payment Dates

               (a) The Trustee shall determine the aggregate amount of interest distributable on the next succeeding Interest Payment Date to the Holders of the LIBOR Rate Notes. So long as the ownership of the LIBOR Rate Notes of any Class is maintained in book-entry form by the Depository, the Trustee shall advise the Depository of each Record Date for the LIBOR Rate Notes at least two Business Days prior thereto.

               (b) Promptly after the Date of Issue and each Interest Payment Date, and in any event at least 10 days prior to each Interest Payment Date following the Initial Interest Payment Date, the Trustee shall:

                      (i) so long as no  Payment  Default  has  occurred  and is continuing and the ownership of the LIBOR Rate Notes of any Class is maintained in book-entry form by the Depository, confirm the Calculation Agent's determination of (1) the date of such next Interest Payment Date and (2) the amount payable to the Calculation Agent and notify the Calculation Agent of any discrepancy therein; and

                      (ii) advise the  Depository,  so long as the  ownership of the LIBOR Rate Notes of any Class is maintained in book-entry form by the Depository, of the Applicable Rate and the Interest Amount in respect of the next succeeding Interest Period.

Calculation Agent

               (a) Smith Barney Inc. shall serve as the initial Calculation Agent for the LIBOR Rate Notes. The Calculation Agent shall be (i) a bank or trust company duly organized under the laws of the United States of America or any state or territory thereof, and having a combined capital stock, surplus and undivided profits of at least $15,000,000 or
        (ii) a member of the National Association of Securities Dealers, Inc., having a capitalization of at least $15,000,000 and, in either case, authorized by law to perform all the duties imposed upon it hereunder. The Calculation Agent may resign and be discharged of the duties and obligations created hereunder by giving at least 90 days' written notice to the Issuer and the Trustee (30 days' written notice if the Calculation Agent has not been paid its fee for more than 30 days). The Calculation Agent may be removed at any time by the Trustee if the Calculation Agent is an entity other than the Trustee, acting at the direction of the Issuer or the holders of 51% of the aggregate principal amount of the LIBOR Rate Notes, by an instrument signed by the Trustee and filed with the Calculation Agent and the Issuer upon at least 90 days' notice. If the Calculation Agent and the Trustee are the same entity, the Calculation Agent may be removed as described above, with the Issuer acting in lieu of the Trustee.

               (b) In the event that the Calculation Agent shall resign or be removed or dissolved, or if the property or affairs of the Calculation Agent shall be taken under the control of any state or federal court or administrative body because of bankruptcy or insolvency, or for any other reason, the Issuer shall use its best efforts to appoint a successor as Calculation Agent, and the Trustee shall thereupon enter into an agreement with such successor to perform the duties of the Calculation Agent as described herein.

               (c) The Calculation Agent (if other than the Trustee) shall be acting as agent for the Trustee, as trustee, registrar and paying agent for the LIBOR Rate Notes, in connection with its duties hereunder. In the absence of bad faith or negligence on its part, the Calculation Agent shall not be liable for any action taken, suffered or omitted or for any error of judgment made by it in the performance of its duties hereunder and shall not be liable for any error of judgment made in good faith unless the Calculation Agent shall have been negligent in ascertaining (or failing to ascertain) the pertinent facts necessary to make such judgment.

Credit Ratings

        The Issuer shall take all reasonable action necessary to enable at least one nationally recognized statistical rating organization (as that term is used in the rules and regulations of the SEC under the Securities Exchange Act) to provide credit ratings for the LIBOR Rate Notes of any Class.

Notice

        The Issuer shall use its best efforts to provide the Trustee and, so long as no Payment Default has occurred and is continuing and the ownership of the LIBOR Rate Notes is maintained in book-entry form by the Depository, the Calculation Agent with notice of any change in the maximum rate permitted by law on the LIBOR Rate Notes.

Notice of Payment Default

               (a) If the Issuer determines that a Payment Default has occurred the Issuer shall promptly notify the Trustee thereof.

               (b) So long as the ownership of the LIBOR Rate Notes of any Class is maintained in book-entry form by the Depository, upon the occurrence of a Payment Default the Trustee shall immediately send a notice thereof to the Calculation Agent by telecopy or similar means.

               (c) So long as the ownership of the LIBOR Rate Notes of any Class is maintained in book-entry form by the Depository, the Trustee shall immediately send notice to the Calculation Agent by telecopy or similar means if a Payment Default is cured.

                             BOOK-ENTRY REGISTRATION

        Persons acquiring beneficial ownership interests in Notes of any Series delivered in book-entry form ("Book-Entry Notes") will hold their Notes through DTC in the United States, or Cedel Bank or Euroclear (in Europe) if they are participants of such systems, or indirectly through organizations which are participants in such systems. One fully registered bond certificate is to be issued for each class of the Notes, as set forth on the cover page of the Prospectus Supplement for such Class, each in the aggregate principal amount of such Class, and will initially be registered in the name of Cede & Co., the nominee of DTC. Cedel Bank and Euroclear will hold omnibus positions on behalf of their participants through customers' securities accounts in Cedel Bank's and Euroclear's names on the books of their respective depositaries which in turn will hold such positions in customers' securities accounts in the depositaries' names on the books of DTC. Citibank N.A. will act as depositary for Cedel Bank and Morgan Guaranty Trust Company of New York, Brussels Office, will act as depository for Euroclear (in such capacities, individually the "Relevant Depositary" and collectively the "European Depositaries"). Except as described below, no person acquiring a Book-Entry Note will be entitled to receive a physical certificate representing such Note (a "Definitive Note"). Unless and until Definitive Notes are issued, it is anticipated that the only "Noteholder" of the Notes will be Cede & Co., as nominee of DTC. Persons acquiring beneficial ownership interests in Book-Entry Notes ("Beneficial Owners") will not be Noteholders as that term is used in the Indenture. Beneficial Owners are only permitted to exercise their rights indirectly through DTC and DTC participants ("Participants").

        The Beneficial Owner's ownership of a Book-Entry Note will be recorded on the records of the brokerage firm, bank, thrift institution or other financial intermediary (each, a "Financial Intermediary") that maintains the Beneficial Owner's account for such purpose. In turn, the Financial Intermediary's ownership of such Book-Entry Note will be recorded on the records of DTC (or of a participating firm that acts as agent for the Financial Intermediary, whose interest will in turn be recorded on the records of DTC, if the Beneficial Owner's Financial Intermediary is not a DTC participant and on the records of Cedel Bank or Euroclear, as appropriate).

        Beneficial Owners will receive all distributions of principal of, and interest on, the Book-Entry Notes from the Trustee through DTC and Participants. While the Book-Entry Notes are outstanding (except under the circumstances described below), under the rules, regulations and procedures creating and affecting DTC and its operations (the "Rules"), DTC is required to make book-entry transfers among Participants on whose behalf it acts with respect to the Book-Entry Notes and is required to receive and transmit distributions of principal of, and interest on, the Book-Entry Notes. Participants and indirect participants with whom Beneficial Owners have accounts with respect to the Notes are similarly required to make book-entry transfers and receive and transmit such distributions on behalf of their respective Beneficial Owners. Accordingly, although Note owners will not possess certificates, the Rules provide a mechanism by which Beneficial Owners will receive distributions and will be able to transfer their interest.

        Beneficial Owners will not receive or be entitled to receive certificates representing their respective interests in the Book-Entry Notes, except under the limited circumstances described below. Unless and until Definitive Notes are issued, Beneficial Owners who are not Participants may transfer ownership of Book-Entry Notes only through Participants and indirect participants by instructing such Participants and indirect participants to transfer Book-Entry Notes, by book-entry transfer, through DTC for the account of the purchasers of such Book-Entry Notes, which account is maintained with their respective Participants at DTC will be debited and credited. Similarly, the Participants and indirect participants will make debits or credits, as the case may be, on their records on behalf of the selling and purchasing Beneficial Owners.

        Because of time zone differences, credits of securities received in Cedel Bank or Euroclear as a result of a transaction with a Participant will be made during subsequent securities settlement processing and dated the Business Day following the DTC settlement date. Such credits or any transaction in such securities settled during such processing will be reported to the relevant Euroclear or Cedel Bank Participants on such Business Day. Cash received in Cedel Bank or Euroclear as a result of sales of securities by or through a Cedel Bank Participant (as defined below) or Euroclear Participant (as defined below) to a Participant will be received with value on the DTC settlement date but will be available in the relevant Cedel Bank or Euroclear cash account only as of the Business Day following settlement in DTC. For information with respect to tax documentation procedures relating to the Notes, see "GLOBAL CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION PROCEDURES - Certain U.S. Federal Income Tax Documentation Requirements" in Annex I hereto.

        Transfers between Participants will occur in accordance with DTC rules. Transfers between Cedel Bank Participants and Euroclear Participants will occur in accordance with their respective rules and operating procedures.

        Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Cedel Bank Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by the Relevant Depositary; however, such cross market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the Relevant Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payments in accordance with normal procedures for same day funds settlement applicable to DTC. Cedel Bank Participants and Euroclear Participants may not deliver instructions directly to the European Depositaries.

        DTC, which is a New York-chartered limited purpose trust company, performs services for its Participants, some of which (and/or their representatives) own DTC. In accordance with its normal procedures, DTC is expected to record the positions held by each Participant in the Book-Entry Notes, where held for its own account or as a nominee for another person. In general, Beneficial Ownership of Book-Entry Notes will be subject to the rules, regulations and procedures governing DTC and Participants as in effect from time to time.

        Cedel Bank is incorporated under the laws of Luxembourg as a professional depository. Cedel Bank holds securities for its participating organizations ("Cedel Bank Participants") and facilitates the clearance and settlement of securities transactions between Cedel Bank Participants through electronic book-entry changes in accounts of Cedel Bank Participants, thereby eliminating the need for physical movement of certificates. Transactions may be settled in Cedel Bank in many different currencies, including United States dollars. Cedel Bank provides to its Cedel Bank Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Cedel Bank interfaces with domestic markets in several countries. As a professional depository, Cedel Bank is subject to regulations by the Luxembourg Monetary Institute. Cedel Bank Participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Indirect access to Cedel Bank is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Cedel Bank Participant either directly or indirectly.

        Euroclear was created in 1968 to hold securities for its participants ("Euroclear Participants") and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may be settled in any of 32 currencies, including United States dollars. Euroclear provides various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. Euroclear is operated by the Brussels, Belgium office of Morgan Guaranty Trust Company of New York (the "Euroclear Operator"), under contract with Euroclear Clearance Systems S.C., a Belgian cooperative corporation (the "Cooperative"). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative. The Cooperative establishes policy for Euroclear on behalf of Euroclear Participants. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

        The Euroclear Operator is the Belgian branch of a New York banking corporation which is a member bank of the Federal Reserve System. As such, it is regulated and examined by the Board of Governors of the Federal Reserve System and the New York State Banking Department, as well as the Belgian Banking Commission.

        Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law (collectively, the "Terms and Conditions"). The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants, and has no record of or relationship with persons holding through Euroclear Participants.

        Distributions on the Book-Entry Notes will be made on each Remittance Date by the Trustee to DTC. DTC will be responsible for crediting the amount of such payments to the accounts of the applicable DTC participants in accordance with DTC's normal procedures. Each DTC participant will be responsible for disbursing such payments to the Beneficial Owners of the Book-Entry Notes that it represents and to each Financial Intermediary for which it acts as agent. Each such Financial Intermediary will be responsible for disbursing funds to the Beneficial Owners of the Book-Entry Notes that it represents.

        Under a book-entry format, Beneficial Owners of the Book-Entry Notes may experience some delay in their receipt of payments, since such payments will be forwarded by the Trustee to Cede. Distributions with respect to Notes held through Cedel Bank or Euroclear will be credited to the cash accounts of Cedel Bank Participants or Euroclear Participants in accordance with the relevant system's rules and procedures, to the extent received by the Relevant Depositary. Such distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. Because DTC can only act on behalf of Financial Intermediaries, the ability of a Beneficial Owner to pledge Book-Entry Notes to persons or entities that do not participate in the Depository system, or otherwise take actions in respect of such Book-Entry Notes, may be limited due to the lack of physical certificates for such Book-Entry Notes. In addition, issuance of the Book-Entry Notes in book-entry form may reduce the liquidity of such Notes in the secondary market since certain potential investors may be unwilling to purchase Notes for which they cannot obtain physical certificates.

        Monthly and annual reports on the Issuer will be provided to Cede & Co., as nominee of DTC, and may be made available by Cede & Co. to Beneficial Owners upon request, in accordance with the rules, regulations and procedures creating and affecting the Depository, and to the Financial Intermediaries to whose DTC accounts the Book-Entry Notes of such Beneficial Owners are credited.

        DTC has advised the Trustee that, unless and until Definitive Notes are issued, DTC will take any action permitted to be taken by the holders of the Book-Entry Notes under the Indenture only at the direction of one or more Financial Intermediaries to whose DTC accounts the Book-Entry Notes, Cedel Bank or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by a Noteholder under the Indenture on behalf of a Cedel Bank Participant or Euroclear Participant only in accordance with its relevant rules and procedures and subject to the ability of the Relevant Depositary to effect such actions on its behalf through DTC. DTC may take actions, at the direction of the related Participants, with respect to some Book-Entry Notes which conflict with actions taken with respect to other Book-Entry Notes.

        Definitive Notes will be issued to Beneficial Owners of the Book-Entry Notes, or their nominees, rather than to DTC, only if DTC advises the Trustee in writing that DTC is no longer willing, qualified or able to discharge properly its responsibilities as nominee and depository with respect to the Book-Entry Notes and the Depositor or the Trustee are unable to locate a qualified successor. Upon surrender by DTC of the global certificate or certificates representing the Book-Entry Notes and instructions for re-registration, the Trustee will issue Definitive Notes, and thereafter the Trustee will recognize the holders of such Definitive Notes as Noteholders under the Agreement.

        Although  DTC,  Cedel Bank and  Euroclear  have agreed to the  foregoing procedures in order to facilitate transfers of Book-Entry Notes among participants of DTC, Cedel Bank and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

        None of the Seller, the Servicer or the Trustee will have any responsibility for any aspect of the records relating to or payments made on account of Beneficial Ownership interests of the Book-Entry Notes held by Cede & Co., as nominee for DTC, or for maintaining, supervising or reviewing any records relating to such Beneficial Ownership interests, or for monitoring compliance with any transfer restrictions applicable to such Book-Entry Notes as described herein.


                                ADDITIONAL NOTES

        The Issuer may, upon complying with the provisions of the Indenture, authenticate and deliver from time to time Additional Notes with respect to a Series secured by the Trust Estate on a parity with or subordinate to either the Senior Notes, the Subordinate Notes or the Junior-Subordinate Notes secured under the Indenture as shall be determined by the Issuer.

        No Additional Notes shall be authenticated and delivered pursuant to the Indenture until the following conditions have been satisfied:

               (a) The Issuer and the Trustee have  entered into a  Supplemental
        Indenture (which Supplemental Indenture will not require the approval of the Registered Owners of any of the Outstanding Notes) providing the terms and forms of the Additional Notes, including the designation of such Additional Notes as Senior Notes, Subordinate Notes or Junior-Subordinate Notes, the redemption provisions applicable to such Additional Notes and the selection provisions applicable to such Additional Notes in the case of partial redemptions not inconsistent with the Indenture, and which adopts the applicable provisions of the Indenture.

               (b) The Issuer has delivered to the Trustee within 30 days prior to the delivery of the proposed Additional Notes a Cash Flow Certificate which, taking into account the then-existing Trust Estate as well as the Trust Estate after giving effect to the issuance of the proposed Additional Notes, shows, with respect to the period covered by the Cash Flow Certificate, which period shall extend from the date of the Cash Flow Certificate to the latest maturity of the Notes expected to be Outstanding after the issuance of the proposed Additional Notes, (i) all Revenue expected to be received during such period from the Trust Estate, (ii) the application of all such Revenue in accordance with the provisions of the Indenture and (iii) the resulting periodic balances on each Interest Payment Date, and shows that anticipated revenue will exceed, by a margin of $250,000 plus any additional amount, if any, required by any Supplemental Indenture, the amount necessary to pay the principal of and interest on the Notes, including the proposed Additional Notes, when due and all expenses payable under the Indenture when due, under all scenarios included in the Cash Flows.

               (c) Written evidence from each Rating Agency which has assigned a Rating or Ratings to any Series of Notes that such Rating or Ratings will not be reduced or withdrawn as a result of the issuance of the proposed Additional Notes; provided however, that if any of the Notes are not then rated by any Rating Agency, such Additional Notes may not be secured on a parity with such unrated Notes.

               (d) An opinion of Note Counsel to the effect that all of the foregoing conditions to the issuance of the proposed Additional Notes have been satisfied.

               (e) Upon the issuance of the Additional Notes, an amount shall be deposited to the Reserve Fund to increase the amount on deposit therein to equal the Reserve Fund Requirement.

               (f) The Trustee shall have received an opinion of counsel in form and substance acceptable to it to the effect that the issuance of the Additional Notes, if consummated, would not cause the Notes to fail to be characterized as the indebtedness of the Issuer for federal income tax purposes.

               Any Additional Notes shall have the Stated Maturities described in a Supplemental Indenture.

               The Trustee is authorized pursuant to the provisions of the Indenture to establish any additional Funds or Accounts under the Indenture which it deems necessary or convenient in connection with the issuance and delivery of any Additional Notes of any Series.

                 SUMMARY OF CERTAIN PROVISIONS OF THE INDENTURE

        The following is a summary of certain provisions of the Indenture. This summary does not purport to be comprehensive and reference should be made to the Indenture for a full and complete statement of the provisions thereof.

Parity of Lien

        The provisions, covenants and agreements set forth in the Indenture to be performed by or on behalf of the Issuer shall be for the equal benefit, protection and security of the Registered Owners of any and all of the Notes, all of which, regardless of the time or times of their issuance or maturity, shall be of equal rank without preference, priority or distinction of any of the Notes over any other thereof, except as expressly provided in the Indenture.

Other Obligations of the Issuer

        The Issuer agrees not to commingle the Funds established by the Indenture with funds, proceeds, or investment of funds relating to other issues or series of notes heretofore or hereafter issued, except to the extent such commingling is required by the Trustee for ease in administration of its duties and responsibilities; provided, however, that should the Trustee require such permitted commingling, it shall keep complete records in order that the funds, proceeds, or investments under the Indenture may at all times be identified by source and application, and if necessary, separated.

        The Issuer agrees not to create or voluntarily permit to be created any debt, lien, or charge which would be on a parity with, junior to, or prior to the lien of the Indenture; shall not do or omit to do or suffer to be done or omitted to be done any matter or things whatsoever whereby the lien of the Indenture or the priority of such lien for the Notes thereby secured might or could be lost or impaired; and agrees to pay or cause to be paid or to make adequate provisions for the satisfaction and discharge of all lawful claims and demands which if unpaid might by law be given precedence to or any equality with the Indenture as a lien or charge upon the Financed Eligible Loans; provided, however, that nothing in this paragraph shall require the Issuer to pay, discharge, or make provision for any such lien, charge, claim, or demand so long as the validity thereof shall be by it in good faith contested, unless thereby, in the opinion of the Trustee, the same will endanger the security for the Notes; and provided further that any subordinate lien (i.e., subordinate to the lien securing the Senior Notes, the Subordinate Notes and the Junior-Subordinate Notes, if any) shall be entitled to no payment from the Trust Estate, nor may any remedy be exercised with respect to such subordinate lien against the Trust Estate until all Notes shall have been paid or deemed paid under the Indenture.

Pledge for Payment

        The Notes and interest thereon shall be and are payable from and equally secured (except as to priority of payment of the Senior Notes, over the
Subordinate Notes and the Junior-Subordinate Notes, if any, the priority of payment of the Senior Notes and the Subordinate Notes over the Junior-Subordinate Notes, if any, and the priority, if any, of payment of one series of Junior-Subordinate Notes over any other class of Junior-Subordinate Notes, as provided in the Indenture or as provided in any Supplemental Indenture) by an irrevocable first lien on and pledge of the properties constituting the Trust Estate, subject to the application thereof as permitted by the Indenture, but in no event shall the Registered Owners have any right to possession of any Financed Eligible Loans, which shall be held only by the Trustee or its agent or bailee. The Issuer reserves the right to issue, in the future, additional notes subordinate to the Subordinate Notes offered hereby pursuant to the terms of the Indenture.

Representations and Warranties of the Issuer

        The Issuer represents and warrants in the Indenture that it is duly authorized under the laws of the State of Nevada (the "State") to create and issue the Notes and to execute and deliver the Indenture and to make the pledge to the payment of Notes thereunder, that all necessary action on the part of the Issuer for the creation and issuance of the Notes and the execution and delivery of the Indenture has been duly and effectively taken; and that the Notes in the hands of the Registered Owners thereof are and will be valid and enforceable special limited obligations of the Issuer secured by and payable solely from the Trust Estate.

Covenants as to Additional Conveyances

        At any and all times, the Issuer will duly execute, acknowledge, and deliver, or will cause to be done, executed, and delivered, all and every such further acts, conveyances, transfers, and assurances in law as the Trustee shall reasonably require for the better conveying, transferring, and pledging and confirming unto the Trustee, all and singular, the properties constituting the Trust Estate transferred and pledged, or intended so to be transferred and pledged by the provisions of the Indenture.

Further Covenants of the Issuer

        The Issuer will cause financing statements and continuation statements with respect thereto at all times to be filed in the office of the Secretary of State of its state of organization and any other jurisdiction necessary to perfect and maintain the security interest granted by the Issuer under the Indenture.

        The Issuer will duly and punctually keep, observe and perform each and every term, covenant, and condition on its part to be kept, observed and performed, contained in the Indenture and the other agreements, to which the Issuer is a party pursuant to the transactions contemplated by the Indenture, and will punctually perform all duties required by the Bylaws of the Issuer and laws of the State.

        The Issuer shall be operated on the basis of its fiscal year established by its board of directors from time to time (the "Fiscal Year").

        The Issuer shall cause to be kept full and proper books of records and accounts, in which full, true, and proper entries will be made of all dealings, business, and affairs of the Issuer which relate to the Notes.

        The Issuer, upon written request of the Trustee, will permit at all reasonable times the Trustee or its agents, accountants, and attorneys, to examine and inspect the property, books of account, records, reports, and other data relating to the Financed Eligible Loans, and will furnish the Trustee such other information as it may reasonably request. The Trustee shall be under no duty to make any such examination unless requested in writing to do so by the Registered Owners of 51% in collective aggregate principal amount of the Notes at the time Outstanding, and unless such Registered Owners shall have offered the Trustee security and indemnity satisfactory to it against any costs, expenses and liabilities which might be incurred thereby.

        The Issuer shall cause an annual audit to be made by an independent auditing firm of national reputation and file one copy thereof with the Trustee within 150 days of the close of each Fiscal Year. The Trustee shall be under no obligation to review or otherwise analyze such audit.

        The Issuer covenants in the Indenture that in the event it intends to transfer or sell Financed Eligible Loans which are a part of the Trust Estate, it shall give written notice thereof to the Trustee and each Rating Agency. The Issuer also covenants that in the event it intends to transfer or sell Financed Eligible Loans (except in the case of a consolidation or serialization/combination or submitting Financed Eligible Loans for claim to a Guarantee Agency) which constitute more than 10% of the Trust Estate, it shall give written notice thereof to each Rating Agency within ten days of such sale. The Issuer shall not sell Financed Eligible Loans except as permitted by the provisions of the Indenture, in which case such Financed Eligible Loans may be sold at a price not less than the principal amount thereof (including accrued by unpaid interest). In such case, the proceeds thereof shall be used to either acquire Eligible Loans with the same or more favorable characteristics or to redeem Notes. Further, there shall be no sale of Financed Eligible Loans (except in the case of a consolidation or serialization/combination or submitting Financed Eligible Loans for claim to a Guarantee Agency) if the Aggregate Market Value of the Trust Estate is less than the aggregate principal amount of the Notes Outstanding and there shall be no sale of Financed Eligible Loans (except in the case of a consolidation or serialization/combination or submitting Financed Eligible Loans for claim to a Guarantee Agency) when the Aggregate Market Value of the Trust Estate is greater than the aggregate principal amount of the Notes Outstanding unless, immediately upon such sale, the proceeds thereof are used to acquire an equal or greater principal amount of Eligible Loans or are used to redeem Notes optionally pursuant to the provisions of the Indenture, and thereupon the Aggregate Market Value of the Trust Estate is greater than the aggregate principal amount of all Notes Outstanding (after giving effect to such redemption) except in the limited circumstances set forth in the Indenture.

        The Issuer covenants that all Financed Eligible Loans upon receipt thereof shall be delivered to the Trustee or its agent or bailee to be held pursuant to the provisions of the Indenture and pursuant to the Servicing Agreement or a Custodian Agreement.

        Notwithstanding anything to the contrary contained in the Indenture, except upon the occurrence and during the continuance of an Event of Default under the Indenture, the Issuer expressly reserves and retains the privilege to receive and, subject to the terms and provisions of the Indenture, to keep or dispose of, claim, bring suits upon or otherwise exercise, enforce or realize upon its rights and interest in and to the Financed Eligible Loans and the proceeds and collections therefrom, and neither the Trustee nor any Registered Owner shall in any manner be or be deemed to be an indispensable party to the exercise of any such privilege, claim or suit and the Trustee shall be under no obligation whatsoever to exercise any such privilege, claim or suit; provided, however, that the Trustee shall have and retain possession of the Financed
Eligible Loans pursuant to the provisions of the Indenture (which Financed Eligible Loans may be held by the Trustee's agent or bailee) so long as such loans are subject to the lien of the Indenture.

Servicing Agreement

        The Issuer covenants that it will keep in force and effect a Servicing Agreement whereby a Servicer will be responsible for the performance of certain administrative functions in connection with the Financed Eligible Loans.

Procedures for Transfer of Funds

        In any instance where the Indenture requires a transfer of funds or money from one Fund to another, a transfer of ownership in investments or an undivided interest therein may be made in any manner agreeable to the Issuer and the Trustee, and in the calculation of the amount transferred, interest on the investment which has or will accrue before the date the money is needed in the fund to which the transfer is made shall not be taken into account or considered as money on hand at the time of such transfer.

Additional Covenants with
Respect to the Higher Education Act

        The Issuer covenants that it will cause the Trustee to be, or replace the Trustee with, an Eligible Lender under the Higher Education Act, that it will acquire or cause to be acquired Eligible Loans only from an Eligible Lender; that it will not dispose of or deliver any Financed Eligible Loans or any security interest in any such Financed Eligible Loans to any party who is not an Eligible Lender so long as the Higher Education Act or regulations adopted thereunder require an Eligible Lender to be the owner or holder of guaranteed Student Loans; provided, however, that nothing above shall prevent the Issuer from delivering the Eligible Loans to the Servicer or the related Guarantee Agency. The Registered Owners of the Notes shall not in any circumstances be deemed to be the owner or holder of the guaranteed Student Loans.

        The Issuer, or its designated agent, shall be responsible for each of the following actions with respect to the Higher Education Act: (a) The Issuer shall be responsible for dealing with the Secretary with respect to the rights, benefits and obligations under the certificates of insurance and the contract of insurance, and the Issuer, or its designated agent, shall be responsible for dealing with the Guarantee Agencies with respect to the rights, benefits and obligations under the Guarantee Agreements with respect to the Financed Eligible Loans; (b) The Issuer, or its designated agent, shall cause to be diligently enforced, and shall cause to be taken all reasonable steps, actions and proceedings necessary or appropriate for the enforcement of all terms, covenants and conditions of all Financed Eligible Loans and agreements in connection therewith, including the prompt payment of all principal and interest payments and all other amounts due thereunder; (c) The Issuer, or its designated agent, shall cause the Financed Eligible Loans to be serviced by entering into the Servicing Agreement or other agreement with the Servicer for the collection of payments made for, and the administration of the accounts of, the Financed Eligible Loans; (d) The Issuer, or its designated agent, shall comply, and shall cause all of its officers, directors, employees and agents to comply, with the provisions of the Higher Education Act and any regulations or rulings thereunder, with respect to the Financed Eligible Loans; and (e) The Issuer, or its designated agent, shall cause the benefits of the Guarantee Agreements, the Interest Subsidy Payments and the Special Allowance Payments to flow to the Trustee. The Trustee shall have no liability for actions taken at the direction of the Issuer, except for negligence or willful misconduct in the performance of its express duties under the Indenture. The Trustee shall have no obligation to administer, service or collect the loans in the Trust Estate or to maintain or monitor the administration, servicing or collection of such loans.

Student Loans; Collections
Thereof; Assignment Thereof

        The Issuer, through the Servicer, shall diligently collect all principal and interest payments on all Financed Eligible Loans, and all Interest Benefit Payments, insurance and default claims and Special Allowance Payments which relate to such Financed Eligible Loans. The Issuer shall cause the filing and assignment of such claims (prior to the timely-filing deadline for such claims under the Regulations) by the Servicer. The Issuer will comply with the Higher Education Act and regulations which apply to the Guaranteed Student Loan Program and to such Financed Eligible Loans.

Appointment of Agents

        The Issuer shall employ and appoint all employees, agents, consultants and attorneys which it may consider necessary. No member of the board of directors, neither singly nor collectively, shall be personally liable for any act or omission not willfully fraudulent or mala fide.

Capacity to Sue

        The Issuer shall have the power and capacity to sue and to be sued on matters arising out of or relating to the financing of the Financed Eligible Loans.

Certain Matters Relating to Bankruptcy

        The Issuer will only engage in activities permitted by its Articles of Incorporation and the Indenture. The Issuer has no intention of filing a voluntary petition under the United States Bankruptcy Code or any similar applicable state law so long as the Issuer is solvent and does not reasonably foresee becoming insolvent. There can be no assurance, however, that the Issuer, or the Seller will not become insolvent and file a voluntary petition under the United States Bankruptcy Code or any similar applicable state law in the future.

        The voluntary or involuntary application for relief under the United States Bankruptcy Code or any similar applicable law with respect to the Seller should not necessarily result in a similar voluntary application with respect to the Issuer so long as the Issuer is solvent and does not reasonably foresee becoming insolvent either by reason of the Seller's insolvency or otherwise. The Issuer has taken certain steps in structuring the transaction contemplated by the Indenture that are intended to make it unlikely that any voluntary or involuntary petition for relief by any Seller under the insolvency laws will result in the consolidation, pursuant to the insolvency laws, of the assets and liabilities of the Issuer with those of such Seller. These steps include the formation of the Issuer as a special purpose entity pursuant to its Articles of Incorporation containing certain limitations (including restrictions on the nature of Issuer's business and on the ability to commence a voluntary case or proceeding under any Insolvency Law without an affirmative vote of all of the directors of the Issuer). The Seller and the Issuer believe that (a) subject to certain assumptions (including the assumption that the books and records relating to the assets and liabilities of the Seller will at all times be maintained separately from those relating to the assets and liabilities of the Issuer, the Issuer will prepare its own balance sheets and financial statements and the Financed Eligible Loans will not appear as assets of the Seller on its balance sheets, and there will be no commingling of the assets of the Seller with those of the Issuer) the assets and liabilities of the Issuer should not be substantively consolidated with the assets and liabilities of the Seller in the event of a petition for relief under the United States Bankruptcy Code with respect to the Seller and (b) the transfer of Financed Eligible Loans by any Seller should constitute an absolute transfer and, therefore, such Financed Eligible Loans would not be property of the Seller in the event of the filing of an application for relief by or against such Seller under the United States Bankruptcy Code. If, however, a bankruptcy trustee for any Seller or a creditor of any Seller were to take the view that such Seller and the Issuer should be substantively consolidated or that the transfer of the Financed Eligible Loans from such Seller to the Issuer should be recharacterized as a pledge of such Financed Eligible Loans, then delays in payments on the Notes or (should the bankruptcy court rule in favor of any such trustee, debtor in possession or creditor) reductions in such payments could result.

Events of Default

        For purposes of the Indenture, each of the following events are defined as, and are declared to be, "Events of Default":

               (a) default in the due and punctual payment of any interest on any of the Senior Notes when due;

               (b) default in the due and punctual payment of the principal of any of the Senior Notes at their Maturity;

               (c) if no Senior Notes are Outstanding under the Indenture, default in the due and punctual payment of any interest on any of the Subordinate Notes when due:

               (d) if no Senior Notes are Outstanding under the Indenture, default in the due and punctual payment of the principal of any of the Subordinate Notes at their Maturity;

               (e) if no Senior Notes or Subordinate Notes are Outstanding under the Indenture, default in the due and punctual payment of any interest on the Junior-Subordinate Notes, if any, when due;

               (f) if no Senior Notes or Subordinate Notes are Outstanding under the Indenture, default in the due and punctual payment of the principal of any of the Junior-Subordinate Notes at their Maturity;

               (g) default in the performance or observance of any other of the covenants, agreements, or conditions on the part of the Issuer to be kept, observed, and performed contained in the Indenture or in the Notes, and continuation of such default for a period of 90 days after written notice thereof by the Trustee to the President and Secretary of the Issuer; or

               (h) the occurrence of an Event of Bankruptcy.

Any notice provided to be given to the President or Secretary of the Issuer with respect to any default shall be deemed sufficiently given if sent by registered mail with postage prepaid to the Person to be notified. The Trustee may give any such notice in its discretion and shall give such notice if requested to do so in writing by the Registered Owners of at least 51% of the collective aggregate principal amount of the Senior Notes at the time Outstanding (or if no Senior Notes are Outstanding under the Indenture at such time, then by the Registered Owners of at least 51% of the collective aggregate principal amount of the Subordinated Notes at the time Outstanding) (or if no Senior Notes or Subordinate Notes are Outstanding under the Indenture at such time, then by the Registered Owners of at least 51% of the collective aggregate principal amount of any Junior-Subordinate Notes at the time Outstanding) (the "Registered Owners Approval").

Remedies on Default

        Possession of Trust Estate. Subject to the rights of the Trustee as described under "-Right to Enforce in Trustee" below, upon the happening and continuance of any Event of Default, the Trustee personally or by its attorneys or agents may enter into and upon and take possession of such portion of the Trust Estate as shall be in the custody of others, and all property comprising the Trust Estate, and each and every part thereof, and exclude the Issuer and its agents, servants and employees wholly therefrom, and have, hold, use, operate, manage, and control the same and each and every part thereof, and in the name of the Issuer or otherwise, as they shall deem best, conduct the business thereof and exercise the privileges pertaining thereto and all the rights and powers of the Issuer and use all of the Trust Estate for that purpose, and collect and receive all charges, income and Revenues of the same and of every part thereof, and after deducting therefrom all expenses incurred thereunder and all other proper outlays in the Indenture authorized, and all payments which may be made as just and reasonable compensation for its own services, and for the services of its attorneys, agents, and assistants, the Trustee shall apply the rest and residue of the money received by the Trustee as follows:

               (a) if the principal of none of the Notes shall have become due, first, to the payment of the interest in default on the Senior Notes then due, in order of the maturity of the installments of such interest, with interest on the overdue installments thereof at the same rates, respectively, as were borne by the Senior Notes on which such interest shall be in default, such payments to be made ratably to the parties entitled thereto without discrimination or preference, second, to the payment of the interest in default on the Subordinate Notes then due, in order of the maturity of the installments of such interest, with interest on the overdue installments thereof at the same rates, respectively, as were borne by the Subordinate Notes on which such interest shall be in default, such payments to be made ratably to the parties entitled thereto without discrimination or preference and, third, to the payment of the interest in default on the Junior-Subordinate Notes, if any, then due, in order of the maturity of the installments of such interest, with interest on the overdue installments thereof at the same rates, respectively, as were borne by the Junior-Subordinate Notes on which such interest shall be in default, such payments to be made ratably to the parties entitled thereto without discrimination or preference, except as may be provided in a Supplemental Indenture; and

               (b) if the principal of any of the Notes shall have become due by declaration of acceleration or otherwise, first to the payment of the interest and principal in default on the Senior Notes then due, with interest on overdue installments of principal and interest then due at the same rates, respectively, as were borne by the Senior Notes on which such interest shall be in default, such payments to be made ratably to the parties entitled thereto without discrimination or preference, second, to the payment of the interest in default on the Subordinate Notes then due, with interest on overdue installments of principal and interest at the same rates, respectively, as were borne by the Subordinate Notes on which such interest shall be in default then due at the same rates, respectively, such payments to be made ratably to the parties entitled thereto without discrimination or preference, third, to the payment of the principal of all Subordinate Notes then due, such payments to be made ratably to the parties entitled thereto without discrimination or preference, fourth, to the payment of the interest in default on the Junior-Subordinate Notes, if any, then due, with interest on overdue installments of principal and interest then due at the same rates, respectively, as were borne by the Junior-Subordinate Notes on which such interest shall be in default, such payments to be made ratably to the parties entitled thereto without discrimination or preference, and fifth, to the payment of the principal of all Junior-Subordinate Notes, if any, then due, such payments to be made ratably to the parties entitled thereto without discrimination or preference, except as may be provided in a Supplemental Indenture.

        Advice of Counsel. Upon the happening of any Event of Default, the Trustee may proceed to protect and enforce the rights of the Trustee and the Registered Owners in such manner as counsel for the Trustee may advise, whether for the specific performance of any covenant, condition, agreement or undertaking in the Indenture contained, or in aid of the execution of any power therein granted, or for the enforcement of such other appropriate legal or equitable remedies as, in the opinion of such counsel, may be more effectual to protect and enforce the rights aforesaid.

        Sale of Trust Estate. Upon the happening of any Event of Default and if the principal of all of the Outstanding Notes shall have been declared due and payable, then and in every such case, and irrespective of whether other remedies authorized by the Indenture shall have been pursued in whole or in part, the Trustee may sell, with or without entry, to the highest bidder the Trust Estate, and all right, title, interest, claim and demand thereto and the right of redemption thereof, at any such place or places, and at such time or times and upon such notice and terms as may be required by law. Upon such sale the Trustee may make and deliver to the purchaser or purchasers a good and sufficient assignment or conveyance for the same, which sale shall be a perpetual bar both at law and in equity against the Issuer and all Persons claiming such properties. No purchaser at any sale shall be bound to see to the application of the purchase money or to inquire as to the authorization, necessity, expediency or regularity of any such sale. The Trustee is irrevocably appointed the true and lawful attorney-in-fact of the Issuer, in its name and stead, to make and execute all bills of sale, instruments of assignment and transfer and such other documents of transfer as may be necessary or advisable in connection with a sale of all or part of the Trust Estate, but the Issuer, if so requested by the Trustee, shall ratify and confirm any sale or sales by executing and delivering to the Trustee or to such purchaser or purchasers all such instruments as may be necessary, or in the judgment of the Trustee, proper for the purpose which may be designated in such request. In addition, the Trustee may proceed to protect and enforce the rights of the Trustee, the Registered Owners of Notes under the Indenture in such manner as counsel for the Trustee may advise, whether for the specific performance of any covenant, condition, agreement or undertaking contained in the Indenture, or in aid of the execution of any power therein granted, or for the enforcement of such other appropriate legal or equitable remedies as may in the opinion of such counsel, be more effectual to protect and enforce the rights aforesaid. The Trustee shall take any such action or actions if requested to do so in writing by the Registered Owners of at least 51% of the collective aggregate principal amount of the Outstanding Senior Notes (or if no Senior Notes secured on a parity with the Senior Notes are Outstanding hereunder, then by the Registered Owners of at least 51% of the collective aggregate principal amount of the Outstanding Subordinate Notes) (or if no Senior Notes or Subordinate Notes are Outstanding hereunder, then by the Registered Owners of at least 51% of the collective aggregate principal amount of such Outstanding Junior-Subordinate Notes).

        Restoration of Position. In case the Trustee shall have proceeded to enforce any rights under the Indenture by sale or otherwise, and such proceedings shall have been discontinued, or shall have been determined adversely to the Trustee, then and in every such case to the extent not inconsistent with such adverse decree, the Issuer and the Trustee shall be restored to their former respective positions and the rights under the Indenture in respect to the Trust Estate, and all rights, remedies, and powers of the Trustee and of the Registered Owners shall continue as though no such proceeding had been taken.

        Purchase of Properties by Trustee or Registered Owners. In case of any such sale of the Trust Estate, any Registered Owner or Registered Owners or committee of Registered Owners or the Trustee, may bid for and purchase such property and upon compliance with the terms of sale may hold, retain possession, and dispose of such property as the absolute right of the purchaser or purchasers without further accountability and shall be entitled, for the purpose of making any settlement or payment for the property purchased, to use and apply any Notes secured by the Indenture and any interest thereon due and unpaid, by presenting such Notes in order that there may be credited thereon the sum apportionable and applicable thereto out of the net proceeds of such sale, and thereupon such purchaser or purchasers shall be credited on account of such purchase price payable to him or them with the sum apportionable and applicable out of such net proceeds to the payment of or as a credit on the Notes so presented.

        Application of Sale Proceeds. The proceeds of any sale of the Trust Estate, together with any funds at the time held by the Trustee and not otherwise appropriated, shall be applied by the Trustee as set forth in the Indenture, and then to the Issuer or whomsoever shall be lawfully entitled thereto.

        Accelerated Maturity. If an Event of Default shall have occurred and be continuing, the Trustee may declare, or upon the written direction by the Registered Owners of at least 51% of the collective aggregate principal amount of the Outstanding Senior Notes (or if no Senior Notes are Outstanding under the Indenture, then upon the written direction of the Registered Owners of at least 51% of the collective aggregate principal amount of the Outstanding Subordinate Notes) (or if no Senior Notes or Subordinate Notes are Outstanding under the Indenture, then upon the written direction of the Registered Owners of at least 51% of the collective aggregate principal amount of any Outstanding Junior-Subordinate Notes), and shall declare, the principal of all Notes issued under the Indenture, or any supplement thereto, and then Outstanding, and the interest thereon, if not previously due, immediately due and payable, anything in the Notes or in the Indenture to the contrary notwithstanding; provided, however, that a declaration of acceleration upon a default pursuant to subsection (g) under "-Events of Default" above, shall require the consent of 100% of the Registered Owners of the collective aggregate principal amount of the appropriate series of Notes, as described above.

        Remedies not Exclusive. The remedies conferred upon or reserved to the Trustee or the Registered Owners of Notes in the Indenture are not intended to be exclusive of any other remedy, but each remedy therein provided shall be cumulative and shall be in addition to every other remedy given under the Indenture or now or hereafter existing, and every power and remedy given to the Trustee or to the Registered Owners of Notes under the Indenture, or any supplement thereto, may be exercised from time to time as often as may be deemed expedient. No delay or omission of the Trustee or of any Registered Owner of Notes to exercise any power or right arising from any default under the Indenture shall impair any such right or power or shall be construed to be a waiver of any such default or to be acquiescence therein.

        Direction of Trustee. Upon the happening of any Event of Default, the Registered Owners of at least 51% of the collective aggregate principal amount of the Senior Notes secured by the Indenture and then Outstanding (or, if no Senior Notes are Outstanding under the Indenture, then the Registered Owners of at least 51% of the collective aggregate principal amount of the Subordinate Notes secured by the Indenture and then Outstanding) (or, if no Senior Notes or Subordinate Notes are Outstanding under the Indenture, then the Registered Owners of at least 51% of the collective aggregate principal amount of any Junior-Subordinate Notes secured by the Indenture and then Outstanding), shall have the right by an instrument or instruments in writing delivered to the Trustee to direct and control the Trustee as to the method of taking any and all proceedings for any sale of any or all of the Trust Estate, or for the appointment of a receiver, if permitted by law, and may at any time cause any proceedings authorized by the terms of the Indenture to be so taken or to be discontinued or delayed; provided, however, that such Registered Owners, shall not be entitled to cause the Trustee to take any proceedings which in the Trustee's opinion would be unjustly prejudicial to non-assenting Registered Owners of Notes, but the Trustee shall be entitled to assume that the action requested by the Registered Owners of 51% of the collective aggregate principal amount of the Senior Notes hereby secured and then Outstanding (or, if no Senior Notes are Outstanding under the Indenture, then the Registered Owners of at least 51% of the collective aggregate principal amount of the Subordinate Notes secured by the Indenture and then Outstanding) (or, if no Senior Notes or Subordinate Notes are Outstanding under the Indenture, then the Registered Owners of at least 51% of the collective aggregate principal amount of any Junior-Subordinate Notes secured by the Indenture and then Outstanding) will not be prejudicial to any non-assenting Registered Owner. Provided, however, that anything in the Indenture to the contrary notwithstanding, the Registered Owners of a majority of the collective aggregate principal amount of the Senior Notes secured by the Indenture and then Outstanding together with the Registered Owners of a majority of the collective aggregate principal amount of the Subordinate Notes secured by the Indenture and then Outstanding and the Registered Owners of a majority of the collective aggregate principal amount of the Junior-Subordinate Notes, if any, secured by the Indenture and then Outstanding, have the right, at any time, by an instrument or instruments in writing executed and delivered to the Trustee, to direct the method and place of conducting all proceedings to be taken in connection with the enforcement of the terms and conditions of the Indenture, or for the appointment of a receiver or any other proceedings thereunder, provided that such direction shall not be otherwise than in accordance with the provisions of law and of the Indenture.

        Right to Enforce in Trustee. No Registered Owner of any Note shall have any right as such Registered Owner to institute any suit, action, or proceedings for the enforcement of the provisions of the Indenture or for the execution of any trust thereunder or for the appointment of a receiver or for any other remedy under the Indenture, all rights of action under the Indenture being vested exclusively in the Trustee, unless and until such Registered Owner shall have previously given to the Trustee written notice of a default under the Indenture, and of the continuance thereof, and also unless the Registered Owners of the requisite principal amount of the Notes then Outstanding shall have made written request upon the Trustee and the Trustee shall have been afforded reasonable opportunity to institute such action, suit or proceeding in its own name, and unless the Trustee shall have been offered reasonable indemnity and security satisfactory to it against the costs, expenses, and liabilities to be incurred therein or thereby and the Trustee for 30 days after receipt of such notification, request, or offer of indemnity, shall have failed to institute any such action, suit or proceeding. It is understood and intended that no one or more Registered Owners of the Notes shall have the right in any manner whatever by his or their action to affect, disturb, or prejudice the lien of the Indenture or to enforce any right thereunder except in the manner herein provided and for the equal benefit of the Registered Owners of not less than 60% of the collective aggregate principal amount of the Notes then Outstanding.

The Trustee

        Acceptance of Trust. The Trustee accepts the trusts imposed upon it by the Indenture, and agrees to perform said trusts, but only upon and subject to the following terms and conditions:

               (a) Except during the continuance of an Event of Default, (i) the Trustee undertakes to perform such duties and only such duties as are specifically set forth in the Indenture, and no implied covenants or obligations shall be read into the Indenture against the Trustee; and
        (ii) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of the Indenture; but in the case of any such certificates or opinions which by any provisions of the Indenture are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform as to form with the requirements of the Indenture and whether or not they contain the statements required under the Indenture.

               (b) In case an Event of Default has occurred and is continuing, the Trustee, in exercising the rights and powers vested in it by the Indenture, shall use the same degree of care and skill in its exercise as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

               (c) Before taking any action under the Indenture requested by Registered Owners, the Trustee may require that it be furnished an indemnity note or other indemnity and security satisfactory to it by the Registered Owners, as applicable, for the reimbursement of all expenses to which it may be put and to protect it against all liability, except liability which results from the gross negligence or willful misconduct of the Trustee and negligence with respect to moneys deposited and applied pursuant to the Indenture, by reason of any action so taken by the Trustee.

               (d) No provision of the Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties thereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

               (e) The permissive right of the Trustee to do things enumerated in the Indenture or under the other transaction documents shall not be construed as a duty and the Trustee shall not be answerable for other than its negligence or willful default.

               (f) Whether or not expressly so provided, every provision of the Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of the Indenture.

        Recitals of Others. The recitals, statements, and representations set forth herein and in the Notes shall be taken as the statements of the Issuer, and the Trustee assumes no responsibility for the correctness of the same. The Trustee makes no representations as to the title of the Issuer in the Trust Estate or as to the security afforded thereby and hereby, or as to the validity or sufficiency of the Indenture or of the Notes issued under the Indenture, and the Trustee shall incur no responsibility in respect of such matters.

        Maintain and Enforce Agreements; No Amendments Adverse to Registered Owners. The Trustee will, from and after it shall have either entered into, or succeeded to the rights and interests of any Eligible Lender under any guarantee agreement covering Financed Eligible Loans, maintain the same and diligently enforce its rights thereunder, and not consent to or permit any rescission of or consent to any amendment thereto or otherwise take any action under or in connection therewith which in any manner would adversely affect the rights of the Registered Owners.

        The Trustee will maintain its agreements with the Secretary and Guarantee Agency under the Guaranteed Student Loan Program, and the Trustee will diligently enforce its rights thereunder and will not voluntarily consent to or permit any rescission of or consent to any amendment to or otherwise take any action under or in connection therewith which in any manner will adversely affect the rights of the Registered Owners.

        As to Filing of Indenture. The Trustee shall be under no duty (a) to file or record, or cause to be filed or recorded, the Indenture or any instrument supplemental thereto, (b) or to procure any further order or additional instruments of further assurance, (c) to see to the delivery to it of any personal property intended to be mortgaged or pledged under the Indenture or thereunder, (d) or to do any act which may be suitable to be done for the better maintenance or continuance of the lien or security thereof, or (e) for giving notice of the existence of such lien, or for extending or supplementing the same or to see that any rights to Revenue and Funds intended now or hereafter to be transferred in trust under the Indenture are subject to the lien thereof. The Trustee shall not be liable for failure of the Issuer to pay any tax or taxes in respect of such property, or any part thereof, or the income therefrom or otherwise, nor shall the Trustee be under any duty in respect of any tax which may be assessed against it or the Registered Owners of the Notes in respect of such property or pledged Revenue and Funds.

        Trustee May Act Through Agents. The Trustee may execute any of the trusts or powers under the Indenture and perform any duty thereunder, either itself or by or through its attorneys, agents, or employees, and it shall not be answerable or accountable for any default, neglect or misconduct of any such attorneys, agents or employees, if reasonable care has been exercised in the appointment thereof.

        Assumption of Liability and Indemnification of Trustee. The Trustee shall be under no obligation or duty to perform any act at the request of Registered Owners of Notes or to institute or defend any suit in respect thereof unless properly indemnified and provided with security to its satisfaction as provided under subsection (c) of "-Acceptance of Trust" above. The Trustee shall not be required to take notice, or be deemed to have knowledge, of any default or Event of Default of the Issuer or the Board under the Indenture and may conclusively assume that there has been no such default or Event of Default (other than an Event of Default described in subsections (a), (b), (c), (d), (e) or (f) under "-Events of Default" above) unless and until it shall have been specifically notified in writing of such default or Event of Default by (a) the Registered Owners of the percentages in principal amount of the Notes then Outstanding as specified in the Indenture or (b) an Authorized Officer of the Issuer. The Issuer agrees to assume liability for and to indemnify the Trustee for, and to hold it harmless against, any loss, liability, or expenses incurred without negligence or bad faith on its part, arising out of or in connection with the acceptance or administration of the trust or trusts under the Indenture, including the costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties thereunder or arising from the Trust Estate.

        Trustee's Right to Reliance. The Trustee shall be protected in acting upon any notice, resolution, request, consent, order, certificate, report, servicer's report, appraisal, opinion, Issuer Order or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties. The Trustee may consult with experts and with counsel (who may be counsel for the Issuer, the Trustee, or for a Registered Owner), and the opinion of such counsel shall be full and complete authorization and protection in respect of any action taken or suffered, and in respect of any determination made by it under the Indenture in good faith and in accordance with the opinion of such counsel.

        Whenever in the administration of the Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering, or omitting any action thereunder, the Trustee (unless other evidence be in the Indenture specifically prescribed) may, in the absence of bad faith on its part, rely upon a certificate signed by the President or the Secretary of the Issuer; provided, however, that the Trustee may not delay any action required thereunder because the Trustee has failed to receive such certificate.

        The Trustee shall not be liable for any action taken, suffered, or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by the provisions of the Indenture; provided, however, that the Trustee shall be liable for any negligence or willful misconduct on its part in taking such action.

        The Trustee is authorized, under the Indenture, subject to the provisions of certain provisions set forth in the Indenture, to sell, assign, transfer, convey, or repurchase Financed Eligible Loans in accordance with an Issuer Order, provided that no such Financed Eligible Loan may be sold, assigned, transferred, or conveyed to any Person who is not an Eligible Lender. The Trustee is further authorized to enter into agreements with other Persons, in its capacity as Trustee, in order to carry out or implement the terms and provisions of the Indenture.

        The Trustee shall not be liable with respect to any action taken, suffered or omitted to be taken in good faith in accordance with the provisions of the Indenture or any other transaction document or at the direction of the Registered Owners evidencing the appropriate percentage of the aggregate principal amount of the Outstanding Notes relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under the Indenture or any other transaction document.

        Compensation of Trustee. The Issuer shall pay to the Trustee from time to time reasonable compensation for all services rendered by it under the Indenture, and also all of its reasonable expenses, charges, and other disbursements and those of its attorneys, agents, and employees incurred in and about the administration and execution of the trusts thereby created. The Trustee may not change the amount of its annual compensation without giving the Issuer at least 90 days' written notice prior to the beginning of a Fiscal Year. In the event of a default in such payments by the Issuer, and as security for such payment, the Trustee shall have a lien therefor on the Trust Estate, the Operating Fund and the General Fund prior to any rights of the Registered Owners of the Notes.

        Trustee May Own Notes. The Trustee, or any successor Trustee, in its individual or other capacity, may become the owner or pledgee of Notes and may otherwise deal with the Issuer, with the same rights it would have if it were not the Trustee. The Trustee may act as depository for, and permit any of its officers or directors to act as a member of, or act in any other capacity in respect to, any committee formed to protect the rights of the Registered Owners of Notes or to effect or aid in any reorganization growing out of the enforcement of the Notes or of the Indenture, whether or not any such committee shall represent the Registered Owners of more than 60% of the collective aggregate principal amount of the Outstanding Notes.

        Resignation of Trustee. The Trustee and any successor to the Trustee may resign and be discharged from the trust created by the Indenture by giving to the President notice in writing which notice shall specify the date on which such resignation is to take effect; provided, however, that such resignation shall take effect only on the day specified in such notice if a successor Trustee shall have been appointed pursuant to the provisions of the Indenture (and is qualified to be the Trustee under the requirements of the provisions of the Indenture). If no successor Trustee has been appointed by the date specified or within a period of 90 days from the receipt of the notice by the Issuer, whichever period is longer, the Trustee may (a) appoint a temporary successor Trustee having the qualifications provided in the Indenture or (b) request a court of competent jurisdiction to (i) require the Issuer to appoint a successor, as provided in the Indenture, within three days of the receipt of citation or notice by the court, or (ii) appoint a Trustee having the qualifications provided in the Indenture. In no event may the resignation of the Trustee be effective until a qualified successor Trustee shall have been selected and appointed. In the event a temporary successor Trustee is appointed pursuant to (a) above, the Board may remove such temporary successor Trustee and appoint a successor thereto pursuant to the provisions of the Indenture.

        Removal of Trustee.  The Trustee or any successor Trustee may be removed
(a) at any time by the Registered Owners of a majority of the collective aggregate principal amount of the Outstanding Senior Notes (or if no Senior Notes are then Outstanding, a majority of the collective aggregate principal amount of the Outstanding Subordinate Notes and if no Subordinate Notes are then Outstanding, a majority of the collective aggregate principal amount of the Junior-Subordinate Notes, if any) by an instrument or concurrent instruments in writing in duplicate by such Registered Owners, (b) by the Issuer for cause or upon the sale or other disposition of the Trustee or its trust functions or (c) by the Issuer without cause so long as no Event of Default exists or has existed within the last 90 days, upon payment to the Trustee so removed of all money then due to it under the Indenture and appointment of a successor thereto by the Issuer and acceptance thereof by said successor. One copy of any such instrument shall be filed with the Secretary of the Issuer and the other with the Trustee so removed.

        In the event a Trustee (or successor Trustee) is removed, by any person or for any reason permitted under the provisions of the Indenture, such removal shall not become effective until (a) in the case of removal by the Registered Owners, such Registered Owners of Notes by instrument or concurrent instruments in writing (signed and acknowledged by such Registered Owners or their attorneys-in-fact) filed with the Trustee removed have appointed a successor Trustee or otherwise the Issuer shall have appointed a successor, and (b) the successor Trustee has accepted appointment as such.

        Successor Trustee. In case at any time the Trustee or any successor Trustee shall resign, be dissolved, or otherwise shall be disqualified to act or be incapable of acting, or in case control of the Trustee or of any successor Trustee or of its officers shall be taken over by any public officer or officers, a successor Trustee may be appointed by the Board by an instrument in writing duly authorized by resolution. In the case of any such appointment by the Board of a successor to the Trustee, the Board shall forthwith cause notice thereof to be mailed to the Registered Owners at the address of each Registered Owner appearing on the note registration books maintained by the Registrar.

        Every successor Trustee appointed by the Registered Owners, by a court of competent jurisdiction, or by the Board shall be a bank or trust company in good standing, organized and doing business under the laws of the United States or of a state therein, which has a reported capital and surplus of not less than $50,000,000, be authorized under the law to exercise corporate trust powers, be subject to supervision or examination by a federal or state authority, and be an Eligible Lender. Every successor Trustee shall become a party to each and every agreement described in the Indenture that the Trustee is a party to.

        Manner of Vesting Title in Trustee. Any successor Trustee appointed under the Indenture shall execute, acknowledge, and deliver to its predecessor Trustee, and also to the Issuer, an instrument accepting such appointment thereunder, and thereupon such successor Trustee, without any further act, deed, or conveyance shall become fully vested with all the estate, properties, rights, powers, trusts, duties, and obligations of its predecessors in trust under the Indenture (except that the predecessor Trustee shall continue to have the benefits to indemnification thereunder together with the successor Trustee), with like effect as if originally named as Trustee therein; but the Trustee ceasing to act shall nevertheless, on the written request of an Authorized Officer of the Issuer, or an authorized officer of the successor Trustee, execute, acknowledge, and deliver such instruments of conveyance and further assurance and do such other things as may reasonably be required for more fully and certainly vesting and confirming in such successor Trustee all the right, title, and interest of the Trustee which it succeeds, in and to pledged Revenue and Funds and such rights, powers, trusts, duties, and obligations, and the Trustee ceasing to act also, upon like request, shall pay over, assign, and deliver to the successor Trustee any money or other property or rights subject to the lien of the Indenture, including any pledged securities which may then be in its possession. Should any deed or instrument in writing from the Issuer be required by the successor Trustee for more fully and certainly vesting in and confirming to such new Trustee such estate, properties, rights, powers, and duties, any and all such deeds and instruments in writing shall on request be executed, acknowledged and delivered by the Issuer.

        In case any of the Notes to be issued under the Indenture have been authenticated but not delivered, any successor Trustee may adopt the certificate of authentication of the Trustee or of any successor to the Trustee; and in case any of the Notes shall not have been authenticated, any successor to the Trustee may authenticate such Notes in its own name; and in all such cases such certificate shall have the full force which it has anywhere in the Notes or in the Indenture.

        Right of Inspection. The Registered Owner of a Note shall be permitted at reasonable times during regular business hours and in accordance with reasonable regulations prescribed by the Trustee to examine at the principal office of the Trustee a copy of any report or instrument theretofore filed with the Trustee relating to the condition of the Trust Estate.

        Limitation with Respect to Examination of Reports. Except as provided in the Indenture, the Trustee shall be under no duty to examine any report or statement or other document required or permitted to be filed with it by the Issuer.

        Additional Covenants of Trustee. The Trustee, by the execution of the Indenture, covenants, represents and agrees that: (a) it will not exercise any of the rights, duties, or privileges under the Indenture in such manner as would cause the Student Loans held or acquired under the terms thereof to be transferred, assigned, or pledged as security to any person or entity other than as permitted by the Indenture; (b) it will comply with the Higher Education Act and the regulations and will, upon written notice from an Authorized Officer of the Issuer, the Secretary or the Guarantee Agency, use its reasonable efforts to cause the Indenture to be amended (in accordance with the provisions of the Indenture) if the Higher Education Act or regulations are hereafter amended so as to be contrary to the terms of the Indenture; (c) it will, from and after it shall have either entered into, or succeeded to the rights and interests of any Eligible Lender under any guarantee agreement covering Financed Eligible Loans, maintain the same and diligently enforce its rights thereunder, and not consent to or permit any rescission of or consent to any amendment thereto or otherwise take any action under or in connection therewith which in any manner would adversely affect the rights of the Registered Owners; and (d) it will maintain its agreements with the Secretary and Guarantee Agency under the Guaranteed Student Loan Program, and the Trustee will diligently enforce its rights thereunder and will not voluntarily consent to or permit any rescission of or consent to any amendment to or otherwise take any action under or in connection therewith which in any manner will adversely affect the rights of the Registered Owners.

        Trustee Covenants with Respect to "Eligible Lender" Status. The Trustee covenants in the Indenture as follows: (a) the Trustee represents and warrants that it satisfies the requirements to be an "eligible lender" as that term is defined in the Higher Education Act and covenants that it will remain an "eligible lender" so long as the Trustee remains Trustee under the Indenture; provided, however, that the Trustee shall have no responsibility or liability under the Indenture if it fails to remain an "eligible lender" as a result of the actions or inactions of the Issuer or any servicer; and (b) the Trustee shall take such actions, but only such actions, with respect to being an "eligible lender" as shall be reasonably requested by the Issuer; such actions do not include taking steps or instituting suits, actions or proceedings necessary or appropriate for the enforcement of all terms, covenants and conditions of all Financed Eligible Loans and agreements in connection therewith, including the prompt payment of all principal and interest payments and all other amounts due thereunder, for which the Issuer is solely responsible.

        Trustee's Status as an "Eligible Lender." For the purposes of the Indenture and all documents, agreements, understandings and arrangements relating to the Indenture that are executed by the Trustee, such documents, agreements, understandings and arrangements and the Indenture are executed by the Trustee with the understanding that it may be deemed to be an "eligible lender" under the Act. The Issuer acknowledges the fact that the Trustee may be deemed an "eligible lender" under the Higher Education Act and thus may be subject to certain liabilities because of such status and that the Trustee is willing to accept the status of "eligible lender" thereunder as an accommodation to the Issuer, and the Issuer agrees that it will indemnify and hold harmless the Trustee and its officers, directors, employees and agents for any and all liability which may be incurred because of Trustee's status as an "eligible lender" or because of the Trustee's entering into the Indenture or any of the other transaction documents that result from the actions or inactions of the Issuer or any servicer from moneys available, if any, as described herein under "Security and Sources of Payment for the Notes-Revenue Fund," clause (l). The Issuer agrees that it will not seek recourse or commence any action against the Trustee or its officers, directors, employees or agents or any of their personal assets for the performance or payment of any obligation under the Higher
Education Act. The Trustee shall have no liability or responsibility with respect to any of the duties and obligations specifically undertaken by the Issuer pursuant to the provisions of the Indenture.

        Trustee to Cause Investments to be Made. As to any Funds held by the Trustee under the Indenture, the same shall be invested by the Trustee as directed by an Issuer Order, within the limitations prescribed in the Indenture.

        Duty of Trustee with Respect to Rating Agency. It shall be the duty of the Trustee to notify each Rating Agency then rating any series of the Notes of
(a) any change, expiration, extension, or renewal of the Indenture, (b) redemption or defeasance of any or all the Notes, or (c) any change in the Trustee; provided, however, the provisions of this section do not apply when such documents have been previously supplied to such Rating Agency and the Trustee has received written evidence to such effect, all as may be required by the Indenture. The Trustee shall also promptly deliver to Fitch (if Fitch is then rating any of the Notes) duplicate copies of all correspondence, notices, certificates, audits, reports or other communications prepared by the Trustee and sent by the Trustee to the Registered Owners or the Issuer in accordance with the Indenture.

Supplemental Indentures

        Supplemental Indentures Not Requiring Consent of Registered Owners. The Issuer and the Trustee may, without the consent of or notice to any of the Registered Owners, enter into any indenture or indentures supplemental to the Indenture for any one or more of the following purposes:

               (a) To cure any ambiguity or formal defect or omission in the Indenture;

               (b) To grant to or confer upon the Trustee for the benefit of the Registered Owners any additional benefits, rights, remedies, powers or authorities that lawfully may be granted to or conferred upon the Registered Owners or the Trustee;

               (c) To subject to the Indenture additional revenues, properties or collateral;

               (d) To modify, amend or supplement the Indenture or any indenture supplemental thereto in such manner as to permit the qualification of the Indenture or any indenture supplemental thereto under the Trust Indenture Act of 1939 or any similar federal statute hereafter in effect or to permit the qualification of the Notes for sale under the securities laws of the United States of America or of any of the states of the United States of America, and, if they so determine, to add to the Indenture or any indenture supplemental thereto such other terms, conditions and provisions as may be permitted by said Trust Indenture Act of 1939 or similar federal statute;

               (e) To evidence the appointment of a separate or co-Trustee or a co-registrar or transfer agent or the succession of a new Trustee under the Indenture, or any additional or substitute Guarantee Agency or
        Servicer:

               (f) To add such provisions to or to amend such provisions of the Indenture as may, in Note Counsel's opinion, be necessary or desirable to assure implementation of the Program in conformance with the Higher Education Act if along with such Supplemental Indenture there is filed a Note Counsel's opinion to the effect that the addition or amendment of such provisions will in no way impair the existing security of the Registered Owners of any Outstanding Note;

               (g) To make any change as shall be necessary in order to obtain and/or maintain for any of the Notes an investment grade Rating from a nationally recognized rating service, which changes, in the opinion of the Trustee, which opinion may be supported by an opinion of counsel to the Trustee, are not to the prejudice of the Registered Owner of any of the Notes;

               (h) To make any changes necessary to comply with the Act, the Regulations or the Code and the regulations promulgated thereunder;

               (i) To provide for the issuance of Additional Notes pursuant to the provisions of the Indenture, including the creation of appropriate Funds and Accounts with respect to such Additional Notes;

               (j) To create any additional Funds or Accounts under the Indenture deemed by the Trustee to be necessary or desirable;

               (k) To make changes necessary to add a letter of credit to any subseries of the Auction Rate Notes; or

               (l) To make any other change which, in the judgment of the Trustee, which judgment may be supported by an opinion of counsel to the Trustee, is not to the material prejudice of the Registered Owners.

        Supplemental Indentures Requiring Consent of Registered Owners. Exclusive of Supplemental Indentures not requiring the consent of Registered Owners, and subject to the terms and provisions set forth below, and not otherwise, the Registered Owners of not less than 2/3 of the collective aggregate principal amount of the Notes then Outstanding which in the opinion of the Trustee (which opinion may be supported by an opinion of counsel to the Trustee) are affected shall have the right, from time to time, anything contained in the Indenture to the contrary notwithstanding, to consent to and approve the execution by the Issuer and the Trustee of such other indenture or indentures supplemental thereto as shall be deemed necessary and desirable by the Trustee for the purpose of modifying, altering, amending, adding to or rescinding, in any particular, any of the terms or provisions contained in the Indenture or in any Supplemental Indenture; provided, however, that nothing in this paragraph shall permit, or be construed as permitting (a) without the consent of the Registered Owners of all then Outstanding Notes, (i) an extension of the maturity date of the principal of or the interest on any Note, or (ii) a reduction in the principal amount of any Note or the rate of interest thereon, or (iii) a privilege or priority of any Note or Notes over any other Note or Notes, or (iv) a reduction in the aggregate principal amount of the Notes required for consent to such Supplemental Indenture, or (v) the creation of any lien other than a lien ratably securing all of the Notes at any time Outstanding under the Indenture or (b) any modification of the trusts, powers, rights, obligations, duties, remedies, immunities and privileges of the Trustee without the prior written approval of the Trustee.

        If at any time the Issuer shall request the Trustee to enter into any such Supplemental Indenture for any of the purposes of this section, the Trustee shall, upon being satisfactorily indemnified with respect to expenses, cause notice of the proposed execution of such Supplemental Indenture to be mailed by registered or certified mail to each Registered Owner of a Note at the address shown on the registration books. Such notice shall briefly set forth the nature of the proposed Supplemental Indenture and shall state that copies thereof are on file at the principal corporate trust office of the Trustee for inspection by all Registered Owners. If, within 60 days, or such longer period as shall be prescribed by the Issuer, following the mailing of such notice, the Registered Owners representing the applicable percentage of the collective aggregate principal amount of the Notes Outstanding required by the Indenture at the time of the execution of any such Supplemental Indenture shall have consented in writing to and approved the substance of the amendments made by the Supplemental Indenture and the execution thereof as in the Indenture provided, no Registered Owner of any Note shall have any right to object to any of the terms and provisions contained therein, or the operation thereof, or in any manner to question the propriety of the execution thereof, or to enjoin or restrain the Trustee or the Issuer from executing the same or from taking any action pursuant to the provisions thereof. Upon the execution of any such Supplemental Indenture as in the Indenture permitted and provided, the Indenture shall be and be deemed to be modified and amended in accordance therewith.

        Additional Limitation on Modification of Indenture. None of the provisions of the Indenture (including the provisions relating to Supplemental Indentures) shall permit an amendment to the provisions of the Indenture which permits the transfer of all or part of guaranteed Student Loans or granting of a security interest therein to any Person other than an Eligible Lender or the Servicer, unless the Higher Education Act or regulations are hereafter modified so as to permit the same.

        No amendment to the Indenture or to the indentures supplemental thereto shall be effective unless the Trustee receives an opinion of counsel to the effect that such amendment was adopted in conformance with the Indenture.

Satisfaction of Indenture

        Trust Irrevocable. The trust created by the terms and provisions of the Indenture is irrevocable until the indebtedness secured thereby (the Notes and interest thereon) is fully paid or provision has been made for its payment as provided in the Indenture and the Issuer has paid all of the fees and expenses of the Trustee and given notice to the Trustee to terminate the Indenture.

        Satisfaction of Indenture.

               (a) If the Issuer shall pay, or cause to be paid, or there shall otherwise be paid to the Registered Owners, the principal of and interest on the Notes, at the times and in the manner stipulated in the Indenture then due, then the pledge of the Trust Estate, and all covenants, agreements, and other obligations of the Issuer to the Registered Owners of Notes shall thereupon cease, terminate, and become void and be discharged and satisfied, except as otherwise provided in the Indenture. In such event, the Trustee shall execute and deliver to the Issuer all such instruments as may be desirable to evidence such discharge and satisfaction, and the Trustee shall pay over or deliver all money held by it under the Indenture to the party entitled to receive the same under the provisions of the Indenture. If the Issuer shall pay or cause to be paid, or there shall otherwise be paid, to the Registered Owners of any Outstanding Notes the principal of and interest on such Notes then due, at the times and in the manner stipulated in the Indenture, such Notes shall cease to be entitled to any lien, benefit, or security under the Indenture, and all covenants, agreements, and obligations of the Issuer to the Registered Owners thereof shall thereupon cease, terminate, and become void and be discharged and satisfied.

               (b) Notes or interest  installments  shall be deemed to have been paid within the meaning of (a) above if money for the payment or redemption thereof has been set aside and is being held in trust by the Trustee at the Stated Maturity or earlier redemption date thereof. All Outstanding Notes shall, prior to the Stated Maturity or earlier redemption thereof, be deemed to have been paid within the meaning and with the effect expressed in Section (a) above if (i) such Notes are to be redeemed on any date prior to their Stated Maturity and (ii) the Issuer shall have given notice of redemption as provided in the Indenture on said date, there shall have been deposited with the Trustee either money (fully insured by the Federal Deposit Insurance Corporation or fully collateralized by Governmental Obligations) in an amount which shall be sufficient, or Governmental Obligations (including any Governmental Obligations issued or held in book-entry form on the books of the Department of Treasury of the United States of America) the principal of and the interest on which when due will provide money which, together with the money, if any, deposited with the Trustee at the same time, shall be sufficient, to pay when due the principal of and interest to become due on such Notes on and prior to the redemption date or Stated Maturity thereof, as the case may be. Notwithstanding anything in the Indenture to the contrary, however, no such deposit shall have the effect specified in this subsection (b) if made during the existence of an Event of Default, unless made with respect to all of the Notes then Outstanding. Neither Governmental Obligations nor money deposited with the Trustee pursuant to this subsection (b) nor principal or interest payments on any such Governmental Obligations shall be withdrawn or used for any purpose other than, and shall be held irrevocably in trust in an escrow account for, the payment of the principal of and interest on such Notes. Any cash received from such principal of and interest on such Governmental Obligations deposited with the Trustee, if not needed for such purpose, shall, to the extent practicable, be reinvested in Governmental Obligations maturing at times and in amounts sufficient to pay when due the principal of and interest on such Notes on and prior to such redemption date or Stated Maturity thereof, as the case may be, and interest earned from such reinvestments shall be paid over to the Issuer, as received by the Trustee, free and clear of any trust, lien, or pledge, subject to verification by a certified public accountant or firm thereof that the remaining amounts in escrow are sufficient to pay the principal of and interest on the Notes as aforesaid. Any payment for Governmental Obligations purchased for the purpose of reinvesting cash as aforesaid shall be made only against delivery of such Governmental Obligations. For the purposes of this paragraph, "Governmental Obligations" shall mean and include only non-callable direct obligations of the Department of the Treasury of the United States of America, and such Governmental Obligations shall be certified by an independent public accounting firm of national reputation to be of such amounts, maturities, and interest payment dates and to bear such interest as will, without further investment or reinvestment of either the principal amount thereof or the interest earnings therefrom, be sufficient to make the payments required by the Indenture, and which obligations have been deposited in an escrow account which is irrevocably pledged as security for the Notes. Such term shall not include mutual funds and unit investment trusts.

               (c) In no event shall the Trustee deliver over to the Issuer any Guaranteed Student Loans unless the Issuer is an Eligible Lender, if the Higher Education Act or regulations then in effect require the owner or holder of Guaranteed Student Loans to be an Eligible Lender.

               (d) The provisions set forth above are applicable to the Notes and any portion of the Notes.

                      SELLER REPRESENTATIONS AND WARRANTIES

The Sellers

        Union Bank and Trust Company, a Nebraska state bank ("Union Bank" or the "Seller"), has, subject to the terms and conditions of one or more Student Loan Purchase Agreements, sold Eligible Loans to the Issuer having an aggregate principal balance of approximately $542 million prior to the date hereof with the proceeds of Prior Notes. Except as otherwise specified in the related Prospectus Supplement, it is expected that Union Bank also will sell additional Eligible Loans to the Issuer in connection with the issuance of the Offered Notes. Any such seller which is not Union Bank will be an Eligible Lender which has been approved by each Rating Agency then rating any Notes Outstanding, which other Eligible Lenders will be specified with respect to a Series in the related Prospectus Supplement. Union Bank and any such other seller is referred to in such capacity herein as a "Seller" and collectively, as the "Sellers."

        Each Eligible Loan will be purchased by the Issuer at the respective Purchase Price and will simultaneously be pledged to the Trustee to secure payment of the Notes. Certain information with respect to the Financed Eligible Loans expected to be included in the Student Loan Portfolio as of the Date of Issuance with respect to any Series will be included in the related Prospectus Supplement under "-Description of the Student Loan Portfolio."

Representations and Warranties-
Portfolio Characteristics

        A description of the outstanding portfolio of Financed Eligible Loans and the portfolio expected to be acquired by the Issuer with the proceeds of the Notes of any Series and pledged to the Trustee will be described in the Prospectus Supplement of such Series. Each Student Loan Purchase Agreement with respect to a Seller will contain portfolio characteristic requirements applicable to the Financed Eligible Loans acquired thereunder at the respective dates of acquisition.

Representations and Warranties-Eligible Loans

        With respect to all Series, each Seller will make the following representations, warranties and covenants with respect to the Eligible Loans sold pursuant to its respective Student Loan Purchase Agreement:

               (a) Accuracy of Information. Any information furnished by such Seller to the Issuer or its agents with respect to any Eligible Loan is true, complete and correct.

               (b) Validity of Loans. Each Eligible Loan has been duly executed and delivered and constitutes the legal, valid and binding obligation of the maker (and the endorser, if any) thereof, enforceable in accordance with its terms.

               (c) No Defenses Against Repayment of Loans. The amount of the unpaid principal balance of each Eligible Loan is true and owing, and no counterclaim, offset, defense or right to rescission exists with respect to any Eligible Loan which can be asserted and maintained or which, with notice, lapse of time, or the occurrence or failure to occur of any act or event, could be asserted and maintained by the borrower against the Trustee as assignee thereof. The rate of interest carried by each Eligible Loan is the maximum which was allowable by law at the time the loan was made, and no such Eligible Loan carries a rate of interest in excess of that permitted by the provisions of the Act.

               (d) Ownership and Location of Loans: Existence of Liens. Such Seller is the sole owner and holder of each Eligible Loan and has full right and authority to sell and assign the same free and clear of all liens, pledges or encumbrances, and upon the endorsement and delivery of promissory notes evidencing such Eligible Loan to the Issuer pursuant to the respective Student Loan Purchase Agreement, the Issuer will acquire full right, title and interest in the Eligible Loan free and clear of all liens, pledges or encumbrances whatsoever. All documentation relating to the Eligible Loans, including the original promissory note for each Eligible Loan, is in the possession of UNIPAC or other designated custodian.

               (e) Guarantee and Insurance on Loans. With respect to all Series, each Eligible Loan to be sold under the Student Loan Purchase Agreement is either Insured or Guaranteed. With respect to all Insured Loans being acquired, a Contract of Insurance is in full force and effect with respect thereto, the applicable Certificates of Insurance are valid and binding upon the parties thereto in all respects, such Seller is not in default in the performance of any of its covenants and agreements made in respect thereof, and such Insurance is freely transferable as an incident to the sale of each Eligible Loan to be sold. With respect to all Guaranteed Loans being acquired, a Guarantee Agreement is in full force and effect with respect thereto and is valid and binding upon the parties thereto in all material respects, such Seller is not in default in the performance of any of its covenants and agreements made in such Guarantee Agreement, and such Guarantee is freely transferable as an incident to the sale of each Eligible Loan to be sold. All amounts due and payable to the Secretary or the Guarantee Agency, as the case may be, have been paid in full by such Seller, and none of the Eligible Loans to be sold to the Issuer has at any time been tendered to either the Secretary or the Guarantee Agency for payment.

               (f) Compliance with Higher Education Act. Each Eligible Loan complies in all respects with the requirements of the Higher Education Act and is an Eligible Loan as those terms are defined in the Student Loan Purchase Agreement.

               (g) Compliance with Federal Laws. Each Eligible Loan was made in compliance with all applicable local, state and federal laws, rules and regulations, including without limitation all applicable nondiscrimination, truth-in-lending, consumer credit and usury laws.

               (h) No Discrimination. In making each Eligible Loan to be purchased by the Issuer pursuant to its respective Student Loan Purchase Agreement, such Seller has not discriminated based upon the educational institutions attended by, or the age, sex, race, national origin, color, religion, handicapped status, income, attendance at a particular eligible institution, length of the Student Borrower's educational program, or the Student Borrower's academic year in school.

               (i) Serial Loans. The Eligible Loans to be purchased pursuant to the respective Student Loan Purchase Agreement include all Eligible Loans of any one borrower held by such Seller.

               (j) Due Diligence in Servicing Loans. Such Seller and any independent servicer have each exercised and shall continue until the Scheduled Sale Date to exercise due diligence and reasonable care in making, administering, servicing and collecting the Eligible Loans and such Seller has conducted a reasonable investigation of sufficient scope and content to enable it duly to make the representations and warranties contained in the respective Student Loan Purchase Agreement. Such Seller has paid the costs and expenses incident to origination of the Eligible Loans, and has no right of reimbursement therefor from the Issuer.

               (k) Origination Fees. Such Seller has reported the amount of origination fees (if any) authorized to be collected with respect to any Eligible Loan pursuant to Section 438(c) of the Act to the Secretary for the period in which such fee was authorized to be collected; and such Seller has made any refund of an origination fee collected in connection with any Eligible Loan which may be required pursuant to the Higher Education Act.

               (l) Insurance Premium. For each such Seller has reported the amount of the insurance premium authorized to be collected, and has paid said premium to the Guarantee Agency or the Secretary with all rights therein inuring to the Issuer.

               (m) Schedule of Student Loans. The information set forth in each Schedule of Student Loans is true and correct in all material respects as of the opening of business on the respective Scheduled Sale Date, and no selection procedures believed to be adverse to the Issuer have been utilized in selecting the Student Loans for inclusion therein.

               (n) Title. It is the intention of such Seller that the transfers and assignments from such Seller to the Issuer contemplated in the respective Student Loan Purchase Agreement constitute a true sale of the Student Loans to the Issuer and that neither the interest in nor title to the Eligible Loans shall become or be deemed property of such Seller's estate in the event of the filing of a bankruptcy or insolvency petition by or against such Seller under any bankruptcy or insolvency law.

               (o)   Documents.   Such  Seller  shall   furnish  and  file,   if
        appropriate, any document reasonably requested by the Issuer to perfect the Issuer's ownership interest in the Eligible Loans.

               (p) No Fraudulent Conveyance. The transactions contemplated by the respective Student Loan Purchase Agreement are and will be in the ordinary course of such Seller's business and such Seller has valid business reasons for transferring the Eligible Loans rather than obtaining a secured loan with the Eligible Loans as collateral. Both before and immediately after giving effect to any transfer: (i) such Seller transferred or will transfer the Eligible Loans to the Issuer without any intent to hinder, delay or defraud any current or future creditor of such Seller; (ii) such Seller was not or will not be insolvent or did not or will not become insolvent as a result of any transfer; (iii) such Seller was not engaged and was not about to engage, and will not engage, in any business or transaction for which any property remaining with such Seller was or will constitute unreasonably small capital in relation to the business of such Seller or the transaction; and (iv) such Seller did not intend or will not intend to incur, and did not believe or reasonably should not have believed, or will not believe or reasonably shall not have believed, that it would incur, debts beyond its ability to pay as they become due.

               (q) Sales Not Subject to Bulk Transfer. Each sale, transfer, assignment and conveyance of the Eligible Loans by such Seller pursuant to its respective Student Loan Purchase Agreement is not subject to the bulk transfer or any similar statutory provisions in effect in any applicable jurisdiction.

               (r) No Transfer Taxes Due. Each sale, transfer, assignment and conveyance of the Eligible Loans (including all payments due or to become due thereunder) by such Seller pursuant to its respective Student Loan Purchase Agreement is not subject to and will not result in any tax, fee or governmental charge payable by the Issuer or such Seller to any federal, state or local government ("Transfer Taxes") except such Transfer Taxes as are paid by such Seller at the time of transfer, assignment and conveyance and except UCC filing fees. In the event that the Issuer receives actual notice of any unpaid Transfer Taxes arising out of the transfer, assignment and conveyance of the Eligible Loans, on written demand by the Issuer, or upon such Seller otherwise being given notice thereof, it shall pay, and otherwise indemnify and hold the Issuer and the Trustee harmless therefor. Such Seller shall not be responsible for the Issuer's or the Trustee's income taxes.

Repurchase Obligation of Seller

        At the request of the Issuer or the Trustee, each Seller shall repurchase any Eligible Loan purchased by the Issuer from such Seller pursuant to its respective Student Loan Purchase Agreement if:

               (a) any representation or warranty made or furnished by such Seller in or pursuant to its respective Student Loan Purchase Agreement shall prove to have been materially incorrect as to such Eligible Loan;

               (b) the Secretary or a Guarantee Agency, as the case may be, refuses to honor all or part of a claim filed with respect to an Eligible Loan (including any claim for interest subsidy, Special Allowance Payments, insurance, reinsurance or Guarantee payments) on account of any circumstance or event that occurred prior to the sale of such Eligible Loan to the Issuer; or

               (c) on account of any wrongful or negligent act or omission of such Seller or its servicing agent that occurred prior to the sale of an Eligible Loan to the Issuer, a defense that makes the Eligible Loan unenforceable is asserted by a maker (or endorser, if any) of the Eligible Loan with respect to his or her obligation to pay all or any part of the Eligible Loan.

        Upon the occurrence of any of the conditions set forth above and upon the request of the Issuer or the Trustee, the respective Seller shall pay to the Trustee, for deposit into the Student Loan Holding Fund Account, an amount equal to the same percentage of the then outstanding principal balance of such Eligible Loan as the Issuer originally paid as the purchase price for such Eligible Loan (or such other percentage as may be specified with respect to a Series in the related Prospectus Supplement), plus interest and Special Allowance Payments accrued and unpaid with respect to such Eligible Loan from the Scheduled Sale Date to and including the date of repurchase, plus any attorneys' fees, legal expenses, court costs, servicing fees or other expenses incurred by the Issuer, the Trustee or the appropriate successors or assigns in connection with such Eligible Loans and arising out of the reasons for the repurchase. The foregoing repurchase obligation of such Seller shall constitute the sole remedy to the Issuer against such Seller with respect to any event described above. With respect to any Eligible Loan repurchased by such Seller pursuant to the respective Student Loan Purchase Agreement, the Issuer shall assign, without recourse, representation or warranty, to such Seller all of the Issuer's right, title and interest in and to such Eligible Loan, and all security and documents relating thereto.

                        DESCRIPTION OF CREDIT ENHANCEMENT

General

        Credit enhancement may be provided with respect to one or more Classes of the Notes of any Series. Credit enhancement may be in the form of a letter of credit, the subordination of one or more Classes of Notes, the use of a pool insurance policy or guarantee insurance, the establishment of one or more reserve funds (as described under "Security and Sources of Payment for the Notes-Reserve Fund" herein), or any combination of the foregoing. If so provided in the related Prospectus Supplement, any form of credit enhancement may provide credit enhancement for more than one Series of Notes or more than one Class of Notes to the extent described therein.

        Unless otherwise specified in the related Prospectus Supplement with respect to a Series, the credit enhancement will not provide protection against all risks of loss and will not guarantee payment to such Noteholders of all amounts to which they are entitled under the related Indenture. If losses or shortfalls occur that exceed the amount covered by the credit enhancement or that are not covered by the credit enhancement, Noteholders will bear their allocable share of deficiencies. Moreover, if a form of credit enhancement covers more than one Series of Notes, holders of Notes of one Series will be subject to the risk that such credit enhancement will be exhausted by the claims of the holders of Notes of one or more other Series before the former receive their intended share of such coverage.

        If credit enhancement is provided with respect to one or more classes of Notes of a Series, the related Prospectus Supplement will include a description of (i) the nature and amount of coverage under such credit enhancement, (ii) any conditions to payment thereunder not otherwise described herein, (iii) the conditions  (if any)  under  which the  amount of  coverage  under  such  credit enhancement may be reduced and under which such credit enhancement may be terminated or replaced and (iv) the material provisions relating to such credit enhancement. Additionally, the related Prospectus Supplement will set forth certain information with respect to the obligor under any instrument of credit enhancement, generally including (i) a brief description of its principal business activities, (ii) its principal place of business, place of incorporation and the jurisdiction under which it is chartered or licensed to do business, (iii) if applicable, the identity of the regulatory agencies that exercise primary jurisdiction over the conduct of its business and (iv) its total assets, and its stockholders' equity or policyholders' surplus, if applicable, as of a date that will be specified in the Prospectus Supplement.

Subordinate Notes

        If so specified in the related Prospectus Supplement, one or more classes of Notes of a Series may be Subordinate Notes or Junior-Subordinate Notes. To the extent specified in the related Prospectus Supplement, the rights of the holders of Subordinate Notes to receive distributions on any Distribution Date will be subordinated to the corresponding rights of the holders of Senior Notes, and the rights of the holders of Junior-Subordinate Notes to receive distributions on any Distribution Date will be subordinated to the corresponding rights of the holders of the Subordinate Notes. If so provided in the related Prospectus Supplement, the subordination of a Class may apply only in the event of (or may be limited to) certain types of losses or shortfalls. The related Prospectus Supplement will set forth information concerning the amount of subordination provided by a Class or Classes of Subordinate Notes or Junior-Subordinate Notes in a Series, the circumstances under which such subordination will be available and the manner in which the amount of subordination will be made available.

Letter of Credit

        If so specified in the Prospectus Supplement with respect to a Series, deficiencies in amounts otherwise payable on such Notes or certain Classes thereof will be covered by one or more letters of credit, issued by a bank or financial institution specified in such Prospectus Supplement (the "L/C Bank"). Under a letter of credit, the L/C Bank will be obligated to honor draws thereunder in an aggregate fixed dollar amount, net of unreimbursed payments thereunder, generally equal to a percentage specified in the related Prospectus Supplement of the aggregate principal balance of the Financed Eligible Loans on the related Cut-off Date or of the initial aggregate principal balance of the Notes of one or more Classes of Notes. If so specified in the related Prospectus Supplement, the letter of credit may permit draws only in the event of certain types of losses and shortfalls. The amount available under the letter of credit will, in all cases, be reduced to the extent of the unreimbursed payments thereunder and may otherwise be reduced as described in the related Prospectus Supplement. The obligations of the L/C Bank under the letter of credit for each Series of Notes will expire at the earlier of the date specified in the related Prospectus Supplement or the termination of the Trust Estate. A copy of any such letter of credit will accompany the Current Report on Form 8-K to be filed with the Commission within 15 days of issuance of the Notes of the related Series.

Note Guarantee Insurance and Surety Bonds

        If so specified in the Prospectus Supplement with respect to a Series, deficiencies in amounts otherwise payable on such Notes or certain Classes thereof will be covered by insurance policies and/or surety bonds provided by one or more insurance companies or sureties. Such instruments may cover, with respect to one or more Classes of Notes of the related Series, timely distributions of interest and/or full distributions of principal on the basis of a schedule of principal distributions set forth in or determined in the manner specified in the related Prospectus Supplement. A copy of any such instrument will accompany the Current Report on Form 8-K to be filed with the Commission within 15 days of issuance of the Notes of the related Series.

Reserve Fund

        In addition to the Reserve Fund described herein, one or more reserve funds may be established with respect to a Series, in which cash, a letter of credit, eligible investments, a demand note or a combination thereof, in the amounts, if any, so specified in the related Prospectus Supplement will be deposited. The reserve fund for a Series may also be funded over time by depositing therein a specified amount of the distributions received on the related Receivables as specified in the related Prospectus Supplement.

        Amounts on deposit in any reserve fund for a Series, together with the reinvestment income thereon, will be applied by the Trustee for the purposes, in the manner, and to the extent specified in the related Prospectus Supplement. A reserve fund may be provided to increase the likelihood of timely payments of principal of and interest on the Notes, if required as a condition to the rating of such Series by each Rating Agency rating such Series or any Classes relating thereto. If so specified in the related Prospectus Supplement, a reserve fund may be established to provide limited protection, in an amount satisfactory to each Rating Agency which assigns rating to the Notes, against certain types of losses not covered by insurance policies or other credit support. Following each Interest Payment Date, amounts in such reserve fund in excess of any specified reserve fund requirement may be released from the reserve fund under the conditions and to the extent specified in the related Prospectus Supplement and will not be available for further application by the Trustee.

        Additional information concerning any reserve fund is to be set forth in the related Prospectus Supplement, including the initial balance of such reserve fund, the reserve fund balance to be maintained, the purposes for which funds in the reserve fund may be applied to make distributions to Noteholders and use of investment earnings from the reserve fund, if any.

                                   THE ISSUER

        The Issuer is a bankruptcy remote, limited purpose corporation organized under the laws of the State of Nevada on February 28, 1996 to acquire student loans and pledge such student loans and certain related collateral to a trustee to secure the Notes.

        The Issuer is a wholly-owned subsidiary of Union Financial Services, Inc., a Nevada corporation ("UFS"), organized on January 26, 1996 for the purpose of facilitating the financing of student loans and other financial assets, and to engage in activities in connection therewith.

        The Issuer has taken steps in structuring the transactions contemplated hereby that are intended to make it unlikely that the voluntary or involuntary application for relief by UFS or Union Bank under the United States Bankruptcy Code or similar applicable federal or state laws, respectively ("Insolvency Laws"), will result in consolidation of the assets and liabilities of the Issuer with those of UFS or an affiliate including Union Bank. These steps include the creation of the Issuer as a separate, limited purpose entity pursuant to articles of incorporation containing certain limitations (including restrictions on the nature of the Issuer's business and a restriction on the Issuer's ability to commence a voluntary case or proceeding under any Insolvency Laws without the prior unanimous affirmative vote of all of its directors). The Issuer's Articles of Incorporation includes a provision that requires the Issuer to have a director who qualifies under the Articles of Incorporation as an "independent director."

               The Issuer is governed by a Board of Directors, which is required by the Issuer's Articles of Incorporation to include at least three directors. Directors are required to be elected at each annual meeting of the shareholders. The present directors and their addresses and principal occupations or affiliations are as follows:


                                                                 Principal      Officers and
                        Other                                   Occupation     Directors Term
 Name of Director     Offices     Age          Address              or            From To*
                        Held                                    Affiliation
-------------------- ------------ ----- ---------------------- -------------- -----------------
Michael S. Dunlap     Chairman     34   4732 Calvert Street    Executive      February  Present
                                        Lincoln, Nebraska      Vice           1996
                                        68506                  President of
                                                               Union Bank
                                                               and Trust
                                                               Company

Stephen F.            President    45   6991 East Camelback    President of   February  Present
Butterfield                             Road, Suite B290       Union          1996
                                        Scottsdale, Arizona    Financial
                                        85251                  Services,
                                                               Inc.

Ronald W. Page          Vice       49   1801 California        Senior Vice    February  Present
                     President,         Street                 President of   1996
                      Treasurer         Suite 3920             Union
                         and            Denver, CO 80202       Financial
                      Secretary                                Services,
                                                               Inc.

Ross Wilcox              --        55   4732 Calvert Street    Chief          February  Present
                                        Lincoln, Nebraska      Executive      1996
                                        68506                  Officer of
                                                               Union Bank
                                                               and Trust
                                                               Company

Dr. Paul R. Hoff          -        63   Hernia Hill, Rural     Retired        February  Present
                                        Route 1                Physician      1996
                                        Seward, Nebraska
                                        68434

-------------
(*) Each director holds office until the next annual meeting of shareholders following his or her election until such director's successors shall have been elected and qualified. The Issuer held its first annual shareholders meeting on March 20, 1997.

        The Board of Directors and executive officers described below are responsible for overall management of the Issuer. The Issuer's officers and directors are shareholders, officers and directors of business entities that have engaged in the business of purchasing, holding and selling student loans.

         Michael S. Dunlap, Chairman of the Board. As the Chairman of the Board of Directors, Mr. Dunlap is responsible for the executive direction of the Issuer. Mr. Dunlap is also Executive Vice President of Union Bank and Trust Company, and President of Farmers & Merchants Investment Inc. He has been an employee of Union Bank and Trust Company for approximately 15 years. Mr. Dunlap is also a director of Stratus Fund, Inc., Comprehensive Assistance in Student Lending Corporation, Union Bank and Trust Company, Union Financial Services, Inc., Union Financial Services-2, Inc., UNIPAC and various other organizations. Mr. Dunlap received a Bachelor of Science degree in finance and accounting and a Juris Doctor degree from the University of Nebraska.

        Stephen F. Butterfield, President and Director. As President, Mr. Butterfield is responsible for the overall management and direction of the Issuer. Included in his responsibilities are loan purchasing, marketing of corporate services and coordination of the Issuer's capital market activities. Mr. Butterfield has been a member of the student loan industry since January 1989, first as President of a for-profit student loan secondary marketing facility located in Scottsdale, Arizona and currently as President of a non-profit student loan secondary marketing facility in Scottsdale, Arizona. Prior to his work in the student loan industry, Mr. Butterfield spent 15 years as an investment banker specializing in municipal finance. Mr. Butterfield is a director of Outdoor Systems, Inc. Union Financial Services-2, Inc. and Comprehensive Assistance in Student Lending Corporation. Mr. Butterfield received a Bachelor of Science degree in Business from Arizona State University.

         Ronald W. Page, Vice President, Treasurer, Secretary and Director. As Vice President, Treasurer and Secretary, Mr. Page is responsible for the financial operations and record keeping of the Issuer. Included in his responsibilities are financial planning and capital market operations. Mr. Page spent 20 years as an investment banker specializing in tax-exempt and taxable asset-backed finance, with a specialty in the securitization of student loans. Mr. Page is a director of Union Financial Services-2, Inc. Mr. Page received a Bachelor of Science degree in Business Administration from the University of Colorado, Boulder, Colorado, and a Masters of Public Administration in Public Policy Analysis from the American University, Washington, DC.

         Ross Wilcox, Director. Mr. Wilcox is the Chief Executive Officer of Union Bank and Trust Company and has been employed or affiliated with Union Bank and Trust Company for 30 years. Mr. Wilcox is the Chairman of the Board for Mills County State Bank and is on the Board of Directors for UNIPAC, Southeast Lincoln Insurance Agency and the Lincoln Chamber of Commerce.

         Dr. R. Paul Hoff, Director. Dr. Hoff is a medical doctor who practiced as a family physician in Seward, Nebraska for approximately 30 years, until his retirement. Dr. Hoff also serves as member of the Board of Directors of Packers Service Group, Inc. Dr. Hoff has been involved in a number of business enterprises over the years and currently owns and operates a retail antique store in Ennis, Montana.

        The Issuer's executive officers are elected annually by the Board of Directors and serve at the discretion of the Board. The Issuer's directors hold office until the next annual meeting of stockholders and until their successors have been duly elected and qualified.

        UFS provides certain administrative services to the Issuer in connection with the operation of the Issuer's Student Loan Purchase Program. UFS receives compensation for such services, but such payment will be made as approved by each Rating Agency and when funds are available therefore in the Operating Fund. Such approved compensation currently is 0.18% of the Issuer's outstanding assets per month or such other amount as may be specified in the related Prospectus Supplement. UFS also receives compensation from the Issuer for services provided in connection with structuring, negotiating and implementing the Issuer's financing programs. The amount of such fees paid to UFS, if any, in connection with issuance of the Offered Notes will be described in the applicable Prospectus Supplement.

                   THE ISSUER'S STUDENT LOAN PURCHASE PROGRAM

        The Issuer established its Student Loan Purchase Program in order to effectuate its general corporate purposes.

        In order to participate in the Student Loan Purchase Program, each lender must be an "eligible lender" under the Higher Education Act and be otherwise approved by the Issuer. An "eligible lender" under the Higher Education Act includes certain commercial banks, mutual savings banks, savings and loan associations, credit unions, insurance companies, pension funds, certain trust companies and educational institutions. Each eligible lender must also have entered into an agreement with an eligible Guarantee Agency for the guarantee of loans originated or acquired by such lender. In addition, each eligible lender must enter into a Student Loan Purchase Agreement with the Issuer, providing for the manner and terms of sale of Eligible Loans in the standard form prescribed by the Issuer from time to time for all lenders and providing for the manner and terms of repurchase of Student Loans by the Eligible Lender from the Issuer upon the failure of any warranty with respect to such Student Loan made by the Eligible Lender under such agreement. The Student Loan Purchase Agreement may be terminated by the Issuer on the terms and conditions stated therein.

The Issuer's Student Loan Purchase Agreement

        As of March 1, 1997, the Issuer had purchased approximately $542 million aggregate principal amount of Eligible Loans from Union Bank, as Seller with the proceeds of Prior Notes. The Issuer has entered into Student Loan Purchase Agreements with Union Bank with respect to such purchases. Pursuant to the Student Loan Purchase Agreements, the Seller is required to repurchase, at the request of the Issuer or the Trustee, any financed Eligible Loan purchased by the Issuer if, among other items, the Secretary or a Guarantee Agency refuses to honor all or a part of a claim filed with respect to a Financed Eligible Loan on account of any circumstance or event that occurred prior to the sale of such Financed Eligible Loan.

Servicing of Financed Eligible Loans

        The Issuer is required under the Act, the rules and regulations of the Guarantee Agency and the Indenture to use due diligence in the servicing and collection of Financed Eligible Loans and to use collection practices no less extensive and forceful than those generally in use among financial institutions with respect to other consumer debt.

        The Trustee is acting as "eligible lender" with respect to the Financed Eligible Loans as an accommodation to the Issuer and not for the benefit of any other party. Notwithstanding any responsibility that the Trustee may have to the Secretary of Education or any Guarantee Agency under the Act, the Trustee (until such time as the Trustee may become the owner of the Financed Eligible Loans following a default under the Indenture and the exercise of certain remedies provided therein) shall not have any responsibility for any action or inaction of the Trustee, the Issuer or any other party in connection with the Financed Eligible Loans and the documents, agreements, understandings and arrangements relating thereto.

The Servicing Agreements

        The Issuer has entered into a Second Amended and Restated Servicing Agreement with Union Bank dated as of December 18, 1998 (the "Servicing Agreement") which continues until the earlier of (i) termination of the Indenture, (ii) early termination after material default by Servicer as provided for in the Servicing Agreement, and (iii) the Financed Eligible Loans serviced under the Servicing Agreement are paid in full. Union Bank has entered into a subservicing agreement with UNIPAC Service Corporation, a Nebraska corporation ("UNIPAC"), and expects to enter into a subservicing agreement with InTuition, Inc. ("InTuition"), under which UNIPAC and InTuition, as Subservicers, assume substantially all of the duties of the Servicer under the Servicing Agreement for the term of the Servicing Agreement. The Issuer expects that InTuition will engage USA Group Loan Services, Inc. to provide servicing activities for certain of the Issuer's financed Eligible Loans, but InTuition will continue to be responsible to the Servicer for such servicing. The Subservicers will provide data processing and other assistance necessary in connection with the servicing of the Issuer's portfolio of Financed Eligible Loans acquired in connection with its Student Loan Purchase Program. In accordance with the subservicing agreements, the Subservicers will undertake to service the Issuer's Financed Eligible Loans as required by the Higher Education Act and the Guarantee Agencies. Under the terms of the Servicing Agreement, the Issuer will cause the Trustee to pay, from the Trust Estate and only to the extent moneys are available in the Revenue Fund established under the Indenture, to Union Bank servicing fees, and Union Bank, pursuant to the subservicing agreements, pays the Subservicers subservicing fees and certain expenses for the services which the Subservicers provide. In the event Union Bank no longer acts as the primary servicer of the Financed Eligible Loan portfolio, UNIPAC has agreed to service the Financed Eligible Loans under the terms of and pursuant to the Servicing Agreement.

        Under the terms of the Servicing Agreement, the Servicer may be obligated to pay the Issuer an amount equal to the outstanding principal balance plus all accrued interest and other fees due to the date of purchase of a Financed Eligible Loan if the Servicer causes such Financed Eligible Loan to be denied the benefit of any applicable guarantee and is unable to cause the reinstatement of such guarantee within twelve (12) months of denial by the applicable Guarantee Agency. Upon such payment, such Financed Eligible Loan shall be subrogated to the Servicer. In the event the Servicer cures any Financed Eligible Loan which has been subrogated to the Servicer, the Servicing Agreement provides that the Issuer shall pay an amount equal to the then outstanding principal balance plus all accrued interest due on such Financed Eligible Loan, less the amount subject to certain risk sharing provisions in the Act, whereupon the subrogation rights of the Servicer shall terminate.

        As may be specified with respect to a Series in the related Prospectus Supplement, another Servicer may be designated by the Issuer with respect to certain Financed Eligible Loans financed from the proceeds of any such Series. If so designated, the other Servicer and the servicing agreement with respect thereto will be described in such Prospectus Supplement. Any Servicer, other than Union Bank, shall be confirmed in writing by each Rating Agency. In addition, any servicing agreement with Union Bank other than the Servicing Agreement will be described in the related Prospectus Supplement.

UNIPAC

        UNIPAC began its education loan servicing operations on January 1, 1978, and provides education loan servicing, time sharing, administration and other services to lenders, secondary market purchasers and guarantee agencies throughout the United States. UNIPAC is a privately held corporation, owned primarily by Union Bank and Trust Company, Lincoln, Nebraska, with a minority ownership held by Packers Service Group, Inc., Lincoln, Nebraska. UNIPAC offers student loan servicing to lending institutions and secondary markets. UNIPAC's corporate headquarters is located in Aurora, Colorado, where UNIPAC employs approximately 737 people. In December 1989, UNIPAC opened a second servicing center in Lincoln, Nebraska, which employs approximately 271 people. In November, 1997, UNIPAC opened a third servicing center in St. Paul, Minnesota, which as of December 31, 1997, employed approximately 83 people. As of September 30, 1998, UNIPAC's servicing volume was approximately $8.8 billion for its full-service and secondary market clients.

        UNIPAC's due diligence schedule is conducted through automated letter generation. Telephone calls are made by an auto-dialer system. All functions are monitored by an internal quality control system to ensure their performance. Compliance training is provided on both centralized and unit level basis. In addition, UNIPAC has distinct compliance and internal auditing departments whose functions are to advise and coordinate compliance issues. In order to provide these services, UNIPAC has developed and maintains a computer mainframe and software system. See "Certain Relationships Among Financing Participants."

INTUITION

        InTuition's corporate headquarters is located in Jacksonville, Florida. It employed approximately 210 people in its student loan servicing operation on December 31, 1997. At that time InTuition serviced student loans having an aggregate principal balance of approximately $2 billion consisting of over 400,000 borrower accounts. InTuition provides student loan servicing for clients throughout the country under both timeshare and full-service agreements.

            DESCRIPTION OF THE FEDERAL FAMILY EDUCATION LOAN PROGRAM

The Federal Family Education Loan Program

        The Higher Education Act provides for a program of (a) direct federal insurance of student loans ("FISLP") and (b) reinsurance of student loans guaranteed or insured by a state agency or private non-profit corporation (collectively, "Federal Family Education Loans" and the "Federal Family Education Loan Program"). Several types of loans are currently authorized as Federal Family Education Loans pursuant to the Federal Family Education Loan Program. These include: (a) loans to students with respect to which the federal government makes interest payments available to reduce student interest cost during periods of enrollment ("Subsidized Federal Stafford Loans"); (b) loans to students with respect to which the federal government does not make such interest payments ("Unsubsidized Federal Stafford Loans" and, collectively with Subsidized Federal Stafford Loans, "Federal Stafford Loans"); (c) supplemental loans to parents of dependent students ("Federal PLUS Loans"); and (d) loans to fund payment and consolidation of certain of the borrower's obligations ("Federal Consolidation Loans"). Prior to July 1, 1994, the Federal Family Education Loan Program also included a separate type of loan to graduate and professional students and independent undergraduate students and, under certain circumstances, dependent undergraduate students, to supplement their Stafford Loans ("Federal Supplemental Loans for Students" or "Federal SLS Loans").

        This summary of the Federal Family Education Loan Program as established by the Higher Education Act does not purport to be comprehensive or definitive and is qualified in its entirety by reference to the text of the Higher Education Act and the regulations thereunder. Certain of the provisions of the Federal Family Education Loan Program described below have been subsequently modified by legislation signed by President Clinton on August 10, 1993 and December 20, 1993. See "-1993 Amendments to the Federal Family Education Loan Program" and "-Subsidized Federal Stafford Loans-Principal and Interest" below.

Subsidized Federal Stafford Loans

        The Higher Education Act provides for federal (a) insurance or reinsurance of eligible Subsidized Federal Stafford Loans, (b) interest subsidy payments to eligible lenders with respect to certain eligible Subsidized Federal Stafford Loans, and (c) special allowance payments representing an additional subsidy paid by the Secretary of Education to such holders of eligible Subsidized Federal Stafford Loans.

        Subsidized Federal Stafford Loans are eligible for reinsurance under the Higher Education Act if the eligible student to whom the loan is made has been accepted or is enrolled in good standing at an eligible institution of higher education or vocational school and is carrying at least one-half the normal full-time workload at that institution. In connection with eligible Subsidized Federal Stafford Loans there are limits as to the maximum amount which may be borrowed for an academic year and in the aggregate for both undergraduate and graduate/professional study. Both aggregate limitations exclude loans made under the Federal SLS and Federal PLUS Programs. The Secretary of Education has discretion to raise these limits to accommodate students undertaking specialized training requiring exceptionally high costs of education.

        Subject to these limits, Subsidized Federal Stafford Loans are available to borrowers in amounts not exceeding their unmet need for financing as provided in the Higher Education Act. Provisions addressing the implementation of needs analysis and the relationship between unmet need for financing and the availability of Subsidized Federal Stafford Loan Program funding have been the subject of frequent and extensive amendment in recent years. There can be no assurance that further amendment to such provisions will not materially affect the availability of Subsidized Federal Stafford Loan funding to borrowers or the availability of Subsidized Federal Stafford Loans for secondary market acquisition.

        Qualified Student. Generally, a loan may be made only to a United States citizen or national or otherwise eligible individual under federal regulations who (a) has been accepted for enrollment or is enrolled and is maintaining satisfactory progress at an eligible institution, (b) is carrying at least one-half of the normal full-time academic workload for the course of study the student is pursuing, as determined by such institution, (c) has agreed to notify promptly the holder of the loan of any address change, and (d) meets the applicable "needs" requirements. Eligible institutions include higher educational institutions and vocational schools that comply with certain federal regulations. Each loan is to be evidenced by an unsecured note.

        Principal and Interest. Subsidized Federal Stafford Loans may bear interest at a rate not in excess of 7% per annum if made to a borrower to cover costs of instruction for any period beginning prior to January 1, 1981 or, subsequent to such date, if made to a borrower who, upon entering into a note for a loan, has outstanding student loans under the Federal Family Education Loan Program for which the interest rates do not exceed 7%. Subsidized Federal Stafford Loans made to new borrowers for periods of instruction between January 1, 1981 and July 13, 1983 bear interest at a rate of 9% per annum and for periods of instruction beginning on or after July 13, 1983 the rate for new borrowers is 8% per annum. Further, loans to first-time borrowers for periods of enrollment beginning on or after July 1, 1988, made pursuant to Section 427A of the Higher Education Act ("427A Loans"), bear interest at rates of 8% per annum from disbursement through four years after repayment commences and 10% per annum thereafter, subject to a provision (the so-called "rebate") requiring annual discharge of principal to the extent, in excess of $50, that the sum of quarterly calculations of the amount by which interest calculated at the rate of 10% per annum exceeds the amount which would result from application of a rate equivalent to the annual average T-bill rate plus 3.25%. For new loans made to all existing borrowers after July 23, 1992 and for loans made to all new borrowers after July 23, 1992 but prior to October 1, 1992, the provision that requires annual rebate is effective immediately, the rate with which the quarterly calculation of interest is compared is equivalent to the annual average 91-day Treasury bill bond equivalent rate plus 3.10%, and any rebate with respect to a loan for a period during which the Secretary of Education is making interest subsidy payments must be credited to the Secretary of Education.

        The Higher Education Technical Amendments of 1993, enacted December 20, 1993 (P.L. 103-208) (the "1993 Technical Amendments") changed the excess interest rebate provisions of the Higher Education Act applicable to the Federal Stafford Loans described in the preceding paragraph which were previously subject to such rebate requirements. Holders of all such loans previously subject to rebates were required to convert the fixed rates on such loans to annual variable rates by January 1, 1995 in most cases (loans with an initial rate of 8% which increase to 10% after four years of repayment ("8/10% loans") must convert by January 1, 1995 or the date of increase to 10%, whichever is later). The converted loans will not thereafter be subject to the rebate requirements. At the time of conversion the holder of the loan also must retroactively convert the fixed interest rate for periods prior to the conversion to a quarterly variable rate. In all cases the new variable rate cannot exceed the originally stated fixed rate. The new annual variable rate for 8/10% loans made prior to July 23, 1992 and to new borrowers between July 23, 1992 and October 1, 1992 are the bond equivalent rate of the 91-day Treasury bills auctioned at the final auction prior to each June 1, plus 3.25%. The annual variable rate for 8/10% loans and other fixed rate loans made to existing borrowers between July 23, 1992 and October 1, 1992 are the bond equivalent rate of the 91-day Treasury bills auctioned at the final auction prior to each June 1, plus 3.10%. The retroactive quarterly variable rates for periods prior to conversion is the average of the bond equivalent rates of the 91-day Treasury bills auctioned for the preceding three months plus 3.25% (in the case of 8/10% loans described in the second preceding sentence) or 3.10% (in the case of loans described in the preceding sentence).

        Subsidized Federal Stafford Loans initially disbursed on or after October 1, 1992 to new borrowers as of that date, and subsequent loans to such borrowers, bear a variable rate of interest, subject to annual reset. The effective interest rate thereon would equal 3.10% over the average of the bond equivalent rate of 91-day Treasury bills auctioned during a particular fiscal year not to exceed 9%. The 1993 Amendments (as described below) made certain changes to the interest rates on student loans to be originated in the future. The interest rates on Subsidized Federal Stafford Loans made to new borrowers as of July 1, 1994 will be the 91-day T-bill rate plus 3.1%, not to exceed 8.25%. The interest rates on these programs for loans made on or after July 1, 1995 prior to repayment and during any grace period will be the 91-day T-bill plus 2.5%, not to exceed 8.25%. The interest rate on Subsidized Federal Stafford Loans and Unsubsidized Federal Stafford Loans made to new borrowers on or after July 1, 1998, will be the bond equivalent rate of the U.S. Treasury security with a comparable maturity as established by the Secretary of Education plus 1%, not to exceed 8.25%.

        The Higher Education Act requires that loans in excess of $1,000 made to cover enrollment periods longer than six months be disbursed by eligible lenders in at least two separate disbursements. Prior to January 1, 1987, the maximum amount of the loan for an academic year could not exceed $2,500 for undergraduate study and $5,000 for graduate or professional study, subject to an aggregate limit of $12,500 for undergraduate study and up to $25,000 for graduate and professional study, inclusive of loans for undergraduate study. Since January 1, 1987, undergraduates have been able to borrow up to $2,625 annually through the completion of the second year of instruction and $4,000 annually through the remainder of undergraduate study. Subsidized Federal Stafford Loans are subject to an aggregate limit of $17,250 for undergraduate study, while graduate or professional students, who may borrow up to $7,500 annually, are subject to an aggregate limit of $54,750, inclusive of loans for undergraduate study. After July 1, 1993, the maximum amount of a Subsidized Federal Stafford Loan for an academic year cannot exceed $2,625 for the first year of undergraduate study, $3,500 for the second year of undergraduate study and $5,500 for the remainder of undergraduate study. The aggregate limit for undergraduate study is $23,000. The maximum amount of the loans for an academic year for graduate students is $8,500. In either case, the Secretary of Education has discretion to raise these limits by regulation to accommodate highly specialized or exceptionally expensive courses of study.

        Repayment. Repayment of principal on a Subsidized Federal Stafford Loan does not commence while a student remains a qualified student, but generally begins upon expiration of the applicable Grace Period, as described below. Such Grace Periods may be waived by borrowers. In general, each loan must be scheduled for repayment over a period of not more than ten years after the commencement of repayment. The Higher Education Act currently requires minimum annual payments of $600, including principal and interest, unless the borrower and the lender agree to lesser payments; in instances in which a borrower and spouse both have such loans outstanding, the total combined payments for such a couple may not be less than $600 per year.

        Grace Period, Deferment Periods, Forbearance. Repayment of principal of a Subsidized Federal Stafford Loan must generally commence following a period of
(a) not less than 9 months or more than 12 months (with respect to loans for which the applicable interest rate is 7% per annum) and (b) not more than 6 months (with respect to loans for which the applicable interest rate is 9% per annum or 8% per annum and for loans to first time borrowers on or after July 1,
1988) after the student borrower ceases to pursue at least a half-time course of study (a "Grace Period"). However, during certain other periods and subject to certain conditions, no principal repayments need be made, including periods when the borrower has returned to an eligible educational institution on a half-time basis or is pursuing studies pursuant to an approved graduate fellowship program, is a member of the Armed Forces or a volunteer under the Peace Corps Act or the Domestic Volunteer Service Act of 1973, or is temporarily totally disabled or is unable to secure employment by reason of the care required by a dependent who is so disabled ("Deferment Periods"). Other Deferment Periods include periods of unemployment and qualified internships. The lender may also allow periods of forbearance during which the borrower may defer principal payments because of temporary financial hardship.

        Interest Subsidy Payments. The Secretary of Education pays interest on Subsidized Federal Stafford Loans while the student is a qualified student, during a Grace Period or during certain Deferment Periods. The Secretary of Education makes interest subsidy payments to the owner of Subsidized Federal Stafford Loans in the amount of interest accruing on the unpaid balance thereof prior to the commencement of repayment or during any Deferment Period. The Higher Education Act provides that the owner of an eligible Subsidized Federal Stafford Loan shall be deemed to have a contractual right against the United States to receive interest subsidy payments in accordance with its provisions.

Unsubsidized Federal Stafford Loans

        The 1992 Amendments (defined below) created the Unsubsidized Federal Stafford Loan Program designed for students who do not qualify for Subsidized Federal Stafford Loans due to parental and/or student income and assets in excess of permitted amounts. In other respects, the general requirements for Unsubsidized Federal Stafford Loans are essentially the same as those for Subsidized Federal Stafford Loans. The interest rate, the annual loan limits and the special allowance payment provisions of the Unsubsidized Federal Stafford Loans are the same as the Subsidized Federal Stafford Loans. However, the terms of the Unsubsidized Federal Stafford Loans differ materially from Subsidized Federal Stafford Loans in that the federal government will not make interest subsidy payments and the loan limitations are determined without respect to the expected family contribution. The borrower will be required to pay interest from the time such loan is disbursed or capitalize the interest until repayment begins. The authority for offering Unsubsidized Federal Stafford Loans became effective for periods of enrollment beginning on or after October 1, 1992.

        The 1993 Amendments made certain changes to the interest rates on student loans to be originated in the future. The interest rates on Unsubsidized Federal Stafford Loans made to new borrowers as of July 1, 1994 are the 91-day T-bill rate plus 3.10%, not to exceed 8.25%. The interest rates on these programs for loans made on or after July 1, 1995 prior to repayment and during any grace period are the 91-day T-bill rate plus 2.50%, not to exceed 8.25%. The interest rate on Unsubsidized Federal Stafford Loans made on or after July 1, 1998 will be the bond equivalent rate of the security with a comparable maturity as established by the Secretary of Education plus 1.0%, not to exceed 8.25%.

Special Allowance Payments

        The Higher Education Act provides for special allowance payments to be made by the Secretary of Education to eligible lenders. The rates for special allowance payments are based on formulas that differ according to the type of loan (Federal Stafford or Federal PLUS and Federal SLS), the date the loan was originally made or insured and the type of funds used to finance such loan (tax-exempt or taxable). The effective formulas for special allowance payment rates for Subsidized Federal Stafford Loans to borrowers whose first loans were disbursed prior to July 23, 1992 and were acquired or originated with the proceeds of tax-exempt obligations are set forth in the following table. This formula has been changed by the 1993 Amendments, as hereinafter described, for loans acquired or funded with proceeds of tax-exempt obligations originally issued after September 30, 1993.

                       Annualized SAP Rate/           Annualized SAP Rate/
       Interest          Pre-October 1980               Post-October 1980
     Rate on Loan            Loans(1)                  Tax-Exempt Loans(1)
-------------------- ------------------------ -------------------------------
           7%            T-Bill - 3.5%        (T-Bill-3.5%)/2: minimum 2.5%
           8%            T-Bill - 4.5%        (T-Bill-4.5%)/2: minimum 1.5%
           9%            T-Bill - 5.5%        (T-Bill-5.50%)/2: minimum 0.5%

----------------
(1) "T-Bill," as used in this table, means the average 13-week Treasury bill rate calculated as a "bond equivalent rate" in the manner applied by the Secretary of Education as referred to in Section 438 of the Higher Education Act.
------------------------------------------------------------------------------

        As noted in the foregoing table, there are minimum special allowance payment rates for Subsidized Federal Stafford Loans acquired with proceeds of tax-exempt obligations made on and after October 1, 1980, except for 427A Loans (while bearing interest at 10%), which rates effectively ensure an overall minimum return of 9.5% on such Subsidized Federal Stafford Loans. However, loans acquired with the proceeds of tax-exempt obligations originally issued after September 30, 1993 will no longer be assured of a minimum special allowance payment. In addition, the formula will be the same as for loans acquired with taxable proceeds (i.e., the full, rather than half, special allowance payment rate). The formula for special allowance payment rates for Federal PLUS and Federal SLS Loans is similar to that for the Subsidized Federal Stafford Loans except that no such payments are made until the rate on the Federal PLUS or Federal SLS Loan exceeds a certain rate per annum according to the type of loan and based on when the loan was first disbursed. In order to be eligible for special allowance payments, the rate on PLUS Loans first disbursed on or after October 1, 1992 must exceed 10% and for SLS Loans first disbursed on or after October 1, 1992 the rate must exceed 11%. The rate of special allowance payments for Subsidized Federal Stafford Loans first disbursed on or after October 1, 1992 is based on the bond equivalent 91-day Treasury bill rate plus 3.1%. The special allowance payment rates applicable to Federal Consolidation Loans are determined in the same manner as Subsidized Federal Stafford Loans made on or after October 1, 1980.

Federal PLUS and Federal SLS Loan Programs

        The Higher Education Act authorizes Federal PLUS Loans to be made to parents of eligible dependent students and Federal SLS Loans to be made to certain categories of students. Only parents who do not have an adverse credit history are eligible for Federal PLUS Loans that have a first disbursement date on or after July 1, 1993. The basic provisions applicable to Federal PLUS and Federal SLS Loans are similar to those of Subsidized Federal Stafford Loans with respect to the involvement of guarantee agencies and the Secretary of Education in providing federal reinsurance on the loans. However, Federal PLUS and Federal SLS Loans differ significantly from Subsidized Federal Stafford Loans, particularly because federal interest subsidy payments are not available under the Federal PLUS and Federal SLS Programs and special allowance payments are more restricted.

        Federal SLS Loan limits for loans disbursed on or after July 1, 1993 are dependent on the class year of the student and the length of the academic year. The annual loan limit for Federal SLS Loans first disbursed on or after July 1, 1993 ranges from $4,000 for first and second year undergraduate borrowers to $10,000 for graduate borrowers, with a maximum aggregate amount of $23,000 for undergraduate borrowers and $73,000 for graduate and professional borrowers. The only limit on the annual and aggregate amounts of Federal PLUS Loans first disbursed on or after July 1, 1993 is the student's unmet financial need. Federal PLUS and Federal SLS Loans disbursed prior to July 1, 1993 are limited to $4,000 per academic year with a maximum aggregate amount of $20,000. Prior to October 17, 1986, the applicable loan limits were $3,000 per academic year with a maximum aggregate amount of $15,000. Federal PLUS and Federal SLS Loans are also limited, generally, to the cost of attendance minus other financial aid for which the student is eligible.

        The applicable interest rate depends upon the date of issuance of the loan and the period of enrollment for which the loan is to apply. For Federal PLUS Loans issued on or after October 1, 1981, but for periods of educational enrollment beginning prior to July 1, 1987, the applicable rate of interest is either 12% or 14% per annum. A variable interest rate applies to Federal PLUS and Federal SLS Loans made and disbursed on or after July 1, 1987 but prior to October 1, 1992. The rate is determined on the basis of any 12-month period beginning on July 1 and ending on the following June 30, such that the rate shall be the bond equivalent rate of 52-week Treasury bills auctioned at the final auction held prior to the June 1 preceding the applicable 12-month period, plus 3.25%, with a maximum rate of 12% per annum. Special allowance payments are available on variable rate Federal PLUS and Federal SLS Loans disbursed on or after July 1, 1987 but prior to October 1, 1992 only if the rate determined by the formula above would exceed 12%. The variable interest rate for Federal PLUS and Federal SLS Loans first disbursed on or after October 1, 1992 is based on the same 12-month period as Federal PLUS and Federal SLS Loans disbursed prior to October 1, 1992, except that 3.10% shall be added to the bond equivalent rate of 52-week Treasury bills auctioned prior to the applicable period, with a maximum rate of 11% per annum for Federal SLS Loans, and a maximum rate of 10% per annum for Federal PLUS Loans. Special allowance payments are available on variable rate Federal SLS and Federal PLUS Loans disbursed on or after October 1, 1992 only if the rate determined by the formula in the preceding sentence exceeds 11% per annum for Federal SLS Loans and 10% for Federal PLUS Loans.

        The 1993 Amendments made certain changes to the interest rates on student loans to be originated in the future. The interest rate on the Federal PLUS Loans made on or after July 1, 1994 shall be the 52-week T-bill rate plus 3.10%, not to exceed 9%. Federal PLUS Loans made on or after July 1, 1998 shall have an interest rate of the bond equivalent rate of the security with a comparable maturity as established by the Secretary of Education, plus 2.10%, not to exceed 9%.

        The 1992 Amendments provide Federal SLS Loan borrowers the option to defer commencement of repayment of principal until the commencement of repayment of Federal Stafford Loans. Otherwise, repayment of principal of Federal PLUS and Federal SLS Loans is required to commence no later than 60 days after the date of disbursement of such loan, subject to certain deferral provisions. The deferral provisions which apply are more limited than those which apply to Stafford Loans. In addition, a parent borrower may defer principal payments for periods during which the borrower has a dependent student for whom the parent borrowed a Federal PLUS Loan, if such student is engaged in a qualifying educational program, graduate fellowship program or rehabilitation training program.

        Repayment of interest, however, may be deferred only during certain periods of educational enrollments specified under the Higher Education Act. Further, whereas federal interest subsidy payments are not available for such deferments, the Higher Education Act provides an opportunity for the capitalization of interest during such periods upon agreement of the lender and borrower. Amounts borrowed to capitalize interest do not count against the $4,000 annual loan limit.

        A borrower may refinance all outstanding Federal PLUS Loans under a single repayment schedule for principal and interest. The interest rate of such refinanced loan shall be the weighted average of the rates of all loans being refinanced. A second type of refinancing enables an eligible lender to reissue a Federal PLUS Loan which was initially originated at a fixed rate prior to July 1, 1987 in order to permit the borrower to obtain the variable interest rate available on Federal PLUS Loans on and after July 1, 1987. If a lender is unwilling to refinance the original Federal PLUS Loan, the borrower may obtain a loan from another lender for the purpose of discharging the loan and obtaining a variable interest rate.

        Commencing July 1, 1994, the Federal SLS Loan Program has been replaced by the Unsubsidized Stafford Loan Program with annual loan limits in the merged program equal to the combined limits of the two programs prior to the merger.

The Federal Consolidation Loan Program

        The Higher Education Act authorizes a program under which certain borrowers may consolidate their various student loans into a single loan insured and reinsured on a basis similar to Subsidized Federal Stafford Loans. Federal Consolidation Loans may be made in an amount sufficient to pay outstanding principal, unpaid interest and late charges on certain federally insured or reinsured student loans incurred under and pursuant to the Federal Family Education Loan Program (other than Federal PLUS Loans made to "parent borrowers") selected by the borrower, as well as loans made pursuant to the Perkins (formally "National Direct Student Loan") and Health Professional
Student Loan Programs. These loans, for applications received on or after January 1, 1993, are available only to borrowers who have aggregate outstanding student loan balances of at least $7,500, and for applications received before January 1, 1993, are available only to borrowers who have aggregate outstanding student loan balances of at least $5,000. The borrowers may be either in repayment status or in a grace period preceding repayment and, for applications received prior to January 1, 1993, the borrower must not be delinquent by more than 90 days on any loan payment; for applications received on or after January 1, 1993 delinquent or defaulted borrowers are eligible to obtain Federal Consolidation Loans if they agree to re-enter repayment through loan consolidation. For applications received on or after January 1, 1993, borrowers may add additional loans to a Federal Consolidation Loan during the 180-day period following origination of the Federal Consolidation Loan. Further, a married couple whose application is received on or after January 1, 1993 and who agree to be jointly and severally liable will be treated as one borrower for purposes of loan consolidation eligibility. A Federal Consolidation Loan will be federally insured or reinsured only if such loan is made in compliance with requirements of the Higher Education Act.

        Federal Consolidation Loans made prior to July 1, 1994 bear interest at a rate which equals the weighted average of interest rates on the unpaid principal balance of outstanding loans, rounded to the nearest whole percent, with a minimum rate of 9%. Interest on Federal Consolidation Loans accrues and, for applications received prior to January 1, 1993, is to be paid without deferral. Borrowers may defer periodic payments of principal under certain circumstances that are more limited than those applicable to the loans being refinanced. Deferral of principal repayments is authorized for periods similar to those for Subsidized Federal Stafford Loans. Borrowers may elect to accelerate principal payments without penalty. The rate for special allowance payments for Federal Consolidation Loans financed with tax-exempt funds is determined in the same manner as for Subsidized Federal Stafford Loans made on or after October 1, 1980. See "-Special Allowance Payments" above. Further, no insurance premium may be charged to a borrower and no insurance premium may be charged by a lender in connection with a Federal Consolidation Loan. However, a fee may be charged to a lender by the guarantor to cover the costs of increased or extended liability with respect to a Federal Consolidation Loan.

        Repayment of Federal Consolidation Loans begins 60 days after discharge of all prior loans which are consolidated. Federal interest subsidy payments generally are not available with respect to Federal Consolidation Loans.
Repayment schedules include, for applications received on or after January 1, 1993, the establishment of graduated and income sensitive repayment plans, subject to certain limits applicable to the sum of the Federal Consolidation Loan and the amount of the borrower's other eligible student loans outstanding. The lender may at its option include such graduated and income sensitive repayment plans for applications received prior to that date. Generally, the repayment shall be made over periods no shorter than ten but not more than 25 years in length. For consolidation loans made after July 1, 1994, the maximum maturity schedule is thirty years for Federal Consolidation Loans of $60,000 or more.

Federal Insurance and
Reimbursement of Guarantee Agencies

        A Federal Family Education Loan is considered to be in default for purposes of the Higher Education Act when the borrower fails to make an installment payment when due, or to comply with other terms of the loan, and if the failure persists for 180 days in the case of a loan repayable in monthly installments or for 240 days in the case of a loan repayable in less frequent installments.

        If the loan in default is covered by federal loan insurance in accordance with the provisions of the Higher Education Act, the Secretary of Education is to pay the holder the amount of the loss sustained thereby, upon notice and determination of such amount, within 90 days of such notification subject to reduction as described in the following paragraphs.

        The Higher Education Act provides that, subject to compliance with such Act, the full faith and credit of the United States is pledged to the payment of insurance claims and such Act guarantees reimbursements are not subject to reduction. It further provides that guarantee agencies shall be deemed to have a contractual right against the United States to receive reimbursement in accordance with its provisions. In addition, the 1992 Amendments provide that if a guarantor is unable to meet its insurance obligations, holders of loans may submit insurance claims directly to the Secretary until such time as the obligations are transferred to a new guarantor capable of meeting such obligations or until a successor guarantor assumes such obligations. Federal reimbursement and insurance payments for defaulted loans are paid from the Student Loan Insurance Fund established under the Higher Education Act. The Secretary of Education is authorized, to the extent provided in advance by appropriations acts, to issue obligations to the Secretary of the Treasury to provide funds to make such federal payments.

        Loans Initially Disbursed Prior to October 1, 1993. If the loan is guaranteed by a guarantee agency, the eligible lender is reimbursed by the guarantee agency for 100% of the unpaid principal balance of the loan plus accrued unpaid interest on any loan defaulted so long as the eligible lender has properly serviced such loan. Under the Higher Education Act, the Secretary of Education enters into a guarantee agreement and an annually renewable supplemental guarantee agreement with a guarantee agency which provides for federal reimbursement for amounts paid to eligible lenders by the guarantor with respect to defaulted loans.

        Pursuant to such agreements, the Secretary of Education is to reimburse a guarantee agency for 100% of the amounts expended in connection with a claim resulting from the death, bankruptcy or total and permanent disability of a borrower, the death of a student whose parent is the borrower of a Federal PLUS Loan, or claims by borrowers who received loans on or after January 1, 1986 and who are unable to complete the programs in which they are enrolled due to school closure or borrowers whose borrowing eligibility was falsely certified by the eligible institution. Such claims are not included in calculating a guarantor's claims rate experience for federal reimbursement purposes. The Secretary of Education is also required to repay the unpaid balance of any loan if collection is stayed under the Bankruptcy Code and is authorized to acquire the loans of borrowers who are at high risk of default and who request an alternative repayment option from the Secretary of Education. Further, the Secretary of Education is to reimburse a guarantee agency for any amounts paid to satisfy claims not resulting from death, bankruptcy, or disability subject to reduction as described in the following paragraphs.

        The amount of such insurance or reimbursement payment is subject to reduction based upon the annual claim rate of the guarantee agency calculated to equal the amount of federal reimbursement as a percentage of the original principal amount of originated or guaranteed loans in repayment on the last day of the prior fiscal year. The formula used for loans initially disbursed prior to October 1, 1993 is summarized below:

Claims Rate                                  Federal Payment
---------------------------------- -------------------------------------------
0% up to 5%                        100%

5% up to 9%                        100% of claims up to 5%;
                                   90% of claims 5% and over

9% and over                        100% of claims up to 5%;
                                   90% of claims 5% and over, up to 9%;
                                   80% of claims 9% and over

        The claims experience is not accumulated from year to year, but is determined solely on the basis of claims in any one federal fiscal year compared with the original principal amount of loans in repayment at the beginning of that year.

        Loans Initially Disbursed on or After October 1, 1993. The 1993 Amendments reduce the reimbursement amounts described above (effective for loans initially disbursed on or after October 1, 1993) as follows: 100% reimbursement is reduced to 98%, 90% reimbursement is reduced to 88%, and 80% reimbursement is reduced to 78%, subject to certain limited exceptions.

Reimbursement

        The original principal amount of loans guaranteed by a guarantee agency which are in repayment for purposes of computing reimbursement payments to a guarantee agency means the original principal amount of all loans guaranteed by a guarantee agency less: (a) guarantee payments on such loans, (b) the original principal amount of such loans that have been fully repaid, and (c) the original amount of such loans for which the first principal installment payment has not become due. Guarantee agencies with default rates below 5% are required to pay the Secretary of Education annual fees equivalent to 0.51% of new loans guaranteed, while all other such agencies must pay a 0.5% fee.

        In addition, the Secretary of Education may withhold reimbursement payments if a guarantee agency makes a material misrepresentation or fails to comply with the terms of its agreements with the Secretary of Education or applicable federal law. A supplemental guarantee agreement is subject to annual renegotiation and to termination for cause by the Secretary of Education. The Issuer has no knowledge that any aforementioned supplemental guarantee agreement will not be renegotiated on the same terms as are currently in effect.

        Under the guarantee agreements and the supplemental guarantee agreements, if a payment on a Federal Family Education Loan guaranteed by a guarantee agency is received after reimbursement by the Secretary of Education, the guarantee agency is entitled to receive an equitable share of the payment.

        Any originator of any student loan guaranteed by a guarantee agency is required to discount from the proceeds of the loan at the time of disbursement, and pay to the guarantee agency, an insurance premium which may not exceed that permitted under the Higher Education Act.

        The Issuer (or any other holder of a loan) is required to exercise due care and diligence in the servicing of the loan and to utilize practices which are at least as extensive and forceful as those utilized by financial institutions in the collection of other consumer loans. If a guarantee agency has probable cause to believe that the holder has made misrepresentations or failed to comply with the terms of its agreement for guarantee, the guarantee agency may take reasonable action including withholding payments or requiring reimbursement of funds. The guarantee agency may also terminate the agreement for cause upon notice and hearing.

The Guarantee Agreement

        Pursuant to most typical agreements for guarantee between a guarantee agency and the originator of the loan, any eligible holder of a loan insured by such a guarantee agency is entitled to reimbursement from such guarantee agency of any proven loss incurred by the holder of the loan resulting from default, death, permanent and total disability or bankruptcy of the student borrower at the rate of 100% of such loss (or, subject to certain limitations, 98% for loans in default made on or after October 1, 1993). Guarantee agencies generally deem default to mean a student borrower's failure to make an installment payment when due or to comply with other terms of a note or agreement under circumstances in which the holder of the loan may reasonably conclude that the student borrower no longer intends to honor the repayment obligation and for which the failure persists for 180 days in the case of a loan payable in monthly installments or for 240 days in the case of a loan payable in less frequent installments. When a loan becomes from 60 to 90 days past due, the holder is required to request preclaims assistance from the applicable guarantee agency in order to attempt to cure the delinquency. When a loan becomes 150 days past due, the holder is required to make a final demand for payment of the loan by the borrower and to submit a claim for reimbursement to the applicable guarantee agency. The holder is required to continue collection efforts until the loan is 180 days past due. At the time of payment of insurance benefits, the holder must assign to the applicable guarantee agency all rights accruing to the holder under the note evidencing the loan. The Higher Education Act prohibits a guarantee agency from filing a claim for reimbursement with respect to losses prior to 270 days after the loan becomes delinquent with respect to any installment thereon.

        If a student who has received any loan directly insured by the Secretary of Education dies, becomes totally and permanently disabled or is discharged in bankruptcy, the Secretary is required to discharge the borrower's liability on the loan by repaying the amount owed.

Higher Education Amendments of 1992

        The 1992 Amendments reauthorized the Higher Education Act and made certain amendments thereto. The following text describes some of the amendments to the Higher Education Act contained in the 1992 Amendments, but does not purport to be a complete description of those amendments, to which reference is made for full and complete statements of their respective provisions.

        The 1992 Amendments adopted several provisions that affect loan terms, which are described in part above. These include, among others, provisions to grant new borrowers (with respect to loans for which the first disbursement is on or after July 1, 1993) the right to receive income-sensitive repayment schedules. In cases where the borrowers have indicated a willingness to pay, but have demonstrated an inability to do so, the 1992 Amendments entitle them to forbearance, on and after October 1, 1992. The 1992 Amendments also provide that in-school interest and special allowance payments to lenders shall be made only with respect to loans that have been consummated by the borrower.

        In addition, the 1992 Amendments include provisions regarding the relationship between the Secretary of Education and the various guarantee agencies. These include, but are not limited to, a requirement that the Secretary of Education promulgate regulations to standardize forms and practices used by guarantee agencies; a requirement that the Secretary of Education work with guarantee agencies to develop criteria regarding assignment of loans to the Secretary of Education; a requirement for annual submissions to, and evaluations by, the Secretary of Education of financial information concerning each guarantee agency; a provision for the establishment by the Secretary of standards pursuant to which certain guarantee agencies would be required to submit management plans to the Secretary of Education; a provision authorizing the Secretary of Education to, among other things, revoke a guarantee agency's reinsurance contract if it does not submit a satisfactory management plan or if the Secretary of Education determines the guarantee agency to be financially nonviable; and a provision that makes the Secretary of Education responsible for the payment of obligations of insolvent guarantee agencies. The 1992 Amendments also require that officers and employees of guarantee agencies and other participants in the Higher Education Act's program (such as lenders, secondary markets and servicers) report to the Secretary of Education regarding financial interests they may have in other participants in the Higher Education Act's program. The foregoing provisions of the 1992 Amendments were generally effective on the date of enactment, July 23, 1992, subject to rulemaking procedures.

        The 1992 Amendments also established a direct lending demonstration program which would not have involved banks, secondary markets, or guarantee agencies. This program was to cover the period of July 1, 1994 through June 30, 1998. The direct loan demonstration program was to include educational institutions which were representative of the Higher Education Act's program participants and which were to be selected by the Secretary of Education first, from among those institutions expressing an interest in participating and second, from those institutions selected by the Secretary of Education as necessary to complete the sample, with an opportunity for such institutions to decline to participate. Selected institutions may be required to participate either in the demonstration program or the Act's program, but not both. Institutions comprising more than 15% of the annual loan volume of any one guarantee agency will not be selected. The 1993 Amendments, described below, made substantial revisions to the direct lending program established by the 1992 Amendments. Certain of the 1992 Amendments require promulgation of regulations by the Secretary of Education.

1993 Amendments to the
Federal Family Education Loan Program

        On August 10, 1993, President Clinton signed into law the Omnibus Budget Reconciliation Act of 1993, including Title IV of the Omnibus Budget Reconciliation Act of 1993 and the Student Loan Reform Act of 1993 (the "1993 Amendments"). The summary of the 1993 Amendments contained herein does not purport to be complete or comprehensive.

        The 1993 Amendments provided for substantial changes to the current student loan programs under the Federal Family Education Loan Program (the "FFEL Program") and the Federal Direct Loan Demonstration program of the Higher Education Act. Except as stated herein and in the 1993 Amendments, these changes were effective on the date of enactment of the 1993 Amendments into law.

         Terms and Conditions. Several terms and conditions of the current FFEL Program were changed as follows:

        With respect to loans initially disbursed on or after October 1, 1993, a lender is entitled to receive from a guarantor 98% (reduced from 100%) of the unpaid principal of defaulted loans (except with respect to loans made by a lender-of-last-resort).

        The effective floor rate of return of 9.5% available to holders of loans made or purchased with funds obtained by the holder from the issuance of tax exempt obligations, were eliminated for such obligations which were issued on or after October 1, 1993. The special allowance payments payable with respect to eligible loans acquired or funded with the proceeds of tax-exempt obligations issued after September 30, 1993 are the full special allowance payments paid to other lenders.

        With respect to loans initially disbursed on or after October 1, 1993, the Secretary of Education is required to reduce the interest subsidy and any special allowance payment to any holder of a loan by a loan fee equal to 0.50% of the principal amount of the loan.

        Each holder of a Federal Consolidation Loan for which the first disbursement is made on or after October 1, 1993, shall pay to the Secretary of Education a monthly rebate fee calculated on an annual basis equal to 1.05% of the principal plus accrued unpaid interest on such loan.

        Guarantee agency retention on collections was reduced to 27% from 30%. A one-time lender-paid user fee of 0.5% on new loan volume has been imposed. Guarantee agency reinsurance reimbursement will be reduced from 100% to 98%, 90% to 88% and 80% to 78% of the amount expended by it in the discharge of its insurance obligation. Loans made under a lender-of-last-resort program and under an agreement resulting from guarantee agency insolvency are exempt from these reductions.

        General. Under the Federal Direct Student Loan Program (the "FDSL Program") established by the 1993 Amendments, a variety of student loans, including loans for parents of students, may be obtained directly from the student's institution of higher education ("IHE") or through an alternative originator designated by the Secretary of Education, without application to an outside lender. Loans made under the FDSL Program are funded and owned by the Secretary of Education. The FDSL Program will provide for a variety of repayment plans from which borrowers may choose, including repayment plans based on income.

        Direct Loans. The 1993 Amendments provided that, unless otherwise specified, loans made to borrowers under the FDSL Program have the same terms, conditions, and are available in the same amounts as loans made to borrowers for Subsidized Federal Stafford Loans, Federal PLUS Loans and Unsubsidized Federal Stafford Loans. The FDSL Program loans are known respectively as Federal Direct Stafford Loans, Federal Direct PLUS Loans and Federal Direct Unsubsidized Stafford Loans.

        Guarantee Agencies. The 1993 Amendments also provide that a guarantee agency's assets are dedicated to the loan programs and may not be used for unauthorized purposes. Thus, the 1993 Amendments add to the guarantee agency reserve provisions in the Higher Education Act what the 1993 Amendments describe as a "clarification" that, notwithstanding any other provision of law, the reserve funds of the guarantee agencies, and any assets purchased with these reserve funds, regardless of who holds or controls the reserves or assets, are the property of the United States, to be used in the operation of the FFEL Program or the FDSL Program. These reserves are required to be maintained by each guarantee agency to pay program expenses and contingent liabilities, as authorized by the Secretary of Education. The 1993 Amendments further provided that the Secretary of Education is prohibited from requiring the return of all of a guarantee agency's reserve funds unless the Secretary of Education determines that the return of these funds is in the best interest of the operation of the FFEL Program, or to ensure the proper maintenance of such agency's funds or assets or the orderly termination of the guarantee agency's operations and the liquidation of its assets. However, the Secretary of Education is also authorized to direct a guarantee agency to: (a) return to the Secretary of Education all or a portion of its reserve expenses and contingent liabilities; (b) return to the Secretary of Education, or the guarantee agency any funds or assets held by, or under the control of, any other entity, which the Secretary of Education determines are necessary to pay the program expenses and contingent liabilities of the agency, or which are required for the orderly termination of the agency's operation and liquidation of its assets; and (c) cease any activities involving expenditure, use or transfer of the guarantee agency's reserve funds or assets which the Secretary of Education determines is a misapplication, misuse or improper expenditure.

        The 1993 Amendments gave the Secretary of Education increased flexibility to terminate a guarantee agency's agreement by allowing the Secretary of Education to terminate the agreement if the Secretary of Education determines that termination is necessary, to protect the federal financial interest, to ensure the continued availability of loans to student or parent borrowers, or to ensure an orderly transition from the FFEL Program to the FDSL Program.

        The 1993 Amendments also expanded the Secretary of Education's authorized functions when a guarantee agency's agreement is terminated. The Secretary of Education is authorized to provide the guarantee agency with additional advance funds with such restrictions on the use of such funds as is determined appropriate by the Secretary of Education, in order to meet the immediate cash needs of the guarantee agency, ensure the uninterrupted payment of claims, or ensure that the guarantee agency will make loans as the lender-of-last-resort. Finally, the 1993 Amendments authorized the Secretary of Education to take whatever other action is necessary, to ensure an orderly transition from the FFEL Program to the FDSL Program.

        The 1993 Amendments provided that if the Secretary of Education has terminated or is seeking to terminate a guarantee agency's agreement, or has assumed a guarantee agency's functions, notwithstanding any other provision of law: (a) no state court may issue an order affecting the Secretary of Education's actions with respect to that guarantee agency; (b) any contract entered into by the guarantee agency with respect to the administration of the agency's reserve funds or assets acquired with reserve funds shall provide that the contract is terminable by the Secretary of Education upon 30 days notice to the contracting parties if the Secretary of Education determines that such contract includes an impermissible transfer of funds or assets or is inconsistent with the terms or purposes of this law; and (c) no provision of state law shall apply to the actions of the Secretary of Education in terminating the operations of the guarantee agency. Finally, notwithstanding any other provision of law, the 1993 Amendments provided that the Secretary of Education's liability for any outstanding liabilities of a guarantee agency (other than outstanding student loan guarantees under Part D of Title IV of the Higher Education Act), the functions of which the Secretary of Education has assumed, shall not exceed the fair market value of the reserves of the guarantee agency, minus any necessary liquidation or other administrative costs.

        Amendments to Terms of Federal Family Education Loan Program Loans. The 1993 Amendments also amended the terms of loans under the FFEL Program. The 1993 Amendments require that following a borrower's default, the Secretary of Education shall require at least 10% of borrowers who have defaulted on loans made under the FFEL Program and whose loan is assigned to the Secretary of Education to repay that loan under an income contingent repayment plan, the terms and conditions of which would be established by the Secretary of Education, and would be the same as or similar to the income contingent repayment plan authorized under the FDSL Program. These provisions of the 1993 Amendments are effective for loans for periods of instruction beginning on or after July 1, 1994 or, in the case of Federal PLUS Loans, for loans made on or after July 1, 1994.

        Federal Family Education Loan Program Loan Consolidation. The 1993 Amendments alter the provisions for the Federal Consolidation Loan Program in order to facilitate the expansion of the FDSL Program. The 1993 Amendments define "eligible borrower" for loan consolidation in the FFEL Program to mean a borrower who, at the time of application for a consolidation loan, is in repayment status, or in a grace period preceding repayment, or is a delinquent or defaulted borrower who will reenter repayment through loan consolidation.

        In addition, the 1993 Amendments provided that any lender who wishes to make consolidation loans must enter into an agreement with the Secretary of Education that the lender shall offer an income-sensitive repayment schedule to the borrower of any Federal Consolidation Loan made by the lender on or after July 1, 1994. The Federal Consolidation Loan must also be evidenced by a note or other written agreement which includes a provision stating that interest during periods of authorized deferment shall accrue and be paid by the Secretary of Education, in the case of consolidation of only Federal Stafford Loans for which the borrower received an interest subsidy or by the borrower or capitalized in the case of a Federal Consolidation Loan that consolidated loans other than the Federal Stafford Loans. The interest rate on Federal Consolidation Loans made before July 1, 1994, shall be the greater of the weighted average of the interest rates on the consolidated loans, rounded to the nearest whole percent or 9%. The interest rate of a Federal Consolidation Loan made on or after July 1, 1994 shall be the weighted average of the rates on the Federal Consolidation Loans, rounded upward to the nearest whole percent.

        The 1993 Amendments modified the terms of the Federal Consolidation Loan Agreement to require a lender to offer income sensitive repayment terms for a Federal Consolidation Loan made on or after July 1, 1994. In the event that a borrower is unable to obtain a consolidation loan with income sensitive repayment terms acceptable to the borrower from the holders of the borrower's outstanding loans (that are selected for consolidation), or from any other eligible lender, including Sallie Mae, the 1993 Amendments authorize the Secretary of Education to offer the borrower a direct consolidation loan with income contingent terms under the Federal Direct Student Loan Program. Such direct Federal Consolidation Loans shall be repaid either pursuant to income contingent repayment or any other repayment provision under this section. If the Secretary of Education determines that the Department of Education does not have the necessary origination and servicing arrangements in place for such loans, the Secretary of Education shall not offer such loans.

        The 1993 Amendments repealed the Federal Supplemental Loans for Students program, but the loan limits for Unsubsidized Federal Stafford Loans were increased to include the amounts formerly disbursed under the Federal Supplemental Loans for Students program. Further, a section was added that provides that the amount of periodic payment and the repayment schedule for any Unsubsidized Federal Stafford Loan shall be established by assuming an interest rate equal to the applicable rate of interest at the time the repayment of the loan principal commences. At the option of the lender, the note or other written evidence of the loan may require that the amount of the periodic payment will be adjusted annually or the period of repayment of principal will be lengthened or shortened to reflect adjustments in interest rates. Finally, the 10 year repayment period of these loans shall commence at the time the first payment of principal is due from the borrower.

        Interest Rates. The interest rates on Federal Stafford Loans and Unsubsidized Federal Stafford Loans made to new borrowers as of July 1, 1994 are the 91-day T-bill rate plus 3.1%, not to exceed 8.25%. The interest rates for loans made on or after July 1, 1995 prior to repayment, during any grace period or during deferment status, are the 91-day T-bill rate plus 2.5%, not to exceed 8.25%. The interest rate on Federal Stafford Loans and Unsubsidized Federal Stafford Loans made on or after July 1, 1998 will be the bond equivalent rate of the U.S. Treasury security with a comparable maturity as established by the Secretary of Education plus 1.0%, not to exceed 8.25%. The interest rates on the Federal PLUS Loans made on or after July 1, 1994 shall be the 52-week T-bill plus 3.1%, not to exceed 9%. Federal PLUS Loans made after July 1, 1998 shall have an interest rate of the bond equivalent rate of the security with a comparable maturity as established by the Secretary of Education plus 2.1%, not to exceed 9%.

Updates

        Updates or changes in the Federal Family Education Loan Program, if any, will be described in the Prospectus Supplement.

                               GUARANTEE AGENCIES

        Information with respect to the Guarantee Agencies that have guaranteed the Financed Eligible Loans pledged to the Trustee as well as the Eligible Loans proposed to be acquired with respect to any Series will be included in the related Prospectus Supplement. While the source of such information will be described in such Prospectus Supplement, neither the Issuer nor any placement agent or underwriter makes any representations as to its accuracy; provided, that none of the Issuer, the placement agent or the underwriter shall have any reason to believe that such information is incorrect in any material respect. The Issuer, in connection with future financing of Eligible Loans, may in its discretion engage the services of these entities or any other Guarantee Agencies, as described below under the subheading "-Other Guarantee Agencies."

General

        Each Guarantee Agency has entered into certain agreements with the Secretary of Education (the "Federal Reinsurance Agreements"), under which the Secretary will reimburse them for 100%, or for student loans made subsequent to October 1, 1993, 98%, of the amount expended by the Guarantee Agency in discharging guarantee obligations as a result of the death, disability or bankruptcy of a student and for at least 90% or 80% or, for student loans made subsequent to October 1, 1993, 88% or 78%, of the amount expended by the Guarantee Agency in discharging its guarantee obligations resulting from defaults in the payment of principal or interest on "guaranteed loans" by students, depending on the claims rate of the Guarantee Agency. The reduced percentages for federal reimbursement do not apply if the loan was transferred to the Guarantee Agency from an insolvent Guarantee Agency or if the loan was made by the Guarantee Agency as a lender-of-last resort. The following table summarizes the relationship between the claims rate and the level of reimbursement by the Secretary with respect to claims resulting from defaults:

          Claims                       Rate of Reimbursement
----------------------------------- --------------------------------------------

0% to less than 5%                  100% or 98%, as applicable


Equal to or greater than 5% but     100% or 98%, as  applicable, of claims up to
less than 9%                        5% and 90% or 88%, as  applicable, of claims
                                    equal to or greater than 5% but less than 9%

Equal to or greater than 9% 100% or 98%, as applicable, of claims up to 5%, 90% or 88% as applicable, of claims equal to or greater than 5% but less than 9%, and 80% or 78% as applicable, of claims equal to or greater than 9%

        The claims rate for a Guarantee Agency with respect to defaults is determined annually by dividing the amount of such claims by the Guarantee Agency for reimbursement from the Secretary under the Federal Reinsurance Agreements in any one federal fiscal year by the principal amount of loans guaranteed by the Guarantee Agency which are in repayment at the end of the preceding federal fiscal year. An increase in defaults on loans guaranteed by a Guarantee Agency would increase a Guarantee Agency's claims rate. If these defaults raise claims rates high enough to cause the reimbursement determinant to exceed 5% in any given federal fiscal year, federal reimbursements to a Guarantee Agency for the balance of that fiscal year would decrease in accordance with the foregoing table. Regardless of the claims rate, a Guarantee Agency is entitled to receive not less than 80% (or 78% for most loans made on or after October 1, 1993) reimbursement from the Secretary for claims paid by a Guarantee Agency as long as the Guarantee Agency complies with its Federal Reinsurance Agreements with the Secretary of Education. Pursuant to the formula, any decrease in the amount of reimbursement will be made only for the balance of the federal fiscal year in which the reimbursement determinant exceeds 5%.

        The Secretary may withhold reimbursement payments if the Guarantee Agency makes a material misrepresentation or fails to comply with the terms of its agreements with the Secretary or applicable federal law or if the Secretary determines that the Guarantee Agency has not exercised reasonable prudence in the administration of its program. The Federal Reinsurance Agreements are subject to annual renegotiation and to termination for cause by the Secretary.

        Owners of guaranteed student loans are required to exercise due diligence in servicing loans and to use practices which are at least as extensive and forceful as those used by financial institutions in the collection of other consumer loans. If the Guarantee Agency has probable cause to believe that the holder has made misrepresentations or has failed to comply with the terms of its contract with the Guarantee Agency, the Guarantee Agency may take reasonable action, including withholding payments or requiring reimbursement of funds. The Guarantee Agency may also terminate, limit or suspend contracts of guaranty covering loans guaranteed by the Guarantee Agency for cause upon notice and hearing.

Other Guarantee Agencies

        Although the Issuer expects that most of the Eligible Loans it acquires under the Indenture will be guaranteed by the Guarantee Agencies described in the related Prospectus Supplement, the Issuer may acquire Eligible Loans under the Indenture which are guaranteed by other Guarantee Agencies with the approval of the Rating Agencies.

                       WEIGHTED AVERAGE LIFE OF THE NOTES

        The weighted average life of the Notes of any Series will generally be influenced by the rate at which the principal balances of the related Financed Eligible Loans are paid, which payment may be in the form of scheduled amortization or prepayments. (For this purpose, the term "prepayments" includes prepayments in full or in part (including pursuant to Federal consolidation loans), as a result of (i) borrower default, death, disability or bankruptcy,
(ii) a closing of or a false certification by the borrower's school and (iii) subsequent liquidation or collection of guarantee payments with respect thereto and as a result of Financed Eligible Loans being repurchased by the respective Seller as a result of a breach of a representation and warranty. All of the Financed Eligible Loans are prepayable at any time without penalty to the borrower. The rate of prepayment of Student Loans is influenced by a variety of economic, social and other factors, including as described below. In general, the rate of prepayments may tend to increase to the extent that alternative financing becomes available at prevailing interest rates which fall significantly below the interest rates applicable to the Student Loans. However, because many of the Financed Eligible Loans bear interest that either actually or effectively is floating, it is impossible to predict whether changes in prevailing interest rates will be similar to or will vary from changes in the interest rates on the Financed Eligible Loans. The addition of Financed Eligible Loans to the Trust Estate during the recycling period could affect the weighted average life of the Notes of the related Series.

        On the other hand, scheduled payments with respect to, and maturities of, the Financed Eligible Loans may be extended, including pursuant to applicable grace, deferral and forbearance periods. The rate of payment of principal of the Notes and the yield on the Notes may also be affected by the rate of defaults resulting in losses on Financed Eligible Loans, by the severity of those losses and by the timing of those losses, which may affect the ability of the Guarantee Agencies to make guarantee payments with respect thereto.

        In light of the above consideration, there can be no assurance as to the amount of principal payments to be made on the Notes of a given series on each Interest Payment Date, since such amount will depend, in part, on the amount of principal collected on the pool of Financed Eligible Loans. Any reinvestment risks resulting from a faster or slower incidence of prepayment of Financed Eligible Loans will be borne entirely by the Noteholders of a given series. The related Prospectus Supplement may set forth certain additional information with respect to the maturity and prepayment considerations applicable to the Financed Eligible Loans and the related Series of Notes.

                     CERTAIN FEDERAL INCOME TAX CONSEQUENCES

        The  following  is  a  summary  of  all  material   federal  income  tax
consequences of the purchase, ownership and disposition of Notes for the investors described below and is based on the advice of Kutak Rock, as tax counsel to the Issuer. This summary is based upon laws, regulations, rulings and decisions currently in effect, all of which are subject to change. The discussion does not deal with all federal tax consequences applicable to all categories of investors, some of which may be subject to special rules, including but not limited to, foreign investors. In addition, this summary is generally limited to investors who will hold the Notes as "capital assets" (generally, property held for investment) within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended (the "Code"). Investors should consult their own tax advisors to determine the federal, state, local and other tax consequences of the purchase, ownership and disposition of the Notes of any Series. Prospective investors should note that no rulings have been or will be sought from the Internal Revenue Service (the "Service") with respect to any of the federal income tax consequences discussed below, and no assurance can be given that the Service will not take contrary positions.

Characterization of the Trust Estate

        Based upon certain assumptions and certain representations of the Issuer, Kutak Rock has rendered, with respect to the Prior Notes, and will render, with respect to the Additional Notes, its opinion to the Issuer to the effect that the Notes, issued or to be issued, as the case may be, will be treated as debt of the Issuer, rather than as an interest in the Financed Eligible Loans for federal income tax purposes. In addition, Kutak Rock has rendered its opinion to the effect that this discussion is a summary of all material federal income tax consequences as to the purchase, ownership and disposition of the Notes with respect to the investors described herein. Such opinion is not binding on the courts or the Service. It is possible that the Service could assert that, for purposes of the Code, the transaction contemplated by this Memorandum constitutes a sale of the Financed Eligible Loans (or an interest therein) to the Registered Owners or that the relationship which will result from this transaction is that of a partnership, or an association taxable as a corporation.

        If, instead of treating the transaction as creating secured debt in the form of the Series issued by the Issuer as a corporate entity, the transaction were treated as creating a partnership among the Registered Owners, the Servicer and the Issuer which has purchased the underlying Financed Eligible Loans, the resulting partnership would not be subject to federal income tax. Rather, the Servicer, the Issuer and each Registered Owner would be taxed individually on their respective distributive shares of the partnership's income, gain, loss, deductions and credits. The amount and timing of items of income and deduction of the Registered Owner could differ if the Notes were held to constitute partnership interests, rather than indebtedness.

        If, alternatively, it were determined that this transaction created an entity other than the Issuer which was classified as a corporation or a publicly traded partnership taxable as a corporation and was treated as having sold the Financed Eligible Loans, the Trust would be subject to federal income tax at corporate income tax rates on the income it derives from the Financed Eligible Loans, which would reduce the amounts available for payment to the Registered Owners. Cash payments to the Registered Owners generally would be treated as dividends for tax purposes to the extent of such corporation's accumulated and current earnings and profits. A similar result would apply if the Registered Owners were deemed to have acquired stock or other equity interests in the Issuer. However, as noted above, the Issuer has been advised that the Notes will be treated as debt of the Issuer for federal income tax purposes.

Characterization of the Notes as Indebtedness

        The Issuer and the Registered Owners express in the Indenture their intent that, for federal income tax purposes, the Notes will be indebtedness of the Issuer secured by the Financed Eligible Loans. The Issuer and the Registered Owners, by accepting the Notes, have agreed to treat the Notes as indebtedness of the Issuer for federal income tax purposes. The Issuer intends to treat this transaction as a financing reflecting the Notes as its indebtedness for tax and financial accounting purposes.

        In general, the characterization of a transaction as a sale of property or a secured loan, for federal income tax purposes, is a question of fact, the resolution of which is based upon the economic substance of the transaction, rather than its form or the manner in which it is characterized. While the Service and the courts have set forth several factors to be taken into account in determining whether the substance of a transaction is a sale of property or a secured indebtedness, the primary factor in making this determination is whether the transferee has assumed the risk of loss or other economic burdens relating to the property and has obtained the benefits of ownership thereof. Notwithstanding the foregoing, in some instances, courts have held that a taxpayer is bound by the particular form it has chosen for a transaction, even if the substance of the transaction does not accord with its form.

        The Issuer believes that it has retained the preponderance of the primary benefits and burdens associated with ownership of the Financed Eligible Loans and should, thus, be treated as the owner of the Financed Eligible Loans for federal income tax purposes. If, however, the Service were successfully to assert that this transaction should be treated as a sale of the Financed Eligible Loans, the Service could further assert that the entity created pursuant to the Indenture, as the owner of the Financed Eligible Loans for federal income tax purposes, should be deemed engaged in a business and, therefore, characterized as a publicly traded partnership taxable as a corporation.

Taxation of Interest
Income of Registered Owners

        Payments of interest with regard to the Notes will be includible as ordinary income when received or accrued by the Registered Owners in accordance with their respective methods of tax accounting and applicable provisions of the Code. In particular, Section 1272 of the Code requires the current ratable inclusion in income of original issue discount using a constant yield method of accounting. In general, original issue discount is calculated, with regard to any accrual period, by applying the instrument's yield to its adjusted issue price at the beginning of the accrual period, reduced by any qualified stated interest allocable to the period. The aggregate original issue discount allocable to an accrual period is allocated to each day included in such period. The holder of a debt instrument must include in income the sum of the daily portions of original issue discount attributable to the number of days he owned the instrument.

        Original issue discount is the stated redemption price at maturity of a debt instrument over its issue price. The stated redemption price at maturity includes all payments with respect to an instrument other than interest unconditionally payable at a fixed rate or a qualified variable rate at fixed intervals of one year or less. The Issuer expects that interest payable with respect to the Accrual Notes, if any, will not be qualified stated interest and that such Accrual Notes will be issued with original issuer discount as described in the related Prospectus Supplement. Further, there can be no assurance that the Service would not assert that the interest payable with respect to the Subordinate Notes may not be qualified stated interest because such payments are not unconditional and that the Subordinate Notes are issued with original issue discount.

        Payments of interest received with respect to the Notes may also constitute "investment income" for purposes of certain limitations of the Code concerning the deductibility of investment interest expense. Potential Registered Owners or the Beneficial Owners should consult their own tax advisors concerning the treatment of interest payments with regard to the Notes.

        A purchaser who buys a Note of any Series at a discount from its principal amount (or its adjusted issue price if issued with original issue discount greater than a specified de minimis amount) will be subject to the market discount rules of the Code. In general, the market discount rules of the Code treat principal payments and gain on disposition of a debt instrument as ordinary income to the extent of accrued market discount. Although the accrued market discount on debt instruments such as the Notes which are subject to prepayment based on the prepayment of other debt instruments is to be determined under regulations yet to be issued, the legislative history of these provisions of the Code indicate that the same prepayment assumption used to calculate original issue discount should be utilized. Each potential investor should consult his tax advisor concerning the application of the market discount rules to the Notes.

        The annual statement regularly furnished to Registered Owners for federal income tax purposes will include information regarding the accrual of payments of principal and interest with respect to the Notes. As noted above, the Issuer believes, based on the advice of counsel, that it will retain ownership of the Financed Eligible Loans for federal income tax purposes. In the event the Indenture is deemed to create a pass-through entity as the owner of the Financed Eligible Loans for federal income tax purposes instead of the Issuer (assuming such entity is not, as a result, taxed as an association), the owners of the Notes could be required to accrue payments of interest more rapidly than otherwise would be required.

Backup Withholding

        Certain purchasers may be subject to backup withholding at the rate of 31% with respect to interest paid with respect to the Notes if the purchasers, upon issuance, fail to supply the Trustee or their brokers with their taxpayer identification numbers, furnish incorrect taxpayer identification numbers, fail to report interest, dividends or other "reportable payments" (as defined in the Code) properly, or, under certain circumstances, fail to provide the Trustee with a certified statement, under penalty of perjury, that they are not subject to backup withholding. Information returns will be sent annually to the Service and to each purchaser setting forth the amount of interest paid with respect to the Notes and the amount of tax withheld thereon.

        The Issuer makes no representations regarding the tax consequences of purchase, ownership or disposition of the Notes under the tax laws of any state, locality or foreign jurisdiction. Investors considering an investment in the Notes should consult their own tax advisors regarding such tax consequences.

Limitation on the Deductibility of Certain Expenses

        Under Section 67 of the Code, an individual may deduct certain miscellaneous itemized deductions only to the extent that the sum of such deductions for the taxable year exceed 2% of his or her adjusted gross income. If contrary to expectation, the entity created under the Indenture were treated as the owner of the Financed Eligible Loans (and not as an association taxable as a corporation), then the Issuer believes that a substantial portion of the expenses to be generated by the Trust could be subject to the foregoing limitations. As a result, each potential Registered Owner should consult his or her personal tax advisor concerning the application of these limitations to an investment in the Notes.

Tax-Exempt Investors

        In general, an entity which is exempt from federal income tax under the provisions of Section 501 of the Code is subject to tax on its unrelated business taxable income. An unrelated trade or business is any trade or business which is not substantially related to the purpose which forms the basis for such entity's exemption. However, under the provisions of Section 512 of the Code, interest may be excluded from the calculation of unrelated business taxable income unless the obligation which gave rise to such interest is subject to acquisition indebtedness. If, contrary to expectations, one or more of the Notes of any Series were considered equity for tax purposes and if one or more other Notes were considered debt for tax purposes, those Notes treated as equity likely would be subject to acquisition indebtedness and likely would generate unrelated business taxable income. However, as noted above, counsel has advised the Issuer that the Notes will be characterized as debt for federal income tax purposes. Therefore, except to the extent any Registered Owner incurs acquisition indebtedness with respect to a Note, interest paid or accrued with respect to such Note may be excluded by each tax-exempt Registered Owner from the calculation of unrelated business taxable income. Each potential tax-exempt Registered Owner is urged to consult its own tax advisor regarding the application of these provisions.

Sale or Exchange of Notes

        If a holder sells a Note, such person will recognize gain or loss equal to the difference between the amount realized on such sale and the holder's basis in such Note. If a Note was acquired subsequent to its initial issuance at a discount, a portion of such gain will be recharacterized as interest and therefore ordinary income. In the event any of the Notes are issued with original issue discount, in certain circumstances, a portion of the gain can be recharacterized as ordinary income.

        If the term of a Note was materially modified, in certain circumstances, a new debt obligation would be deemed created and exchanged for the prior obligation in a taxable transaction. Among the modifications which may be treated as material are those which relate to the redemption provisions and, in the case of a nonrecourse obligation, those which involve the substitution of collateral. Each potential holder of a Note should consult its own tax advisor concerning the circumstances in which the Notes would be deemed reissued and the likely effects, if any, of such reissuance.

                              ERISA CONSIDERATIONS

        The Employee Retirement Income Security Act of 1974, as amended ("ERISA"), imposes certain fiduciary and prohibited transaction restrictions on employee pension and welfare benefit plans subject to ERISA ("ERISA Plans").
Section 4975 of the Code imposes essentially the same prohibited transaction restrictions on tax-qualified retirement plans described in Section 401(a) of the Code ("Qualified Retirement Plans") and on Individual Retirement Accounts ("IRAs") described in Section 408(b) of the Code (collectively, "Tax-Favored Plans"). Certain employee benefit plans, such as governmental plans (as defined in Section 3(32) of ERISA), and, if no election has been made under Section 410(d) of the Code, church plans (as defined in Section 3(33) of ERISA), are not subject to Title I of ERISA. Accordingly, assets of such plans may be invested in Notes without regard to the ERISA considerations described below, subject to the provisions of applicable federal and state law. Any such governmental plan or church plan which is qualified under Section 401(a) and exempt from taxation under Section 501(a) of the Code, however, is subject to the prohibited transaction rules set forth in Section 503 of the Code.

        In addition to the imposition of general fiduciary requirements including those of investment prudence and diversification and the requirement that a Plan's investment be made in accordance with the documents governing the Plan, Section 406 of ERISA and Section 4975 of the Code prohibit a broad range of transactions involving assets of ERISA Plans and Tax-Favored Plans and entities whose underlying assets include plan assets by reason of ERISA Plans or Tax-Favored Plans investing in such entities (collectively hereafter "Plan" or "Plans") and persons ("Parties in Interest" or "Disqualified Persons") who have certain specified relationships to the Plans, unless a statutory or administrative exemption is available. Certain Parties in Interest (or Disqualified Persons) that participate in a prohibited transaction may be subject to a penalty (or an excise tax) imposed pursuant to Section 502(i) of ERISA or Section 4975 of the Code unless a statutory or administrative exemption is available. Section 502(l) of ERISA requires the Secretary of the U.S. Department of Labor (the "DOL") to assess a civil penalty against a fiduciary who breaks any fiduciary responsibility under or commits any other violation of part 4 of Title I of ERISA or any other person who knowingly participates in such breach or violation.

        The investment in a security by a Plan may, in certain circumstances, be deemed to include an investment in the assets of the issuer of such security. The DOL has promulgated regulations set forth at 29 CFR ss. 2510.3-101 (the "Regulations") concerning whether or not an ERISA Plan's assets would be deemed to include an interest in the underlying assets of an entity (such as a Trust
Fund) for purposes of the general fiduciary responsibility provisions of ERISA and for the prohibited transaction provisions of ERISA and the Code, when a Plan acquires an "equity interest" in such entity.

        Under such Regulations the assets of an ERISA Plan will not include an interest in the assets of an entity, the equity interests of which are acquired by the ERISA Plan, if at no time do ERISA Plans in the aggregate own 25% or more of the value of any class of equity interests in such entity. Because the availability of this exemption depends upon the identity of the Registered Owners at any time, there can be no assurance that the Notes will qualify for this exemption.

        The Regulations also provide an exemption from "plan asset" treatment for securities issued by an entity if such securities are debt securities under applicable state law with no "substantial equity features." Except as specified with respect to a Series in the related Prospectus Supplement, the Notes are intended to represent debt of the Issuer for state law and federal income tax purposes; however, there can be no assurance that the DOL will not challenge such position. Assuming that a Class of Notes will be considered debt with no substantial equity features for purposes of the Regulations, the assets of the Trust will not be characterized as "plan assets" under the Regulations. The related Prospectus Supplement will set forth whether any Class of Notes may be purchased by Plans.

        Without regard to whether the Notes are treated as an "equity interest" for such purposes, the acquisition or holding of Notes by or on behalf of a Plan could be considered to give rise to a prohibited transaction if the Issuer or any of their respective affiliates is or becomes a Party in Interest or Disqualified Person with respect to such Plan, or in the event that a Note is purchased in the secondary market by a Plan from a Party in Interest or Disqualified Person with respect to such Plan. There can be no assurance that the Issuer or any of their respective affiliates will not be or become a party in interest or a disqualified person with respect to a Plan that acquires Notes. However, one or more of the following prohibited transaction class exemptions may apply to the acquisition, holding and transfer of the Notes: Prohibited Transaction Class Exemption ("PTCE") 84-14 (regarding investments by qualified professional asset managers), PTCE 90-1 (relating to investments by insurance company pooled separate accounts), PTCE 91-38 (regarding investments by bank collective investment funds), PTCE 95-60 (regarding investments by insurance company general accounts) and PTCE 96-23 (regarding investments by in-house asset managers). Any ERISA Plan fiduciary considering whether to purchase Notes of any Series on behalf of an ERISA Plan should consult with its counsel regarding the applicability of the fiduciary responsibility and prohibited transaction provisions of ERISA and the Code to such investment and the availability of any of the exemptions referred to above. Persons responsible for investing the assets of Tax-Favored Plans that are not ERISA Plans should seek similar counsel with respect to the prohibited transaction provisions of the Code.

               CERTAIN RELATIONSHIPS AMONG FINANCING PARTICIPANTS

        The Issuer has acquired all Financed Eligible Loans currently pledged to the Trustee from Union Bank pursuant to Student Loan Purchase Agreements and the Issuer may acquire additional Eligible Loans from Union Bank in the future.
Union Bank will, unless specified with respect to a Series in the related Prospectus Supplement, also act as Servicer for all other acquired Financed Eligible Loans pursuant to the Servicing Agreement. However, UNIPAC, as
Subservicer, will discharge the Servicer's duties with respect to Financed Eligible Loans pursuant to a subservicing agreement. UNIPAC is a privately held corporation which is 80.5% owned by Union Bank. UNIPAC will also act as Custodian for the Financed Eligible Loans. InTuition is also expected to enter into a subservicing agreement under which it will discharge the Servicer's duties with respect to certain of the Issuer's Financed Eligible Loans and will act as Custodian for those Financed Eligible Loans. Fifty percent of the voting stock of the parent corporation of InTuition is controlled by the parent corporation of Union Bank. See "Risk Factors-Reliance upon Sellers," "-Certain Legal Aspects" and "-Perfection of Security Interest in Financed Eligible Loans" herein.

        The Issuer is a wholly owned subsidiary of Union Financial Services, Inc. ("UFS"). UFS is a privately held corporation whose minority owners include the parent of Union Bank, certain employees of Union Bank and certain relatives of such employees.

                              PLAN OF DISTRIBUTION

        The Issuer may sell the Offered Notes of each Series to or through underwriters (the "Underwriters") or placement agents (the "Placement Agents") by "best efforts" underwriting or a negotiated firm commitment underwriting by the Underwriters or Placement Agents, and also may sell and place the Offered Notes directly to other purchasers or through agents. If so indicated in the Prospectus Supplement, the Issuer may sell such Notes, directly or through agents, through a competitive bidding process described in the applicable Prospectus Supplement. The Issuer intends that such Notes will be offered through such various methods from time to time and that offerings may be made concurrently through more than one of these methods or that an offering of a particular Series of such Notes may be made through a combination of such methods.

        The distribution of the Offered Notes may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices based, among other things, upon existing interest rates, general economic conditions and investors' judgments as to the price of the Offered Notes.

        In connection with the sale of the Offered Notes, Underwriters or Placement Agents or agents may receive compensation from the Issuer or from the purchasers of such Notes for whom they may act as agents in the form of discounts, concessions or commissions. Underwriters or Placement Agents may sell the Notes of a Series to or through dealers and such dealers may receive compensation in the form of discounts, concessions or commissions from the Underwriters or Placement Agents and/or commissions from the purchasers for whom they may act as agents. Underwriters or Placement Agents, dealers and agents that participate in the distribution of the Notes of a Series may be deemed to be underwriters and any discounts or commissions received by them from the Issuer and any profit on the resale of the Notes by them may be deemed to be underwriting discounts and commissions, under the 1933 Act. Any such Underwriters or Placement Agents will be identified, and any such compensation received from the Issuer will be described, in the applicable Prospectus Supplement.

        Under agreements which may be entered into by the Issuer, the Underwriters or Placement Agents and agents who participate in the distribution of the Offered Notes may be entitled to indemnification by the Issuer against certain liabilities, including liabilities under the 1933 Act, or to contribution with respect to payments which the Underwriters or Placement Agents or agents may be required to make in respect thereto.

        If so indicated in the Prospectus Supplement, the Issuer will authorize Underwriters or Placement Agents or other persons acting as the Issuer's agents to solicit offers by certain institutions to purchase the Offered Notes from the Issuer pursuant to contracts providing for payment and delivery on a future date. Institutions with which such contracts may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others, but in all cases such institutions must be approved by the Issuer. The obligation of any purchaser under any such contract will be subject to the condition that the purchaser of the Offered Notes shall not at the time of delivery be prohibited under the laws of the jurisdiction to which such purchaser is subject from purchasing such Notes. The Underwriters or the Placement Agents and such other agents will not have responsibility in respect of the validity or performance of such contracts.

        The Underwriters or the Placement Agents may, from time to time, buy and sell Notes, but there can be no assurance that an active secondary market will develop and there is no assurance that any market, if established, will continue.

                                  LEGAL MATTERS


        Certain legal matters will be passed upon by Ballard Spahr Andrews & Ingersoll, Denver, Colorado as Issuer's Counsel and by Kutak Rock, Denver, Colorado as Note Counsel and as special tax counsel. Other counsel, if any, passing upon legal matters for the Issuer or any placement agent or underwriter will be identified in the related Prospectus Supplement.

                              FINANCIAL INFORMATION

        The Issuer has determined that its financial statements are not material to the offering made hereby. The Issuer will engage in no activities other than as described herein. Accordingly, no financial statements with respect to the Issuer are included in this Prospectus.

                                     RATINGS

        It is a condition to the issuance of the Offered Notes of any Series that the Classes of Notes publicly offered be rated by at least one nationally recognized statistical rating organization in one of its generic rating categories which signifies investment grade (typically, in one of the four highest rating categories). Such ratings will be described in the related Prospectus Supplement.

        A securities rating addresses the likelihood of the receipt by Registered Owners of the Notes rated of payments of principal and interest with respect to their Notes from assets in the Trust Estate. The rating takes into consideration the characteristics of the Financed Eligible Loans, and the structural, legal and tax aspects associated with the rated Notes.

        A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each securities rating should be evaluated independently of similar ratings on different securities.

                     INDEX TO AND GLOSSARY OF CERTAIN TERMS

        There is provided below an index to and a glossary of certain definitions used in this Prospectus. To the extent not contained herein, certain definitions may be set forth in the Indenture included as an exhibit to this Registration Statement of which this Prospectus is a part. In addition, certain definitions related to Auction procedures are set forth herein under "Certain Definitions and Provisions Related to Auction Rate Notes and Auction Procedures-Auction- Related Definitions" and certain definitions related to LIBOR Rate Notes are set forth herein under "Certain Definitions and Provisions Related to LIBOR Rate Notes-LIBOR-Related Definitions."

Index to Defined Terms

        There follows a reference to the definitions of capitalized terms used in this Prospectus.

1933 Act......................................................................i
1993 Amendments.............................................................131
1993 Technical Amendments...................................................120
427A Loans ................................................................ 119
8/10% loans ............................................................... 120
91-day Treasury Bills........................................................16
Account ................................................................... 155
Accrual Notes ...............................................................17
Additional Notes.........................................................x, 155
After-Tax Equivalent.........................................................38
Aggregate Market Value...............................................xxvii, 155
All Hold Rate .............................................................. 38
Applicable LIBOR-Based Rate..................................................38
Applicable Rate......................................................15, 16, 70
Auction .................................................................... 38
Auction Agent .............................................................. 38
Auction Agent Agreement................................................xiii, 38
Auction Agent Fee............................................................38
Auction Date  .......................................................... 14, 38
Auction Note Interest Rate...................................................39
Auction Period ..........................................................14, 39
Auction Period Adjustment................................................39, 65
Auction Procedures...........................................................39
Auction Rate  .......................................................... 14, 39
Authorized Denominations............................................39, 70, 155
Authorized Officer..........................................................155
Available Auction Rate Notes.............................................39, 56
Bid  ................................................................... 39, 52
Bid Auction Rate.............................................................39

Bid/Hold Orders..............................................................46
Bidder ................................................................. 39, 52
Board   ................................................................... 155
Board of Directors..........................................................155
Bond Equivalent Yield........................................................39
Bond-Equivalent Yield........................................................70
Book-entry Form..............................................................39
Broker-Dealer .............................................................. 40
Broker-Dealer Agreement......................................................40
Broker-Dealer Fee............................................................40
Broker-Dealer Fee Rate.......................................................40
Business Day  ..................................................... 40, 71, 155
Buyer's Broker-Dealer........................................................67
Calculation Agent............................................................71
Carry-over Amount............................................................40
Cash Flow Certificate...................................................xx, 155
Cash Flows ...............................................................  156
Cede  .................................................................. xxviii
Certificate of Insurance....................................................156
Class ....................................................................... x
Class A Notes ............................................................. 156
Class A-1 Notes.........................................................xi, 156
Class A-2 Notes.........................................................xi, 156
Class A-3 Notes........................................................xii, 156
Class A-4 Notes........................................................xii, 156
Class A-5 Notes........................................................xii, 156
Class A-6 Notes........................................................xii, 156
Class B Notes ...................................................... x, xi, 156
Class B-2 Notes........................................................xii, 156
Class B-3 Notes........................................................xii, 156
Class B-4 Notes........................................................xii, 157
Class C Notes  ...............................................................x
Closing Cash Flow Projection................................................157
Closing Date  .............................................................. 40
Code ...............................................................   138, 157
Commercial Paper Dealer......................................................41
Commission .................................................................  i
Compliance Certificate......................................................157
Consolidation Loan..........................................................157
Contract of Insurance.......................................................157
Cost of Issuance Fund.......................................................157
Custodian .................................................................  xi
Custodian Agreement...................................................xiii, 157
Cutoff Date ............................................................... 157

Date of Issuance.....................................................xxiii, 157
Deferment Periods...........................................................121
Deferral Phase ..............................................................xv
Department............................................................  xv, xvi
Depository ................................................................  71
Disqualified Persons........................................................143
DOL ......................................................................  143
DTC  .................................................................   xxviii
Dutch Auction .............................................................. 45
Eligible Borrower...........................................................157
Eligible Carry-over Make-Up Amount...........................................41
Eligible Institution........................................................158
Eligible Lender.............................................................158
Eligible Lenders.............................................................xi
Eligible Loan  ........................................................xiv, 158
ERISA   ....................................................................142
ERISA Plans ................................................................142
Estimated Amount............................................................158
Event of Bankruptcy.........................................................158
Event of Default............................................................158
Events of Default............................................................88
Exchange Act  .......................................................... i, iii
Exchange Date ............................................................. 159
Exchange Notes............................................................. 159
Existing Owner ..............................................................41
Existing Owner Registry......................................................41
FDIC ......................................................................  11
FDSL Program  ............................................................. 132
Federal Consolidation Loans.................................................118
Federal Family Education Loan Program.......................................118
Federal Family Education Loans..............................................118
Federal PLUS Loan...........................................................165
Federal PLUS Loans..........................................................118
Federal Reimbursement Contracts.............................................159
Federal Reinsurance Agreements..............................................135
Federal SLS Loan............................................................169
Federal SLS Loans...........................................................118
Federal Stafford Loans......................................................118
Federal Supplemental Loans for Students.....................................118
FFEL Program ........................................................... 8, 131
Financed  ................................................................. 159
Financed Eligible Loans....................................................xiii
Financing  ................................................................ 159
Fiscal Year ........................................................... 84, 159

FISL Program................................................................159
FISLP ..................................................................... 118
Fitch ..................................................................... 159
Forbearance Periods..........................................................10
Funds   ..................................................................  159
General Fund .............................................................  159
Grace Period .............................................................  121
Grace Periods............................................................... 10
Guarantee  ................................................................ 160
Guarantee Agencies............................................................i
Guarantee Agency..................................................xiv, xvi, 160
Guarantee Agreements..................................................xiii, 160
Guarantee Payments............................................................2
Guaranteed  ................................................................160
Guaranteed Student Loan.....................................................160
Guaranteed Student Loan Program.............................................160
Higher Education Act................................................xvi, 2, 160
Hold Order  ....................................................... 41, 52, 161
Holder ..................................................................... 71
IHE    ..................................................................   132
Immediate Notice............................................................161
Indenture  ............................................................ xi, 161
Index Rate Notes..........................................................xviii
Index Rates  ..............................................................  10
Indirect Participants........................................................ii
Initial Auction Agent........................................................41
Initial Auction Agent Agreement..............................................41
Initial Interest Payment Date................................................71
Initial Interest Period......................................................71
Initial Period...............................................................41
Initial Period Interest......................................................71
Initial Rate  .............................................................. 42
Initial Rate Adjustment Date.................................................42
Insolvency Laws..........................................................3, 113
Insolvency Proceeding........................................................12
Insurance ................................................................  161
Insured .................................................................   161
Insuring  ................................................................  161
Interest Amount..............................................................71
Interest Benefit Payment....................................................161
Interest Benefits Agreement.................................................161
Interest Fund  .............................................................161
Interest Payment Date................................xvii, xviii, 14-16, 42, 71
Interest Period..................................................15, 16, 42, 71

Interest Rate Adjustment Date................................................42
Interest Rate Determination Date.............................................42
Investment Agreement........................................................161
Investment Securities.......................................................161
IRAs  ..................................................................... 142
Issuer ..................................................................i, 163
Issuer Order........................................................ xxiii, 163
Issuer's Counsel............................................................163
Junior-Subordinate Interest Account.........................................163
Junior-Subordinate Note Redemption Account..................................163
Junior-Subordinate Notes...........................................xii, 13, 164
L/C Bank  ................................................................. 111
Letter of Representations...................................................164
LIBOR Determination Date.....................................................72
LIBOR Rate Notes..........................................................xviii
LIBOR-Based Rate.............................................................72
Loan Account  ............................................................. 164
Loan Rates  ................................................................ 10
Maintenance and Operating Expenses................................xxvi, 35, 164
Market Agent  .............................................................. 42
Maturity  ................................................................. 164
Maximum Auction Rate...............................................xvii, 14, 42
Maximum Interest Rate........................................................72
National Direct Student Loan................................................125
Net Loan Rate .............................................................. 43
Net Losses  ............................................................... 164
Non-Payment Rate.............................................................43
Note Counsel  ............................................................. 164
Note Redemption Fund........................................................165
Notes  ..............................................................    x, 165
Notice of Mandatory Exchange................................................165
Notification of Loan Approval...............................................165
Offered Notes .......................................................... x, 165
One-Month LIBOR..........................................................43, 72
One-Year LIBOR.............................................................. 43
Operating Fund......................................................... 35, 165
Order .................................................................. 44, 52
Outstanding ............................................................... 165
Outstanding Notes..........................................................xiii
Ownership Interest..........................................................165
Participant ..........................................................  72, 165
Participants ..............................................................  ii
Parties in Interest.........................................................143
Payment Default..........................................................44, 72

Person..................................................................72, 165
Placement Agents............................................................144
Plan  ...................................................................... 143
Plans...................................................................... 143
PLUS Loan ................................................................. 165
Potential Bid Orders.........................................................46
Potential Owner..............................................................44
prepayments ..............................................................   10
President  ...............................................................  165
Principal Office............................................................165
Prior Class A Notes....................................................xii, 166
Prior Class B Notes....................................................xii, 166
Private Notes.............................................................. 166
Program   ..................................................................166
Prospectus Supplement.........................................................x
PSA   .....................................................................  44
PTCE   .....................................................................143
Purchase Price .............................................................166
Purchase Program............................................................166
Qualified Retirement Plans..................................................142
Quarterly Average Auction Rate...............................................44
Quarterly Average T-Bill Rate................................................44
Rating  ................................................................... 166
Rating Agencies............................................................xxix
Rating Agency ....................................................... xxix, 166
Record Date  ..................................................... xvii, 14, 73
Recycling Account...........................................................166
Redemption Date..............................................................73
Registered Owner............................................................167
Registered Owners......................................................xiii, 12
Registered Owners Approval...................................................89
Registration Statement........................................................i
Regular Record Date..........................................................44
Regulations  ........................................................  143, 167
Repayment Phase..............................................................xv
Reserve Fund  ............................................................. 167
Reserve Fund Requirement............................................xxviii, 167
Resolution   .............................................................  167
Reuters Screen LIBOR Page....................................................44
Revenue  .................................................................  167
Revenue Fund .............................................................  167
S&P   ................................................................  44, 167
SEC........................................................................  73
Secretary .........................................................   xxiv, 167

Securities Act..............................................................167
Securities Depository...................................................71, 168
Securities Exchange Act.................................................73, 168
Sell Order ............................................................  44, 52
Sell Orders ................................................................ 46
Seller   ...................................................... x, xi, 105, 168
Seller's Broker-Dealer.......................................................67
Sellers ..............................................................  xi, 105
Senior Interest Account.....................................................168
Senior Note Redemption Account..............................................168
Senior Notes  .................................................... xii, 13, 168
Series  ..................................................................... x
Series 1996 Note Account....................................................168
Series 1996A Notes......................................................xi, 168
Series 1996B Notes......................................................xi, 168
Series 1996C Notes.....................................................xii, 169
Series 1997A Notes.....................................................xii, 169
Service.................................................................... 138
Servicer ...............................................................xi, 169
Servicing Agreement....................................................116, 169
Six-Month LIBOR..............................................................43
SLS Loan .................................................................. 169
Special Allowance Payments..................................................169
Special Record Date.....................................................17, 169
Sponsor ..................................................................... 3
State  ..............................................................   84, 169
Stated Maturity......................................................xviii, 169
Student Loan ........................................................  xiv, 169
Student Loan Fund.....................................................xiii, 169
Student Loan Holding Fund...................................................169
Student Loan Portfolio.......................................................xv
Student Loan Purchase Agreement..........................................x, 170
Submission Deadline..........................................................44
Submitted Bid .......................................................... 44, 56
Submitted Bids ..............................................................56
Submitted Hold Order.....................................................44, 56
Submitted Hold Orders........................................................56
Submitted Order..............................................................56
Submitted Orders.........................................................45, 56
Submitted Sell Order.....................................................45, 56
Submitted Sell Orders........................................................56
Subordinate Interest Account................................................170
Subordinate Note Redemption Account.........................................170
Subordinate Notes..................................................xii, 13, 170

Subservicer.............................................................xi, 170
Subservicing Agreement......................................................170
Subsidized Federal Stafford Loans...........................................118
Substitute Auction Agent.....................................................45
Substitute Auction Agent Agreement...........................................45
Sufficient Bids..........................................................45, 56
Supplemental Indenture..................................................xi, 170
Tax-Favored Plans...........................................................142
Three-Month LIBOR............................................................43
Transfer Date  ......................................................xxvii, 170
Transfer Taxes............................................................. 109
Treasury Rate Notes.......................................................xviii
Trust Estate   ..............................................................21
UFS  ................................................................. 113, 144
Underwriters ...............................................................144
Union Bank  ............................................................ x, 105
UNIPAC  ..............................................................  xi, 116
United States Treasury Security Rate.........................................45
Unsubsidized Federal Stafford Loans.........................................118
Unsubsidized Loan...........................................................170
Unsubsidized Stafford Loan..................................................170
Value ....................................................................  171
Variable Rate .............................................................. 45

Glossary of Terms

        There follows definitions of certain capitalized terms used in this Prospectus. Words importing the masculine gender include the feminine gender. Words importing persons include firms, associations and corporations. Words importing the singular number include the plural number and vice versa. The
Indenture contains the definition of certain terms not included herein and reference is made thereto for such definitions. The following definitions shall be applicable with respect to each Series unless otherwise specified in the related Prospectus Supplement.

         "Account" shall mean any of the accounts created and established within any Fund by the Indenture.

        "Additional Notes" shall mean any notes, other than the Offered Notes, the Prior Class A Notes and the Prior Class B Notes, issued pursuant to the Indenture.

        "Aggregate Market Value" shall mean on any calculation date the sum of the Values of all assets of the Trust Estate, less moneys in any Fund or Account which the Issuer is then entitled to receive for deposit into the Operating Fund or the General Fund but which has not yet been removed from the Trust Estate.

        "Authorized Denominations" shall mean with respect to any Class or subclass of Notes, $100,000 or any integral multiple thereof.

        "Authorized Officer" shall mean, when used with reference to the Issuer, its President, its Vice President, its Secretary, or any other officer or agent authorized in writing by the Board to act on behalf of the Issuer.

         "Board" or "Board of Directors" shall mean the Board of Directors of the Issuer.

        "Business Day" shall mean any day on which banks located in the City of New York, New York and banks located in the city in which the Principal Office of the Trustee is located are not required or authorized by law to remain closed and on which The New York Stock Exchange is not closed.

        "Cash Flow Certificate" shall mean a report or reports prepared by the Issuer showing, with respect to the period covered by the Cash Flow Certificate, which period shall extend from the date of the Cash Flow Certificate to the latest maturity of the Notes then Outstanding, (a) all Revenue expected to be received during such period from the Trust Estate, (b) the application of all such Revenue in accordance with the Indenture and (c) the resulting periodic balances on each Interest Payment Date, and showing that anticipated Revenue will exceed, by a margin of $250,000 plus any additional amount, if any, required by any Supplemental Indenture, the amount necessary to pay the principal of and interest on the Notes when due and all expenses payable under the Indenture when due and to maintain the Reserve Fund Requirement at a level which will not cause the Rating Agencies to withdraw or reduce their respective ratings on the Notes Outstanding, under all scenarios included in the Cash Flows. Each Cash Flow Certificate shall be accompanied by all supporting Cash Flows, shall be based solely upon assumptions acceptable to each Rating Agency and shall be approved in writing by each Rating Agency.

        "Cash Flows" shall mean cash flow schedules prepared by the Issuer or its designee including a listing of all assumptions used in the preparation of such cash flow schedules. Such assumptions will include those contained in Exhibits E-1 and E-2 to the Indenture or such other assumptions at the time such Cash Flows are prepared as shall be reasonable in the judgment of the Issuer and each Rating Agency.

        "Certificate of Insurance" shall mean a certificate of federal loan insurance issued with respect to an Eligible Loan by the Secretary pursuant to the provisions of the Act.

        "Class  A  Notes"   shall  mean  the  Issuer's   Taxable   Student  Loan
Asset-Backed Notes issued pursuant to the Indenture and designated as Class A.

        "Class A-1 Notes" shall mean, with respect to the Series 1996A Notes, the $48,300,000 of Class A Notes designated as Class A-1.

        "Class A-2 Notes" shall mean, with respect to the Series 1996A Notes, the $48,300,000 of Class A Notes designated as Class A-2.

        "Class A-3 Notes" shall mean, with respect to the Series 1996B Notes, the $73,700,000 of Class A Notes designated as Class A-3.

        "Class A-4 Notes" shall mean, with respect to the Series 1996B Notes, the $54,300,000 of Class A Notes designated as Class A-4.

        "Class A-5 Notes" shall mean, with respect to the Series 1996C Notes, the $225,000,000 of Class A Notes designated as Class A-5.

        "Class A-6 Notes" shall mean, with respect to the Series 1996C Notes, the $75,500,000 of Class A Notes designated as Class A-6.

        "Class B Notes" shall mean the Issuer's Taxable Student Loan Asset-Backed Notes issued pursuant to the Indenture and designated as Class B. The Class B Notes were defeased on March 20, 1997, and are no longer Outstanding under the Indenture.

        "Class B-2 Notes" shall mean the Issuer's Taxable Student Loan Asset-Backed Notes issued pursuant to the Indenture and designated as Class B-2. The Class B-2 Notes were defeased on March 20, 1997, and are no longer Outstanding under the Indenture.

        "Class  B-3  Notes"  shall  mean  the  Issuer's   Taxable  Student  Loan
Asset-Backed Notes issued pursuant to the Indenture and designated as Class B-3.

        "Class  B-4  Notes"  shall  mean  the  Issuer's   Taxable  Student  Loan
Asset-Backed Notes issued pursuant to the Indenture and designated as Class B-4.

        "Closing Cash Flow Projection" shall mean the Cash Flow Certificate delivered on the Date of Issuance with respect to any Series as attached to the Indenture.

        "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time. Each reference to a section of the Code herein shall be deemed to include the United States Treasury Regulations, including temporary and proposed regulations, relating to such section which are applicable to the Notes of the use of the proceeds thereof. A reference to any specific section of the Code shall be deemed also to be a reference to the comparable provisions of any enactment which supersedes or replaces the Code thereunder from time to time.

        "Compliance Certificate" shall mean a certificate substantially in the form attached to the Indenture as an Exhibit signed by an Authorized Officer and all documents, opinions and certificates required thereby.

        "Consolidation Loan" shall mean a Student Loan authorized under Section 428C of the Higher Education Act consolidating Eligible Loans.

        "Contract of Insurance" shall mean the contract of insurance between the Eligible Lender and the Secretary.

        "Cost of Issuance Fund" shall mean the Fund by that name created in the Indenture and further described in the Indenture.

        "Custodian Agreement" shall mean, collectively, the Custodian Agreement dated as of March 1, 1996, between the Trustee and the Custodian, and the custodian agreements with any Servicer related to Financed Eligible Loans.

        "Cutoff Date" shall mean, with respect to the Date of Issuance with respect to any Series, the date specified in the related Prospectus Supplement and with respect to each Scheduled Sale Date or other date of acquisition thereafter, the close of business on the Business Day preceding such Scheduled Sale Date or date of acquisition, as the case may be.

        "Date of Issuance" shall mean, with respect to any Offered Notes or Additional Notes, the date of delivery of such Offered Notes or Additional Notes to the placement agent or the underwriter.

        "Eligible Borrower" shall mean a borrower who is eligible under the Higher Education Act to be the obligor of a loan for financing a program of education at an Eligible Institution or for consolidating two or more such loans, including without limitation a borrower who is eligible under the Higher Education Act to be an obligor of a loan made pursuant to Section 428A, 428B or 428C of the Act.

        "Eligible Institution" shall mean (a) an institution of higher education; (b) a vocational school; or (c), with respect to students who are nationals of the United States, an institution outside the United States which is comparable to an institution of higher education or to a vocational school and which has been approved by the Secretary.

        "Eligible Lender" shall mean any "eligible lender," as defined in the Act, permitted to participate as a seller of Student Loans to the Issuer under the Program and which has received an eligible lender designation from the Secretary with respect to Insured Student Loans or from the Guarantee Agency with respect to Guaranteed Student Loans.

        "Eligible Loan" shall mean a Student Loan which (a) has been or will be made to an Eligible Borrower; (b) is Insured or is Guaranteed by a Guarantee Agency which then has a Guarantee Agreement with the Trustee; (c) unless it is an Unsubsidized Stafford Loan, a PLUS Loan or an SLS Loan or a Consolidation Loan, is an "eligible loan" under the Higher Education Act for purposes of receiving Interest Benefit Payments; (d) bears interest at not less than the maximum applicable rate of interest permitted by the Higher Education Act at the time originated; (e) is not delinquent more than 180 days and has not been tendered at any time to either the Secretary or any guarantee agency, including without limitation, the Guarantee Agency, for payment unless the situation giving rise to such tender has been cured; and (f) is eligible for Special Allowance Payments as provided in Section 438 of the Act.

        "Estimated Amount" shall mean the amount which the Issuer estimates will be required to pay Maintenance and Operating Expenses (including accrued but unpaid Maintenance and Operating Expenses) for the period beginning on the Date of Issuance of the Series 1996A Notes and ending on June 30, 1996, and thereafter for the monthly period beginning on the first Business Day of each month, commencing July 1, 1996. The Estimated Amount shall be paid pursuant to the Indenture; provided, however, such Estimated Amount shall not exceed (i) the amount shown therefor in the Closing Cash Flow Projection, (ii) 0.12% annualized on the Outstanding Financial Eligible Loans or (iii) the amount shown in the most recent subsequent Cash Flow Certificate.

        "Event of Bankruptcy" shall mean (a) the Issuer shall have commenced a voluntary case or other proceeding seeking liquidation, reorganization, or other relief with respect to itself or its debts under any bankruptcy, insolvency, or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian, or other similar official of it or any substantial part of its property, or shall have made a general assignment for the benefit of creditors, or shall have declared a moratorium with respect to its debts or shall have failed generally to pay its debts as they become due, or shall have taken any action to authorize any of the foregoing; or (b) an involuntary case or other proceeding shall have been commenced against the Issuer seeking liquidation, reorganization, or other relief with respect to it or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian, or other similar official of it or any substantial part of its property provided such action or proceeding is not dismissed within 60 days.

        "Event of Default" shall have the meaning specified in the Indenture.

        "Exchange Date" shall mean the date that the Notes are exchanged for Exchange Notes pursuant to the Indenture.

        "Exchange Notes" shall mean the Notes exchanged for the Series 1996A Notes and the Series 1996B Notes pursuant to the Indenture.

        "Federal Reimbursement Contracts" shall mean the agreements between the Guarantee Agency and the Secretary providing for the payment by the Secretary of amounts authorized to be paid pursuant to the Act, including (but not necessarily limited to) reimbursement of amounts paid or payable upon defaulted Financed Eligible Loans and other Student Loans Guaranteed or Insured by the Guarantee Agency and Interest Benefit Payments and Special Allowance Payments to holders of qualifying Student Loans Guaranteed or Insured by the Guarantee Agency.

        "Financed" or "Financing," when used with respect to Eligible Loans or Student Loans, shall mean or refer to Eligible Loans or Student Loans, as the case may be, (i) acquired by the Issuer with balances in the Student Loan Fund and (ii) Eligible Loans substituted or exchanged for Financed Eligible Loans or Financed Eligible Loans, but does not include Student Loans or Eligible Loans released from the lien of the Indenture and sold or transferred, to the extent permitted by the Indenture.

        "Fiscal Year" shall mean the fiscal year of the Issuer as established from time to time.

        "FISL Program" shall mean the federal loan insurance program created under the Act, whereby the Secretary directly insures the repayment of 100% of the principal of and accrued interest on student loans under the Act.

        "Fitch" shall mean Fitch IBCA, Inc., and its successors and assigns, and, for the purposes of the Auction Procedures, if such corporation shall be dissolved or liquidated or shall no longer perform the functions of a securities rating agency, "Fitch" shall be deemed to relate to any other nationally recognized securities rating agency designated by the Issuer by notice to the Trustee, the Auction Agent and the Broker-Dealers; provided, however, that such notice shall not be effective unless accompanied by a consent of a majority of the Broker-Dealers.

        "Funds" shall mean the following funds created under Section 5.01 of the Indenture and held by the Trustee: (a) the Student Loan Fund, including therein the Series 1996 Loan Account, the Series 1996 Note Account, the Series 1996 Recycling Account and any other Loan Account and Recycling Account designated with respect to a Series, (b) the Revenue Fund, (c) the Reserve Fund, (d) the Interest Fund, including therein the Senior Interest Account, the Subordinate Interest Account and the Junior-Subordinate Interest Account, if any, (e) the Note Redemption Fund, including therein the Senior Note Redemption Account, the Subordinate Note Redemption Account and the Junior-Subordinate Note Redemption Account, if any, (f) the Student Loan Holding Fund and (g) the Cost of Issuance Fund.

         "General Fund" shall mean the fund by that name described in the Indenture.

        "Guarantee" or "Guaranteed" shall mean with respect to a Student Loan, the insurance or guarantee by the Guarantee Agency pursuant to such Guarantee Agency's Guarantee Agreement of not less than 98% of the principal of and accrued interest on such Student Loan and the coverage of such Student Loan by the Federal Reimbursement Contracts, providing, among other things, for reimbursement to the Guarantee Agency for payments made by it on defaulted Student Loans insured or guaranteed by the Guarantee Agency of at least the minimum reimbursement allowed by the Federal Reinsurance Contracts and the Higher Education Act with respect to a particular Student Loan.

        "Guarantee Agency" shall mean (a) United Student Aid Funds, Inc., (b) Iowa College Student Aid Commission, (c) Oklahoma State Guaranty Agency, (d) Nebraska Student Loan Program, Inc. (e) Kentucky Higher Education Assistance Authority, (f) Colorado Student Loan Program, (g) Northstar Guarantee Inc. and
(h) and any other guarantee agency so long as the Issuer shall have received written confirmation from each Rating Agency that the designation of such entity as a "Guarantee Agency" hereunder will not, at the time of such designation, adversely affect its Ratings then applicable to any of the Notes, and their respective successors and assigns.

        "Guarantee Agreements" shall mean (a) the Guarantee Agreement, dated as of March 7, 1996, between United Student Aid Funds, Inc. and Norwest Bank Minnesota, National Association as trustee, (b) the Guarantee Agreement, dated as of February 23, 1996, between Iowa College Student Aid Commission and Norwest Bank Minnesota, National Association, as trustee, (c) the Guarantee Agreement, dated as of March 7, 1996, between Oklahoma State Guaranty Agency and Norwest Bank Minnesota, National Association, as trustee, (d) the Guarantee Agreement, dated as of May 1, 1996, between Nebraska Student Loan Program, Inc. and Norwest Bank Minnesota, National Association, as trustee, (e) the Guarantee Agreement, dated as of June 12, 1996, between Kentucky Higher Education Assistance Authority and Norwest Bank Minnesota, National Association, as trustee, (f) the Lender Program Participation Agreement, dated as of September 24, 1996, between Colorado Student Loan Program and Norwest Bank Minnesota, National Association, as trustee, (g) the Lender Agreement dated as of September 26, 1996, between Northstar Guarantee Inc. and Norwest Bank Minnesota, National Association, as trustee (h) any similar guarantee or lender agreement with any other Guarantee Agency, and (i) any amendments to the foregoing.

         "Guaranteed Student Loan" shall mean a Student Loan which is Guaranteed or Insured.

        "Guaranteed Student Loan Program" shall mean the program known as the Federal Family Education Loan Program which makes low interest loans under the Higher Education Act available to pay the costs of a student attending post-secondary schools, whether under the Guarantee Agency program or the FISL Program.

        "Higher Education Act" shall mean the Higher Education Act of 1965, as amended or supplemented from time to time, or any successor federal act and all regulations, directives, bulletins, and guidelines proposed or promulgated from time to time thereunder.

        "Hold Order" shall have the meaning set forth in the Indenture.

        "Immediate Notice" shall mean notice by telephone, telex or telecopier to such address as the addressee shall have directed in writing, promptly followed by written notice by first class mail, postage prepaid; provided, however, that if any person required to give Immediate Notice shall not have been provided with the necessary information as to the telephone, telex or telecopier number of an addressee, Immediate Notice shall mean written notice by first class mail, postage prepaid.

        "Indenture" shall mean the Second Amended and Restated Indenture of Trust dated as of November 1, 1996, including all supplements and amendments thereto.

        "Insurance," "Insured" or "Insuring" shall mean, with respect to a Student Loan, insurance by the Secretary under the Higher Education Act (as evidenced by a Contract of Insurance issued or entered into under the provisions of the Act) of the maximum percentage of the principal of such Student Loan allowed by the Act, and, during such time as such Student Loan is not entitled to Interest Benefit Payments, the interest on such Student Loan.

        "Interest Benefit Payment" shall mean an interest payment on Student Loans received pursuant to the Interest Benefits Agreement.

        "Interest Benefits Agreement" shall mean the agreement between the Guarantee Agency and the Secretary whereby the Secretary agrees to pay to holders of Student Loans Guaranteed by the Guarantee Agency the portion of the interest charges on such loans which students are entitled to have paid on their behalf pursuant to Sections 428(a)(1) and 428(a)(2) of the Act.

        "Interest Fund" shall mean the Fund by that name created in the Indenture and further described in the Indenture, including the Senior Interest Account, the Subordinate Interest Account and the Junior-Subordinate Interest Account, if any, created therein.

        "Investment Agreement" shall mean, collectively, the Investment Agreement dated as of June 19, 1996 by and among the Trustee, the Issuer and Lehman Brothers, Inc. and the Promissory Note dated as of June 19, 1996 between the Issuer and Lehman Brothers Holdings Inc.

        "Investment Securities" shall mean

               (a) Direct obligations of (including obligations issued or held in book entry form on the books of) the Department of Treasury of the United States of America with remaining maturities not exceeding the first Business Day preceding the next Transfer Date. If not rated by Standard & Poor's, the obligations must have a predetermined fixed dollar principal due at maturity that cannot vary or change. If the obligation is rated, it should not have an "r" highlighter affixed to its rating;

               (b) Obligations of any of the following federal agencies which obligations represent full faith and credit of the United States of America with remaining maturities not exceeding the first Business Day preceding the next Transfer Date, (i) Export - Import Bank; (ii) Farmers Home Administration; (iii) General Services Administration; (iv) Government National Mortgage Association (GNMA); (v) U.S. Department of Housing & Urban Development (PHA's); (vi) Federal Housing Administration. If not rated by S&P, the obligations must have a predetermined fixed dollar principal due at maturity that cannot vary or change. If the obligation is rated, it should not have an "r" highlighter affixed to its rating;

               (c) Notes, bonds or other evidences of indebtedness rated "AAA" by Fitch and S&P issued by the Federal National Mortgage Association or the Federal Home Loan Mortgage Corporation with remaining maturities not exceeding the first Business Day preceding the next Transfer Date. If not rated by S&P, the obligations must have a predetermined fixed dollar principal due at maturity that cannot vary or change. If the obligation is rated, it should not have an "r" highlighter affixed to its rating;

               (d) U.S. dollar denominated deposit accounts, federal funds and banker's acceptances with domestic commercial banks which have a rating on their short-term debt obligations of "A-1+" by S&P and "F-1+" by Fitch and maturities not exceeding the first Business Day preceding the next Transfer Date. In addition, the instruments should not have an "r" highlighter affixed to the rating and its terms should have a predetermined amount of principal due at maturity that cannot vary or change (Ratings on holding companies are not considered as the rating of the bank);

               (e) Commercial paper which is rated "F-1+" by Fitch and "A-1+" by S&P and maturities not exceeding the first Business Day preceding the next Transfer Date. In addition, the instruments should not have an "r" highlighter affixed to the rating and its terms should have a predetermined amount of principal due at maturity that cannot vary or change;

               (f) Investments in money market funds (i) rated within the two highest rating categories of Fitch and (ii) "AAAm" or "AAAm-G" by S&P;

               (g) With the prior written consent of Fitch and S&P, repurchase agreements with respect to securities of the type described in (a), (b) or (c) above, with (i) a registered broker/dealer rated by Fitch and S&P or approved in writing by Fitch and S&P and subject to the Securities Investors' Protection Issuer Liquidation Act in the event of insolvency to the full extent of such repurchase agreement, (ii) a primary dealer rated by Fitch and S&P reporting to and trading with the Federal Reserve Bank of New York, or (iii) any commercial bank, and in the case of clauses (i), (ii) and (iii), (x) whose unsecured long-term indebtedness is rated by Fitch and S&P and whose long-term or short-term indebtedness is rated "F-1+" or "AAA" by Fitch and "A-1+" or "AAA" by S&P (dependent upon whether the repurchase agreement is long-term or short-term, respectively) or better by Fitch, or (y) which in the case of clause
        (iii) is the lead bank of a parent bank holding company whose unsecured long-term indebtedness is rated "AAA" or better by Fitch and S&P, and in the case of either (x) or (y), having a combined capital, surplus and undivided profits of not less than $100 million and which repurchase agreement shall provide that:

                      (A) the  repurchase  obligation is  collateralized  by the securities themselves which shall be held by the Trustee (unless the Trustee is the purchaser under the repurchase agreement) or a third party which is a Federal Reserve Bank or a commercial bank with capital, surplus and undivided profits of not less than $50 million, and the Trustee shall have received written confirmation from such third party that it holds such securities;

                      (B) a perfected  security interest in favor of the Trustee in the securities has been created under the Uniform Commercial Code or pursuant to the book entry procedures described in 31 C.F.R. 306.1 et seq. or 31 C.F.R. 350.0 et seq., as amended, and any successor regulations thereto; and

                      (C) the securities on the date of execution of the repurchase agreement and upon weekly evaluation by the Trustee thereafter have a fair market value of at least 102% of the amount of the repurchase obligation, including both principal and interest;

               (h) With the prior written consent of Fitch and S&P, any investment agreement that has as a counterparty, an institution rated "F-1+" or "AAA" by Fitch and "A-1+" or "AAA" by S&P; and

               (i) The Investment Agreement and any other investment approved in advance in writing by each Rating Agency.

        "Issuer" shall mean Union Financial Services-1, Inc., a corporation organized and existing under the corporation laws of the State, and any successor to its functions.

         "Issuer's Counsel" shall mean Ballard Spahr Andrews & Ingersoll, Denver, Colorado.

        "Issuer Order" shall mean a written order signed in the name of the Issuer by an Authorized Officer.

        "Junior-Subordinate Interest Account" shall mean the Account by that name created within the Interest Fund by Section 5.01 of the Indenture and further described in the Indenture.

        "Junior-Subordinate Note Redemption Account" shall mean the Account by that name created within the Note Redemption Fund by the Indenture and further described in the Indenture.

        "Junior-Subordinate Notes" shall mean Offered Notes or Additional Notes, if any, subordinate to the Subordinate Notes, the principal of and interest on which is paid from the Junior-Subordinate Redemption Account of the Note Redemption Fund and the Junior-Subordinate Interest Account of the Interest Fund, respectively; provided, however, that any series of the Junior-Subordinate Notes need not necessarily be payable on a parity with all other series of the Junior-Subordinate Notes. Any Junior-Subordinate Notes shall be designated by Class "C," "D," "E" or lower alphabetic designation, the higher alphabetic designation ("C" being higher than "D") indicating the more senior series of the Junior-Subordinate Notes.

        "Letter of Representations" means the Letters of Representations among the Securities Depository, the Issuer and the Trustee.

        "Loan Account" shall mean the Account by that name created within the Student Loan Fund by the Indenture designated with respect to each Series and further described in the Indenture.

        "Maintenance and Operating Expenses" shall mean the expenses of the Issuer incurred in direct connection with the Program under the Indenture, including attorneys' fees, auditing fees, marketing fees, travel expenses of directors and officers, insurance, taxes, and such other reasonable and necessary expenses which may be incurred directly or indirectly in connection with the operation of the Program under the Indenture and in an annual amount not to exceed the estimated Maintenance and Operating Expenses described in Exhibit E-2 to the Indenture until April 1, 2002, unless otherwise approved by each Rating Agency, and on and after April 1, 2002, an annual amount not to exceed the estimated Maintenance and Operating Expenses described in a Cash Flow Certificate to be approved by each Rating Agency for a specified period approved by each Rating Agency, but such term shall not include servicing fees and expenses incurred under the Servicing Agreement or the Subservicing Agreement, as the case may be, the Trustee fees and expenses and the Calculation Agent fees and expenses incurred under the Indenture or the Custodian Agreement, the Auction Agent's fees and expenses incurred under the Auction Agent Agreement, any Broker-Dealer Fees and expenses incurred under a Broker-Dealer Agreement or the Rating Agency Fees and expenses incurred under the Indenture.

        "Maturity" shall mean, when used with respect to any Note, the date on which the principal thereof becomes due and payable as provided herein in the Indenture, whether at its Stated Maturity, by earlier redemption, by declaration of acceleration, or otherwise.

        "Net Losses" shall mean the aggregate principal amount of all Financed Eligible Loans which are over 540 days delinquent, less any recoveries of principal received with respect to such Financed Eligible Loans.

        "Note Counsel" shall mean Kutak Rock, or any other counsel of nationally recognized standing in the field of law relating to notes, selected by the Issuer and reasonably acceptable to the Trustee.

        "Note Redemption Fund" shall mean the Fund by that name created in the Indenture and further described in the Indenture, including the Senior Note Redemption Account, the Subordinate Note Redemption Account and the Junior-Subordinate Note Redemption Account created therein.

         "Notes" shall mean the Prior Notes, the Offered Notes and any Additional Notes.

        "Notice of Mandatory Exchange" shall mean the notice regarding the exchange of the Notes to be delivered by the Trustee pursuant to the Indenture.

        "Notification of Loan Approval" shall mean the written notification by the Guarantee Agency with respect to an Eligible Loan evidencing the Guarantee thereof by the Guarantee Agency.

        "Offered Notes" shall mean, with respect to any Series, the Taxable Student Loan Asset-Backed Notes being offered with respect thereto as specified in the related Prospectus Supplement.

        "Operating Fund" shall mean the fund by that name continued by and described in the Indenture and under "Security and Sources of Payment for the Notes."

        "Outstanding" shall mean, when used in connection with any Note, a Note which has been executed and delivered pursuant to the Indenture which at such time remains unpaid as to principal or interest, unless provision has been made for such payment pursuant to the Indenture, excluding Notes which have been replaced pursuant to the Indenture.

        "Ownership Interest" means, with respect to any Note, any ownership interest in such Note, including any interest in such Note as the Registered Owner thereof and any other interest therein, whether direct or indirect, legal or beneficial.

        "Participant" means a member of, or participant in, the Depository.

        "Person" shall mean an individual, corporation, partnership, joint venture, association, joint stock company, trust, unincorporated organization, or government or agency or political subdivision thereof.

        "PLUS Loan" or "Federal PLUS Loan" shall mean a Student Loan authorized under Section 428B of the Act.

        "President" shall mean the President of the Issuer.

         "Principal Office" shall mean the principal corporate trust office of the Trustee.

        "Prior Class A Notes" shall mean (i) the Issuer's Taxable Student Loan Asset-Backed Notes, Series 1996A Senior Auction Rate issued pursuant to the Indenture in the aggregate principal amount of $96,600,000 and consisting of $48,300,000 of Class 1996 A-1 Notes (Auction Rate Securities_ (ARS_)) and $48,300,000 of Class 1996 A-2 Notes (Auction Rate Securities_ (ARS_)), (ii) the Issuer's Taxable Student Loan Asset-Backed Notes, Series 1996B Senior Auction Rate issued pursuant to the Indenture in the aggregate principal amount of $128,000,000 and consisting of $73,700,000 of Class A-3 Notes (Auction Rate Securities_ (ARS_)) and $54,300,000 of Class A-4 Notes (Auction Rate Securities_ (ARS_)), and (iii) the Issuer's Taxable Student Loan Asset-Backed Notes, Series 1996C issued pursuant to the Indenture in the aggregate principal amount of $300,500,000 and consisting of $225,000,000 of Senior Treasury Rate Class A-5 Notes and $75,500,000 Senior Auction Rate Class A-6 Notes.

        "Prior Class B Notes" shall mean (i) the Issuer's Taxable Student Loan Asset-Backed Notes, Series 1996A, Class B Subordinate LIBOR Rate, issued pursuant to the Indenture in the aggregate principal amount of $11,100,000, (ii) the Issuer's Taxable Student Loan Asset-Backed Notes, Series 1996B, Class B-2 Subordinate LIBOR Rate, issued pursuant to the Indenture in the aggregate principal amount of $14,200,000 (iii) the Issuer's Taxable Student Loan Asset-Backed Notes, Series 1996C issued pursuant to the Indenture consisting of $15,600,000 Subordinate LIBOR Rate Class B-3 Notes, and (iv) the Issuer's Taxable Student Loan Asset-Backed Notes, Series 1997A issued pursuant to the Indenture and consisting of $30,800,000 Subordinate Class 1997B-4 LIBOR Rate Notes. The Class B and Class B-2 Notes were defeased on March 20, 1997, and are no longer Outstanding under the Indenture.

        "Private Notes" shall mean the Series 1996A Notes and the Series 1996B Notes.

        "Program" or "Purchase Program" shall mean the Issuer's Program for the purchase of Eligible Loans from Eligible Lenders in order to increase the supply of money available for new Student Loans, thereby assisting students in obtaining an education at an Eligible Institution.

        "Purchase Price" shall mean the purchase price for the Financed Eligible Loans described in the respective Student Loan Purchase Agreement.

        "Rating" shall mean one of the rating categories of Fitch, S&P or any other Rating Agency, provided Fitch, S&P or any other Rating Agency, as the case may be, is currently rating the Notes.

        "Rating Agency" shall mean, collectively, (a) Fitch and its successors and assigns, (b) S&P and its successors and assigns or (c) or any other Rating Agency requested by the Issuer to maintain a Rating on any of the Notes, but only to the extent such entity is at the time maintaining a Rating on the Notes.

        "Recycling Account" shall mean the Account by that name created within the Student Loan Fund by the Indenture designated with respect to each Series and further described in the Indenture.

        "Registered Owner" shall mean the Person in whose name a Note is registered on the Note registration books maintained by the Trustee or, if a
Note is registered in the name of a Securities Depository, any other Person with an Ownership Interest.

        "Regulations" shall mean the Regulations promulgated from time to time by the Secretary or the Guarantee Agency.

        "Reserve Fund" shall mean the Fund by that name created in the Indenture and further described in the Indenture and under "Security and Sources of Payment for the Notes."

        "Reserve Fund Requirement" shall mean at any time (a) the greater of an amount equal to 2% of the aggregate principal amount of the Notes then Outstanding or $750,000 plus (b) an amount, if any, required to be on deposit in the Reserve Fund with respect to any Additional Notes pursuant to the Supplemental Indenture authorizing the issuance of such Additional Notes.

        "Resolution" shall mean a resolution duly adopted by the Board.

        "Revenue" shall mean all principal and interest payments, proceeds, charges and other income received by the Trustee or the Issuer from or on account of any Financed Eligible Loan (including, but not limited to, scheduled, delinquent and advance payments of and any insurance proceeds with respect to, interest, including Interest Benefit Payments, on Financed Eligible Loans and any Special Allowance Payments received by the Issuer or the Trustee with respect to any Financed Eligible Loan) and investment income from all Funds and Accounts, and any proceeds from the sale or other disposition of such Financed Eligible Loans.

        "Revenue Fund" shall mean the Fund by that name created in the Indenture and further described in the Indenture and under "Security and Sources of Payment for the Notes."

        "S&P" shall mean Standard & Poor's Ratings Services, a Division of The McGraw-Hill Companies, Inc., its successors and assigns, and, for the purposes of the Auction Procedures, if such corporation shall be dissolved or liquidated or shall no longer perform the functions of a securities rating agency, "S&P" shall be deemed to relate to any other nationally recognized securities rating agency designated by the Issuer by notice to the Trustee, the Auction Agent and the Broker-Dealers; provided, however, that such notice shall not be effective unless accompanied by a consent of a majority of the Broker-Dealers.

        "Secretary" shall mean the Secretary of the United States Department of Education or any successor to the pertinent functions thereof, under the Higher Education Act or when the context so requires, the former Commissioner of Education of the United States Department of Health, Education and Welfare.

        "Securities Act" means the Securities Act of 1933, as amended.

        "Securities Depository" shall mean The Depository Trust Company and its successors and assigns or if, (i) the then Securities Depository resigns from its functions as depository of the Notes or (ii) the Issuer discontinues use of the Securities Depository pursuant to Section 2.01(d) of the Indenture, any other securities depository which agrees to follow the procedures required to be followed by a securities depository in connection with the Notes and which is selected by the Issuer with the consent of the Trustee.

        "Securities Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

        "Seller" shall mean an Eligible Lender from which the Issuer is purchasing or has purchased or agreed to purchase Eligible Loans pursuant to a Student Loan Purchase Agreement between the Issuer and such Eligible Lender; provided, however, that any Seller, other than Union Bank and Trust Company, shall be approved in writing by each Rating Agency.

        "Senior Note Redemption Account" shall mean the Account by that name created within the Note Redemption Fund by Section 5.01 of the Indenture and further described in the Indenture.

        "Senior Notes" shall mean the Prior Class A Notes and any Offered Notes or Additional Notes secured on a parity with the Prior Class A Notes, the principal of and interest on which is paid from the Senior Note Redemption Account of the Note Redemption Fund and the Senior Interest Account of the Interest Fund, respectively.

        "Senior Interest Account" shall mean the Account by that name created within the Interest Fund by the Indenture and further described in the Indenture and under "Security and Sources of Payment for the Notes."

        "Series 1996 Note Account" shall mean the Account by that name created within the Student Loan Fund by the Indenture and further described in the Indenture and under "Security and Sources of Payment for the Notes."

        "Series 1996A Notes" shall mean the Union Financial Services-1, Inc., Taxable Student Loan Asset-Backed Notes, Series 1996A issued pursuant to the Indenture in the aggregate principal amount of $107,700,000, consisting of the Class A-1 Notes, the Class A-2 Notes and the Class B Notes.

        "Series 1996B Notes" shall mean the Union Financial Services-1, Inc., Taxable Student Loan Asset-Backed Notes, Series 1996B issued pursuant to the Indenture in the aggregate principal amount of $142,200,000, consisting of the Class A Notes and the Class B-2 Notes with respect thereto. The Class B and Class B-2 Notes were defeased on March 20, 1997, and are no longer Outstanding under the Indenture.

        "Series 1996C Notes" means the Union Financial Services-1, Inc., Taxable Student Loan Asset-Backed Notes, Series 1996C issued pursuant to the Indenture in the aggregate principal amount of $316,100,000, consisting of Class A-5 Notes, Class A-6 Notes and Class B-3 Notes.

        "Series 1997A Notes" shall mean the Union Financial Services-1, Inc., Taxable Student Loan Asset-Backed Notes, Series 1997A issued pursuant to the Indenture in the aggregate principal amount $30,800,000, consisting of Class B-4 Notes.

        "Servicer" shall mean Union Bank and Trust Company, and any other servicer so long as the Issuer shall have received written confirmation from each Rating Agency that the designation of such entity as a "Servicer" under the Indenture will not, at the time of such designation, cause such Rating Agency to reduce or withdraw its Ratings then applicable to any of the Notes, and their respective successors and assigns.

        "Servicing Agreement" shall mean the Amended and Restated Servicing Agreement, dated as of June 19, 1996, as amended, between the Issuer and Union Bank and Trust Company and any other servicing agreement with any other Servicer relating to Financed Eligible Loans.

        "SLS Loan" or "Federal SLS Loan" shall mean a Student Loan authorized under Section 428A of the Act.

        "Special Allowance Payments" shall mean the special allowance payments authorized to be made by the Secretary by Section 438 of the Act, or similar allowances authorized from time to time by federal law or regulation.

        "Special Record Date" shall mean the date set forth in the Indenture on which any defaulted interest shall be paid to Noteholders.

        "State" shall mean the State of Nevada.

        "Stated Maturity" shall mean the date specified in the Notes as the fixed date on which principal of such Notes is due and payable.

        "Student Loan" shall mean a loan under the Higher Education Act to an Eligible Borrower for education at an Eligible Institution (or a loan to consolidate the same) authorized to be made or acquired by the Issuer pursuant to its articles of incorporation and the Loan Purchase Regulations and described in Section 144(b)(1)(A) of the Code.

        "Student Loan Fund" shall mean the Fund by that name created in the Indenture and further described in the Indenture, including each Loan Account and Recycling Account designated therein.

        "Student Loan Holding Fund" shall mean the Fund by that name created in the Indenture and further described in the Indenture and under "Security and Sources of Payment for the Notes."

        "Student Loan Purchase Agreement" shall mean, collectively, (a) that certain Loan Sale and Commitment Agreement dated as of March 1, 1996 between the Issuer and Union Bank and Trust Company, (b) that certain Loan Sale and Commitment Agreement dated as of June 19, 1996, between the Issuer and Union Bank and Trust Company and (c) any other loan purchase agreement, entered into between the Issuer and any Eligible Lender for the purchase of Eligible Loans in substantially the same form as said Loan Sale and Commitment Agreement, as determined by the Issuer and with an opinion of Note Counsel.

        "Subordinate Interest Account" shall mean the Account by that name created within the Interest Fund by the Indenture and further described in the Indenture and under "Security and Sources of Payment for the Notes."

        "Subordinate Note Redemption Account" shall mean the Account by that name created within the Note Redemption Fund by the Indenture and further described in the Indenture and under "Security and Sources of Payment for the Notes."

        "Subordinate Notes" shall mean the Prior Class B Notes and any Offered Notes or Additional Notes secured on a parity with the Prior Class B Notes, the principal of and interest on which is paid from the Subordinate Note Redemption Account of the Note Redemption Fund and the Subordinate Interest Account of the Interest Fund, respectively.

        "Subservicer" shall mean UNIPAC Service Corporation, a Nebraska corporation, InTuition, Inc., and any other subservicer so long as the Issuer shall have received written confirmation from each Rating Agency that the designation of such entity as a "Subservicer" hereunder will not, at the time of such designation, cause such Rating Agency to reduce or withdraw its Ratings then applicable to any of the Notes, and their respective successors and assigns.

        "Subservicing Agreement" shall mean the Servicing Agreement, dated as of January 1, 1995, as amended by the First Amendment to Servicing Agreement dated as of March 1, 1996 and the Second Amendment to Servicing Agreement dated as of June 19, 1996, each between the Servicer and the Subservicer and any other subservicing agreement with any other Subservicer relating to Financed Eligible Loans.

        "Supplemental Indenture" shall mean an agreement supplemental to the Indenture executed pursuant to the Indenture.

        "Transfer Date" shall mean each January 1 and July 1, commencing July 1, 1996.

        "Trustee" shall mean Zions First National Bank, acting in its capacity as Successor Trustee under the Indenture, or any successor trustee designated pursuant to the Indenture.

        "Unsubsidized Loan" or "Unsubsidized Stafford Loan" shall mean a Student Loan authorized under Section 428H of the Act.

        "Value" on any calculation date when required under the Indenture shall mean the value of the Trust Estate calculated by the Trustee as follows:

               (a) with respect to any Eligible Loan, the unpaid principal amount thereof plus any unamortized premiums, any accrued but unpaid interest, Interest Benefit Payments and Special Allowance Payments as set forth on the most recent Servicer's report or from the Issuer;

               (b) with respect to any funds on deposit in any commercial bank or as to any banker's acceptance or repurchase agreement or investment contract, the amount thereof plus accrued but unpaid interest;

               (c) with respect to any Investment Securities of an investment company, the net asset value price of the shares as reported by the investment company;

               (d) as to investments the bid and asked prices of which are published on a regular basis in The Wall Street Journal (or, if not there, then in The New York Times): (i) the average of the bid and asked prices for such investments so published on or most recently prior to such time of determination, but not in excess of the par amount of such investment plus accrued interest thereon or (ii) the bid price published by a nationally recognized pricing service; and

               (e) as to investments the bid and asked prices of which are not published on a regular basis in The Wall Street Journal or The New York
        Times: (i) the lower of the bid prices at such time of determination for such investments by any two nationally recognized government securities dealers (selected by the Issuer in its absolute discretion) at the time making a market in such investments or (ii) the bid price published by a nationally recognized pricing service.

                                   APPENDIX I

                        FORM OF MASTER PURCHASER'S LETTER

                      TO BE SUBMITTED TO YOUR BROKER-DEALER

                 Relating to Securities Involving Rate Settings
                        Through Auctions or Remarketings

To:     The Company
        Remarketing Agent
        The Trust Company
        A Broker-Dealer
        An Agent Member
        Other Persons

Dear Sirs:

        1. This letter is designed to apply to publicly or privately offered debt or equity securities ("Securities") of any issuer (the "Company") which are described in any final prospectus, private placement memorandum, offering circular or other offering materials relating to such Securities as the same may be amended or supplemented (collectively, with respect to the particular Securities concerned, the "Prospectus") and which involve periodic rate auctions ("Auctions") or remarketing procedures ("Remarketing"). This letter shall be for the benefit of the Company and of any trust company, auction agent, paying agent (collectively, "trust company"), remarketing agent, broker-dealer, agent member, securities depository or other interested person in connection with any Securities and related Auctions or Remarketings (it being understood that such persons may be required to execute specified agreements and nothing herein shall alter such requirements). The terminology used herein is intended to be general in its application and not to exclude any Securities in respect of which (in the Prospectus or otherwise) alternative terminology is used.

        2. We may from time to time offer to purchase, purchase, offer to sell and/or sell Securities of the Company as described in the Prospectus relating thereto. We agree that this letter shall apply to all such purchases, sales and offers and to Securities owned by us. We understand that the dividend/interest rate on Securities may be based from time to time on the results of Auctions or Remarketings as set forth in the Prospectus.

        3. We agree that any bid or sell order placed by us in an Auction or a Remarketing shall constitute an irrevocable offer (except as otherwise described in the Prospectus) by us to purchase or sell the Securities subject to such bid or sell order, or such lesser amount of Securities as we shall be required to sell or purchase as a result of such Auction or Remarketing, at the applicable price, all as set forth in the Prospectus, and that if we fail to place a bid or sell order with respect to Securities owned by us with a broker-dealer on any Auction or Remarketing date, or a broker-dealer to which we communicate a bid or sell order fails to submit such bid or sell order to the trust company or remarketing agent concerned, we shall be deemed to have placed a hold order with respect to such Securities as described in the Prospectus. We authorize any broker-dealer that submits a bid or sell order as our agent in Auctions or Remarketings to execute contracts for the sale of Securities covered by such bid or sell order. We recognize that the payment by such broker-dealer with respect to Securities purchased on our behalf shall not relieve us of any liability to such broker-dealer for payment for such Securities.

        4. We understand that in a Remarketing, the dividend or interest rate or rates on the Securities and the allocation of Securities tendered for sale between dividend or interest periods of different lengths will be based from time to time on the determinations of one or more remarketing agent(s), and we agree to be conclusively bound by such determinations. We further agree to the payment of different dividend or interest rates to different holders of Securities depending on the length of the dividend or interest period elected by such holders. We agree that any notice given by us to a remarketing agent (or to a broker-dealer for transmission to a remarketing agent) of our desire to tender Securities in a Remarketing shall constitute an irrevocable (except to the limited extent set forth in the Prospectus) offer by us to sell the Securities specified in such notice, or such lesser number of Securities as we shall be required to sell as a result of such Remarketing, in accordance with the terms set forth in the Prospectus, and we authorize the remarketing agent to sell, transfer or otherwise dispose of such Securities as set forth in the Prospectus.

        5. We agree that, during the applicable period as described in the Prospectus, dispositions of Securities can be made only in the denominations set forth in the Prospectus and we will sell, transfer or otherwise dispose of any Securities held by us from time to time only pursuant to a bid or sell order placed in an Auction, in a Remarketing, to or through a broker-dealer or, when permitted in the Prospectus, to a person that has signed and delivered to the applicable trust company or remarketing agent a letter substantially in the form of this letter (or other applicable purchaser's letter), provided that in the case of all transfers, other than pursuant to Auctions, the form of this letter (or other applicable purchaser's letter), provided that in the case of all transfers other than pursuant to Auctions or Remarketings we or our broker-dealer or our agent member shall advise such trust company or remarketing agent of such transfer. We understand that a restrictive legend will be placed on certificates representing the Securities and stop-transfer instructions will be issued to the transfer agent and/or registrar, all as set forth in the Prospectus.

        6. We agree that, during the applicable period as described in the Prospectus, ownership of Securities shall be represented by one or more global certificates registered in the name of the applicable securities depository or its nominee, that we will not be entitled to receive any certificate representing the Securities and that our ownership of any Securities will be maintained in book-entry form by the securities depository for the account of our agent member, which in turn will maintain records of our beneficial ownership. We authorize and instruct our agent member to disclose to the applicable trust company or remarketing agent such information concerning our beneficial ownership of Securities as such trust company shall request.

        7. We acknowledge that partial deliveries of Securities purchased in Auctions or Remarketings may be made to us and such deliveries shall constitute good delivery as set forth in the Prospectus.

        8. This letter is not a commitment by us to purchase any Securities.

        9. This letter supersedes any prior-dated version of this master purchaser's letter, and supplements any prior or postdated purchaser's letter specific to any particular Securities, and this letter may only be revoked by a signed writing delivered to the original recipients hereof.

        10. The descriptions of Auction or Remarketing Procedures set forth in each applicable Prospectus are incorporated by reference herein and in case of any conflict between this letter, any purchaser's letter specific to particular Securities and any such description, such description shall control.

        11. Any xerographic or other copy of this letter shall be deemed of equal effect as a signed original.

        12. In the case of each offer to purchase, purchase, offer to sell or sale by us of Securities not registered under the Securities Act of 1933, as amended (the "Securities Act"), we represent and agree as follows:

               (a) We understand and expressly acknowledge that the Securities have not been and will not be registered under the Securities Act and, accordingly, that the Securities may not be reoffered, resold or otherwise pledged, hypothecated or transferred unless an applicable exemption from the registration requirements of the Securities Act is available.

               (b) We hereby confirm that any purchase of Securities made by us will be for our own account, or for the account of one or more parties for which we are acting as trustee or agent with complete investment discretion and with authority to bind such parties, and not with a view to any public resale or distribution thereof. We and each other party for which we are acting which will acquire Securities will be "accredited investors" within the meaning of Regulation D under the Securities Act with respect to the Securities to be purchased by us or such party, as the case may be, will have previously invested in similar types of instruments and will be able and prepared to bear the economic risk of investing in and holding such Securities.

               (c) We acknowledge that prior to purchasing any Securities we have had access to such financial and other information as we deem necessary in connection with our decision to purchase Securities.

               (d)  We  recognize  that  the  Company  and   broker-dealers   or
        remarketing agents will rely upon the truth and accuracy of the foregoing investment representations and agreements, and we agree that each of our purchases of Securities now or in the future shall be deemed to constitute our concurrence in, and affirmation of, all of the foregoing, which shall be binding on us and each party for which we are acting as set forth in subparagraph (b) above.

Date:
                                         (Name of Institution, if applicable)

                                       By
                                  Print Name:
                                     Title:

                                            [Placement Agent] [Underwriter]
                                            Account Number

                                   APPENDIX II
                        GLOBAL CLEARANCE, SETTLEMENT AND
                          TAX DOCUMENTATION PROCEDURES

        Except in certain limited circumstances, the globally offered Notes (the "Global Securities") will be available only in book-entry form. Investors in the Global Securities may hold such Global Securities through any of The Depository Trust Company, Cedel Bank or Euroclear. The Global Securities will be tradeable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

        Secondary market trading between investors holding Global Securities through Cedel Bank and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional Eurobond practice (i.e., seven calendar day settlement).

        Secondary market trading between investors holding Global Securities through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations and prior Asset-Backed Certificates issues.

        Secondary, cross-market trading between Cedel Bank or Euroclear and DTC Participants holding Notes will be effected on a delivery-against-payment basis through the respective Depositaries of Cedel Bank and Euroclear (in such capacity) and as DTC Participants.

         Non-U.S. holders (as described below) of Global Securities will be subject to U.S. withholding taxes unless such holders meet certain requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

Initial Settlement

        All Global Securities will be held in book-entry form by DTC in the name of Cede & Co. as nominee of DTC Investors' interests in the Global Securities will be represented through financial institutions acting on their behalf of their participants through their respective Depositaries, which in turn will hold such positions in accounts as DTC Participants.

        Investors electing to hold their Global Securities through DTC will follow the settlement practices applicable to prior Asset-Backed Certificates issues. Investor securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

        Investors electing to hold their Global Securities through Cedel Bank or Euroclear accounts will follow the settlement procedures applicable to conventional Eurobonds, except that there will be no temporary global security and no "lock-up" or restricted period. Global Securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

Secondary Market Trading

        Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.

        Trading between DTC Participants. Secondary market trading between DTC Participants will be settled using the procedures applicable to prior Student Loan Asset-Backed Securities issues in same-day funds.

        Trading between Cedel Bank and/or Euroclear Participants. Secondary market trading between Cedel Bank Participants or Euroclear Participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.

        Trading between DTC Seller and Cedel Bank or Euroclear Purchaser. When Global Securities are to be transferred from the account of a DTC Participant to the account of a Cedel Bank Participant or a Euroclear Participant, the purchaser will send instructions to Cedel Bank or Euroclear through a Cedel Bank Participant or Euroclear Participant at least one business day prior to settlement. Cedel Bank or Euroclear will instruct the respective Depositary, as the case may be, to receive the Global Securities against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment date to and excluding the settlement date, on the basis of the actual number of days in such accrual period and a year assumed to consist of 360 days, or a 360-day year of twelve 30-day months, as applicable. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. Payment will then be made by the respective Depositary of the DTC Participant's account against delivery of the Global Securities. After settlement has been completed, the Global Securities will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the Cedel Bank Participant's or Euroclear Participant's account. The securities credit will appear the next day (European time) and the cash debt will be back-valued to, and the interest on the Global Securities will accrue from, the value date (which would be the preceding day when settlement occurred in New York.) If settlement is not completed on the intended value date (i.e., the trade fails), the Cedel Bank, or Euroclear cash debt will be valued instead as of the actual settlement date.

        Cedel Bank Participants and Euroclear Participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to preposition funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Cedel Bank or Euroclear. Under this approach, they may take on credit exposure to Cedel Bank or Euroclear until the Global Securities are credited to their accounts one day later.

        As an alternative, if Cedel Bank or Euroclear has extended a line of credit to them, Cedel Bank Participants or Euroclear Participants can elect not to preposition funds and allow that credit line to be drawn upon the finance settlement. Under this procedure, Cedel Bank Participants or Euroclear Participants purchasing Global Securities would incur overdraft charges for one day, assuming they cleared the overdraft when the Global Securities were credited to their accounts. However, interest on the Global Securities would accrue from the value date. Therefore, in many cases the investment income on the Global Securities earned during that one-day period may substantially reduce or offset the amount of such overdraft charges, although this result will depend on each Cedel Bank Participant's or Euroclear Participant's particular cost of funds.

        Since the settlement is taking place during New York business hours, DTC Participants can employ their usual procedures for sending Global Securities to the respective European Depositary for the benefit of Cedel Bank Participants or Euroclear Participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC Participants a cross-market transaction will settle no differently than a trade between two DTC Participants.

        Trading between Cedel Bank or Euroclear Seller and DTC Purchaser. Due to time zone differences in their favor, Cedel Bank Participants and Euroclear Participants may employ their customary procedures for transactions in which Global Securities are to be transferred the respective clearing system, through the respective Depositary, to a DTC Participant. The seller will send instructions to Cedel Bank or Euroclear through a Cedel Bank Participant or Euroclear Participant at least one business day prior to settlement. In these cases Cedel Bank or Euroclear will instruct the Depositary, as appropriate, to deliver the Global Securities to the DTC Participant's account against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment to and excluding the settlement date on the basis of the actual number of days in such accrual period and a year assumed to consist of 360 days, or a 360-day year of twelve 30-day months, as applicable. For transactions settling on the 31st of the month, payment will include interest accrued to an excluding the first day of the following month. The payment will then be reflected in the account of the Cedel Bank Participant or Euroclear Participant the following day, and receipt of the cash proceeds in the Cedel Bank Participant's or Euroclear Participant's account would be back-valued to the value date (which would be the preceding day, when settlement occurred in New York). Should the Cedel Bank Participant or Euroclear Participant have a line of credit with its respective clearing system and elect to be in debt in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft incurred over that one-day period. If settlement is not completed on the intended value date (i.e., the trade fails), receipt of the cash proceeds in the Cedel Bank Participant's or Euroclear Participant's account would instead be valued as of the actual settlement date.

        Finally, day traders that use Cedel Bank or Euroclear and that purchase Global Securities from DTC Participants for delivery to Cedel Bank Participants or Euroclear Participants should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem:

               (a) borrowing through Cedel Bank or Euroclear for one day (until the purchase side of the day trade is reflected in their Cedel Bank or Euroclear accounts) in accordance with the clearing system's customary procedures;

               (b) borrowing the Global Securities in the U.S. from a DTC Participant no later than one day prior to settlement, which would give the Global Securities sufficient time to be reflected in their Cedel Bank or Euroclear accounts in order to settle the sale side of the trade; or

               (c) staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC Participant is at least one day prior to the value date for the sale to the Cedel Bank Participant or Euroclear Participant.

Certain U.S. Federal Income Tax Documentation Requirements

        A beneficial owner of Global Securities holding securities through Cedel Bank, or Euroclear (or through DTC if the holder has an address outside the U.S.) will be subject to the 30% U.S. withholding tax that generally applies to payments of interest (including original issue discount) on registered debt issued by U.S. Persons, unless (i) each clearing system, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business in the chain of intermediaries between such beneficial owner and the U.S. entity required to withhold tax complies with applicable certification requirements and (ii) such beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate.

        Exemption for non-U.S. Persons (Form W-8). Beneficial owners of Global Securities that are non-U.S. Persons can obtain a complete exemption from the withholding tax by filing a signed Form W-8 (Certificate of Foreign Status). If the information shown on Form W-8 changes, a new Form W-8 must be filed within 30 days of such change.

        Exemption for non-U.S.  Persons with effectively  connected income (Form
4224). A non-U.S. Person including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States, can obtain an exemption from the withholding tax by filing Form 4224 (Exemption from Withholding of Tax on Income Effectively Connected with the Conduct of a Trade or Business in the United States).

        Exemption or reduced rate for non-U.S. Persons resident in treaty countries. (Form 1001). Non-U.S. Persons that are Note Owners residing in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate (depending on the treaty terms) by filing Form 1001 (Ownership, Exemption or Reduced Rate Certificate). If the treaty provides only for a reduced rate, withholding tax will be imposed at that rate unless the filer alternatively files Form W-8. Form 1001 may be filed by the Note Owners or his agent.

         Exemption for U.S. Persons (Form W-9). U.S. Persons can obtain a complete exemption from the withholding tax by filing Form W-9 (Payer's Request for Taxpayer Identification Number and Certification).

        U.S. Federal Income Tax Reporting Procedure. The Note Owner of a Global Security or, in the case of a Form 1001 or a Form 4224 filer, his agent, files by submitting the appropriate form to the person through whom it holds (the clearing agency, in the case of persons holding directly on the books of the clearing agency). Form W-8 and Form 1001 are effective for three calendar years and Form 4224 is effective for one calendar year.

        The term "U.S. Person" means (i) a citizen or resident of the United States, (ii) a corporation or partnership, or other entity taxable as such, organized in or under the laws of the United States or any political subdivision thereof, (iii) an estate the income of which is includible in gross income for United States tax purposes, regardless of its source or (iv) a trust other than a "Foreign Trust," as defined in Section 7701(a)(31) of the Code. This summary does not deal with all aspects of U.S. Federal income tax withholding that may be relevant to foreign holders of the Global Securities. Investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the Global Securities as well as the application of recently issued Treasury regulations relating to tax documentation requirements that are generally effective with respect to payments made after December 31, 1998.

                        Union Financial Services-1, Inc.
                                     Issuer

                                  $278,700,000
                        Taxable Student Loan Asset-Backed
                         Auction Rate Certificate Notes
                                   Series 1999




                              PROSPECTUS SUPPLEMENT



                            PaineWebber Incorporated
                              Salomon Smith Barney
                                J.P. Morgan & Co.
                               Merrill Lynch & Co.
                                  Underwriters


                                  June 17, 1999

        You should rely only on the information contained in or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with different information.

        We are not offering notes in any state where the offer is not permitted.

        We represent the accuracy of the information in this prospectus supplement and prospectus only as of the dates of their respective covers.


        Until September 15, 1999, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus supplement and prospectus. This is in addition to the dealer's obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.